EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Archive, LLC. The offering statement was originally filed by RSE Archive, LLC on August 13, 2019 and has been amended by RSE Archive, LLC on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on October 11, 2019.

Different series of RSE Archive, LLC have already been offered or have been qualified but not yet launched as of the date hereof, by RSE Archive, LLC under the offering statement, as amended and qualified. Each such series of RSE Archive, LLC will continue to be offered and sold by RSE Archive, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional series of RSE Archive, LLC and to amend, update and/or replace certain information contained in the Offering Circular. The series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional series being added to the offering statement by means of this post-qualification amendment, are outlined in the “Master Series Table” contained in the section titled “Interests in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 19 amends the Post-Qualification Offering Circular No. 18 of RSE Archive LLC, dated February 10, 2021 as qualified on February 23, 2021, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 19

SUBJECT TO COMPLETION; DATED MARCH 16, 2021

RSE ARCHIVE, LLC

250 LAFAYETTE STREET, 2nd FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Archive, LLC (the “Company,” “RSE Archive,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #52MANTLE	Per Unit	$132.00		$132.00
	Total Minimum	$105,600		$105,600
	Total Maximum	$132,000		$132,000

Series #71MAYS	Per Unit	$28.50		$28.50
	Total Minimum	$45,600		$45,600
	Total Maximum	$57,000		$57,000

Series #RLEXPEPSI	Per Unit	$8.90		$8.90
	Total Minimum	$14,240		$14,240
	Total Maximum	$17,800		$17,800

Series #10COBB	Per Unit	$39.00		$39.00
	Total Minimum	$31,200		$31,200
	Total Maximum	$39,000		$39,000

Series #POTTER	Per Unit	$24.00	$24.00
	Total Minimum	$57,600	$57,600
	Total Maximum	$72,000	$72,000

Series #TWOCITIES	Per Unit	$72.50	$72.50
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #FROST	Per Unit	$67.50	$67.50
	Total Minimum	$10,800	$10,800
	Total Maximum	$13,500	$13,500

Series #BIRKINBLEU	Per Unit	$58.00	$58.00
	Total Minimum	$46,400	$46,400
	Total Maximum	$58,000	$58,000

Series #SMURF	Per Unit	$17.25	$17.25
	Total Minimum	$27,600	$27,600
	Total Maximum	$34,500	$34,500

Series #70RLEX	Per Unit	$20.00	$20.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #EINSTEIN	Per Unit	$7.25	$7.25
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #HONUS	Per Unit	$52.00	$52.00
	Total Minimum	$416,000	$416,000
	Total Maximum	$520,000	$520,000

Series #75ALI	Per Unit	$46.00	$46.00
	Total Minimum	$36,800	$36,800

	Total Maximum	$46,000	$46,000

Series #71ALI	Per Unit	$15.50	$15.50
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #APROAK	Per Unit	$75.00	$75.00
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #88JORDAN	Per Unit	$11.00	$11.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BIRKINBOR	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #33RUTH	Per Unit	$38.50	$38.50
	Total Minimum	$61,600	$61,600
	Total Maximum	$77,000	$77,000

Series #SPIDER1	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BATMAN3	Per Unit	$78.00	$78.00
	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #ROOSEVELT	Per Unit	$19.50	$19.50
	Total Minimum	$15,600	$15,600
	Total Maximum	$19,500	$19,500

Series #ULYSSES	Per Unit	$51.00	$51.00
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #56MANTLE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #AGHOWL	Per Unit	$38.00	$38.00
	Total Minimum	$15,200	$15,200
	Total Maximum	$19,000	$19,000

Series #98JORDAN	Per Unit	$64.00	$64.00
	Total Minimum	$102,400	$102,400
	Total Maximum	$128,000	$128,000

Series #18ZION	Per Unit	$30.00	$30.00
	Total Minimum	$12,000	$12,000
	Total Maximum	$15,000	$15,000

Series #SNOOPY	Per Unit	$12.75	$12.75
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #APOLLO11	Per Unit	$32.00	$32.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #24RUTHBAT	Per Unit	$85.00	$85.00
	Total Minimum	$204,000	$204,000
	Total Maximum	$255,000	$255,000

Series #YOKO	Per Unit	$80.00	$80.00
	Total Minimum	$12,800	$12,800
	Total Maximum	$16,000	$16,000

Series #86JORDAN	Per Unit	$40.00	$40.00
	Total Minimum	$32,000	$32,000
	Total Maximum	$40,000	$40,000

Series #RUTHBALL1	Per Unit	$14.50	$14.50
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #HULK1	Per Unit	$44.50	$44.50
	Total Minimum	$71,200	$71,200
	Total Maximum	$89,000	$89,000

Series #HIMALAYA	Per Unit	$70.00	$70.00
	Total Minimum	$112,000	$112,000
	Total Maximum	$140,000	$140,000

Series #55CLEMENTE	Per Unit	$38.00	$38.00
	Total Minimum	$30,400	$30,400
	Total Maximum	$38,000	$38,000

Series #38DIMAGGIO	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BOND1	Per Unit	$39.00	$39.00
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #LOTR	Per Unit	$29.00	$29.00

	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #CATCHER	Per Unit	$25.00	$25.00
	Total Minimum	$10,000	$10,000
	Total Maximum	$12,500	$12,500

Series #SUPER21	Per Unit	$1.00	$1.00
	Total Minimum	$6,800	$6,800
	Total Maximum	$8,500	$8,500

Series #BATMAN1	Per Unit	$71.00	$71.00
	Total Minimum	$56,800	$56,800
	Total Maximum	$71,000	$71,000

Series #GMTBLACK1	Per Unit	$28.00	$28.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #BIRKINTAN	Per Unit	$28.00	$28.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #61JFK	Per Unit	$11.50	$11.50
	Total Minimum	$18,400	$18,400
	Total Maximum	$23,000	$23,000

Series #50JACKIE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #POKEMON1	Per Unit	$25.00	$25.00

	Total Minimum	$100,000	$100,000
	Total Maximum	$125,000	$125,000

Series #LINCOLN	Per Unit	$20.00	$20.00
	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #STARWARS1	Per Unit	$1.00	$1.00
	Total Minimum	$9,600	$9,600
	Total Maximum	$12,000	$12,000

Series #56TEDWILL	Per Unit	$45.00	$45.00
	Total Minimum	$72,000	$72,000
	Total Maximum	$90,000	$90,000

Series #68MAYS	Per Unit	$19.50	$19.50
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #TMNT1	Per Unit	$65.00	$65.00
	Total Minimum	$52,000	$52,000
	Total Maximum	$65,000	$65,000

Series #CAPTAIN3	Per Unit	$37.00	$37.00
	Total Minimum	$29,600	$29,600
	Total Maximum	$37,000	$37,000

Series #51MANTLE	Per Unit	$17.00	$17.00
	Total Minimum	$27,200	$27,200
	Total Maximum	$34,000	$34,000

Series #CHURCHILL	Per Unit	$1.00	$1.00
	Total Minimum	$6,000	$6,000

	Total Maximum	$7,500	$7,500

Series #SHKSPR4	Per Unit	$115.00	$115.00
	Total Minimum	$92,000	$92,000
	Total Maximum	$115,000	$115,000

Series #03KOBE	Per Unit	$8.00	$8.00
	Total Minimum	$40,000	$40,000
	Total Maximum	$50,000	$50,000

Series #03LEBRON	Per Unit	$17.00	$17.00
	Total Minimum	$27,200	$27,200
	Total Maximum	$34,000	$34,000

Series #03JORDAN	Per Unit	$20.50	$20.50
	Total Minimum	$32,800	$32,800
	Total Maximum	$41,000	$41,000

Series #39TEDWILL	Per Unit	$5.00	$5.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #94JETER	Per Unit	$45.00	$45.00
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #2020TOPPS	Per Unit	$10.00	$10.00
	Total Minimum	$80,000	$80,000
	Total Maximum	$100,000	$100,000

Series #FANFOUR1	Per Unit	$52.50	$52.50
	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

Series #86RICE	Per Unit	$1.00	$1.00
	Total Minimum	$18,400	$18,400
	Total Maximum	$23,000	$23,000

Series #DAREDEV1	Per Unit	$1.00	$1.00
	Total Minimum	$9,200	$9,200
	Total Maximum	$11,500	$11,500

Series #85MARIO	Per Unit	$50.00	$50.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #TOS39	Per Unit	$45.00	$45.00
	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #05LATOUR	Per Unit	$9.80	$9.80
	Total Minimum	$7,840	$7,840
	Total Maximum	$9,800	$9,800

Series #16SCREAG	Per Unit	$39.00	$39.00
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #14DRC	Per Unit	$54.00	$54.00
	Total Minimum	$43,200	$43,200
	Total Maximum	$54,000	$54,000

Series #57MANTLE	Per Unit	$1.00	$1.00
	Total Minimum	$6,400	$6,400
	Total Maximum	$8,000	$8,000

Series #FAUBOURG	Per Unit	$75.00	$75.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #SOBLACK	Per Unit	$56.00	$56.00
	Total Minimum	$44,800	$44,800
	Total Maximum	$56,000	$56,000

Series #GATSBY	Per Unit	$50.00	$50.00
	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #93DAYTONA	Per Unit	$21.00	$21.00
	Total Minimum	$33,600	$33,600
	Total Maximum	$42,000	$42,000

Series #09TROUT	Per Unit	$20.00	$20.00
	Total Minimum	$180,000	$180,000
	Total Maximum	$225,000	$225,000

Series #57STARR	Per Unit	$1.00	$1.00
	Total Minimum	$6,400	$6,400
	Total Maximum	$8,000	$8,000

Series #AF15	Per Unit	$25.00	$25.00
	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #03KOBE2	Per Unit	$4.00	$4.00
	Total Minimum	$18,400	$18,400
	Total Maximum	$23,000	$23,000

Series #JOBSMAC	Per Unit	$10.00	$10.00

	Total Minimum	$40,000	$40,000
	Total Maximum	$50,000	$50,000

Series #16PETRUS	Per Unit	$5.00	$5.00
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #ALICE	Per Unit	$1.00	$1.00
	Total Minimum	$9,600	$9,600
	Total Maximum	$12,000	$12,000

Series #SPIDER10	Per Unit	$5.00	$5.00
	Total Minimum	$16,800	$16,800
	Total Maximum	$21,000	$21,000

Series #62MANTLE	Per Unit	$25.00	$25.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #BATMAN6	Per Unit	$13.50	$13.50
	Total Minimum	$21,600	$21,600
	Total Maximum	$27,000	$27,000

Series #CLEMENTE2	Per Unit	$35.00	$35.00
	Total Minimum	$56,000	$56,000
	Total Maximum	$70,000	$70,000

Series #79STELLA	Per Unit	$5.00	$5.00
	Total Minimum	$55,200	$55,200
	Total Maximum	$69,000	$69,000

Series #TKAM	Per Unit	$16.00	$16.00
	Total Minimum	$25,600	$25,600

	Total Maximum	$32,000	$32,000

Series #SUPER14	Per Unit	$25.00	$25.00
	Total Minimum	$104,000	$104,000
	Total Maximum	$130,000	$130,000

Series #DIMAGGIO2	Per Unit	$10.50	$10.50
	Total Minimum	$16,800	$16,800
	Total Maximum	$21,000	$21,000

Series #13BEAUX	Per Unit	$5.00	$5.00
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #88MARIO	Per Unit	$15.00	$15.00
	Total Minimum	$24,000	$24,000
	Total Maximum	$30,000	$30,000

Series #ANMLFARM	Per Unit	$10.00	$10.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #NASA1	Per Unit	$30.00	$30.00
	Total Minimum	$240,000	$240,000
	Total Maximum	$300,000	$300,000

Series #00BRADY	Per Unit	$12.00	$12.00
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #85NES	Per Unit	$4.00	$4.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #04LEBRON	Per Unit	$10.00	$10.00
	Total Minimum	$40,000	$40,000
	Total Maximum	$50,000	$50,000

Series #85JORDAN	Per Unit	$25.00	$25.00
	Total Minimum	$200,000	$200,000
	Total Maximum	$250,000	$250,000

Series #69KAREEM	Per Unit	$11.00	$11.00
	Total Minimum	$22,000	$22,000
	Total Maximum	$27,500	$27,500

Series #59JFK	Per Unit	$13.00	$13.00
	Total Minimum	$20,800	$20,800
	Total Maximum	$26,000	$26,000

Series #JUSTICE1	Per Unit	$43.00	$43.00
	Total Minimum	$172,000	$172,000
	Total Maximum	$215,000	$215,000

Series #GRAPES	Per Unit	$19.50	$19.50
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #GOLDENEYE	Per Unit	$5.00	$5.00
	Total Minimum	$20,000	$20,000
	Total Maximum	$25,000	$25,000

Series #03LEBRON2	Per Unit	$20.00	$20.00
	Total Minimum	$80,000	$80,000
	Total Maximum	$100,000	$100,000

Series #34GEHRIG	Per Unit	$7.00	$7.00
	Total Minimum	$28,000	$28,000
	Total Maximum	$35,000	$35,000

Series #98KANGA	Per Unit	$8.00	$8.00
	Total Minimum	$136,000	$136,000
	Total Maximum	$170,000	$170,000

Series #06BRM	Per Unit	$10.00	$10.00
	Total Minimum	$14,800	$14,800
	Total Maximum	$18,500	$18,500

Series #MOONSHOE	Per Unit	$10.00	$10.00
	Total Minimum	$144,000	$144,000
	Total Maximum	$180,000	$180,000

Series #DUNE	Per Unit	$13.25	$13.25
	Total Minimum	$10,600	$10,600
	Total Maximum	$13,250	$13,250

Series #86FLEER	Per Unit	$10.00	$10.00
	Total Minimum	$132,000	$132,000
	Total Maximum	$165,000	$165,000

Series #58PELE2	Per Unit	$5.00	$5.00
	Total Minimum	$21,200	$21,200
	Total Maximum	$26,500	$26,500

Series #WILDGUN	Per Unit	$7.00	$7.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #18LAMAR	Per Unit	$8.00	$8.00

	Total Minimum	$49,600	$49,600
	Total Maximum	$62,000	$62,000

Series #03TACHE	Per Unit	$5.00	$5.00
	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #AVENGE57	Per Unit	$1.00	$1.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #99TMB2	Per Unit	$6.00	$6.00
	Total Minimum	$48,000	$48,000
	Total Maximum	$60,000	$60,000

Series #AVENGERS1	Per Unit	$54.00	$54.00
	Total Minimum	$216,000	$216,000
	Total Maximum	$270,000	$270,000

Series #13GIANNIS	Per Unit	$5.00	$5.00
	Total Minimum	$20,000	$20,000
	Total Maximum	$25,000	$25,000

Series #04MESSI	Per Unit	$5.00	$5.00
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #PUNCHOUT	Per Unit	$9.00	$9.00
	Total Minimum	$72,000	$72,000
	Total Maximum	$90,000	$90,000

Series #BULLSRING	Per Unit	$10.00	$10.00

	Total Minimum	$240,000	$240,000
	Total Maximum	$300,000	$300,000

Series #70AARON	Per Unit	$3.00	$3.00
	Total Minimum	$14,400	$14,400
	Total Maximum	$18,000	$18,000

Series #96CHARZRD	Per Unit	$10.00	$10.00
	Total Minimum	$52,000	$52,000
	Total Maximum	$65,000	$65,000

Series #ICECLIMB	Per Unit	$8.00	$8.00
	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #01TIGER	Per Unit	$10.00	$10.00
	Total Minimum	$14,800	$14,800
	Total Maximum	$18,500	$18,500

Series #JUNGLEBOX	Per Unit	$5.00	$5.00
	Total Minimum	$27,600	$27,600
	Total Maximum	$34,500	$34,500

Series #51HOWE	Per Unit	$9.00	$9.00
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #09COBB	Per Unit	$4.00	$4.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #96JORDAN2	Per Unit	$5.00	$5.00
	Total Minimum	$43,200	$43,200

	Total Maximum	$54,000	$54,000

Series #THOR	Per Unit	$20.00	$20.00
	Total Minimum	$172,000	$172,000
	Total Maximum	$215,000	$215,000

Series #FOSSILBOX	Per Unit	$5.00	$5.00
	Total Minimum	$16,800	$16,800
	Total Maximum	$21,000	$21,000

Series #59FLASH	Per Unit	$6.50	$6.50
	Total Minimum	$52,000	$52,000
	Total Maximum	$65,000	$65,000

Series #POKEBLUE	Per Unit	$10.00	$10.00
	Total Minimum	$19,200	$19,200
	Total Maximum	$24,000	$24,000

Series #DOMINOS	Per Unit	$5.50	$5.50
	Total Minimum	$8,800	$8,800
	Total Maximum	$11,000	$11,000

Series #PICNIC	Per Unit	$27.00	$27.00
	Total Minimum	$43,200	$43,200
	Total Maximum	$54,000	$54,000

Series #98GTA	Per Unit	$5.00	$5.00
	Total Minimum	$12,600	$12,600
	Total Maximum	$15,750	$15,750

Series #58PELE	Per Unit	$10.00	$10.00
	Total Minimum	$252,000	$252,000
	Total Maximum	$315,000	$315,000

Series #09CURRY	Per Unit	$10.00	$10.00
	Total Minimum	$20,000	$20,000
	Total Maximum	$25,000	$25,000

Series #84JORDAN	Per Unit	$25.00	$25.00
	Total Minimum	$300,000	$300,000
	Total Maximum	$375,000	$375,000

Series #09BEAUX	Per Unit	$5.00	$5.00
	Total Minimum	$27,200	$27,200
	Total Maximum	$34,000	$34,000

Series #KEROUAC	Per Unit	$20.00	$20.00
	Total Minimum	$78,400	$78,400
	Total Maximum	$98,000	$98,000

Series #96JORDAN	Per Unit	$4.00	$4.00
	Total Minimum	$38,400	$38,400
	Total Maximum	$48,000	$48,000

Series #FEDERAL	Per Unit	$15.00	$15.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #62BOND	Per Unit	$6.00	$6.00
	Total Minimum	$74,400	$74,400
	Total Maximum	$93,000	$93,000

Series #71TOPPS	Per Unit	$4.00	$4.00
	Total Minimum	$54,400	$54,400
	Total Maximum	$68,000	$68,000

Series #DEATON	Per Unit	$25.00	$25.00

	Total Minimum	$228,000	$228,000
	Total Maximum	$285,000	$285,000

Series #98ZELDA	Per Unit	$4.70	$4.70
	Total Minimum	$18,800	$18,800
	Total Maximum	$23,500	$23,500

Series #03JORDAN2	Per Unit	$4.20	$4.20
	Total Minimum	$33,600	$33,600
	Total Maximum	$42,000	$42,000

Series #WOLVERINE	Per Unit	$9.50	$9.50
	Total Minimum	$38,000	$38,000
	Total Maximum	$47,500	$47,500

Series #91JORDAN	Per Unit	$7.00	$7.00
	Total Minimum	$56,000	$56,000
	Total Maximum	$70,000	$70,000

Series #79GRETZKY	Per Unit	$40.00	$40.00
	Total Minimum	$640,000	$640,000
	Total Maximum	$800,000	$800,000

Series #17DUJAC	Per Unit	$8.00	$8.00
	Total Minimum	$20,800	$20,800
	Total Maximum	$26,000	$26,000

Series #FAUBOURG2	Per Unit	$15.00	$15.00
	Total Minimum	$132,000	$132,000
	Total Maximum	$165,000	$165,000

Series #TORNEK	Per Unit	$5.00	$5.00

	Total Minimum	$132,000	$132,000
	Total Maximum	$165,000	$165,000

Series #48JACKIE	Per Unit	$20.00	$20.00
	Total Minimum	$300,000	$300,000
	Total Maximum	$375,000	$375,000

Series #VANHALEN	Per Unit	$12.40	$12.40
	Total Minimum	$49,600	$49,600
	Total Maximum	$62,000	$62,000

Series #03LEBRON3	Per Unit	$23.00	$23.00
	Total Minimum	$184,000	$184,000
	Total Maximum	$230,000	$230,000

Series #14KOBE	Per Unit	$8.00	$8.00
	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #94JORDAN	Per Unit	$8.50	$8.50
	Total Minimum	$68,000	$68,000
	Total Maximum	$85,000	$85,000

Series #OPEECHEE	Per Unit	$30.00	$30.00
	Total Minimum	$240,000	$240,000
	Total Maximum	$300,000	$300,000

Series #MOSASAUR	Per Unit	$5.00	$5.00
	Total Minimum	$24,000	$24,000
	Total Maximum	$30,000	$30,000

Series #92JORDAN	Per Unit	$6.00	$6.00

	Total Minimum	$33,600	$33,600
	Total Maximum	$42,000	$42,000

Series #59BOND	Per Unit	$8.00	$8.00
	Total Minimum	$65,600	$65,600
	Total Maximum	$82,000	$82,000

Series #17MAHOMES	Per Unit	$12.00	$12.00
	Total Minimum	$240,000	$240,000
	Total Maximum	$300,000	$300,000

Series #09TROUT2	Per Unit	$5.00	$5.00
	Total Minimum	$44,800	$44,800
	Total Maximum	$56,000	$56,000

Series #86DK3	Per Unit	$10.00	$10.00
	Total Minimum	$34,800	$34,800
	Total Maximum	$43,500	$43,500

Series #95TOPSUN	Per Unit	$6.00	$6.00
	Total Minimum	$48,000	$48,000
	Total Maximum	$60,000	$60,000

Series #FANFOUR5	Per Unit	$8.00	$8.00
	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #16KOBE	Per Unit	$8.00	$8.00
	Total Minimum	$640,000	$640,000
	Total Maximum	$800,000	$800,000

Series #85MJPROMO	Per Unit	$8.00	$8.00
	Total Minimum	$22,400	$22,400

	Total Maximum	$28,000	$28,000

Series #76PAYTON	Per Unit	$6.50	$6.50
	Total Minimum	$52,000	$52,000
	Total Maximum	$65,000	$65,000

Series #37HEISMAN	Per Unit	$46.00	$46.00
	Total Minimum	$368,000	$368,000
	Total Maximum	$460,000	$460,000

Series #APEOD	Per Unit	$62.00	$62.00
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #15PTKWT	Per Unit	$108.00	$108.00
	Total Minimum	$86,400	$86,400
	Total Maximum	$108,000	$108,000

Series #AMZFNT15	Per Unit	$65.00	$65.00
	Total Minimum	$26,000	$26,000
	Total Maximum	$32,500	$32,500

Series #HALONFR	Per Unit	$27.00	$27.00
	Total Minimum	$21,600	$21,600
	Total Maximum	$27,000	$27,000

Series #09RBLEROY	Per Unit	$25.00	$25.00
	Total Minimum	$86,000	$86,000
	Total Maximum	$107,500	$107,500

Series #00MOUTON	Per Unit	$13.50	$13.50
	Total Minimum	$21,600	$21,600

	Total Maximum	$27,000	$27,000

Series #11BELAIR	Per Unit	$11.00	$11.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #00NEWMAN	Per Unit	$5.00	$5.00
	Total Minimum	$12,400	$12,400
	Total Maximum	$15,500	$15,500

Series #13MUSIGNY	Per Unit	$20.00	$20.00
	Total Minimum	$196,000	$196,000
	Total Maximum	$245,000	$245,000

Series #NEWTON	Per Unit	$10.00	$10.00
	Total Minimum	$240,000	$240,000
	Total Maximum	$300,000	$300,000

Series #XMEN1	Per Unit	$20.00	$20.00
	Total Minimum	$192,000	$192,000
	Total Maximum	$240,000	$240,000

Series #14CARR	Per Unit	$5.00	$5.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #APPLE1	Per Unit	$25.00	$25.00
	Total Minimum	$660,000	$660,000
	Total Maximum	$825,000	$825,000

Series #CONGRESS	Per Unit	$24.00	$24.00
	Total Minimum	$96,000	$96,000
	Total Maximum	$120,000	$120,000

Series #1776	Per Unit	$25.00	$25.00
	Total Minimum	$1,600,000	$1,600,000
	Total Maximum	$2,000,000	$2,000,000

Series #BROSGRIMM	Per Unit	$27.00	$27.00
	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #66ORR	Per Unit	$8.00	$8.00
	Total Minimum	$74,240	$74,240
	Total Maximum	$92,800	$92,800

Series #MARADONA	Per Unit	$7.00	$7.00
	Total Minimum	$11,200	$11,200
	Total Maximum	$14,000	$14,000

Series #85JORDAN2	Per Unit	$14.00	$14.00
	Total Minimum	$224,000	$224,000
	Total Maximum	$280,000	$280,000

Series #05MJLJ	Per Unit	$4.00	$4.00
	Total Minimum	$65,600	$65,600
	Total Maximum	$82,000	$82,000

Series #18LUKA	Per Unit	$5.00	$5.00
	Total Minimum	$21,200	$21,200
	Total Maximum	$26,500	$26,500

Series #81MONTANA	Per Unit	$7.00	$7.00
	Total Minimum	$56,000	$56,000
	Total Maximum	$70,000	$70,000

Series #60MANTLE	Per Unit	$20.00	$20.00
	Total Minimum	$680,000	$680,000
	Total Maximum	$850,000	$850,000

Series #DIMAGGIO3	Per Unit	$20.00	$20.00
	Total Minimum	$360,000	$360,000
	Total Maximum	$450,000	$450,000

Series #NICKLAUS1	Per Unit	$10.00	$10.00
	Total Minimum	$32,000	$32,000
	Total Maximum	$40,000	$40,000

Series #58PELE3	Per Unit	$20.00	$20.00
	Total Minimum	$180,000	$180,000
	Total Maximum	$225,000	$225,000

Series #09CURRY2	Per Unit	$25.00	$25.00
	Total Minimum	$420,000	$420,000
	Total Maximum	$525,000	$525,000

Series #96KOBE	Per Unit	$11.00	$11.00
	Total Minimum	$61,600	$61,600
	Total Maximum	$77,000	$77,000

Series #68RYAN	Per Unit	$7.00	$7.00
	Total Minimum	$56,000	$56,000
	Total Maximum	$70,000	$70,000

Series #ROCKETBOX	Per Unit	$6.00	$6.00
	Total Minimum	$22,800	$22,800
	Total Maximum	$28,500	$28,500

Series #99CHARZRD	Per Unit	$10.00	$10.00

	Total Minimum	$280,000	$280,000
	Total Maximum	$350,000	$350,000

Series #POKEDEMO	Per Unit	$7.50	$7.50
	Total Minimum	$24,000	$24,000
	Total Maximum	$30,000	$30,000

Series #POKELUGIA	Per Unit	$11.00	$11.00
	Total Minimum	$88,000	$88,000
	Total Maximum	$110,000	$110,000

Series #POKEMON2	Per Unit	$10.00	$10.00
	Total Minimum	$332,000	$332,000
	Total Maximum	$415,000	$415,000

Series #NEOBOX	Per Unit	$4.50	$4.50
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #GYMBOX	Per Unit	$6.00	$6.00
	Total Minimum	$14,400	$14,400
	Total Maximum	$18,000	$18,000

Series #POKEYELOW	Per Unit	$5.00	$5.00
	Total Minimum	$44,000	$44,000
	Total Maximum	$55,000	$55,000

Series #WZRDOFOZ	Per Unit	$15.00	$15.00
	Total Minimum	$72,000	$72,000
	Total Maximum	$90,000	$90,000

Series #HUCKFINN	Per Unit	$11.00	$11.00

	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #HGWELLS	Per Unit	$6.20	$6.20
	Total Minimum	$37,200	$37,200
	Total Maximum	$46,500	$46,500

Series #MARX	Per Unit	$15.00	$15.00
	Total Minimum	$96,000	$96,000
	Total Maximum	$120,000	$120,000

Series #WALDEN	Per Unit	$10.25	$10.25
	Total Minimum	$16,400	$16,400
	Total Maximum	$20,500	$20,500

Series #RIVIERA	Per Unit	$5.00	$5.00
	Total Minimum	$24,000	$24,000
	Total Maximum	$30,000	$30,000

Series #85LEMIEUX	Per Unit	$5.00	$5.00
	Total Minimum	$70,000	$70,000
	Total Maximum	$87,500	$87,500

Series #80TOPPS	Per Unit	$10.00	$10.00
	Total Minimum	$62,000	$62,000
	Total Maximum	$77,500	$77,500

Series #TOPPSTRIO	Per Unit	$9.00	$9.00
	Total Minimum	$72,000	$72,000
	Total Maximum	$90,000	$90,000

Series #03LEBRON4	Per Unit	$10.00	$10.00
	Total Minimum	$232,000	$232,000

	Total Maximum	$290,000	$290,000

Series #87JORDAN	Per Unit	$5.00	$5.00
	Total Minimum	$40,000	$40,000
	Total Maximum	$50,000	$50,000

Series #98JORDAN2	Per Unit	$20.00	$20.00
	Total Minimum	$264,000	$264,000
	Total Maximum	$330,000	$330,000

Series #07DURANT	Per Unit	$13.00	$13.00
	Total Minimum	$104,000	$104,000
	Total Maximum	$130,000	$130,000

Series #GRIFFEYJR	Per Unit	$7.00	$7.00
	Total Minimum	$28,000	$28,000
	Total Maximum	$35,000	$35,000

Series #HENDERSON	Per Unit	$10.00	$10.00
	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #08LEBRON	Per Unit	$5.00	$5.00
	Total Minimum	$140,000	$140,000
	Total Maximum	$175,000	$175,000

Series #03LEBRON5	Per Unit	$10.50	$10.50
	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

Series #49ROYCAMP	Per Unit	$7.00	$7.00
	Total Minimum	$56,000	$56,000

	Total Maximum	$70,000	$70,000

Series #65NAMATH	Per Unit	$15.00	$15.00
	Total Minimum	$180,000	$180,000
	Total Maximum	$225,000	$225,000

Series #80ALI	Per Unit	$7.50	$7.50
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #85ERVING	Per Unit	$4.50	$4.50
	Total Minimum	$36,000	$36,000
	Total Maximum	$45,000	$45,000

Series #56AARON	Per Unit	$5.00	$5.00
	Total Minimum	$40,000	$40,000
	Total Maximum	$50,000	$50,000

Series #67CAREW	Per Unit	$10.00	$10.00
	Total Minimum	$172,000	$172,000
	Total Maximum	$215,000	$215,000

Series #LJKOBE	Per Unit	$10.00	$10.00
	Total Minimum	$144,000	$144,000
	Total Maximum	$180,000	$180,000

Series #61MANTLE	Per Unit	$25.00	$25.00
	Total Minimum	$340,000	$340,000
	Total Maximum	$425,000	$425,000

Series #47JACKIE	Per Unit	$20.00	$20.00
	Total Minimum	$320,000	$320,000

	Total Maximum	$400,000	$400,000

Series #60ALI	Per Unit	$10.00	$10.00
	Total Minimum	$188,000	$188,000
	Total Maximum	$235,000	$235,000

Series #AC23	Per Unit	$7.00	$7.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #BATMAN2	Per Unit	$10.00	$10.00
	Total Minimum	$68,000	$68,000
	Total Maximum	$85,000	$85,000

Series #FLASH123	Per Unit	$8.00	$8.00
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #POKEMON3	Per Unit	$120.00	$120.00
	Total Minimum	$480,000	$480,000
	Total Maximum	$600,000	$600,000

Series #POKERED	Per Unit	$4.00	$4.00
	Total Minimum	$32,000	$32,000
	Total Maximum	$40,000	$40,000

Series #SMB3	Per Unit	$5.00	$5.00
	Total Minimum	$20,000	$20,000
	Total Maximum	$25,000	$25,000

Series #01HALO	Per Unit	$6.80	$6.80
	Total Minimum	$13,600	$13,600

	Total Maximum	$17,000	$17,000

Series #SLASH	Per Unit	$5.00	$5.00
	Total Minimum	$52,000	$52,000
	Total Maximum	$65,000	$65,000

Series #SANTANA	Per Unit	$5.00	$5.00
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #AJONES	Per Unit	$10.00	$10.00
	Total Minimum	$76,000	$76,000
	Total Maximum	$95,000	$95,000

Series #IOMMI	Per Unit	$10.00	$10.00
	Total Minimum	$52,000	$52,000
	Total Maximum	$65,000	$65,000

Series #MEGALODON	Per Unit	$20.00	$20.00
	Total Minimum	$480,000	$480,000
	Total Maximum	$600,000	$600,000

Series #GWLOTTO	Per Unit	$14.00	$14.00
	Total Minimum	$28,000	$28,000
	Total Maximum	$35,000	$35,000

(1) Dalmore Group, LLC (the “BOR”) will be acting as a broker of record and entitled to a Brokerage Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” for additional information. For all offerings of the Company which closed or launch prior to the agreement with the Custodian, signed on January 7 , 2020, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” for additional information.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Master Series Table” in the “Interests In Series Covered By This Amendment” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests (as defined below) will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series”.  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings”.  See “Description of the Interests Offered” for additional information regarding the Interests.

The Company is managed by RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member entity owned by RSE Markets, Inc. (“RSE Markets”).

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia, collectible items and alcohol, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Interests In Series Covered By This Amendment” section may be referred to herein, collectively, as the “Underlying Assets”. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

RSE Markets will serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

This Offering Circular describes each individual Series found in the “Interests In Series Covered By This Amendment” section.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Asset Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTIONPAGE

EXPLANATORY NOTE1

INCORPORATION BY REFERENCE OF OFFERING CIRCULAR4

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS6

INTERESTS IN SERIES COVERED BY THIS AMENDMENT8

OFFERING SUMMARY33

RISK FACTORS40

POTENTIAL CONFLICTS OF INTEREST59

DILUTION63

USE OF PROCEEDS – SERIES #HUCKFINN64

DESCRIPTION OF SERIES ADVENTURES OF HUCKLEBERRY FINN66

USE OF PROCEEDS – SERIES #HGWELLS69

DESCRIPTION OF SERIES THE TIME MACHINE71

USE OF PROCEEDS – SERIES #MARX73

DESCRIPTION OF SERIES DAS KAPITAL75

USE OF PROCEEDS – SERIES #WALDEN78

DESCRIPTION OF SERIES WALDEN80

USE OF PROCEEDS – SERIES #RIVIERA83

DESCRIPTION OF SERIES ROLEX 1601 RIVIERA85

USE OF PROCEEDS – SERIES #85LEMIEUX87

DESCRIPTION OF SERIES 1985 O-PEE-CHEE MARIO LEMIEUX ROOKIE CARD89

USE OF PROCEEDS – SERIES #80TOPPS92

DESCRIPTION OF SERIES 1980 TOPPS BASKETBALL WAX BOX94

USE OF PROCEEDS – SERIES #TOPPSTRIO96

DESCRIPTION OF SERIES 1980 TOPPS SCORING LEADER CARD98

USE OF PROCEEDS – SERIES #03LEBRON4100

DESCRIPTION OF SERIES 2003 LEBRON JAMES SCRIPTED SWATCHES ROOKIE CARD102

USE OF PROCEEDS – SERIES #87JORDAN104

DESCRIPTION OF SERIES 1987 FLEER MICHAEL JORDAN CARD106

USE OF PROCEEDS – SERIES #98JORDAN2108

DESCRIPTION OF SERIES 1998 UPPER DECK MICHAEL JORDAN JERSEY CARD110

USE OF PROCEEDS – SERIES #07DURANT112

DESCRIPTION OF SERIES 2007 TOPPS KEVIN DURANT ROOKIE CARD114

USE OF PROCEEDS – SERIES #GRIFFEYJR116

DESCRIPTION OF SERIES 1989 UPPER DECK KEN GRIFFEY JR. ROOKIE CARD118

USE OF PROCEEDS – SERIES #HENDERSON120

DESCRIPTION OF SERIES 1980 TOPPS RICKEY HENDERSON ROOKIE CARD122

USE OF PROCEEDS – SERIES #08LEBRON124

DESCRIPTION OF SERIES 2008 PMG GREEN LEBRON JAMES CARD126

USE OF PROCEEDS – SERIES #03LEBRON5128

DESCRIPTION OF SERIES 2003 TOPPS BLACK REFRACTOR LEBRON JAMES ROOKIE CARD130

USE OF PROCEEDS – SERIES #49ROYCAMP132

DESCRIPTION OF SERIES 1949 BOWMAN ROY CAMPANELLA ROOKIE CARD134

USE OF PROCEEDS – SERIES #65NAMATH136

DESCRIPTION OF SERIES 1965 TOPPS JOE NAMATH ROOKIE CARD138

USE OF PROCEEDS – SERIES #80ALI140

DESCRIPTION OF SERIES 1980 MUHAMMAD ALI SPARRING GLOVES142

USE OF PROCEEDS – SERIES #85ERVING144

DESCRIPTION OF SERIES 1985 JULIUS ERVING JERSEY146

USE OF PROCEEDS – SERIES #56AARON148

DESCRIPTION OF SERIES 1956 TOPPS HANK AARON CARD150

USE OF PROCEEDS – SERIES #67CAREW152

DESCRIPTION OF SERIES 1967 TOPPS ROD CAREW ROOKIE CARD154

USE OF PROCEEDS – SERIES #LJKOBE156

DESCRIPTION OF SERIES 2002 LEBRON JAMES HIGH SCHOOL SNEAKERS158

USE OF PROCEEDS – SERIES #61MANTLE160

DESCRIPTION OF SERIES 1961 TOPPS DICE MICKEY MANTLE CARD162

USE OF PROCEEDS – SERIES #47JACKIE164

DESCRIPTION OF SERIES 1947 JACKIE ROBINSON NEWS PHOTO166

USE OF PROCEEDS – SERIES #60ALI168

DESCRIPTION OF SERIES 1960 MUHAMMAD ALI ROOKIE CARD170

USE OF PROCEEDS – SERIES #AC23172

DESCRIPTION OF SERIES 1940 ACTION COMICS #23174

USE OF PROCEEDS – SERIES #BATMAN2176

DESCRIPTION OF SERIES 1940 BATMAN #2178

USE OF PROCEEDS – SERIES #FLASH123180

DESCRIPTION OF SERIES 1961 THE FLASH #123182

USE OF PROCEEDS – SERIES #POKEMON3184

DESCRIPTION OF SERIES 1999 POKéMON COMPLETE 1ST EDITION186

USE OF PROCEEDS – SERIES #POKERED189

DESCRIPTION OF SERIES 1998 GAME BOY POKéMON RED VIDEO GAME191

USE OF PROCEEDS – SERIES #SMB3193

DESCRIPTION OF SERIES 1990 NES SUPER MARIO BROS. 3 VIDEO GAME195

USE OF PROCEEDS – SERIES #01HALO197

DESCRIPTION OF SERIES 2001 XBOX HALO: COMBAT EVOLVED VIDEO GAME199

USE OF PROCEEDS – SERIES #SLASH201

DESCRIPTION OF SERIES SLASH GUITAR203

USE OF PROCEEDS – SERIES #SANTANA205

DESCRIPTION OF SERIES CARLOS SANTANA GUITAR207

USE OF PROCEEDS – SERIES #AJONES209

DESCRIPTION OF SERIES 2020 GIBSON ADAM JONES SILVERBURST LES PAUL GUITAR211

USE OF PROCEEDS – SERIES #IOMMI213

DESCRIPTION OF SERIES 2019 GIBSON TONY IOMMI “MONKEY SG” GUITAR215

USE OF PROCEEDS – SERIES #MEGALODON218

DESCRIPTION OF SERIES MEGALODON JAW220

USE OF PROCEEDS – SERIES #GWLOTTO222

DESCRIPTION OF SERIES 1768 GEORGE WASHINGTON LOTTERY TICKET224

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION227

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE255

DESCRIPTION OF THE BUSINESS265

MANAGEMENT277

COMPENSATION285

PRINCIPAL INTEREST HOLDERS286

DESCRIPTION OF INTERESTS OFFERED290

MATERIAL UNITED STATES TAX CONSIDERATIONS297

WHERE TO FIND ADDITIONAL INFORMATION299

RSE ARCHIVE, LLC FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

INCORPORATION BY REFERENCE OF OFFERING CIRCULAR

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-11057) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Supplement No. 1 Dated February 26, 2021 to the Post-Qualification Offering Circular Amendment No. 18 Dated February 11, with respect to Series #09CURRY2 and #NICKLAUS.

2.Part II of the Post-Qualification Amendment to Offering Circular No. 18 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 18

3.Supplement No. 1 Dated January 12, 2021 to the Post-Qualification Offering Circular Amendment No. 17 Dated December 31, 2020, with respect to Series #98GTA, #WOLVERINE, and #59BOND.

4.Part II of the Post-Qualification Amendment to Offering Circular No. 17 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 17

5.Part II of the Post-Qualification Amendment to Offering Circular No. 16 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 16

6.Part II of the Post-Qualification Amendment to Offering Circular No. 15 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 15

7.Supplement No. 1 Dated November 6, 2020 to the Post-Qualification Offering Circular Amendment No. 14 Dated October 14, 2020, with respect to Series #00BRADY.

8.Part II of the Post-Qualification Amendment to Offering Circular No. 14 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 14

9.Supplement No. 1 Dated October 5, 2020 to the Post-Qualification Offering Circular Amendment No. 11 Dated September 28, 2020, with respect to Series #03KOBE2.

10.Part II of the Post-Qualification Amendment to Offering Circular No. 10 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 10

11.Supplement No. 1 Dated August 31, 2020 to the Post-Qualification Offering Circular Amendment No. 9 Dated August 7, 2020, with respect to Series #16PETRUS.

12.Part II of the Post-Qualification Amendment to Offering Circular No. 9 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 9

13.Part II of the Post-Qualification Amendment to Offering Circular No.8 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 8

14.Part II of the Post-Qualification Amendment to Offering Circular No.7 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 7

15.Part II of the Post-Qualification Amendment to Offering Circular No.6 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 6

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each Series of the Company and the Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager can guarantee future performance, or that future developments affecting the Company, the Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained in this Offering Circular is accurate only as of the date of this document, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

INTERESTS IN SERIES COVERED BY THIS AMENDMENT

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

Series / Series Name	Qualification Date	Underlying Asset	Agreement Type	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (4)
#52MANTLE / Series Mickey Mantle Card	10/11/2019	1952 Topps #311 Mickey Mantle Card	Purchase Option Agreement	Closed	10/18/2019	10/25/2019	$132.00	1,000	$132,000 (3)	$3,090	1/5/2021
#71MAYS / Series Willie Mays Jersey	10/11/2019	1971 Willie Mays Jersey	Purchase Option Agreement	Closed	10/25/2019	10/31/2019	$28.50	2,000	$57,000 (3)	$1,830	1/21/2021
#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	10/11/2019	Rolex GMT Master II 126710BLRO	Purchase Agreement	Closed	11/1/2019	11/6/2019	$8.90	2,000	$17,800 (3)	$22	1/21/2021
#10COBB / Series E98 Ty Cobb	10/11/2019	1910 E98 Ty Cobb Card	Purchase Option Agreement	Closed	11/8/2019	11/14/2019	$39.00	1,000	$39,000 (3)	$1,510	1/19/2021
#POTTER / Series Harry Potter	10/11/2019	1997 First Edition Harry Potter	Purchase Agreement	Closed	11/15/2019	11/21/2019	$24.00	3,000	$72,000 (3)	($510)	1/28/2021
#TWOCITIES / Series A Tale of Two Cities	10/11/2019	First Edition A Tale of Two Cities	Purchase Option Agreement	Closed	11/15/2019	11/21/2019	$72.50	200	$14,500 (3)	$55	1/21/2021
#FROST / Series A Boy’s Will	10/11/2019	First Edition A Boy's Will	Purchase Option Agreement	Closed	11/15/2019	11/21/2019	$67.50	200	$13,500 (3)	$865	2/4/2021
#BIRKINBLEU / Series Hermès Birkin Bag	11/1/2019	Bleu Saphir Lizard Hermès Birkin	Upfront Purchase	Closed	11/22/2019	11/27/2019	$58.00	1,000	$58,000 (3)	$170	1/28/2021
#SMURF / Series Rolex Submariner "Smurf"	11/1/2019	Rolex Submariner Date "Smurf" Ref. 116619LB	Upfront Purchase	Closed	11/22/2019	11/27/2019	$17.25	2,000	$34,500 (3)	$2,905	2/9/2021
#70RLEX / Series Rolex Beta 21	10/11/2019	1970 Rolex Ref. 5100 Beta 21	Purchase Agreement	Closed	11/29/2019	12/6/2019	$20.00	1,000	$20,000 (3)	$50	2/11/2021
#EINSTEIN / Series Philosopher-Scientist	10/11/2019	First Edition of Philosopher-Scientist	Purchase Option Agreement	Closed	12/6/2019	12/13/2019	$7.25	2,000	$14,500 (3)	$855	2/18/2021

#HONUS / Series T206 Honus Wagner Card	11/27/2019	1909-1911 T206 Honus Wagner Card	Purchase Option Agreement	Closed	12/11/2019	12/26/2019	$52.00	10,000	$520,000 (3)	$5,572	2/11/2021
#75ALI / Series Ali-Wepner Fight Boots	11/1/2019	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	Purchase Agreement	Closed	12/19/2019	12/29/2019	$46.00	1,000	$46,000 (3)	($10)	2/16/2021
#71ALI / Series “Fight of The Century” Contract	10/11/2019	1971 “Fight of the Century” Contract	Purchase Option Agreement	Sold - $40,000 Acquisition Offer Accepted on 02/07/2020	12/16/2019	12/30/2019	$15.50	2,000	$31,000 (3)	$1,090	2/6/2020
#APROAK / Series Audemars Piguet A-Series	11/1/2019	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	Upfront Purchase	Closed	12/6/2019	1/2/2020	$75.00	1,000	$75,000 (3)	($63)	3/2/2021
#88JORDAN / Series Michael Jordan 1988 Sneakers	11/1/2019	1988 Michael Jordan Nike Air Jordan III Sneakers	Purchase Agreement	Closed	1/19/2020	1/27/2020	$11.00	2,000	$22,000 (3)	$230	2/25/2021
#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	12/18/2019	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	Purchase Option Agreement	Closed	2/13/2020	2/20/2020	$26.25	2,000	$52,500 (3)	$225	2/18/2021
#33RUTH / Series 1933 Goudey Babe Ruth Card	12/18/2019	1933 Goudey #144 Babe Ruth Card	Upfront Purchase	Closed	2/20/2020	2/26/2020	$38.50	2,000	$77,000 (3)	$603	3/2/2021
#SPIDER1 / Series 1963 Amazing Spider-Man #1	12/18/2019	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	Purchase Option Agreement	Closed	2/28/2020	3/4/2020	$22.00	1,000	$22,000 (3)	$230	3/2/2021
#BATMAN3 / Series 1940 Batman #3	12/18/2019	1940 D.C. Comics Batman #3 CGC NM 9.4	Purchase Option Agreement	Closed	2/28/2020	3/4/2020	$78.00	1,000	$78,000 (3)	$585	1/5/2021
#ROOSEVELT / Series African Game Trails	10/11/2019	First Edition African Game Trails	Purchase Option Agreement	Closed	3/6/2020	3/10/2020	$19.50	1,000	$19,500 (3)	$1,008	2/25/2021

#ULYSSES / Series Ulysses	10/11/2019	1935 First Edition Ulysses	Purchase Option Agreement	Closed	3/6/2020	3/10/2020	$51.00	500	$25,500 (3)	$695	3/9/2021
#56MANTLE / Series 1956 Topps Mickey Mantle Card	12/18/2019	1956 Topps #135 Mickey Mantle Card	Upfront Purchase	Closed	1/3/2020	3/11/2020	$1.00	10,000	$10,000 (3)	($650)	2/23/2021
#AGHOWL / Series Howl and Other Poems	10/11/2019	First Edition Howl and Other Poems	Purchase Option Agreement	Closed	3/6/2020	3/11/2020	$38.00	500	$19,000 (3)	$810	1/19/2021
#98JORDAN / Series Michael Jordan Jersey	10/11/2019	1998 Michael Jordan Jersey	Purchase Option Agreement	Sold - $165,000 Acquisition Offer Accepted on 05/08/2020	3/9/2020	3/22/2020	$64.00	2,000	$128,000 (3)	$4,160	5/14/2020
#18ZION / Series Zion Williamson 2018 Sneakers	11/1/2019	2018 Zion Williamson Adidas James Harden Sneakers	Upfront Purchase	Closed	3/27/2020	4/2/2020	$30.00	500	$15,000 (3)	$200	1/14/2021
#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	11/27/2019	2015 Omega Speedmaster Moonwatch	Upfront Purchase	Closed	4/2/2020	4/7/2020	$12.75	2,000	$25,500 (3)	($55)	2/18/2021
#APOLLO11 / Series New York Times Apollo 11	11/1/2019	Apollo 11 Crew-Signed New York Times Cover	Upfront Purchase	Closed	4/8/2020	4/19/2020	$32.00	1,000	$32,000 (3)	$130	2/2/2021
#24RUTHBAT / Series 1924 Babe Ruth Bat	12/18/2019	1924 George "Babe" Ruth Professional Model Bat	Purchase Agreement	Closed	4/10/2020	5/3/2020	$85.00	3,000	$255,000 (3)	($513)	2/16/2021
#YOKO / Series Grapefruit	10/11/2019	First Edition Grapefruit	Purchase Option Agreement	Closed	4/29/2020	5/11/2020	$80.00	200	$16,000 (3)	$840	2/23/2021
#86JORDAN / Series 1986 Fleer Michael Jordan Card	4/30/2020	1986 Fleer #57 Michael Jordan Card	Upfront Purchase	Sold - $80,000 Acquisition Offer Accepted on 06/01/2020	5/6/2020	5/13/2020	$40.00	1,000	$40,000 (3)	$600	6/1/2020

#RUTHBALL1 / Series 1934-39 Babe Ruth Ball	4/30/2020	1934-39 Official American League Babe Ruth Single Signed Baseball	Purchase Agreement	Closed	5/8/2020	5/24/2020	$14.50	2,000	$29,000 (3)	$510	2/25/2021
#HULK1 / Series 1962 The Incredible Hulk #1	4/30/2020	1962 The Incredible Hulk #1 CGC VF 8.0	Purchase Agreement	Closed	5/12/2020	5/24/2020	$44.50	2,000	$89,000 (3)	$143	2/23/2021
#HIMALAYA / Series Hermès Himalaya Birkin Bag	12/18/2019	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	Purchase Option Agreement	Closed	5/19/2020	5/27/2020	$70.00	2,000	$140,000 (3)	$6,300	3/2/2021
#55CLEMENTE / Series 1955 Topps Roberto Clemente Card	4/30/2020	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	Purchase Agreement	Closed	5/28/2020	6/4/2020	$38.00	1,000	$38,000 (3)	$520	3/4/2021
#38DIMAGGIO / Series 1938 Goudey Joe DiMaggio Card	4/30/2020	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	Purchase Agreement	Closed	5/28/2020	6/4/2020	$22.00	1,000	$22,000 (3)	$680	3/9/2021
#BOND1 / Series Casino Royale	4/30/2020	1953 First Edition, First Issue Casino Royale	Upfront Purchase	Closed	6/4/2020	6/12/2020	$39.00	1,000	$39,000 (3)	$510	1/12/2021
#LOTR / Series The Lord of the Rings Trilogy	4/30/2020	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	Upfront Purchase	Closed	6/4/2020	6/12/2020	$29.00	1,000	$29,000 (3)	$10	3/4/2021
#CATCHER / Series The Catcher in the Rye	4/30/2020	1951 First Edition, First Issue The Catcher in the Rye	Upfront Purchase	Closed	6/4/2020	6/12/2020	$25.00	500	$12,500 (3)	$25	1/14/2021
#SUPER21 / Series Superman #21	4/30/2020	1943 Superman #21 CGC VF/NM 9.0 comic book	Purchase Option Agreement	Closed	5/7/2020	6/17/2020	$1.00	8,500	$8,500 (3)	$615	1/5/2021
#BATMAN1 / Series 1940 Batman #1	4/30/2020	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	Purchase Agreement	Closed	6/11/2020	6/18/2020	$71.00	1,000	$71,000 (3)	$658	1/12/2021
#GMTBLACK1 / Series Rolex GMT-Master ref. 16758	4/30/2020	Rolex 18k Yellow Gold GMT-Master ref. 16758	Upfront Purchase	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520	1/14/2021

#BIRKINTAN / Series Hermès Tangerine Ostrich Birkin Bag	4/30/2020	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	Purchase Option Agreement	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520	1/19/2021
#61JFK / Series Inaugural Addresses	6/8/2020	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States	Purchase Agreement	Closed	6/27/2020	7/7/2020	$11.50	2,000	$23,000 (3)	$5,520	1/26/2021
#50JACKIE / Series 1950 Jackie Robinson Card	4/30/2020	1950 Bowman #22 Jackie Robinson Card	Upfront Purchase	Sold - $13,000 Acquisition Offer Accepted on 10/07/2020	6/10/2020	7/8/2020	$1.00	10,000	$10,000 (3)	$100	10/13/2020
#POKEMON1 / Series 1999 Pokémon First Edition Set	4/30/2020	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	Upfront Purchase	Closed	6/23/2020	7/8/2020	$25.00	5,000	$125,000 (3)	$4,213	2/16/2021
#LINCOLN / Series 1864 Abraham Lincoln Photo	6/8/2020	1864 Signed, Vignetted Portrait of Abraham Lincoln	Purchase Agreement	Closed	7/1/2020	7/9/2020	$20.00	4,000	$80,000 (3)	$13,900	1/26/2021
#STARWARS1 / Series Star Wars #1	6/8/2020	1977 Star Wars #1 CGC VF/NM 9.0 comic book	Purchase Agreement	Closed	7/1/2020	7/14/2020	$1.00	12,000	$12,000 (3)	$980	1/28/2021
#56TEDWILL / Series 1956 Ted Williams Jersey	6/8/2020	1956 Ted Williams Game-Worn Red Sox Home Jersey	Purchase Agreement	Closed	7/16/2020	7/26/2020	$45.00	2,000	$90,000 (3)	$7,825	1/26/2021
#68MAYS / Series 1968 Willie Mays Bat	6/8/2020	1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat	Purchase Agreement	Closed	7/17/2020	7/26/2020	$19.50	2,000	$39,000 (3)	$5,510	1/28/2021
#TMNT1 / Series Teenage Mutant Ninja Turtles #1	6/8/2020	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book	Purchase Option Agreement	Closed	7/23/2020	7/30/2020	$65.00	1,000	$65,000 (3)	$3,720	2/2/2021
#CAPTAIN3 / Series Captain America #3	4/30/2020	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	Purchase Option Agreement	Closed	7/23/2020	7/30/2020	$37.00	1,000	$37,000 (3)	$464	2/11/2021

#51MANTLE / Series 1951 Bowman Mickey Mantle Card	6/8/2020	1951 Bowman #253 Mickey Mantle Card	Purchase Agreement	Closed	7/16/2020	7/30/2020	$17.00	2,000	$34,000 (3)	$3,060	2/4/2021
#CHURCHILL / Series Second World War	4/30/2020	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	Upfront Purchase	Closed	7/7/2020	8/6/2020	$1.00	7,500	$7,500 (3)	$25	2/9/2021
#SHKSPR4 / Series 1685 Shakespeare Fourth Folio	4/30/2020	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	Purchase Agreement	Closed	7/30/2020	8/6/2020	$115.00	1,000	$115,000 (3)	$7,282	2/9/2021
#03KOBE / Series 2003-04 UD Kobe Bryant Card	7/20/2020	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	Purchase Agreement	Closed	8/2/2020	8/16/2020	$8.00	6,250	$50,000 (3)	$4,400	2/11/2021
#03LEBRON / Series 2003-04 UD LeBron James Card	7/20/2020	2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card	Purchase Agreement	Closed	8/5/2020	8/16/2020	$17.00	2,000	$34,000 (3)	$7,560	2/23/2021
#03JORDAN / Series 2003-04 UD Michael Jordan Card	7/20/2020	2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card	Purchase Agreement	Closed	8/6/2020	8/16/2020	$20.50	2,000	$41,000 (3)	$6,490	2/2/2021
#39TEDWILL / Series 1939 Play Ball Ted Williams Card	7/20/2020	1939 Gum Inc. Play Ball #92 Ted Williams Rookie Card	Purchase Agreement	Closed	8/13/2020	8/24/2020	$5.00	5,600	$28,000 (3)	($1,130)	2/19/2021
#94JETER / Series 1994 Derek Jeter Jersey	7/20/2020	1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey	Purchase Agreement	Closed	8/9/2020	8/24/2020	$45.00	1,000	$45,000 (3)	$4,450	2/4/2021
#2020TOPPS / Series 2020 Topps Complete Set	7/20/2020	Ten (10) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards	Purchase Option Agreement	Closed	8/13/2020	8/25/2020	$10.00	10,000	$100,000 (3)	$100	3/2/2021
#FANFOUR1 / Series 1961 Fantastic Four #1	4/30/2020	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	Purchase Option Agreement	Closed	8/23/2020	9/2/2020	$52.50	2,000	$105,000 (3)	$2,563	2/18/2021

#86RICE / Series 1986 Topps Jerry Rice Card	7/20/2020	1986 Topps #161 Jerry Rice Rookie Card	Purchase Agreement	Closed	7/28/2020	9/15/2020	$1.00	23,000	$23,000 (3)	$1,670	3/2/2021
#DAREDEV1 / Series Daredevil #1	6/8/2020	1964 Daredevil #1 CGC VF/NM 9.0 comic book	Purchase Agreement	Closed	7/28/2020	9/15/2020	$1.00	11,500	$11,500 (3)	$985	3/4/2021
#85MARIO / Series 1985 Super Mario Bros.	6/8/2020	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+	Purchase Option Agreement	Closed	8/16/2020	9/15/2020	$50.00	3,000	$150,000 (3)	$6,775	2/25/2021
#TOS39 / Series Tales of Suspense #39	7/20/2020	1963 Tales of Suspense #39 CGC NM 9.4 comic book	Purchase Agreement	Closed	8/27/2020	9/15/2020	$45.00	3,000	$135,000 (3)	$12,038	2/25/2021
#05LATOUR / Series 2005 Château Latour	7/20/2020	One case of twelve (12) 75cl bottles of 2005 Château Latour	Purchase Agreement	Closed	9/3/2020	9/15/2020	$9.80	1,000	$9,800 (3)	$1,161	2/25/2021
#16SCREAG / 2016 Screaming Eagle	7/20/2020	Four cases of three (3) 75cl bottles of 2016 Screaming Eagle	Purchase Agreement	Closed	9/3/2020	9/15/2020	$39.00	1,000	$39,000 (3)	$5,566	3/2/2021
#14DRC / Series 2014 Domaine de la Romanée-Conti	7/20/2020	One case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti	Purchase Agreement	Closed	9/3/2020	9/15/2020	$54.00	1,000	$54,000 (3)	$6,380	3/4/2021
#57MANTLE / Series 1957 Topps Mickey Mantle Card	7/20/2020	1957 Topps #95 Mickey Mantle Card	Purchase Agreement	Closed	9/6/2020	9/21/2020	$1.00	8,000	$8,000 (3)	($1,182)	12/29/2020
#FAUBOURG / Series Hermès Sellier Faubourg Birkin	4/30/2020	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	Purchase Option Agreement	Closed	9/9/2020	9/21/2020	$75.00	2,000	$150,000 (3)	$31,675	3/9/2021
#SOBLACK / Series Hermès So Black Birkin	4/30/2020	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	Purchase Option Agreement	Closed	9/10/2020	10/1/2020	$56.00	1,000	$56,000 (3)	$4,087	1/5/2021
#GATSBY / Series The Great Gatsby	6/8/2020	inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald	Purchase Option Agreement	Closed	9/14/2020	10/1/2020	$50.00	4,000	$200,000 (3)	$10,800	1/5/2021

#93DAYTONA / Series Rolex Daytona ref. 16528	7/20/2020	1993 Rolex Oyster Perpetual Cosmograph Daytona ref. 16528	Purchase Agreement	Closed	9/24/2020	10/1/2020	$21.00	2,000	$42,000 (3)	$3,480	1/5/2021
#09TROUT / Series 2009 Bowman Mike Trout Card	9/24/2020	2009 Bowman Chrome Draft Prospects #DBPP89 Mike Trout (Orange Refractor) Signed Rookie Card	Purchase Agreement	Closed	9/28/2020	10/8/2020	$20.00	11,250	$225,000 (3)	($4,540)	1/14/2021
#57STARR / Series 1957 Topps Bart Starr Card	7/20/2020	1957 Topps #119 Bart Starr Rookie Card	Purchase Agreement	Closed	9/16/2020	10/8/2020	$1.00	8,000	$8,000 (3)	($1,182)	1/12/2021
#AF15 / Series Amazing Fantasy #15	8/21/2020	1962 Amazing Fantasy #15 CGC VF 8.0 comic book	Purchase Agreement	Closed	10/9/2020	10/19/2020	$25.00	8,000	$200,000 (3)	$6,898	1/19/2021
#03KOBE2 / Series 2003-04 UD Patch Auto Kobe Bryant Card	9/24/2020	2003-04 Upper Deck Exquisite Collection Patches Autographs #KB Kobe Bryant Card graded BGS MINT 9	Purchase Agreement	Closed	10/6/2020	10/22/2020	$4.00	5,750	$23,000 (3)	$641	1/21/2021
#JOBSMAC / Series 1986 Steve Jobs Signed Computer	8/21/2020	1986 Macintosh Plus Computer Signed by Steve Jobs	Upfront Purchase	Closed	10/10/2020	10/22/2020	$10.00	5,000	$50,000 (3)	$13,168	1/26/2021
#16PETRUS / Series 2016 Chateau Petrus	7/20/2020	Two cases of six (6) 75cl bottles of 2016 Château Petrus	Purchase Agreement	Closed	8/29/2020	11/3/2020	$5.00	9,000	$45,000 (3)	$5,214	2/2/2021
#ALICE / Series Alice’s Adventures in Wonderland	7/20/2020	1866 First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll	Purchase Option Agreement	Closed	9/6/2020	11/3/2020	$1.00	12,000	$12,000 (3)	$1,480	2/2/2021
#SPIDER10 / Series 1963 Amazing Spider-Man #10	8/21/2020	1963 Marvel Comics Amazing Spider-Man #10 CGC NM/M 9.8 comic book	Purchase Agreement	Closed	9/6/2020	11/3/2020	$5.00	4,200	$21,000 (3)	$1,688	2/4/2021
#62MANTLE / Series 1962 Mickey Mantle World Series Bat	9/24/2020	1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series	Purchase Agreement	Closed	10/19/2020	11/4/2020	$25.00	6,000	$150,000 (3)	$14,775	2/2/2021

#BATMAN6 / Series Batman #6	6/8/2020	1941 Batman #6 CGC NM 9.4 comic book	Purchase Agreement	Closed	10/21/2020	11/4/2020	$13.50	2,000	$27,000 (3)	$2,330	2/9/2021
#CLEMENTE2 / Series 1959 Roberto Clemente Bat	9/24/2020	1959 Roberto Clemente Signature Model Bat	Purchase Agreement	Closed	9/29/2020	11/9/2020	$35.00	2,000	$70,000 (3)	$8,173	2/9/2021
#79STELLA / Series Rolex Ref. 18038 Coral Stella	9/24/2020	1979 Rolex Ref. 18038 Coral “Stella Dial” Day-Date	Purchase Agreement	Closed	10/5/2020	11/16/2020	$5.00	13,800	$69,000 (3)	$5,693	2/16/2021
#TKAM / Series To Kill a Mockingbird	6/8/2020	1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee	Purchase Agreement	Closed	10/26/2020	11/16/2020	$16.00	2,000	$32,000 (3)	$1,980	2/16/2021
#SUPER14 / Series Superman #14	7/20/2020	1942 Superman #14 CGC NM 9.4 comic book	Purchase Agreement	Closed	11/6/2020	11/16/2020	$25.00	5,200	$130,000 (3)	$7,125	2/16/2021
#DIMAGGIO2 / Joe DiMaggio Rolex Datejust	10/28/2020	Rolex Oyster Perpetual Datejust presented to Joe DiMaggio	Upfront Purchase	Closed	11/10/2020	11/18/2020	$10.50	2,000	$21,000 (3)	$2,036	2/18/2021
#13BEAUX / Series 2013 Vosne-Romanee Les Beaux Monts, Leroy	9/24/2020	One case of twelve (12) bottles of 2013 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Purchase Agreement	Closed	11/10/2020	11/23/2020	$5.00	5,100	$25,500 (3)	$2,124	2/23/2021
#88MARIO / 1988 Super Mario Bros. 2	10/28/2020	1988 NES Super Mario Bros. 2 Wata 9.8 A+ Video Game	Purchase Agreement	Sold - $60,000 Acquisition Offer Accepted on 12/29/2020	11/12/2020	11/23/2020	$15.00	2,000	$30,000 (3)	$3,600	12/30/2020
#ANMLFARM / Series Animal Farm	8/21/2020	First Edition, First printing of Animal Farm by George Orwell	Upfront Purchase	Closed	11/16/2020	11/23/2020	$10.00	1,000	$10,000 (3)	$434	2/23/2021
#NASA1 / Series Apollo 11 Control Stick	9/24/2020	1969 Buzz Aldrin NASA Apollo 11 space-flown control stick	Purchase Agreement	Closed	10/25/2020	11/25/2020	$30.00	10,000	$300,000 (3)	$39,763	2/23/2021
#00BRADY / 2000 Tom Brady Rookie Card	10/28/2020	2000 Playoff Contenders #144 Tom Brady Autograph Rookie Card graded BGS MINT 9	Upfront Purchase	Closed	11/19/2020	11/30/2020	$12.00	3,750	$45,000 (3)	$8,298	3/4/2021

#85NES / 1985 NES Pack-Ins	10/28/2020	1985 NES Duck Hunt Wata 9.2 NS Video Game and a 1985 NES Gyromite Wata 9.0 NS Video Game	Purchase Agreement	Closed	11/17/2020	11/30/2020	$4.00	8,000	$32,000 (3)	$4,321	3/4/2021
#04LEBRON / 2004-05 UD Jersey Auto LeBron James Card	10/28/2020	2004-05 Upper Deck Exquisite Collection Extra Exquisite Jerseys Autographs #LJ LeBron James Card graded BGS GEM MINT 9.5	Purchase Agreement	Closed	10/29/2020	12/7/2020	$10.00	5,000	$50,000 (3)	$4,371
#85JORDAN / 1985 Michael Jordan Rookie Sneakers	10/28/2020	1985 Michael Jordan Rookie Game Worn Nike Air Jordan I Sneakers	Purchase Agreement	Closed	11/8/2020	12/7/2020	$25.00	10,000	$250,000 (3)	$5,025	3/9/2021
#69KAREEM / 1969 Topps Lew Alcindor Rookie Card	10/28/2020	1969 Topps Basketball #25 Lew Alcindor Rookie Card graded PSA NM-MT 8	Upfront Purchase	Closed	11/23/2020	12/7/2020	$11.00	2,500	$27,500 (3)	$2,896	3/9/2021
#59JFK / Series Profiles in Courage	8/21/2020	1959 Inscribed Presentation Copy of Profiles in Courage by John F. Kennedy	Purchase Agreement	Closed	11/25/2020	12/7/2020	$13.00	2,000	$26,000 (3)	$1,538	3/9/2021
#JUSTICE1 / Series Justice League of America #1	8/21/2020	1960 Justice League of America #1 CGC NM+ 9.6 comic book	Purchase Agreement	Closed	11/18/2020	12/7/2020	$43.00	5,000	$215,000 (3)	$20,635	3/9/2021
#GRAPES / Series Grapes of Wrath	8/21/2020	1939 Inscribed First Edition Presentation copy of The Grapes of Wrath by John Steinbeck	Purchase Agreement	Closed	12/1/2020	12/14/2020	$19.50	2,000	$39,000 (3)	$6,408
#GOLDENEYE / 1997 N64 GoldenEye 007	10/28/2020	1997 N64 GoldenEye 007 Wata 9.6 A++ Video Game	Upfront Purchase	Closed	11/24/2020	12/14/2020	$5.00	5,000	$25,000 (3)	$808
#03LEBRON2 / 2003-04 Topps LeBron James Card	11/25/2020	2003-04 Topps Chrome Refractors LeBron James Rookie card graded BGS Pristine 10	Upfront Purchase	Closed	11/30/2020	12/14/2020	$20.00	5,000	$100,000 (3)	$7,523
#34GEHRIG / 1934 Goudey Lou Gehrig Card	10/28/2020	1934 Goudey #61 Lou Gehrig Card graded PSA NM-MT 8	Upfront Purchase	Closed	12/3/2020	12/14/2020	$7.00	5,000	$35,000 (3)	$3,845

#98KANGA / 1998 Pokemon Kangaskhan Holo Card	11/25/2020	1998 Pokémon Japanese Promo Kangaskhan-Holo Trophy Card graded PSA GEM MT 10	Purchase Agreement	Closed	12/2/2020	12/14/2020	$8.00	21,250	$170,000 (3)	$16,425
#06BRM / Series 2006 Barolo Riserva Monfortino	9/24/2020	One case of twelve (12) bottles of 2006 Barolo Riserva Monfortino, Giacomo Conterno	Purchase Agreement	Closed	12/7/2020	12/14/2020	$10.00	1,850	$18,500 (3)	$1,351
#MOONSHOE / 1972 Nike Moon Shoe	11/25/2020	Original pair of Nike "Moon Shoe" sneakers	Upfront Purchase	Closed	11/25/2020	12/14/2020	$10.00	18,000	$180,000 (3)	$26,250
#DUNE / Series Inscribed First Edition Dune	7/20/2020	1965 Inscribed First Edition Copy of Frank Herbert’s Dune	Purchase Agreement	Closed	12/10/2020	12/22/2020	$13.25	1,000	$13,250 (3)	$1,418
#86FLEER / 1986-87 Fleer Basketball Wax Box	11/25/2020	1986-87 Fleer Basketball Unopened Wax Box Certified by BBCE	Upfront Purchase	Closed	12/7/2020	12/22/2020	$10.00	16,500	$165,000 (3)	$14,666
#58PELE2 / 1958 Editora Aquarela Pele Card	11/25/2020	1958 Editora Aquarela Pelé Card graded PSA NM 7	Upfront Purchase	Sold - $ Acquisition Offer Accepted on 02/26/2021	12/16/2020	12/22/2020	$5.00	5,300	$26,500 (3)	$1,930	2/17/2021
#WILDGUN / 1985 NES Wild Gunman	10/28/2020	1985 NES Wild Gunman Wata 9.2 A+ Video Game	Purchase Agreement	Closed	12/15/2020	12/22/2020	$7.00	4,000	$28,000 (3)	$2,591
#18LAMAR / 2018 National Treasures Lamar Jackson Card	11/25/2020	2018 National Treasures Red Lamar Jackson Rookie Card graded BGS NM-MT+ 8.5	Upfront Purchase	Sold - $88,500 Acquisition Offer Accepted on 12/29/2020	12/7/2020	12/29/2020	$8.00	7,750	$62,000 (3)	$5,875	12/30/2020
#03TACHE / 2003 La Tache, Romanee-Conti	10/28/2020	Four cases of three (3) bottles of 2003 La Tâche, Domaine de la Romanée-Conti	Purchase Agreement	Closed	11/17/2020	1/13/2021	$5.00	15,600	$78,000 (3)	$5,699
#AVENGE57 / Series 1968 Avengers #57	8/21/2020	1968 Marvel Avengers #57 CGC NM/M 9.8 comic book	Purchase Agreement	Closed	12/2/2020	1/13/2021	$1.00	20,000	$20,000 (3)	$1,698

#99TMB2 / 1999 Pokemon Tropical Mega Battle Card	11/25/2020	1999 Pokémon Japanese Promo Tropical Mega Battle No. 2 Trainer Card graded PSA AUTHENTIC	Upfront Purchase	Closed	12/14/2020	1/13/2021	$6.00	10,000	$60,000 (3)	$8,000
#AVENGERS1 / Series 1963 Avengers #1	7/20/2020	1963 Avengers #1 CGC NM + 9.6 comic book	Purchase Agreement	Closed	12/16/2020	1/13/2021	$54.00	5,000	$270,000 (3)	$14,675
#13GIANNIS / 2013 Panini Giannis Antetokounmpo Card	11/25/2020	2013 Panini Flawless Giannis Antetokounmpo Rookie card graded BGS GEM MINT 9.5	Upfront Purchase	Closed	12/19/2020	1/13/2021	$5.00	5,000	$25,000 (3)	$4,023
#04MESSI / 2004-05 Panini Lionel Messi Card	11/25/2020	2004-05 Panini Lionel Messi Card graded BGS GEM MINT 9.5	Upfront Purchase	Closed	12/21/2020	1/13/2021	$5.00	9,000	$45,000 (3)	$3,403
#PUNCHOUT / 1987 Mike Tyson's PUNCH-OUT!!	12/21/2020	1987 NES Mike Tyson’s PUNCH-OUT!! Wata 9.4 A+ video game	Purchase Agreement	Closed	12/22/2020	1/13/2021	$9.00	10,000	$90,000 (3)	$7,825
#BULLSRING / 1990s Bulls Championship Rings	11/25/2020	Six Chicago Bulls NBA Championship Rings awarded to Chicago Bulls security guard John Capps	Upfront Purchase	Closed	12/19/2020	1/13/2021	$10.00	30,000	$300,000 (3)	$44,008
#70AARON / 1970 Topps Hank Aaron Card	11/25/2020	1970 Topps Hank Aaron card graded PSA GEM MINT 10	Upfront Purchase	Closed	12/23/2020	1/13/2021	$3.00	6,000	$18,000 (3)	$598
#96CHARZRD / 1996 Pokemon Japanese No Rarity Charizard	12/21/2020	1996 Pokemon Japanese Base Set No Rarity Symbol Holo Charizard #6 PSA MINT 9	Upfront Purchase	Closed	12/27/2020	1/13/2021	$10.00	6,500	$65,000 (3)	$5,304
#ICECLIMB / 1985 NES Ice Climber	12/21/2020	1985 NES Ice Climber Wata 9.0 A video game	Upfront Purchase	Closed	12/28/2020	1/13/2021	$8.00	10,000	$80,000 (3)	$7,958
#01TIGER / 2001 SP Authentic Tiger Woods Card	12/21/2020	2001 SP Authentic #45 Tiger Woods Autographed Rookie Card graded BGS GEM MINT 9.5	Upfront Purchase	Closed	12/30/2020	1/13/2021	$10.00	1,850	$18,500 (3)	$1,615

#JUNGLEBOX / 1999 Pokemon Jungle Booster Box	12/21/2020	1999 Pokémon Jungle 1st Edition Booster Box	Upfront Purchase	Closed	1/3/2021	1/19/2021	$5.00	6,900	$34,500 (3)	$2,955
#51HOWE / 1951 Parkhurst Gordie Howe Card	11/25/2020	1951 Parkhurst Gordie Howe Card graded PSA NM-MT 8	Upfront Purchase	Closed	1/5/2021	1/19/2021	$9.00	5,000	$45,000 (3)	$3,445
#09COBB / 1909-11 T206 Ty Cobb Card	11/25/2020	1909-11 T206 Sweet Caporal Ty Cobb card graded PSA NM 7	Upfront Purchase	Closed	1/6/2021	1/19/2021	$4.00	8,000	$32,000 (3)	$2,980
#96JORDAN2 / 1996 Jordan Playoff Worn Air Jordan 11’s	1/8/2021	Michael Jordan Playoff Worn and Dual Signed ‘Player Sample’ Air Jordan 11’s	Upfront Purchase	Closed	1/11/2021	1/19/2021	$5.00	10,800	$54,000 (3)	$3,812
#THOR / 1962 Journey Into Mystery #83	10/28/2020	1962 Journey Into Mystery #83 CGC NM 9.4	Purchase Agreement	Closed	1/7/2021	1/25/2021	$20.00	10,750	$215,000 (3)	$15,608
#FOSSILBOX / 1999 Pokemon Fossil Booster Box	12/21/2020	1999 Pokémon 1st Edition Fossil Set Sealed Booster Box	Upfront Purchase	Closed	1/11/2021	1/25/2021	$5.00	4,200	$21,000 (3)	$1,690
#59FLASH / 1959 The Flash #105	1/8/2021	1959 The Flash #105 comic book graded NM 9.4 by CGC	Upfront Purchase	Closed	1/12/2021	1/25/2021	$6.50	10,000	$65,000 (3)	$5,250
#POKEBLUE / 1998 Game Boy Pokémon Blue	12/21/2020	1998 Game Boy Pokémon Blue video game	Purchase Agreement	Closed	1/20/2021	1/27/2021	$10.00	2,400	$24,000 (3)	$2,660
#DOMINOS / 1990 Rolex Dominos Air-King	1/8/2021	1990 Rolex Air-King Dominos Pizza Special Edition Watch	Upfront Purchase	Closed	1/19/2021	1/27/2021	$5.50	2,000	$11,000 (3)	$1,236
#PICNIC / Series Hermès Picnic Kelly 35	8/21/2020	Limited Edition Natural Barénia Leather & Osier Picnic Kelly 35cm Bag with palladium hardware	Purchase Agreement	Closed	12/9/2020	1/27/2021	$27.00	2,000	$54,000 (3)	$4,358
#98GTA / 1998 PlayStation Grand Theft Auto	12/21/2020	1998 PlayStation Grand Theft Auto Video Game graded Wata 9.8 A+	Upfront Purchase	Closed	1/14/2021	1/27/2021	$5.00	3,150	$15,750 (3)	$1,293

#58PELE / 1958 Alifabolaget Pele Rookie Card	11/25/2020	1958 Alifabolaget #635 Pelé Rookie Card graded PSA MINT 9	Upfront Purchase	Closed	1/11/2021	1/28/2021	$10.00	31,500	$315,000 (3)	$20,441
#09CURRY / 2009-10 Curry Exquisite Rookie Autograph Card	1/8/2021	2009-10 UD Exquisite Stephen Curry #64 Autographed Rookie Card graded GEM MINT 9.5 by BGS	Upfront Purchase	Closed	1/25/2021	2/2/2021	$10.00	2,500	$25,000 (3)	$590
#84JORDAN / 1984 Signing Day Jordan Bulls Jersey	1/8/2021	Michael Jordan Photo-Matched 1984 Signing Day Chicago Bulls Official NBA Game Jersey	Upfront Purchase	Closed	1/21/2021	2/2/2021	$25.00	15,000	$375,000 (3)	$49,898
#09BEAUX / Series 2009 Vosne-Romanee Les Beaux Monts, Leroy	9/24/2020	One case of twelve (12) bottles of 2009 Vosne-Romanée Les Beaux Monts, Domaine Leroy	Purchase Agreement	Closed	1/4/2021	2/2/2021	$5.00	6,800	$34,000 (3)	$3,085
#KEROUAC / Series On The Road	9/24/2020	1957 inscribed First Edition, Presentation Copy of "On the Road" by Jack Kerouac	Purchase Agreement	Closed	12/13/2020	2/7/2021	$20.00	4,900	$98,000 (3)	$10,583
#96JORDAN / 1996 Jordan Game Worn Air Jordan 11 "Concord"	1/8/2021	1996 Michael Jordan Game Worn and Dual Signed ‘Player Sample’ Air Jordan 11 “Concord”	Upfront Purchase	Closed	1/26/2021	2/7/2021	$4.00	12,000	$48,000 (3)	$4,420
#FEDERAL / The Federalist	11/25/2020	First Edition copy of The Federalist by Alexander Hamilton, James Madison, and John Jay	Purchase Agreement	Closed	1/25/2021	2/7/2021	$15.00	10,000	$150,000 (3)	$26,675
#62BOND / The Spy Who Loved Me	12/21/2020	1962 First Edition Presentation copy of The Spy Who Loved Me by Ian Fleming inscribed to Robert Kennedy	Upfront Purchase	Closed	12/30/2020	2/7/2021	$6.00	15,500	$93,000 (3)	$13,593
#71TOPPS / 1971 Topps Football Wax Box	1/8/2021	1971 Topps Football Series 2 Wax Box Reviewed and Factory Sealed by BBCE	Upfront Purchase	Closed	1/18/2021	2/17/2021	$4.00	17,000	$68,000 (3)	$5,759

#DEATON / 1999 Triceratops Skull	12/21/2020	Triceratops prorsus skull excavated from the Hell Creek Formation of North Dakota in 1999	Purchase Agreement	Closed	1/25/2021	2/17/2021	$25.00	11,400	$285,000 (3)	$27,283
#98ZELDA / 1998 N64 The Legend of Zelda	1/8/2021	1998 N64 The Legend of Zelda: Ocarina of Time video game graded 9.6 A+ by Wata	Purchase Agreement	Closed	2/3/2021	2/17/2021	$4.70	5,000	$23,500 (3)	$2,165
#03JORDAN2 / 2003-04 Jordan Exquisite Patch Card	1/8/2021	2003-04 UD Exquisite Quad Patch #MJ Michael Jordan Game Used Patch Card graded NM-MT+ 8.5 by BGS	Upfront Purchase	Closed	2/9/2021	2/22/2021	$4.20	10,000	$42,000 (3)	$4,220
#WOLVERINE / 1974 Incredible Hulk #181	1/8/2021	1974 Incredible Hulk #181 comic book graded NM/M 9.8 by CGC	Upfront Purchase	Closed	2/7/2021	2/22/2021	$9.50	5,000	$47,500 (3)	$3,871
#91JORDAN / 1991 Jordan Game Worn Uniform	1/8/2021	1991 Michael Jordan Game Worn Chicago Bulls Home Uniform graded A10 by MEARS	Upfront Purchase	Closed	1/31/2021	2/24/2021	$7.00	10,000	$70,000 (3)	$656
#79GRETZKY / 1979 Wayne Gretzky Topps Rookie Card	1/8/2021	1979 Topps Wayne Gretzky #18 Rookie Card graded GEM-MT 10 by PSA	Upfront Purchase	Closed	2/5/2021	2/25/2021	$40.00	20,000	$800,000 (3)	$64,216
#17DUJAC / Series 2017 Chambertin, Dujac	9/24/2020	Two cases of six (6) bottles of 2017 Chambertin, Domaine Dujac	Purchase Agreement	Closed	2/15/2021	3/8/2021	$8.00	3,250	$26,000 (3)	$1,408
#FAUBOURG2 / Series Hermes Blue Faubourg Birkin Bag	9/24/2020	2019 Hermès 20cm Sellier Faubourg Blue Multicolor Birkin with Palladium Hardware	Purchase Agreement	Closed	12/28/2020	3/8/2021	$15.00	11,000	$165,000 (3)	$11,483
#TORNEK / Series Tornek-Rayville ref. TR-900	11/25/2020	1964 Tornek-Rayville ref. TR-900	Purchase Agreement	Open	11/26/2020	Q1 2021 or Q2 2021	$5.00	26,400 / 33,000	$132,000 / $165,000	$8,513
#48JACKIE / 1948 Leaf Jackie Robinson Rookie Card	1/8/2021	1948 Leaf Jackie Robinson #79 Rookie Card graded NM-MT 8 by PSA	Purchase Agreement	Open	1/29/2021	Q1 2021 or Q2 2021	$20.00	15,000 / 18,750	$300,000 / $375,000	$27,838

#VANHALEN / Eddie Van Halen Guitar	1/8/2021	2008 Eddie Van Halen Concert Played and Signed Charvel EVH Art Series One-of-a-Kind Guitar	Upfront Purchase	Open	2/2/2021	Q1 2021 or Q2 2021	$12.40	4,000 / 5,000	$49,600 / $62,000	$6,087
#03LEBRON3 / 2003-04 SP Authentic LeBron Autograph Rookie Card	1/8/2021	2003-04 SP Authentic #148 LeBron James Autographed Rookie Card graded PRISTINE 10 by BGS	Upfront Purchase	Open	2/12/2021	Q1 2021 or Q2 2021	$23.00	8,000 / 10,000	$184,000 / $230,000	$21,111
#14KOBE / 2014 Kobe Game Worn Jersey	1/8/2021	2014 Kobe Bryant Game Worn and Signed Lakers Jersey	Upfront Purchase	Open	2/14/2021	Q1 2021 or Q2 2021	$8.00	7,800 / 9,750	$62,400 / $78,000	$6,250
#94JORDAN / 1994 Jordan Game Worn Baseball Cleats	1/8/2021	1994 Michael Jordan Game Worn, Signed and Photo-Matched Air Jordan Baseball Cleats	Upfront Purchase	Open	2/16/2021	Q1 2021 or Q2 2021	$8.50	8,000 / 10,000	$68,000 / $85,000	$9,416
#OPEECHEE / 1979-80 O-Pee-Chee Wax Box	1/8/2021	1979-80 O-Pee-Chee Wax Box Reviewed and Factory Sealed by BBCE	Upfront Purchase	Open	2/19/2021	Q1 2021 or Q2 2021	$30.00	8,000 / 10,000	$240,000 / $300,000	$41,801
#MOSASAUR / Mosasaur Skeleton	1/8/2021	Mosasaur Halisaurus Arambourgi Skeleton	Upfront Purchase	Open	2/21/2021	Q1 2021 or Q2 2021	$5.00	4,800 / 6,000	$24,000 / $30,000	$10,788
#92JORDAN / 1992 Jordan Game Worn Air Jordan VII's	1/8/2021	1992 Michael Jordan Game Worn and Dual Signed Nike Air Jordan VII's	Upfront Purchase	Open	2/23/2021	Q1 2021 or Q2 2021	$6.00	5,600 / 7,000	$33,600 / $42,000	$4,480
#59BOND / Goldfinger	12/21/2020	1959 First Edition Dedication copy of Goldfinger by Ian Fleming	Upfront Purchase	Open	2/24/2021	Q1 2021 or Q2 2021	$8.00	8,200 / 10,250	$65,600 / $82,000	$11,020
#17MAHOMES / Patrick Mahomes National Treasures #161	12/23/2021	2017 National Treasures Black #161 Patrick Mahomes II Rookie Patch Autograph Card graded BGS NM-MT 8	Purchase Agreement	Open	2/27/2021	Q1 2021 or Q2 2021	$12.00	20,000 / 25,000	$240,000 / $300,000	$79,150
#09TROUT2 / 2009 Mike Trout Xfractor card	12/23/2021	2009 Bowman Chrome Mike Trout Xfractor graded BGS 9.5	Upfront Purchase	Open	2/28/2021	Q1 2021 or Q2 2021	$5.00	8,960 / 11,200	$44,800 / $56,000	$4,340

#86DK3 / 1986 NES Donkey Kong 3	12/23/2021	1986 Donkey Kong 3 Sealed [Hangtab, 2 Code, Mid-Production], NES Nintendo graded Wata 9.2 A+	Upfront Purchase	Open	3/1/2021	Q1 2021 or Q2 2021	$10.00	3,480 / 4,350	$34,800 / $43,500	$3,565
#95TOPSUN / 1995 Topsun Booster Box	12/23/2021	1995 Sealed Topsun Pokémon Booster Box, 1st Edition Box A	Upfront Purchase	Open	3/2/2021	Q1 2021 or Q2 2021	$6.00	8,000 / 10,000	$48,000 / $60,000	$8,300
#FANFOUR5 / 1962 The Fantastic Four #5	12/23/2021	1962 Marvel Fantastic Four #5 comic book graded CGC NM 9.2	Upfront Purchase	Open	3/3/2021	Q1 2021 or Q2 2021	$8.00	8,000 / 10,000	$64,000 / $80,000	$5,968
#16KOBE / 2016 Kobe Bryant Farewell Game Hardwood	10/28/2020	Four Signed Hardwood Panels from the Staples Center Basketball Court used during Kobe Bryant’s Farewell Game	Upfront Purchase	Open	3/5/2021	Q1 2021 or Q2 2021	$8.00	80,000 / 100,000	$640,000 / $800,000	$154,200
#85MJPROMO / 1985 Michael Jordan Promo Rookie Card	2/23/2021	1985 Nike Promo Michael Jordan Bulls RC Rookie graded PSA 10	Upfront Purchase	Open	3/7/2021	Q1 2021 or Q2 2021	$8.00	2,800 / 3,500	$22,400 / $28,000	$4,120
#76PAYTON / 1976 Topps Walter Payton Rookie Card	2/23/2021	1976 Topps #148 Walter Payton Rookie Card Graded PSA GEM MT 10	Upfront Purchase	Open	3/9/2021	Q1 2021 or Q2 2021	$6.50	8,000 / 10,000	$52,000 / $65,000	$9,750
#11BELAIR / Series 2011 Vosne-Romanee Aux Reignots	9/24/2020	One case of twelve (12) bottles of 2011 Vosne-Romanée Aux Reignots, Domaine du Comte Liger-Belair	Purchase Agreement	Open	3/10/2021	Q1 2021 or Q2 2021	$11.00	1,600 / 2,000	$17,600 / $22,000	$1,685
#ROCKETBOX / Pokémon Team Rocket Booster Box	2/23/2021	2000 Pokémon Team Rocket 1st Edition Factory Sealed Booster Box	Upfront Purchase	Open	3/10/2021	Q1 2021 or Q2 2021	$6.00	3,800 / 4,750	$22,800 / $28,500	$2,015
#37HEISMAN / Series 1937 Heisman Memorial Trophy	8/21/2020	1937 Heisman Memorial Trophy Awarded to Yale University Halfback Clint Frank	Purchase Agreement	Cancelled (5)	10/3/2020	1/0/1900	$46.00	8,000 / 10,000	$368,000 / $460,000	$41,350
#APEOD / Series Audemars Piguet "End of Days"	11/1/2019	Audemars Piguet Royal Oak Offshore "End of Days" Ref.25770SN.O.0001KE.01	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$62.00	400 / 500	$24,800 / $31,000	$940

#15PTKWT / Series Patek Philippe World Time	11/1/2019	Patek Philippe Complications World Time Ref. 5131R-001	Purchase Option Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$108.00	800 / 1,000	$86,400 / $108,000	($140)
#AMZFNT15 / Series 1962 Amazing Fantasy #15	4/30/2020	1962 Amazing Fantasy #15 CGC VG+ 4.5	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$65.00	400 / 500	$26,000 / $32,500	$575
#HALONFR / Series Halo: Combat Evolved	7/20/2020	2001 Halo: Combat Evolved [NFR Not For Resale] Wata 9.8 A++ Sealed Xbox Video Game	Purchase Option Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$27.00	800 / 1,000	$21,600 / $27,000	$2,630
#09RBLEROY / Series 2009 Richebourg, Leroy	9/24/2020	One case of twelve (12) bottles of 2009 Richebourg, Domaine Leroy	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$25.00	3,440 / 4,300	$86,000 / $107,500	$8,734
#00MOUTON / Series 2000 Chateau Mouton-Rothschild	9/24/2020	One case of twelve (12) bottles of 2000 Château Mouton-Rothschild	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$13.50	1,600 / 2,000	$21,600 / $27,000	$2,181
#00NEWMAN / Series 2000 Newman Race Suit	9/24/2020	Signed Sparco race suit worn by Paul Newman during the 2000 Rolex 24 Hours of Daytona Race Series	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	2,480 / 3,100	$12,400 / $15,500	$1,147
#13MUSIGNY / 2013 Musigny, Leroy	10/28/2020	Two cases of three (3) bottles of 2013 Musigny, Domaine Leroy	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$20.00	9,800 / 12,250	$196,000 / $245,000	$17,393
#NEWTON / Series Principia	11/25/2020	1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton	Purchase Option Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	24,000 / 30,000	$240,000 / $300,000	$39,050
#XMEN1 / 1963 X-Men #1	12/21/2020	1963 X-Men #1 CGC NM 9.4 comic book	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$20.00	9,600 / 12,000	$192,000 / $240,000	$20,200
#14CARR / 2014 Derek Carr Signed Rookie Card	1/8/2021	2014 National Treasures Silver #296 Derek Carr Signed Patch Rookie Card graded GEM MT 10 by PSA	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	3,200 / 4,000	$16,000 / $20,000	$2,100

#APPLE1 / 1976 Apple-1	1/8/2021	1976 Apple-1 Computer with Original Box Signed by Steve Wozniak	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$25.00	26,400 / 33,000	$660,000 / $825,000	$67,155
#CONGRESS / Continental Congress Journal of the Proceeds of the Congress	1/8/2021	Thomas Heyward Jr’s First edition of the Continental Congress Journal of the Proceeds of the Congress	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$24.00	4,000 / 5,000	$96,000 / $120,000	$19,100
#1776 / 1776 Declaration of Independence	1/8/2021	July 16, 1776 Exeter, New Hampshire broadside of the Declaration of Independence	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$25.00	64,000 / 80,000	$1,600,000 / $2,000,000	$514,400
#BROSGRIMM / Grimms' Fairy Tales	2/23/2021	1837 Third Edition Presentation Copy of Grimms' Fairy Tales by the Brothers Grimm inscribed to contributor and friend Malchen Hassenpflug	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$27.00	4,000 / 5,000	$108,000 / $135,000	$19,404
#66ORR / 1966 Orr Topps Rookie Card	2/23/2021	1966 Topps Bobby Orr #35 Rookie Card graded NM-MT 8 by PSA	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$8.00	9,280 / 11,600	$74,240 / $92,800	$5,014
#MARADONA / 1979 Panini Diego Maradona Rookie Card	2/23/2021	1979 Panini Calciatori Soccer Diego Maradona Rookie RC #312 graded PSA 9 MINT	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$7.00	1,600 / 2,000	$11,200 / $14,000	$1,549
#85JORDAN2 / 1985 Jordan Shattered Backboard Jersey	2/23/2021	1985 Signed Michael Jordan "Shattered Backboard" Jersey	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$14.00	16,000 / 20,000	$224,000 / $280,000	$44,500
#05MJLJ / 2005 Jordan LeBron Jersey Insert Card	2/23/2021	2005-06 Exquisite Collection Jerseys inserts, Dual Autographs: Michael Jordan and Lebron James graded BGS NM-MT+ 8.5	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$4.00	16,400 / 20,500	$65,600 / $82,000	$7,965
#18LUKA / 2018 Luka Doncic Rookie Card	2/23/2021	2018 Panini Prizm Signatures Black Label Luka Doncic Rookie card #3 Graded BGS PRISTINE 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	4,240 / 5,300	$21,200 / $26,500	$2,813

#81MONTANA / 1981 Joe Montana Rookie Card	2/23/2021	1981 Topps Football #216 Joe Montana Rookie Card Graded PSA GEM MINT 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$7.00	8,000 / 10,000	$56,000 / $70,000	$5,175
#60MANTLE / 1960 Mickey Mantle Signed Jersey	2/23/2021	1960 Signed Mickey Mantle Game-Worn Road Jersey Graded MEARS A10	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$20.00	34,000 / 42,500	$680,000 / $850,000	$34,525
#DIMAGGIO3 / 1950 DiMaggio Jersey	2/23/2021	1950-51 Joe DiMaggio Game-Worn Road Jersey Graded MEARS A10	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$20.00	18,000 / 22,500	$360,000 / $450,000	$26,525
#NICKLAUS1 / 1973 Jack Nicklaus Rookie Card	2/23/2021	1973 Panini #375 Jack Nicklaus Rookie Card Graded by PSA GEM MT 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	3,200 / 4,000	$32,000 / $40,000	$4,001
#58PELE3 / 1958 Quigol Pelé Rookie Card	2/23/2021	1958-59 Tupinamba Ltda. Quigol Pelé #109 Rookie Card graded PSA NM -MT 8	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$20.00	9,000 / 11,250	$180,000 / $225,000	$39,785
#09CURRY2 / 2009 National Treasures Curry Rookie Card	2/23/2021	2009 Playoff National Treasures Stephen Curry Autographed Patch Rookie Card graded BGS GEM MINT 9.5	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$25.00	16,800 / 21,000	$420,000 / $525,000	$62,163
#96KOBE / 1996 Finest Refractors Kobe Rookie Card	2/23/2021	1996 Finest Refractors (With Coating) #269 Gold Kobe Bryant Rookie Card Graded BGS GEM MINT 9.5	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$11.00	5,600 / 7,000	$61,600 / $77,000	$7,662
#68RYAN / 1968 Topps Nolan Ryan Rookie Card	2/23/2021	1968 Topps #177 Nolan Ryan Rookie Card Graded PSA MINT 9	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$7.00	8,000 / 10,000	$56,000 / $70,000	$8,102
#99CHARZRD / 1999 Pokémon Charizard Hologram	2/23/2021	1999 Pokémon Charizard #4 First Edition Base Set Hologram Trading Card published by Wizards of the Coast graded PSA GEM MT 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	28,000 / 35,000	$280,000 / $350,000	$42,825

#POKEDEMO / 1998 Pokémon Demo Game	2/23/2021	1998 Pokémon Demo Game Sealed Booster Pack published by Wizards of the Coast graded PSA GEM MT 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$7.50	3,200 / 4,000	$24,000 / $30,000	$2,200
#POKELUGIA / 2000 Pokémon Neo Genesis Holo Lugia	2/23/2021	2000 Neo Genesis 1st Edition Holo Lugia #9 Graded PSA GEM MINT 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$11.00	8,000 / 10,000	$88,000 / $110,000	$12,475
#POKEMON2 / 1999 Pokémon 1st Edition Booster Box	2/23/2021	1999 Pokémon 1st Edition Base Set Sealed Booster Box published by Wizards of the Coast	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	33,200 / 41,500	$332,000 / $415,000	$32,138
#NEOBOX / 2000 Pokémon Neo Genesis Booster Box	2/23/2021	2000 Pokémon Neo Genesis 1st Edition Set Sealed Booster Box	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$4.50	8,000 / 10,000	$36,000 / $45,000	$3,317
#GYMBOX / 2000 Pokémon Gym Heroes Booster Box	2/23/2021	2000 Pokémon Gym Heroes 1st Edition Set Sealed Booster Box	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$6.00	2,400 / 3,000	$14,400 / $18,000	$1,663
#POKEYELOW / 1999 Game Boy Pokémon Yellow	2/23/2021	1999 Nintendo Game Boy Pokémon Yellow [Pixel ESRB, Early Production] Graded Wata 9.6 A++	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	8,800 / 11,000	$44,000 / $55,000	$6,850
#WZRDOFOZ / The Wonderful Wizard Of OZ	2/23/2021	1900 First Edition of The Wonderful Wizard Of OZ	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$15.00	4,800 / 6,000	$72,000 / $90,000	$7,825
#HUCKFINN / Adventures of Huckleberry Finn		1885 First Edition, Adventures of Huckleberry Finn by Mark Twain	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$11.00	1,600 / 2,000	$17,600 / $22,000	$2,680
#HGWELLS / The Time Machine		1895 First Edition The Time Machine: An Invention Inscribed by H.G Wells	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$6.20	6,000 / 7,500	$37,200 / $46,500	$4,935
#MARX / Das Kapital		1867 First Edition Das Kapital By Karl Marx	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$15.00	6,400 / 8,000	$96,000 / $120,000	$12,300
#WALDEN / Walden		1854 First Edition Walden; or, Life in the Woods by Henry David Thoreau	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.25	1,600 / 2,000	$16,400 / $20,500	$2,195

#RIVIERA / Rolex 1601 Riviera	1965 Rolex 1601 Datejust retailed by Joyeria Riviera	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	4,800 / 6,000	$24,000 / $30,000	$5,888
#85LEMIEUX / 1985 O-Pee-Chee Mario Lemieux Rookie Card	1985 O-Pee-Chee Hockey Mario Lemieux Rookie Card #9 graded PSA GEM-MT 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	14,000 / 17,500	$70,000 / $87,500	$7,326
#80TOPPS / 1980 Topps Basketball Wax Box	1980 Topps Basketball Wax Box Reviewed and Factory Sealed by BBCE	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	6,200 / 7,750	$62,000 / $77,500	$6,517
#TOPPSTRIO / 1980 Topps Scoring Leader Card	1980 Topps Scoring Leader Card(Bird / Erving /Johnson) Graded PSA MINT 9	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$9.00	8,000 / 10,000	$72,000 / $90,000	$12,787
#03LEBRON4 / 2003 LeBron James Scripted Swatches Rookie Card	2003 Exquisite Collection LeBron James Scripted Swatches Rookie Card graded BGS MINT 9	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	23,200 / 29,000	$232,000 / $290,000	$31,962
#87JORDAN / 1987 Fleer Michael Jordan Card	1987 Fleer Michael Jordan Card #59 graded PSA GEM MT 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	8,000 / 10,000	$40,000 / $50,000	$3,254
#98JORDAN2 / 1998 Upper Deck Michael Jordan Jersey Card	1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$20.00	13,200 / 16,500	$264,000 / $330,000	$35,625
#07DURANT / 2007 Topps Kevin Durant Rookie Card	2007 Topps Chrome Orange Refractor Kevin Durant Rookie Card graded PSA GEM MT 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$13.00	8,000 / 10,000	$104,000 / $130,000	$11,925
#GRIFFEYJR / 1989 Upper Deck Ken Griffey Jr. Rookie Card	1989 Upper Deck Ken Griffey Jr. Rookie Card #1 graded BGS PRISTINE 10	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$7.00	4,000 / 5,000	$28,000 / $35,000	$3,550
#HENDERSON / 1980 Topps Rickey Henderson Rookie Card	1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	16,000 / 20,000	$160,000 / $200,000	$15,575

#08LEBRON / 2008 PMG Green Lebron James Card	2008 Metal Universe PMG Green Lebron James Card graded BGS MINT 9	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	28,000 / 35,000	$140,000 / $175,000	$21,338
#03LEBRON5 / 2003 Topps Black Refractor LeBron James Rookie Card	2003 Topps Chrome #111 LeBron James Black Refractor Rookie Card graded PSA MINT 9	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.50	8,000 / 10,000	$84,000 / $105,000	$7,563
#49ROYCAMP / 1949 Bowman Roy Campanella Rookie Card	1949 Bowman #84 Roy Campanella Rookie Card graded PSA Mint 9	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$7.00	8,000 / 10,000	$56,000 / $70,000	$5,163
#65NAMATH / 1965 Topps Joe Namath Rookie Card	1965 Topps #122 Joe Namath Rookie Card graded PSA NM-MT+ 8.5	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$15.00	12,000 / 15,000	$180,000 / $225,000	$22,211
#80ALI / 1980 Muhammad Ali Sparring Gloves	1980 Muhammad Ali Sparring Gloves Worn in Training for Larry Holmes Bout and Inscribed to Sylvester Stallone	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$7.50	8,000 / 10,000	$60,000 / $75,000	$13,081
#85ERVING / 1985 Julius Erving Jersey	1985 Julius Erving Game Worn and Signed Jersey	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$4.50	8,000 / 10,000	$36,000 / $45,000	$6,250
#56AARON / 1956 Topps Hank Aaron Card	1956 Topps #31 Hank Aaron (White Back) graded PSA Mint 9	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	8,000 / 10,000	$40,000 / $50,000	$7,600
#67CAREW / 1967 Topps Rod Carew Rookie Card	1967 Topps #569 Rod Carew A.L. Rookie Stars graded PSA Gem Mint 10	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	17,200 / 21,500	$172,000 / $215,000	$24,407
#LJKOBE / 2002 Lebron High School Sneakers	2002 LeBron James High School Game Worn Sneakers Gifted by Kobe Bryant.	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	14,400 / 18,000	$144,000 / $180,000	$20,073
#61MANTLE / 1961 Topps Dice Mickey Mantle Card	1961 Topps Dice Game Mickey Mantle Card graded PSA Poor 1	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$25.00	13,600 / 17,000	$340,000 / $425,000	$44,401

#47JACKIE / 1947 Jackie Robinson News Photo	1947 Jackie Robinson Original News Photograph Authenticated by PSA/DNA Type 1	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$20.00	16,000 / 20,000	$320,000 / $400,000	$31,860
#60ALI / 1960 Muhammad Ali Rookie Card	1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card graded PSA Mint 9	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	18,800 / 23,500	$188,000 / $235,000	$20,014
#AC23 / 1940 Action Comics #23	1940 Action Comics #23 comic book published by D.C. Comics graded CGC 5.5	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$7.00	3,200 / 4,000	$22,400 / $28,000	$2,620
#BATMAN2 / 1940 Batman #2	1940 Batman #2 comic book published by D.C. Comics graded CGC 9.0	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	6,800 / 8,500	$68,000 / $85,000	$6,913
#FLASH123 / 1961 The Flash #123	1961 The Flash #123 comic book published by D.C Comics graded CGC 9.4	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$8.00	2,900 / 3,625	$23,200 / $29,000	$2,610
#POKEMON3 / 1999 Pokémon Complete 1st Edition	1999 Pokémon 1st Edition Complete Set graded PSA GEM MT 10	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$120.00	4,000 / 5,000	$480,000 / $600,000	$36,900
#POKERED / 1998 Game Boy Pokémon Red Video Game	1998 Game Boy Pokémon Red Video Game graded Wata 9.2 A++	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$4.00	8,000 / 10,000	$32,000 / $40,000	$4,000
#SMB3 / 1990 NES Super Mario Bros. 3 Video Game	1990 NES Super Mario Bros. 3 Video Game graded Wata 9.4 A+	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	4,000 / 5,000	$20,000 / $25,000	$2,150
#01HALO / 2001 Xbox Halo: Combat Evolved Video Game	2001 Xbox Halo: Combat Evolved (Black Label) Video Game graded Wata 9.4 A+	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$6.80	2,000 / 2,500	$13,600 / $17,000	$1,980
#SLASH / Slash Guitar	Exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	10,400 / 13,000	$52,000 / $65,000	$13,250

#SANTANA / Carlos Santana Guitar	Gibson Les Paul SG Guitar owned and played by Carlos Santana	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$5.00	12,000 / 15,000	$60,000 / $75,000	$15,588
#AJONES / 2020 Gibson Adam Jones Silverburst Les Paul Guitar	2020 Gibson Adam Jones 1979 Silverburst Les Paul Custom Prototype Guitar	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	7,600 / 9,500	$76,000 / $95,000	$17,738
#IOMMI / 2019 Gibson Tony Iommi "Monkey SG" Guitar	2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$10.00	5,200 / 6,500	$52,000 / $65,000	$13,250
#MEGALODON / Megalodon Jaw	Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction	Purchase Agreement	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$20.00	24,000 / 30,000	$480,000 / $600,000	$138,900
#GWLOTTO / 1768 George Washington Lottery Ticket	1768 George Washington Mountain Road Lottery Ticket with Signature	Upfront Purchase	Upcoming	Q1 2021 or Q2 2021	Q1 2021 or Q2 2021	$14.00	2,000 / 2,500	$28,000 / $35,000	$7,442

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non- “accredited investors”.

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Represents most recent Trading Window for Series as of the date of this filing. Blank cells indicate that no Trading Window for Series has yet occurred as of the date of this filing.

(5)Represents an Offering that was Cancelled with any potential Investors issued a full refund for their attempted subscription.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere herein and, in the Exhibits, hereto.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Archive, LLC, a Delaware series limited liability company formed January 3, 2019.

Underlying Assets
and Offering Price

Per Interest: It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia, collectible items and alcohol, the Memorabilia Asset, as the Underlying Assets of the Company.

It is not anticipated that any Series would own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering Price per Interest for each Series is detailed in the Master Series Table.

Securities offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interest in a Series will only have an Interest in assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series.  For example, an owner of Interests in Series #98JORDAN will only have an Interest in the assets, liabilities, profits and losses pertaining to the Series 1998 Michael Jordan Jersey and its related operations.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) RSE Markets, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests..

Investors:Each Investor must be a “qualified purchaser”. See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser”. Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Archive Manager, LLC, a Delaware limited liability company, will be the Manager of the Company and of each Series. The Manager, together with its affiliates, will own a minimum of 2% of each Series upon the Closing of an Offering.

Advisory Board: The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker:RSE Markets, on behalf of the Company, has entered into an agreement with the BOR. The BOR will be acting as broker of record and is entitled to a Brokerage Fee (as defined below). The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act, and member of FINRA and SIPC, and is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where Interests in Series’ of the Company will be sold and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investors’ brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, of the Company will be required to opt-in to allow the Custodian to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts. The Custodian is a member of FINRA and SIPC.

Minimum and
Maximum

Interest purchase:The minimum subscription by an Investor is one (1) Interest in a Series and the maximum subscription by any Investor is for Interests representing 10% of the total Interests of a Series, although such maximum thresholds may be waived by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion. The purchase price, the Offering Price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as detailed for each Series highlighted in gray in the Master Series Table. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

The Manager and/or its affiliates must own a minimum of 2% of Interests of each Series at the Closing of its applicable Offering. The Manager may purchase greater than 2% of Interests of any Series at the applicable Closing, in its sole discretion.

Escrow Agent:    Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:    The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Escrow Agent and will not be commingled with the operating account of any Series, until if and when there is a Closing with respect to that Investor.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate Closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case, where the Company enters into a purchase options agreement, the Offering may never be launched, or a Closing may not occur, in the case the Company does not exercise the purchase option before the purchase option agreement’s expiration date, or the expiration date is not extended.

Lock-Up Period:Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence starting the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Additional Investors:An Asset Seller may be issued Interests of such applicable Series as a portion of the total purchase consideration for such Underlying Asset. Any Asset Seller may also purchase a portion of the Interests in a Series beyond such Interests issued as consideration.

Use of proceeds:The proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Sellers (which may have occurred prior to the Closing).

The Company will typically acquire Underlying Assets through the following methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3)Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

The Company’s acquisition method for each Underlying Asset is noted in the Master Series Table.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer, compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses

(as defined below)), as applicable, paid to legal advisors, brokerage, escrow, underwriters, printing, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the amount raised through the Offering, but at a minimum $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders; In the case of each Series notated in the Master Series Table, the Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party for funds used to acquire the Underlying Asset or any options in respect of such purchase.  Except as otherwise noted, any such loans to affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code) and other loans and options accrue as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in Master Series Table for each Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering.  See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure – Fees and Expenses” sections for further details.

Operating expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocations of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to any third-party registrar or transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table. Offerings, for which no Closing has occurred are highlighted in gray in the Master Series Table.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying

Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No Series generated any revenues and we don’t expect any Series to generate any revenue until late 2021, if at all, and expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is RSE Markets, Inc., a Delaware corporation.

Platform:RSE Markets owns and operates the Rally Rd.™ Platform through which the Interests are sold.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income as determined under U.S. Generally Accepted Accounting Principles plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager will be paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series.  The Management Fee will only become due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes the Management Fee will be accounted for as an expense on the books of the Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series; and;

•thereafter, no less than 50% (net of corporate income taxes applicable to that Series)

by way of distribution to the Interest Holders of that Series, which may include the Asset Sellers of its Underlying Asset or the Manager or any of its affiliates, and;

•up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Indemnified Parties (as defined below), Manager, or its affiliates, RSE Markets, or the Asset Manager, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of the Manager, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other entities (collectively, the “Indemnified Parties”) will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interest if such transfer would result in (a) there being more than 2,000 beneficial owners in a Series or more than 500 beneficial owners that are not “accredited investors”, (b) the assets of a Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, its affiliates, or the Asset Manager being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement will be governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims

be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim isn’t vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that you will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), via the Platform, via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occurs, the value of the Interests may be materially adversely affected.  Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks relating to the structure, operation and performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no trading market for our securities.  An active market in which Investors can resell their Interests may not develop.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Although there is a possibility that the proposed Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information), which would be a discretionary and irregular matching service of a registered broker-dealer, may permit some liquidity, the resulting auction process does not operate like a stock exchange or other traditional trading markets. We anticipate that Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests would be infrequent, occurring with respect to any Series no more than every 30 to 90 days, and would be short, likely lasting only one or two days. There is no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window. Furthermore, there can be no guarantee that the broker will continue to provide these services or that the Company or its Managing Member will pay any fees or other amounts that would be required to maintain that service. Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale through the Liquidity Platform. Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold. Even if a public or private market does develop through the Liquidity Platform or otherwise, the market price of the Interests could decline below the amount you paid for your Interests.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

The Company and each Series were recently formed in January 2019 and have not generated any revenues and have no operating history upon which prospective Investors may evaluate their performance.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase or that any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Memorabilia Assets).

There is substantial doubt about our ability to continue as a going concern.

The Company's and each listed Series’ ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due.

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies crowdfunding the Asset Class or proposing to run a platform for crowdfunding of Interests in the Asset Class is very limited to date. One business that is affiliated with the Company, has pursued a similar strategy with a different asset class. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’ industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Manager to operate the Underlying Assets profitably.  This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

Offering amount exceeds value of Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset had to be sold and there has not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset  at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Asset Manager and their respective personnel. Our business and operations could be adversely affected if the Manager or Asset Manager lose key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for RSE Markets to maintain the Platform.  As the Manager and Asset Manager have only been in existence since March 2019 and April 2016, respectively, and are early-stage startup companies, they have no significant operating history. Further, while the Asset Manager is also the Asset Manager for RSE Collection, LLC, another series limited liability company with a similar business model in the collectible automobile asset class, and thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and therefore, the Interests) will be highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Asset Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and that the Company is able to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetizing them together with the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, at the time of this filing, the Company and the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We are currently expanding and improving our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential Investors may acquire or transfer Interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.  The Platform processes certain confidential information about Investors, the Asset Sellers and the Underlying Assets.  While we intend to take commercially reasonable measures to protect the confidential information and maintain appropriate cybersecurity, the security measures of the Platform, the Company, the Asset Manager, the Manager, or any of their respective service providers could be breached.  Any accidental or willful security breaches or other unauthorized access to the Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects.  Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Asset Manager’s, the Manager’s, and the Company’s trade secrets.  If security measures are breached because of third-

party action, employee error, malfeasance or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third-party hosting used by the Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause Investors, the Asset Sellers or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, and the Platform and the Company could lose Investors and the Asset Sellers.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting them. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages, adverse effects on primary issuance or Trading Windows, through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions.

Our Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account at the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Our Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on our Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on our Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of our Platform. If the AWS data centers fail, our Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of our Platform to Platform users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of our Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of our Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of Platform users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Rally Rd. TM Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Liquidity for the Interests would in large part depend on the market supply of and demand for Interests during the Trading Window (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows would happen on a recurring basis, although there can be no assurance that Trading Windows will occur on a regular basis or at all. Further, the frequency and duration of any Trading Window would be subject to adjustment by the brokers.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset.  Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. Notwithstanding the foregoing, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes. Furthermore, the Manager may from time to time decide to sell a portion of Interests it owns in a particular Series through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or in any other manner otherwise permitted under the Company’s Operating Agreement.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

 The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations are likely to continue to be negatively impacted by the coronavirus outbreak.

In December 2019, a novel strain of coronavirus, or COVID-19, was reported to have surfaced in Wuhan, China. COVID-19 has spread to many countries, including the United States, and has been declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 have intensified and the U.S., Europe and Asia have implemented severe travel restrictions and social distancing. The impacts of the outbreak are unknown and rapidly evolving. A widespread health crisis has adversely affected and could continue to affect the global economy, resulting in an economic downturn that could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that COVID-19 could continue to cause further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 continues to impact our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 outbreak and the actions to contain the outbreak or treat its impact, among others. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could continue to be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease to the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, in whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work. Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting and our management has identified a material weakness. If our remediation of such material weakness is not effective, or we identify additional material weaknesses or other adverse findings in the future, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting and are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Nevertheless, we periodically assess our internal controls over financial reporting.  If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

Management identified classification errors in its previously filed statements of cash flows for the year ended December 31, 2019. Management, along  with its independent registered public accounting  firm identified a material weakness in the internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company's annual or interim financial statements  will not be prevented or detected on a timely basis. The material weakness management identified specifically related to the operation of certain review controls over the preparation of the 2019 statements of cash flows. The deficiency resulted in the restatement of the Company’s statement of cash flows for the year ended December 31, 2019.

In order to remediate the material weakness, Management has taken steps to improve our overall processes and controls. Management is committed to maintaining a strong internal control environment and believes this remediation effort will represent an improvement in existing controls. As we continue to evaluate and work to improve our internal controls over financial reporting, we may determine to take additional measures to address control deficiencies.

If our remediation efforts are insufficient to address the identified material weakness or if additional material weaknesses in internal controls are discovered in the future, they may adversely affect our ability to record, process, summarize and report financial information timely and accurately and, as a result our financial statements may contain material misstatements or omissions.

If either the Manager or Asset Manager is required to register as a broker-dealer, the Asset Manager or Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If the Asset Manager, or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform (see “Description of the Business - Liquidity Platform” for additional information), the Asset Manager or the Manager may need to stop operating and therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.  We have been made aware by the staff of the Securities and Exchange Commission (the “SEC Staff”) that certain of our activities may have required such registration, and the matter is under investigation by the SEC Staff.

If the Liquidity Platform is ultimately found to be a securities exchange or alternative trading system we may be required to cease operating the Platform and such cessation would materially and adversely affect your ability to transfer your Interests.

We have been made aware by the SEC Staff that the Liquidity Platform (see “Description of the Business – Liquidity Platform”) linked in the Platform may be a securities exchange or alternative trading system under the Exchange Act, and the matter is under investigation by the SEC Staff.  If it is ultimately determined that the Liquidity Platform is a securities exchange or alternative trading system then we would be required to register as a securities exchange or broker-dealer, either of which would significantly increase the overhead of the Asset Manager and could cause the Asset Manager to wind down the Platform.  Further, if we are ultimately found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Asset Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Liquidity Platform, which would materially and adversely affect your ability to transfer your Interests.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause Asset Manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors”.  While our Operating Agreement presently prohibits any transfer that would result in any Series being held of record by more than 2,000 persons or 500 non-“accredited investors”, there can be no guarantee that we will not exceed those limits and the Manager has the ability to unilaterally amend the Operating Agreement to permit holdings that exceed those limits.  Series may have more than 2,000 total Interests, which would make it more likely that there accidentally would be greater than 2,000 beneficial owners of or 500 non- “accredited investors” in that Series.  If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager  and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible Changes in Federal Tax Laws.

The Code (as described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Interests of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Government regulation specific to alcohol related Underlying Assets.

Alcohol is regulated and can only be sold to individuals of drinking age, over 21 in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold Alcohol has regulation around who has access to it, who is able to purchase it and how it’s owned.  There are regulatory restrictions around licensed entities and how they transact alcohol. Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements. As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it’s being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol. Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol related Underlying Assets at all. There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol. Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold. Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.   Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to ether obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Potential negative changes within the Asset Class.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy including the recent COVID-19 pandemic and the availability of desirable Memorabilia Assets. Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

Lack of Diversification.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

Industry concentration and general downturn in industry.

Given the concentrated nature of the Underlying Assets (i.e., only Memorabilia Assets) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests. The value of such Memorabilia Assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class.

Volatility of demand for luxury goods, in particular high value Memorabilia Assets, may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (ex. trading cards).  Demand for high value Memorabilia Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Memorabilia Assets are most sought after.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional

Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Memorabilia Assets).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

We will rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business”, the Asset Class is difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than exists from current means.  Until the Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results and previous sales history).  Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark. Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets.  The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

Risks relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price, do not necessarily represent the price at which the Interests may be sold on the Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their condition.

Competition in the Asset Class from other business models.

There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants depending on the actual asset.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fares and auction houses may play an increasing role. Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of further competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets.  This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that are developing crowd funding models for other alternative asset classes, such as art, who may decide to enter the Asset Class as well.

Dependence of an Underlying Asset on prior user or association.

The value of a Memorabilia Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Memorabilia Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them. There may be some loss of confidence if the producer of the Underlying Assets had been making false claims of organic or sustainable practices. Any false statements regarding practices of production, including the use of chemicals may negatively impact the value of the Underlying Asset.

Dependence on the brand of the producer of Underlying Assets.

The Underlying Assets of the Company will consist of Memorabilia Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Asset produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset. For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment. For example, the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio. There may also be instances where the production location for the Underlying Assets location may have been affected by climatic or political events that limit the ability to produce the product at the same level

Title, authenticity or infringement claims on an Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to be created without all appropriate consents, such as consent from the athlete or league.

There are risks associated with reliance on third party authenticators.

While there is no guarantee that an Underlying Asset will be free of fraud, we intend to mitigate this risk by having the item graded or authenticated by a reputable firm. In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia. Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied. The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate. A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value.

Additionally, it is possible that there are unknown issues with an Underlying Asset that are not immediately apparent but arise at a later date. For example, prior storage and display methodologies for an Underlying Asset might have adverse effects that are only apparent at a later date. Even through the asset undergoes an authentication process, there are still scenarios where these issues may not be apparent at the time of authentication.  Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Third party liability.

Each Series will assume all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”).  Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Insurance of Underlying Assets may not cover all losses which will result in a material and adverse effect in the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

Forced sale of Underlying Assets.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series, may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Lack of distributions and return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage, maintenance and insurance costs for the Underlying Assets” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction.

Market manipulation may be a risk with the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market. The traditional auction and private investor for Memorabilia Assets is highly illiquid and dependent on independent brokers and insider relationships.  The pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Memorabilia Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

Forgeries or fraudulent Underlying Assets, lack of authentication.

The Asset Class requires a high level of expertise to understand both the basic product as well the formatting and packaging of an item.  Given the materials used for particular Memorabilia Assets, some may be relatively easy to replicate or otherwise forge. In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete. As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.

Older vintages of alcohol related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol related Underlying Asset other than what is in the bottle.

Environmental damage could impact the value of an Underlying Asset which will result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business - Facilities” for additional information). For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  The alcohol related Underlying Asset can also be tasted for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product. Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences. Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage and insurance costs for the Underlying Assets.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work.  The cost of care may vary from year to year depending on changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, on potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to any outstanding balances under Operating Expenses Reimbursement Obligation. See “Lack of distributions and return of capital” for further details of the impact of these costs on returns to Investors.

Drinking windows for alcohol related Underlying Assets.

Some alcohol related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable , which will likely materially and adversely effect the value of an alcohol related Underlying Asset of such a vintage.

Risks related to the Coravin testing method for alcohol related Underlying Assets.

Collectors, wine retailers, restaurants, producers and distributers have broadly adopted the use of the Coravin wine tasting system. The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. Coravin is generally used commercially for tasting wines and preserving the longevity of the bottle by consumers and enterprises, however the use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  There have been instances at auctions where bottles that have been exposed to a Coravin are viewed as less valuable as the enclosure has been compromised and wine will have been removed from the bottle. Every effort will be made to avoid acquiring an alcohol related Underlying Assets which has been exposed to a Coravin, but there can be no guarantees that an alcohol related Underlying Asset has not been exposed.

General sentiment of underlying fan base.

This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.

By example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base. However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets. For instance, the NHL strike of 1994-1995 caused a loss of fan interest. Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success.

Similarly, various forms of Memorabilia Assets go in and out of favor with collectors. For example, there was a renewed interest in soccer within the United States after the U.S. team won the Women’s World Cup in 2012. When there were no further victories on the same scale, the value of and interest in women’s soccer memorabilia generally returned to previous levels.

Underlying Assets may not be held long term

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of shareholders, the Underlying Asset would be sold, exited from the Platform with proceeds of the sale distributed to its Series’ Interest Holders, as was the case for Series #71ALI Interests. Even though the Advisory Board deems the sale to be generally beneficial to the majority of shareholders, there might be unique circumstances where not all shareholders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests

Lack of voting rights.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering Period. It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer. If we terminate an

Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Our Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

We do not have a conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates.

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset.

An Asset Seller may be issued Interests in a Series as part of total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor).

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses

Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of the Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity.

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform.  The Asset Manager, or its affiliate, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what RSE Markets receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between Asset Manager and those Investors, for instance, if an Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of Asset Manager or its affiliate (i.e. Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests.

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocations of income and expenses as between Series of Interests.

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of memorabilia even though the Company will own many different kinds of memorabilia). In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the cost or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses”, the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors.

The Manager or its affiliates are obligated to purchase a minimum of 2% of Interests of all Offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors.  If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests, such that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes at such time this to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision.

The Manager, the Asset Manager or the Platform may receive sponsorship from Memorabilia Asset service providers to assist with the servicing of certain Underlying Assets.  In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees.  The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether or not to liquidate a particular Underlying Asset, should an offer to acquire the whole Underlying Asset be received.  As Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an Underlying Asset that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Memorabilia Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”) as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  This may lead certain Underlying Assets to generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at the Membership Experience Programs could increase the risk of the Underlying Asset getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Memorabilia Assets that help popularize the Interests via the Platform or general participation or membership in the Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.  As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the Memorabilia Asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owed by, the Company.

The Company, the Asset Manager, the Manager, and their respective affiliates do not have separate counsel.

The counsel of the Company (“Legal Counsel”) is also counsel to the Manager, the Asset Manager and their respective affiliates, including other series LLC entities of RSE Markets and other Series of Interests (collectively, the “RSE Parties”).  Because Legal Counsel represents both the Company and the RSE Parties, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the RSE Parties, Legal Counsel may represent the RSE Parties and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or the RSE Parties with respect to activities relating to the Company as well as other unrelated activities.  Legal counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and RSE Markets, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other RSE Parties.

The officers and directors of RSE Markets, which is the sole member of the Manager and serves as the Asset Manager for the Company, are also officers and directors and/or key professionals of other RSE Parties. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other RSE Parties, their obligations to other Investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other RSE Parties and other business activities in which they are involved. RSE Markets currently serves as the Asset Manager for multiple entities with similar strategies, including RSE Collection, LLC, another series limited liability company with a similar business in the collectible automobile asset class, which commenced principal operations in 2017. These separate entities all require the time and consideration of RSE Markets and affiliates, potentially resulting in an unequal division of resources to all RSE Parties. However, we believe that RSE Markets have sufficient professionals to fully discharge their responsibilities to the RSE Parties for which they work.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of 2% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 2% of the Interests in any Offering. In all circumstance, the Manager or its affiliated purchaser will pay the price per share offered to all other potential Investors hereunder.

USE OF PROCEEDS – SERIES #HUCKFINN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #HUCKFINN Asset Cost (1)	$18,000	81.82%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.36%
	Brokerage Fee	$220	1.00%
	Offering Expenses (2)	$500	2.27%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.45%
	Marketing Materials	$200	0.91%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,680	12.18%
	Total Fees and Expenses	$3,700	16.82%
	Total Proceeds	$22,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.216 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/4/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$18,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ADVENTURES OF HUCKLEBERRY FINN

Investment Overview

•Upon completion of the Series #HUCKFINN Offering, Series #HUCKFINN will purchase an 1885 First Edition, Adventures of Huckleberry Finn by Mark Twain as the Underlying Asset for Series #HUCKFINN (The “Series Adventures of Huckleberry Finn” or the “Underlying Asset” with respect to Series #HUCKFINN, as applicable), the specifications of which are set forth below.

•Mark Twain was a novelist and journalist known for his works “Adventures of Huckleberry Finn” and “The Adventures of Tom Sawyer,” in addition to his works of social criticism during the turn of the 20th century.

•“Adventures of Huckleberry Finn” is a book written by Mark Twain and published in the U.S. in 1885 that tells the story of a teenager named Huckleberry Finn and his adventures on a raft on the Mississippi River with an escaped slave named Jim.

•The Underlying Asset is an 1885 First Edition, Adventures of Huckleberry Finn by Mark Twain.

Asset Description

Overview & Authentication

•Samuel Clemens (Mark Twain) was born on November 30, 1835 in Missouri.

•Twain was the sixth of seven children.

•Twain’s father owned a slave and his uncle owned multiple. According to the Mark Twain House & Museum: “…it was on his uncle’s farm that Sam spent many boyhood summers playing in the enslaved people’s quarters‚ listening to tall tales and the spirituals that he would enjoy throughout his life.”

•Twain’s father died in 1847, after which he would leave school and begin work as a printer’s apprentice at a local newspaper, arranging type and allowing him to be exposed to the news in the process.

•Twain travelled to New York City and Philadelphia at the age of 18 and “found some success at writing articles.”

•He returned home in 1857 to work as a riverboat pilot on the Mississippi River.

•The Civil War halted all traffic on the river, and Twain joined a volunteer group of Confederate soldiers called the Marion Rangers in 1861, but quit after two weeks.

•In July 1861, Twain travelled to Nevada at the invitation of his brother Orion (recently appointed secretary of the Nevada Territory). “Lured by the infectious hope of striking it rich in Nevada’s silver rush‚ Sam traveled across the open frontier from Missouri to Nevada by stagecoach. Along the journey Sam encountered Native American tribes for the first time, along with a variety of unique characters‚ mishaps, and disappointments. These events would find a way into his short stories and books‚ particularly ‘Roughing It.’”

•Twain travelled to San Francisco in 1864, continuing to write for local papers.

•Twain published the short story “Jim Smiley and His Jumping Frog” in 1865, giving him his first “big break.” This would lead to Twain being hired by the Sacramento Union to report on Hawaii (then called the Sandwich Islands). “His writings were so popular that‚ upon his return‚ he embarked upon his first lecture tour‚ which established him as a successful stage performer.”

•After arriving back in New York City in 1867, Twain embarked on a steamship tour of Europe and the Middle East. From his “tongue-in-cheek” writings on his travels, he adapted his first book, “The Innocents Abroad,” published in 1869. On this trip Twain met his future brother-in-law Charles Langdon, who supposedly showed Twain a picture of his sister, Olivia, prompting Twain to fall in love “at first sight.”

•In 1872, Twain published “Roughing It,” about his experiences on the frontier years earlier.

•In 1873, Twain’s “focus turned toward social criticism,” co-writing “The Gilded Age” with publisher Charles Dudley Warner, “…a novel that attacked political corruption‚ big business, and the American obsession with getting rich that seemed to dominate the era.”

•In 1876, Twain wrote one of his most enduring books, “The Adventures of Tom Sawyer,” which was a composite of stories drawn from a combination of boys Twain knew growing up. In this book Huckleberry “Huck” Finn was introduced as a character.

•In February 1885, Twain published “Adventures of Huckleberry Finn” in the United States. The book is told from the perspective of Huckleberry Finn as he travels on a raft down the Mississippi with Jim, an escaping slave. “In the course of their perilous journey‚ Huck and Jim meet with adventure‚ danger‚ and a cast of characters who are sometimes menacing and often hilarious. Although the story was mostly written in the 1880s‚ it is set in the time of slavery prior to the Civil War. Twain uses Huck’s predicaments to illustrate the failure of reconstruction in the post-Civil War South.”

•From 1891 to 1900, Twain and his family travelled the world, influencing him to become increasingly skeptical and angry at the practice of imperialism he witnessed during the Boer War in South Africa and the Boxer Rebellion in China. “With the Spanish-American and Philippine wars in 1898‚ Sam’s wrath was redirected toward the American government.”

•Twain would have a run-in with a young Winston Churchill on December 9, 1900. Twain showed up to a press conference held by Churchill in New York City, and Twain challenged Churchill regarding the involvement of the British Empire in South Africa. Churchill had grown up thinking of Twain as a childhood hero.

•On April 21, 1910 Twain died at age 74, having spent the last decade of his life devoted to anti-imperialism and government criticism.

•“Adventures of Huckleberry Finn” was controversial after its release. “...the book, which would later become for many an icon of wholesome Americana, had been removed from libraries for other reasons – of crudeness and rebellion, for instance – almost from the moment it was published.”

•“Adventures of Huckleberry Finn” was written in “two short bursts” over the course of seven years. In 1876, having written 400 pages of the book, Twain wrote in a letter to a friend that he liked the book “only tolerably well, as far as I have got, and may possible pigeonhole or burn the [manuscript].”

•One of the dominant themes in “Adventures of Huckleberry Finn,” besides for the exploration of boyhood, is the morality of slavery. The character of Huckleberry Finn grew up in the South before the Civil War, and “not only accepts slavery, but believes that helping Jim run away is a sin.” During the novel, Finn debates whether or not to turn Jim in back to his owner, writing a letter telling him of Jim’s location. “Finally, Huck says, ‘All right, then, I'll go to hell,’ and tears the letter up.”

•In 1935, Ernest Hemingway declared: “All modern American literature comes from one book by Mark Twain called ‘Huckleberry Finn. It’s the best book we’ve had. All American writing comes from that. There was nothing before. There has been nothing as good since.”

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is an 1885 First Edition, Adventures of Huckleberry Finn by Mark Twain.

•The Underlying Asset is in its original publisher’s green pictorial cloth binding stamped in gilt and black.

•The Underlying Asset exhibits pale peach endpapers.

•The Underlying Asset is contained in a custom quarter green goatskin slipcase and green cloth chemise.

•The Underlying Asset exhibits expertly repaired hinges.

Notable Defects

•The Underlying Asset exhibits light rubbing to spine ends and corners, with trivial edgewear.

Details

Series Adventures of Huckleberry Finn
Title	Adventures of Huckleberry Finn
Author	Mark Twain
Publisher	Charles L. Webster and Company
Publication Date	1885
Binding	Original Publisher’s Green Pictorial Cloth
Book Condition	Near Fine or Better
Edition	First Edition

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Adventures of Huckleberry Finn going forward.

USE OF PROCEEDS – SERIES #HGWELLS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #HGWELLS Asset Cost (1)	$40,000	86.02%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.65%
	Brokerage Fee	$465	1.00%
	Offering Expenses (2)	$500	1.08%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.22%
	Marketing Materials	$200	0.43%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,935	10.61%
	Total Fees and Expenses	$6,200	13.33%
	Total Proceeds	$46,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.217 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/9/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$40,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES THE TIME MACHINE

Investment Overview

•Upon completion of the Series #HGWELLS Offering, Series #HGWELLS will purchase an 1895 First Edition The Time Machine: An Invention inscribed by H.G Wells as the Underlying Asset for Series #HGWELLS (The “Series The Time Machine” or the “Underlying Asset” with respect to Series #HGWELLS, as applicable), the specifications of which are set forth below.

•H.G. Wells was a British author known mostly for his science fiction novels such as “The Time Machine,” “The Invisible Man,” and “The War of the Worlds.” Known as one of the pioneers of the science fiction genre, Wells wrote over 100 books, including works of non-fiction.

•“The Time Machine” was H.G. Wells’ first novel, published in 1895. The book is considered one of the earliest examples of the science fiction genre and more specifically the subgenre of “time travel.”

•The Underlying Asset is an 1895 First Edition The Time Machine: An Invention inscribed by H.G Wells.

Asset Description

Overview & Authentication

•Herbert George (H.G.) Wells was born on September 21, 1866 in Bromley, England. He was the youngest of four children.

•Wells’ parents were Joseph Wells and Sarah Neal, who worked as domestic servants before purchasing a hardware store.

•In 1874, Wells suffered a broken leg which caused him to remain bedridden for some months. During this period, Joseph would bring his son books from the local library and Wells became a “voracious reader of everything from Charles Dickens to Washington Irving.”

•After his father suffered an injury that prevented him from earning a sufficient living, Wells was sent to work as a draper’s apprentice in 1881.

•In 1884, Wells won a scholarship to the Normal School of Science in South Kensington, where he would study under Thomas Henry Huxley, a biologist known for his support of Darwinian theories.

•Wells would graduate from London University in 1888 and become a science teacher, publishing his first book, “Textbook of Biology,” in 1893.

•Wells published “The Time Machine” in 1895, telling the story of a nameless protagonist who builds a time machine, travelling to the distant future and finding a dystopia that many have come to consider a critique of unchecked capitalism. The book garnered him instant fame and the opportunity to begin pursuing a serious career as a writer.

•The New York Times wrote that “The Time Machine” is “generally regarded as the first modern fiction novel,” and called it “a brilliant combination of scientific speculation, sociological treatise and exciting storytelling.”

•“The Time Machine” is often viewed as a “parable of class warfare” which represented the divide between the “working and leisure classes of Wells’ time.”

•In 2002, the New York Times wrote: “More than a century after it was first published, “The Time Machine” remains exciting and awe-inspiring.”

•In “The Time Machine,” Wells coined the term “Time Machine.”

•Wells was quoted saying: "I am extravagantly obsessed by the thing that might be, and impatient with the present; I want to go ahead of Father Time with a scythe of my own."

•In 1897, Wells published “The Invisible Man,” a story detailing the struggles of a mad scientist with the newfound ability to turn himself invisible.

•In 1898, Wells published “The War of the Worlds,” a novel centered around a “catastrophic conflict” between humans and Martians. The book would inspire the famous 1938 radio broadcast by Orson Welles, which created mass hysteria due to listeners believing the show was actually a real news report.

•Wells became a respected writer and commentor on politics and society through his work. The New York times wrote that “…some of his predictions had turned out to be depressingly accurate,” referencing atomic war, aerial combat, genetic engineering, and the skepticism of the effect of technology on society.

•Wells died on August 13, 1946 in London, England.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is an 1895 First Edition The Time Machine: An Invention inscribed by H.G Wells.

•The Underlying Asset is inscribed by H.G. Wells: “WITH THE AUTHOR’S KINDEST REGARDS.”

•The Underlying Asset exhibits first state binding and ads.

•The Underlying Asset features the original full grey cloth.

•The Underlying Asset exhibits purple lettering on its spine.

•The Underlying Asset features a Sphinx vignette on its front board.

•The Underlying Asset features the publisher’s device in purple on its rear board.

•The Underlying Asset features an uncut top edge and fore edge.

•The Underlying Asset features 16 pages of ads at its rear.

•The Underlying Asset contains the bookplate of John Stuart Groves on the front pastedown

•The Underlying Asset is housed in a custom grey quarter leather slipcase and chemise.

•The Underlying Asset exhibits a uniformly toned spine.

Notable Defects

•The Underlying Asset exhibits offsetting from bookplate.

•The Underlying Asset exhibits light soiling to cloth.

Details

Series The Time Machine
Title	The Time Machine: An Invention
Author	H.G. Wells
Publisher	William Heinemann
Publication Date	1895
Binding	First State
Book Condition	Near Fine
Edition	First Edition
Inscription	H.G. Wells

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series The Time Machine going forward.

USE OF PROCEEDS – SERIES #MARX

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MARX Asset Cost (1)	$105,000	87.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.25%
	Brokerage Fee	$1,200	1.00%
	Offering Expenses (2)	$900	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.08%
	Marketing Materials	$200	0.17%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,300	10.25%
	Total Fees and Expenses	$14,700	12.25%
	Total Proceeds	$120,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.218 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/9/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$105,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES DAS KAPITAL

Investment Overview

•Upon completion of the Series #MARX Offering, Series #MARX will purchase an 1867 First Edition Das Kapital By Karl Marx as the Underlying Asset for Series #MARX (The “Series Das Kapital” or the “Underlying Asset” with respect to Series #MARX, as applicable), the specifications of which are set forth below.

•Karl Marx was a Prussian-born economist and political philosopher who is known for his anti-capitalist writings and the resulting ideology of Marxism. His most famous and influential works were the pamphlet, “The Communist Manifesto,” and book “Das Kapital.”

•“Das Kapital,” which eventually amounted to three volumes (the second and third published posthumously and edited by his colleague Friedrich Engels), is a foundational text of the Marxist movement and explains Marx’s theories of anti-capitalism, describing his purpose as to lay bare “the economic law of motion of modern society.”

•The Underlying Asset is an 1867 First Edition Das Kapital By Karl Marx.

Asset Description

Overview & Authentication

•Karl Heinrich Marx was born on May 5, 1818 in Trier, Prussia.

•Marx was the oldest surviving male of nine children, the son of Heinrich a successful lawyer who was an avid reader of Kant and Voltaire, and an active member of the Prussian constitutional movement.

•Marx came from a long line of rabbis, and his parents were Jewish, just prior to Karl’s birth his father was baptized in the Evangelical Church (possibly due to pressure from his professional career). Karl Marx would be baptized at six years old. In 1843, Marx would famously write that “religion is the opiate of the masses.”

•In October 1835 Marx entered the University of Bonn, studying subjects in the humanities such as Greek and Roman mythology and the history of art.

•In October 1836 Marx left Bonn and enrolled at the University of Berlin to study law and philosophy.

•While in Berlin, Marx was exposed to the philosophy of the idealist philosopher Georg Willhelm Friedrich Hegel, and became a member of the “Young Hegelians” and later the “Doctor Club,” which promoted the belief that Christian Gospels “were a record not of history but of human fantasies arising from emotional needs and that Jesus had not been a historical person.”

•After mounting pressure from the Prussian government over the radial movements within academia, Marx was encouraged to submit his doctoral dissertation to the University at Jena, “which was known to be lax in its academic requirements.” He received his degree in April 1841.

•On October 15, 1842 Marx became the editor of the Rheinische Zeitung, a newspaper in Cologne. At this post he wrote editorials on social issues concerning housing and the burgeoning philosophy on communism. With Marx at the helm, the newspaper became one of the most prominent in Prussia.

•Prussian officials suspended the newspaper due to its radical nature, and Marx instead began coediting a new review called the “German-French Yearbooks.”

•In October 1843, Marx and his wife moved to Paris, which had become the center of socialist philosophy, and more specifically, the radical branch of communism. During this time Marx first began to identify as a communist and concern himself more seriously with the causes of the plight of working people.

•The communist working class of French and German society impacted Marx, despite finding them “utterly crude and unintelligent,” he was impressed by their solidarity: “Their brotherhood of man is no mere phrase with them, but a fact of life, and the nobility of man shines upon us from their work-hardened bodies,” Marx wrote in 1844 (published decades later).

•Marx met Friedrich Engels (who would go on to become a life-long collaborator) in Paris in August 1844.

•In February 1944 Marx wrote an article titled “A Contribution to the Critique of Hegel’s Philosophy of Right” from which some of his most famous quotes are derived. Among these are “Religion is the opiate of the masses” and his call for the “uprising of the proletariat.”

•Marx is expelled from France (at the behest of the Prussian government), leaving for Brussels in February 1845, where he would be joined by Engels. Marx renounced his Prussian citizenship in December 1845.

•During their years in Brussels, Marx and Engels wrote multiple treatises of their shared views, critiquing forms of Hegelian idealism and setting forth their “materialistic conception of history,” a theory that defined the structure of society as one which promotes the interests of the economic elite.

•In 1847, Marx was asked to join a secret society known as the “League of Just.” After Marx and Engels joined, the organization was renamed the “Communist League.” In need of an official constitution, Marx and Engels worked from December 1847 to early 1848 to write the “Communist Manifesto.”

•The “Communist Manifesto” described a narrative of history centered around class struggles, and the prediction that the triumph of the proletariat was inevitable and would put an end to the rule of the bourgeois class. The pamphlet famously closes with the lines: “The proletarians have nothing to lose but their chains. They have a world to win. Workingmen of all countries unite!”

•In 1849, after being arrested and charged with incitement to an armed insurrection, Marx was acquitted and expelled from Germany.

•Marx arrived in London in August 1846, where he would live for the rest of his life.

•In March 1850, having sworn to avoid any cooperation with the Bourgeois class, Marx and his family was evicted from their home, beginning a long period during which Marx lived in “material misery and spiritual pain.” During this time Engels provided Marx with modest financial support.

•When several of his children died, it was deemed “a sacrifice to bourgeois misery.”

•“Das Kapital” was published in 1867. Its most important concepts are the theory of surplus value derived from the exploitation of labor and the impact of technology on the widening gap between workers and capitalists. The “capitalist class becomes unfit to rule, because it is incompetent to assure an existence to its slave within its slavery.” According to Marx, this capitalist system predicated on exploitation is untenable.

•Marx died on March 14, 1883 in London, England.

•The second and third volumes of Das Kapital were published by Engels in 1885 and 1894.

•According to the BBC: “The ideas contained in Das Kapital would go on to inspire revolutions in Russia, China, and many other countries around the world in the 20th Century, as ruling elites were overthrown and private property seized on behalf of workers.”

•The Russian revolutionary Vladimir Lenin was influenced heavily by Marx: “He spent whole days studying Marx, making digests, copying passages, jotting down notes… It was then difficult to tear him away from his work.”

•Josef Stalin considered himself a Marxist.

•After the Global Financial Crisis of 2008, interest and sales of Das Kapital experienced a resurgence.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is an 1867 First Edition Das Kapital By Karl Marx.

•The Underlying Asset exhibits contemporary half roan binding.

•The Underlying Asset features black boards.

Notable Defects

•The Underlying Asset exhibits light rubbing to the extremities.

•The Underlying Asset exhibits yellow-coated endpapers.

•The Underlying Asset exhibits a chip to the foot of the spine.

•The Underlying Asset exhibits occasional spots.

Details

Series Das Kapital
Title	Das Kapital
Author	Karl Marx
Publisher	Otto Meissner
Publication Date	1867
Binding	Half Roan
Book Condition	Fine
Edition	First Edition

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Das Kapital going forward.

USE OF PROCEEDS – SERIES #WALDEN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #WALDEN Asset Cost (1)	$17,000	82.93%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.46%
	Brokerage Fee	$205	1.00%
	Offering Expenses (2)	$500	2.44%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.49%
	Marketing Materials	$200	0.98%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,195	10.71%
	Total Fees and Expenses	$3,200	15.61%
	Total Proceeds	$20,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.219 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/10/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$17,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES WALDEN

Investment Overview

•Upon completion of the Series #WALDEN Offering, Series #WALDEN will purchase an 1854 First Edition Walden; or, Life in the Woods by Henry David Thoreau as the Underlying Asset for Series #WALDEN (The “Series Walden” or the “Underlying Asset” with respect to Series #WALDEN, as applicable), the specifications of which are set forth below.

•Henry David Thoreau was an American writer, social reformer and environmentalist who is known for his works “Walden” and “Civil Disobedience.”

•“Walden; or, Life in the Woods” is a book by Thoreau which describes his time living at Walden Pond near Concord, Massachusetts. The book became “a cornerstone work of American nonfiction” and made Thoreau an “American hero.”

•The Underlying Asset is an 1854 First Edition Walden; or, Life in the Woods by Henry David Thoreau.

Asset Description

Overview & Authentication

•Henry David Thoreau was born on July 12, 1817 in Concord Massachusetts.

•Thoreau attended Harvard College from 1833 to 1837, a place “which he did not particularly like and where he was not found particularly likable.”

•After graduating, Thoreau took a job as a teacher at the Concord Center School, only to resign two weeks later after refusing to use corporal punishment.

•In 1838, Thoreau and his older brother John went on a two week boating trip that would later be included in his first book, “A Week on the Concord and Merrimack Rivers,” which he published in 1848.

•In 1840, Thoreau published poems and essays in “The Dial,” a “transcendentalist periodical.” Thoreau would come to be known as a key member of the Transcendentalist movement of the nineteenth century, which “operated with the sense that a new era was at hand.” They were critics of contemporary society and their “unthinking conformity.” Another key member of the movement, Ralph Waldo Emerson (an author and lecturer) urged that one must find “an original relation to the universe.”

•From 1841 to 1843 Thoreau lived with Emerson and his family in Concord.

•In 1842, Thoreau’s brother John died a painful death from lockjaw in Thoreau’s arms.

•From July 4, 1845 to 1847 Thoreau lived in a small house that he had built himself at Walden Pond, about mile and a half from Concord. “Guided by the maxim ‘Simplify, simplify,’ he strictly limited his expenditures, his possessions, and his contact with others. His goal: To live deliberately, to front only the essential facts of life, and see if I could not learn what it had to teach.’”

•In the middle of his Walden period, Thoreau climbed to the summit of Mount Katahdin. He spent a night in jail after refusing to pay his poll tax. “He withheld the tax to protest the existence of slavery and what he saw as an imperialistic war with Mexico.” After a relative bailed him out of jail, he wrote “Civil Disobedience.”

•In “Civil Disobedience,” Thoreau argued his only obligation to government or society was ‘to do at any time what I think right.” The essay explains why “private conscience can constitute a higher law than civil authority.”

•“Civil Disobedience” includes many quotes which have become maxims for a wide variety of political thinkers and activists in the years since. Among these include: “Under a government which imprisons any injustly, the true place for a just man is also a prison,” and “Can there not be a government in which the majorities do not virtually decide right and wrong, but conscience? . . . Must the citizen ever for a moment, or in the least degree, resign his conscience to the legislator? Why has every man a conscience, then?”

•According to Ben Powell in the magazine of the Organization of American Historians, “Thoreau was the first American to define and use civil disobedience as a means of protest.”

•Martin Luther King Jr. read “Civil Disobedience” in college, and “became convinced then that non-cooperation with evil is as much a moral obligation as is cooperation with good.” His famous “Letter from Birmingham Jail” also expressed similar sentiments to those spelled out by Thoreau in “Civil Disobedience.”

•In 1942, Mahatma Gandhi wrote “To American Friends, You have given me a teacher in Thoreau, who furnished me through his essay on the ‘Duty of Civil Disobedience’ scientific confirmation of what I was doing in South Africa.”

•In 1942, in another letter to Franklin Delano Roosevelt, Gandhi wrote “I have profited greatly by the writings of Thoreau and Emerson.”

•The chairman of the American Civil Liberties Union recalls a train ride with Gandhi through France in 1931 during which he noticed that “Civil Disobedience” was the only book of Gandhi’s he could see. Gandhi said that the essay “contained the essence of his political philosophy, not only as India’s struggle related to the British, but as to his own views of the relation of citizens to government.”

•After leaving Walden Pond, Thoreau returned to live with Emerson’s family before returning in 1848 to live with his parents for the rest of his life. “At about this time he began the routine of morning and evening study and writing, and afternoon walks that were the foundation upon which he may be said to have built his creative life.”

•In 1854, “Walden; or, Life in the Woods” was published. The book “chronicles his experiment in self-sufficiency.”

•In “Walden” Thoreau wrote: “I wanted to live deep and suck out all the marrow of life, to live so sturdily and Spartan-like as to put to rout all that was not life, to cut a broad swath and shave close, to drive life into a corner, and reduce it to its lowest terms, and, if it proved to be mean, why then to get the whole and genuine meanness of it, and publish its meanness to the world; or if it were sublime, to know it by experience, and be able to give a true account of it…”

•On October 30, 1859 Thoreau read a speech to the citizens of Concord, Massachusetts that was later published as an essay titled “A Plea for Captain John Brown by Henry David Thoreau; October 30, 1859.” The essay defended the abolitionist John Brown who was standing trial for his involvement in leading an armed raid of Harper’s Ferry, intending on starting a slave rebellion.

•Thoreau died on May 6, 1862 in Concord, Massachusetts of tuberculosis.

•After Thoreau’s death, Emerson wrote: “The country knows not yet, or in the least part, how great a son it has lost… His soul was made for the noblest society; he had in a short life exhausted the capabilities of this world; wherever there is knowledge, wherever there is virtue, wherever there is beauty, he will find a home.”

•Critics often point out that Thoreau’s time spent at Walden Pond was not the lonesome, rugged experience of individualism that he portrayed in the book. “Thoreau could stroll from his cabin to his family home, in Concord, in twenty minutes, about as long as it takes to walk the fifteen blocks from Carnegie Hall to Grand Central Terminal.” He routinely visited his mother and spent time dining with friends.

•Thoreau spent “nearly ten years” writing “Walden,” and upon its release in 1854 it was met with “middling critical and popular acclaim; it took more than five more years for the initial print run, of two thousand copies, to sell out. Only after Thoreau’s death, in 1862, and thanks to vigorous championing by his family members, Emerson, and later readers, did ‘Walden’ become a cornerstone work of American nonfiction and its author an American hero.”

•Smithsonian Magazine wrote in August 2004: “One hundred fifty years after its publication, Henry David Thoreau’s meditation remains the ultimate self-help book,” going on to write “It offers readers an ethical view of life that begins in self-rule and ends in public and social commitment to the next generation.”

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is an 1854 First Edition Walden; or, Life in the Woods by Henry David Thoreau.

•The Underlying Asset is one of 2000 First Edition copies of Walden; or, Life in the Woods.

•The Underlying Asset features May 1854 ads (pre-publication).

•The Underlying Asset features a map of Walden Pond.

•The Underlying Asset features its original brown cloth.

•The Underlying Asset is housed in a custom half-morocco case.

Notable Defects

•The Underlying Asset consists of one gathering which is slightly pulled.

Details

Series Walden
Title	Walden; or, Life in the Woods
Author	Henry David Thoreau
Publisher	Ticknor and Fields
Publication Date	1854
Binding	Original Brown Cloth
Book Condition	Very Fine
Edition	First Edition

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Walden going forward.

USE OF PROCEEDS – SERIES #RIVIERA

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #RIVIERA Asset Cost (1)	$22,680	75.60%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.00%
	Brokerage Fee	$300	1.00%
	Offering Expenses (2)	$500	1.67%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$132	0.44%
	Marketing Materials	$200	0.67%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,888	19.63%
	Total Fees and Expenses	$7,020	23.40%
	Total Proceeds	$30,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.220 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/10/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$22,680
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$332

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES ROLEX 1601 RIVIERA

Investment Overview

•Upon completion of the Series #RIVIERA Offering, Series #RIVIERA will purchase the 1965 Rolex 1601 Datejust retailed by Joyeria Riviera as the underlying asset for the Series #RIVIERA (the “Series Rolex 1601 Riviera” or “Underlying Asset” with respect to Series #RIVIERA, as applicable), the specifications of which are set forth below.

•Rolex SA is a luxury timepiece manufacturer, founded in 1905 and based in Geneva, Switzerland.

•The Datejust is known as Rolex’s “flagship” model and has been offered in multiple variations since its introduction in 1945.

•The Underlying Asset is a 1965 Rolex 1601 Datejust retailed by Joyeria Riviera.

Asset Description

Overview & Authentication

•Rolex offered the Datejust for the first time in 1945. It was the first self-winding chronometer to show the date in a window on the dial.

•The Datejust is considered the “pillar” of the Oyster collection.

•The Datejust ref. 1601 was first introduced in the late 1950s and continued to be produced into the 1970s.

•Joyeria Riviera is a jeweler first founded in 1943 in Havana, Cuba.

•Joyeria Riviera has been called the “Tiffany’s of Havana.”

•Joyeria Riviera was run by Don Julio Abislaiman and his two sons, Jose and Juan.

•Joyeria Riviera originally consisted of two floors of jewelry, watches, and sterling silver items.

•In 1960, Joyeria Riviera closed their location in Havana due to the Cuban Revolution and embargo. The store reopened in San Juan, Puerto Rico.

•Joyeria Riviera maintained an agreement with Rolex which allowed them to stamp their name on a variety of early Rolex models.

•The Underlying Asset is accompanied by a Rolex COSC Certificate.

Notable Features

•The Underlying Asset is a 1965 Rolex 1601 Datejust retailed by Joyeria Riviera.

•The Underlying Asset consists of a stainless steel and yellow gold automatic wristwatch with date and bracelet.

•The Underlying Asset consists of a black gilt dial.

•The Underlying Asset consists of a 1570 automatic caliber movement with 26 jewels.

•The Underlying Asset has a movement number of D29’421.

•The Underlying Asset exhibits a stainless steel and 18k yellow gold case personally inscribed on the case back: “A K M CORCO 1955-1966.”

•The Underlying Asset exhibits the case number 1’335’233.

•The Underlying Asset consists of a stainless steel and 18k yellow gold Rolex bracelet with folding clasp.

•The Underlying Asset has a diameter of 36 mm.

•The Underlying Asset has a bracelet circumference of approximately 175 mm.

•The Underlying Asset consists of the original box and papers.

•The Underlying Asset is accompanied by a Rolex COSC Certificate.

•The Underlying Asset was retailed by the jeweler Joyeria Riviera.

Notable Defects

•The Underlying Asset shows exhibits surface scratches to the case visible throughout to the naked eye.

•The Underlying Asset shows signs of stretch to the bracelet.

•The Underlying Asset is missing luminous material from 7 and 9 o’clock plots.

•The Underlying Asset exhibits crystal glazing with surface scratching.

Details

Series Rolex 1601 Riviera
Reference Number	1601
Brand	Rolex
Model	Datejust
Case Material	Stainless Steel and 18k Yellow Gold
Case Number	1’335’233
Year	Circa 1965
Condition (Case)	Good
Condition (Dial)	Good
Scope of Delivery	Original Box and Original Papers
Movement	Automatic
Movement Number	D29’421
Caliber	1570
Case Diameter	36 mm
Dial	Black Gilt
Signed (Case and Movement)	Maker
Signed (Dial)	Maker and Retailer
Case-back Engraving	“A K M CORCO 1955-1966”
Bracelet Material	Stainless Steel and 18k Yellow Gold
Clasp	Fold clasp

Depreciation

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series Rolex 1601 Riviera going forward.

USE OF PROCEEDS – SERIES #85LEMIEUX

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #85LEMIEUX Asset Cost (1)	$78,000	89.14%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.34%
	Brokerage Fee	$875	1.00%
	Offering Expenses (2)	$656	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$143	0.16%
	Marketing Materials	$200	0.23%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,326	8.37%
	Total Fees and Expenses	$9,200	10.51%
	Total Proceeds	$87,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.221 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/4/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$78,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$343

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1985 O-PEE-CHEE MARIO LEMIEUX ROOKIE CARD

Investment Overview

•Upon completion of the Series #85LEMIEUX Offering, Series #85LEMIEUX will purchase a 1985 O-Pee-Chee Hockey Mario Lemieux Rookie Card #9 graded PSA GEM-MT 10 as the Underlying Asset for Series #85LEMIEUX (The “Series 1985 O-Pee-Chee Mario Lemieux Rookie Card” or the “Underlying Asset” with respect to Series #85LEMIEUX, as applicable), the specifications of which are set forth below.

•Mario Lemieux is often considered one of the greatest hockey players of all time, debuting in the NHL for the Pittsburgh Penguins at age 19 and retiring at age 40 having recorded 1,723 career points, 1,033 career assists, and 690 career goals while being selected for 9 All-Star Games.

•O-Pee-Chee was a Canadian card manufacturer and candy company which begin printing sports card sets in 1934 and has been known in particular for their hockey sets and licensing deals with Topps.

•The Underlying Asset is a 1985 O-Pee-Chee Hockey Mario Lemieux Rookie Card #9 graded PSA GEM-MT 10.

Asset Description

Overview & Authentication

•Mario Lemieux was born on October 5, 1965 in Montreal, Quebec.

•The Pittsburg Penguins selected Lemieux with the first pick in the June 1984 NHL Draft.

•On October 11, 1984 Lemieux made his NHL debut, scoring a goal on his first shot on his first NHL shift.

•In Lemieux’s rookie season in the NHL in 1984-85 at the age of 19, he scored 43 goals and notched 57 assists for a total of 100 points, winning the Calder Trophy (given "to the player selected as the most proficient in his first year of competition in the National Hockey League.").

•In April 1988, Lemieux was awarded the Hart Trophy (given "to the player adjudged to be the most valuable to his team.") and the Art Ross Trophy (given "to the player who leads the NHL in scoring points at the end of the regular season.") for a season in which he scored 70 goals and collected 98 assists for a total of 168 points. The New York Times wrote: “The reign of Wayne Gretzky as the scoring champion of the National Hockey League for seven consecutive seasons came to an end Sunday as Mario Lemieux of the Pittsburgh Penguins finished with 70 goals and 98 assists for 168 points.”

•For his performance in the 1990-91 playoffs during which he led the Penguins to their first Stanley Cup, Lemieux was awarded the Conn Smythe Trophy (given "to the most valuable player for his team in the playoffs."). During the playoffs Lemieux scored 16 goals and recorded 28 assists in 23 games. Lemieux had missed the first 50 games of the season recovering from a rare bone disease and surgery-related complications.

•For his performance in the 1991-92 playoffs during which he led the Penguins to their second-straight Stanley Cup, Lemieux was awarded the Conn Smythe Trophy. He also won his third straight scoring title. In game 2 of the Patrick Division Finals, Lemieux has his hand broken after being slashed by the Rangers’ Adam Graves. He returned after missing only five games. During the playoffs Lemieux scored 16 goals and recorded 18 assists in 15 games.

•In January 1993, Lemieux was diagnosed with a Nodular Lymphocytic form of Hodgkin’s disease, and would undergo radiation treatment over the following two months. He returned in March and would finish the season having played 60 games, scoring 69 goals, collecting 91 assists, and leading the league with 160 points. He was awarded his second Hart Trophy. In April 1993, the New York Times titled their Lemieux profile: “Lemieux: Man and Superman.”

•On August 29, 1994 Lemieux announced he planned to sit out the 1994-95 season due to fatigue, recovering from his radiation treatment. The LA Times wrote: “Mario Lemieux of the Pittsburgh Penguins, one of the NHL’s greatest players, confirmed Monday he will sit out the 1994-95 season to recuperate from lingering fatigue.”

• On June 20, 1995 Lemieux announced he would return for the 1995-96 season.

•On October 26, 1995 Lemieux scored the 500th goal of his career, becoming the second fastest player in history to reach the mark behind only Wayne Gretzky.

•Lemieux won his third Hart Trophy for the 1995-96 season in which he played 70 games, scoring a league-leading 69 goals, collecting a league-leading 92 assists, and leading the league with 161 points. He was the seventh player to win three Hart Trophies and the fourth to win five scoring titles.

•On April 6, 1997 Lemieux announced he intended to retire following the playoffs, which ended in a first-round elimination. After 44 months, Lemieux returned to the ice on December 27, 2000. He recorded an assist just 33 seconds into his first shift and finished the game with a goal and two assists.

•In his final NHL game, Lemieux notched an assist in an overtime loss on December 16, 2005.

•Lemieux was inducted into the Hockey Hall of Fame in 1997, the Hockey Hall of Fame writing: “Mario Lemieux was arguably the most naturally talented player of his generation.”

•Lemieux’s 915 career games played are the most all-time by a player who averaged at least .75 goals per game.

•Lemieux’s nickname was “Super Mario.” Lemieux translates to “the best” in French.

•Newsweek wrote about Lemieux: “Notwithstanding Gretzky's abiding majesty, posterity will never forget that no athlete -- not even the sainted Lou Gehrig -- has ever before Lemieux been struck down by a deadly disease at the very moment when he was the best of his sport at the best he ever would be. And since: Lemieux has achieved miraculously in remission, struggling, on the side, with a back injury so grievous that it has benched him after he merely laced up a skate. That is the stuff that answers people these days when they wonder where all our sports heroes have gone."

•The 1985 O-Pee-Chee Hockey card set contains 264 cards, “anchored” by Steve Yzerman, Doug Gilmour, Wayne Gretzky, Cam Neely, and the rookie card of Lemieux.

•The Underlying Asset has been issued a grade of GEM-MT 10 by Professional Sports Authenticators (PSA) with certification No. 16809908.

Notable Features

•The Underlying Asset is a 1985 O-Pee-Chee Hockey Mario Lemieux Rookie Card #9 graded PSA GEM-MT 10.

•The Underlying Asset is 1 of 47 a 1985 O-Pee-Chee Hockey Mario Lemieux Rookie Card examples graded PSA GEM-MT 10 with none graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1985 O-Pee-Chee Mario Lemieux Rookie Card
Sport	Hockey
Professional League	NHL
Player / Number	Mario Lemieux / 66
Team	Pittsburgh Penguins
Year / Season	1985
Memorabilia Type	Trading Card
Manufacturer	O-Pee-Chee
Rarity	1 of 47 (PSA 10)
Number in Set	#9
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	16809908

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1985 O-Pee-Chee Mario Lemieux Rookie Card going forward.

USE OF PROCEEDS – SERIES #80TOPPS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #80TOPPS Asset Cost (1)	$69,000	89.03%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.39%
	Brokerage Fee	$775	1.00%
	Offering Expenses (2)	$581	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$127	0.16%
	Marketing Materials	$200	0.26%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,517	8.41%
	Total Fees and Expenses	$8,200	10.58%
	Total Proceeds	$77,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.222 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/4/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$69,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$327

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1980 TOPPS BASKETBALL WAX BOX

Investment Overview

•Upon completion of the Series #80TOPPS Offering, Series #80TOPPS will purchase a 1980 Topps Basketball Wax Box Reviewed and Factory Sealed by BBCE as the Underlying Asset for Series #80TOPPS (The “Series 1980 Topps Basketball Wax Box or the “Underlying Asset” with respect to Series #80TOPPS, as applicable), the specifications of which are set forth below.

•The 1980 Topps Basketball set consists of 264 numbered cards broken down into 88 perforated panels of three cards each. The set contains “trios” consisting of three players, the most famous of which is a card pairing the rookie cards of Larry Bird, Magic Johnson, and established star Julius Erving.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 1980 Topps Basketball Wax Box Reviewed and Factory Sealed by BBCE.

Asset Description

Overview & Authentication

•The 1980 Topps Basketball set was originally considered a failure, thanks to the introduction of three-player panels. According to PSA, the set was originally largely ignored by collectors.

•According to PSA, “The biggest selling point of the set is that Erving, Bird and Johnson are featured on multiple cards, but it's card #6 (the number generally assigned by hobby publications) that showcases all three of them that's the set's crown jewel.”

•The #6 card is titled the “Scoring Leader Card.”

•As of March 5, 2021, there have been more than 8,800 examples of the 1980 #6 trio card featuring Erving, Bird, and Johnson graded by PSA, with only 24 examples achieving a PSA 10 grade.

•Magic Johnson (born August 1959 in Lansing, Michigan) was the first overall pick in the 1979 NBA Draft and played for the Los Angeles Lakers for 13 seasons. He was named to 12 All-Star Teams, won three MVPs, five NBA Championships, and was named Finals MVP three times. Johnson was inducted into the NBA Hall of Fame in 2002.

•Larry Bird (born December 1956 in West Baden, Indiana) was the sixth overall pick in the 1978 NBA Draft and played for the Boston Celtic for 13 seasons. He was named to 12 All-Star Teams, won three MVPs, three NBA Championships, and was named Finals MVP two times. Bird was inducted into the NBA Hall of Fame in 1998.

•Julius Erving (born February 1950 in Roosevelt, New York) was the 12th overall pick in the 1972 NBA Draft and played 16 seasons for three teams in the ABA and NBA. He was named to 16 All-Star Teams, won four MVPs, one NBA Championship, and two ABA Championships. Erving was inducted into the NBA Hall of Fame in 1993.

•The Underlying Asset has been authenticated by Baseball Card Exchange, Inc. (BBCE) has been given the certification number X0417.

Notable Features

•The Underlying Asset is a 1980 Topps Basketball Wax Box Reviewed and Factory Sealed by BBCE.

•The Underlying Asset contains 36 unopened packs of cards from the 1980 Topps Basketball set.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from BBCE.

Details

Series 1980 Topps Basketball Wax Box
Sport	Basketball
Professional League	NBA
Year / Season	1980
Memorabilia Type	Trading Card Box
Manufacturer	Topps
Total Packs	36
Authentication	BBCE
Grade	Factory Sealed
Certification No.	X0417

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1980 Topps Basketball Wax Box going forward.

USE OF PROCEEDS – SERIES #TOPPSTRIO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TOPPSTRIO Asset Cost (1)	$75,000	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.33%
	Brokerage Fee	$900	1.00%
	Offering Expenses (2)	$675	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$138	0.15%
	Marketing Materials	$200	0.22%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,787	14.21%
	Total Fees and Expenses	$14,700	16.33%
	Total Proceeds	$90,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.223 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/4/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$75,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$338

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1980 TOPPS SCORING LEADER CARD

Investment Overview

•Upon completion of the Series #TOPPSTRIO Offering, Series #TOPPSTRIO will purchase a 1980 Topps Scoring Leader Card (Bird / Erving /Johnson) graded PSA MINT 9 as the Underlying Asset for Series #TOPPSTRIO (The “Series 1980 Topps Basketball Wax Box or the “Underlying Asset” with respect to Series #TOPPSTRIO, as applicable), the specifications of which are set forth below.

•The 1980 Topps Basketball set consists of 264 numbered cards broken down into 88 perforated panels of three cards each. The set contains “trios” consisting of three players, the most famous of which is a card pairing the rookie cards of Larry Bird, Magic Johnson, and established star Julius Erving.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 1980 Topps Scoring Leader Card (Bird / Erving /Johnson) graded PSA MINT 9.

Asset Description

Overview & Authentication

•The 1980 Topps Basketball set was originally considered a failure, thanks to the introduction of three-player panels. According to PSA, the set was originally largely ignored by collectors.

•According to PSA, “The biggest selling point of the set is that Erving, Bird and Johnson are featured on multiple cards, but it's card #6 (the number generally assigned by hobby publications) that showcases all three of them that's the set's crown jewel.”

•The #6 card is titled the “Scoring Leader Card.”

•Magic Johnson (born August 1959 in Lansing, Michigan) was the first overall pick in the 1979 NBA Draft and played for the Los Angeles Lakers for 13 seasons. He was named to 12 All-Star Teams, won three MVPs, five NBA Championships, and was named Finals MVP three times. Johnson was inducted into the NBA Hall of Fame in 2002.

•Larry Bird (born December 1956 in West Baden, Indiana) was the sixth overall pick in the 1978 NBA Draft and played for the Boston Celtic for 13 seasons. He was named to 12 All-Star Teams, won three MVPs, three NBA Championships, and was named Finals MVP two times. Bird was inducted into the NBA Hall of Fame in 1998.

•Julius Erving (born February 1950 in Roosevelt, New York) was the 12th overall pick in the 1972 NBA Draft and played 16 seasons for three teams in the ABA and NBA. He was named to 16 All-Star Teams, won four MVPs, one NBA Championship, and two ABA. Erving was inducted into the NBA Hall of Fame in 1993.

•The Underlying Asset has been issued a grade of MINT 9 by Professional Sports Authenticators (PSA) with certification No. 06088514.

Notable Features

•The Underlying Asset is a 1980 Topps Scoring Leader Card (Bird / Erving /Johnson) graded PSA MINT 9.

•The Underlying Asset is 1 of 612 1980 Topps Scoring Leader Cards graded MINT 9 by PSA with 24 examples graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1980 Topps Scoring Leader Card
Sport	Basketball
Professional League	NBA
Player / Number	Larry Bird / 33
Team (Bird)	Boston Celtics
Player / Number	Julius Erving / 6
Team (Erving)	Philadelphia 76ers
Player / Number	Magic Johnson / 32
Team (Johnson)	Los Angeles Lakers
Year / Season	1980
Memorabilia Type	Trading Card
Manufacturer	Topps
Rarity	1 of 612 (PSA 9)
Authentication	Professional Sports Authenticators (PSA)
Grade	9
Certification No.	06088514

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1980 Topps Scoring Leader Card going forward.

USE OF PROCEEDS – SERIES #03LEBRON4

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03LEBRON4 Asset Cost (1)	$252,000	86.90%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.10%
	Brokerage Fee	$2,900	1.00%
	Offering Expenses (2)	$2,175	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$463	0.16%
	Marketing Materials	$200	0.07%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$31,962	11.02%
	Total Fees and Expenses	$37,700	13.00%
	Total Proceeds	$290,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.224 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/4/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$252,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$663

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2003 LEBRON JAMES SCRIPTED SWATCHES ROOKIE CARD

Investment Overview

•Upon completion of the Series #03LEBRON4 Offering, Series #03LEBRON4 will purchase a 2003 Exquisite Collection LeBron James Scripted Swatches Rookie Card graded BGS MINT 9 as the Underlying Asset for Series #03LEBRON4 (The “Series 2003 LeBron James Scripted Swatches Rookie Card” or the “Underlying Asset” with respect to Series #03LEBRON4, as applicable), the specifications of which are set forth below.

•LeBron James is a professional basketball player who has won four NBA championships, four NBA Most Valuable Player Awards (MVP), four Finals MVP awards, two Olympic gold medals, and is widely considered to be one of the greatest players in NBA history. LeBron joined the Cleveland Cavaliers in 2003 as the first overall draft pick and was named the 2003-04 NBA Rookie of the Year.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.

•The Underlying Asset is a 2003 Exquisite Collection LeBron James Scripted Swatches Rookie Card graded BGS MINT 9.

Asset Description

Overview & Authentication

•In 1990, The Upper Deck Company, LLC. became the first trading card company to include autographed insert cards in their trading card sets.

•In 1996, The Upper Deck Company, LLC. introduced game-used jersey swatches embedded in trading cards.

•The Upper Deck Company, LLC. introduced the “Exquisite Collection” for the 2003-04 NBA season. At a suggested retail price of $500, each Exquisite Collection box consisted of a single 5-card pack that was housed in an engraved wooden box.

•The 2003-04 Exquisite Collection base set consists of 78 base cards, all numbered to 225 or less.

•The 2003-04 Exquisite Collection base set included 36 rookie cards, with many of them containing limited run parallels and variants.

•LeBron James was born on December 30, 1984 in Akron, Ohio.

•LeBron James was selected by his hometown team, the Cleveland Cavaliers, as the first overall pick of the 2003 NBA Draft. In his first regular season game, at 19 years old, James scored 25 points against Sacramento.

•During James’ rookie season, he averaged 20.9 points, 5.5 rebounds, and 5.9 assists per game. He started 79 games and averaged 39.5 minutes played on his way to winning the Rookie of the Year Award.

•As of February 2021, LeBron James sits third on the NBA all-time scoring list with over 34,000 points. Ahead of him are only Kareem Abdul-Jabbar and Karl Malone, and he has already surpassed the likes of Michael Jordan, Kobe Bryant, Wilt Chamberlain, and Shaquille O’Neal.

•As of February 2021, LeBron James sits eighth on the NBA all-time assists list with over 9,500, ahead of players like Gary Payton and Isiah Thomas.

•The Underlying Asset has been issued a grade of MINT 9 by Beckett Grading Services (BGS) with certification No. 0011876218.

Notable Features

•The Underlying Asset is a 2003 Exquisite Collection LeBron James Scripted Swatches Rookie Card graded BGS MINT 9.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 9.5, Corners: 9, Edges: 8.5, Surface: 9.5, Autograph: 10.

•The Underlying Asset is 1 of 11 2003 Exquisite Collection LeBron James Scripted Swatches Rookie Card examples graded BGS 9, with one graded above.

•The Underlying Asset contains a game-used jersey swatch, upon which lies a LeBron James signature in silver marker.

•The Underlying Asset is 1 of a total print-run of 25 2003 Exquisite Collection LeBron James Scripted Swatches Rookie Cards.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2003 LeBron James Scripted Swatches Rookie Card
Sport	Basketball
Professional League	NBA
Player / Number	LeBron James / 23
Team	Cleveland Cavaliers
Year / Season	2003-04
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck, LLC.
Rarity	1 of 11 (BGS 9)
Number in Set	#LJ
Authentication	Beckett Grading Services (BGS)
Grade	9
Grade (Centering)	9.5
Grade (Corners)	9
Grade (Edges)	8.5
Grade (Surface)	9.5
Grade (Autograph)	10
Certification No.	0011876218

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003 LeBron James Scripted Swatches Rookie Card going forward.

USE OF PROCEEDS – SERIES #87JORDAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #87JORDAN Asset Cost (1)	$45,100	90.20%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.60%
	Brokerage Fee	$500	1.00%
	Offering Expenses (2)	$500	1.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$146	0.29%
	Marketing Materials	$200	0.40%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,254	6.51%
	Total Fees and Expenses	$4,600	9.20%
	Total Proceeds	$50,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.225 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/11/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$45,100
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$346

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1987 FLEER MICHAEL JORDAN CARD

Investment Overview

•Upon completion of the Series #87JORDAN Offering, Series #87JORDAN will purchase a 1987 Fleer Michael Jordan Card #59 graded PSA GEM MT 10 as the Underlying Asset for Series #87JORDAN (The “Series 1987 Fleer Michael Jordan Card” or the “Underlying Asset” with respect to Series #87JORDAN, as applicable), the specifications of which are set forth below.

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season during which time he led the Bulls to three NBA Championships. Jordan then retired from basketball to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement again and played for the Washington Wizards from 2001 to 2003, until the end of his NBA career.

•The 1987-88 Fleer Basketball set features 132 base cards and includes Hall of Fame players such as Magic Johnson, Charles Barkley, Larry Bird, and Michael Jordan.

•The Underlying Asset is a 1987 Fleer Michael Jordan Card #59 graded PSA GEM MT 10.

Asset Description

Overview & Authentication

•Michael Jordan was born on February 17, 1963 in Brooklyn, New York.

•Jordan hit the game-winning jumper to lead UNC to an NCAA Championship on March 29, 1982 against Georgetown.

•Jordan led Team USA to an Olympic gold medal in Los Angeles at the 1984 Olympics on August 10.

•Jordan was drafted third overall in the first round of the 1984 NBA Draft by the Chicago Bulls and made his NBA Debut on October 26, 1984.

•In 1984 Michael Jordan partnered with Nike to launch the Jordan Brand. Jordan wore the first iteration of Nike shoes made under his eponymous brand during his rookie season, the ‘Air Jordan I.’

•Over the course of his fifteen-year career, Jordan was named to 14 All Star Teams, 11 All-NBA Teams, and 9 All-Defensive Teams.

•Jordan was a 10-time Scoring Champion, 5-time MVP, and the winner of 6 NBA Finals, for all of which he was awarded the NBA Finals MVP. He is a member of the NBA Hall of Fame.

•In the fiscal year ending in May 2020, the Jordan Brand generated $3,100,000,000 in sales.

•Jordan is the highest paid athlete of all time as of 2017, with $1,500,000,000 in lifetime earnings, most of which he earned through endorsements deals.

•In 2020, “The Last Dance,” a miniseries co-produced by ESPN Films and Netflix, was released. The documentary series revolved around the career of Michael Jordan, with an emphasis on his legendary competitiveness and one-of-a-kind firebrand leadership style.

•During the 1987-88 NBA season, Jordan played 82 games, leading the league with 35 points per game, averaging a league-high 3.2 steals per game, and recording 5.5 rebounds and 5.9 assists per game. He won his first MVP award, as well as being named Defensive Player of the Year and the All-Star Game MVP. He was the first player in NBA history to win the MVP and Defensive Player of the Year in the same season.

•The 1987-88 Fleer Basketball set features 132 base cards, which was considered a small set for the era.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with certification number 06221227.

Notable Features

•The Underlying Asset is a 1987 Fleer Michael Jordan Card #59 graded PSA GEM MT 10.

•The Underlying Asset is 1 of 200 1987 Fleer Michael Jordan Cards graded PSA 10 with none graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1987 Fleer Michael Jordan Card
Sport	Basketball
Professional League	NBA
Player / Number	Michael Jordan / 23
Team	Chicago Bulls
Year / Season	1987
Memorabilia Type	Trading Card
Manufacturer	Fleer
Rarity	1 of 200 (PSA 10)
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	06221227

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1987 Fleer Michael Jordan Card going forward.

USE OF PROCEEDS – SERIES #98JORDAN2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #98JORDAN2 Asset Cost (1)	$288,000	87.27%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.09%
	Brokerage Fee	$3,300	1.00%
	Offering Expenses (2)	$2,475	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.03%
	Marketing Materials	$200	0.06%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$35,625	10.80%
	Total Fees and Expenses	$41,700	12.64%
	Total Proceeds	$330,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.226 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/12/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$288,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1998 UPPER DECK MICHAEL JORDAN JERSEY CARD

Investment Overview

•Upon completion of the Series #98JORDAN2 Offering, Series #98JORDAN2 will purchase a 1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5 as the Underlying Asset for Series #98JORDAN2 (The “1998 Upper Deck Michael Jordan Jersey Card” or the “Underlying Asset” with respect to Series #98JORDAN2, as applicable), the specifications of which are set forth below.

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season during which time he led the Bulls to three NBA Championships. Jordan then retired from basketball to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement again and played for the Washington Wizards from 2001 to 2003, until the end of his NBA career.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.

•The Underlying Asset is a 1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5.

Asset Description

Overview & Authentication

•In 1990, The Upper Deck Company, LLC. became the first trading card company to include autographed insert cards in their trading card sets.

•In 1996, The Upper Deck Company, LLC. introduced game-used jersey swatches embedded in trading cards.

•Michael Jordan was born on February 17, 1963 in Brooklyn, New York.

•Jordan hit the game-winning jumper to lead UNC to an NCAA Championship on March 29, 1982 against Georgetown.

•Jordan led Team USA to an Olympic gold medal in Los Angeles at the 1984 Olympics on August 10.

•Jordan was drafted third overall in the first round of the 1984 NBA Draft by the Chicago Bulls and made his NBA Debut on October 26, 1984.

•In 1984 Michael Jordan partnered with Nike to launch the Jordan Brand. Jordan wore the first iteration of Nike shoes made under his eponymous brand during his rookie season, the ‘Air Jordan I.’

•Over the course of his fifteen-year career, Jordan was named to 14 All Star Teams, 11 All-NBA Teams, and 9 All-Defensive Teams.

•Jordan was a 10-time Scoring Champion, 5-time MVP, and the winner of 6 NBA Finals, for all of which he was awarded the NBA Finals MVP. He is a member of the NBA Hall of Fame.

•In the fiscal year ending in May 2020, the Jordan Brand generated $3,100,000,000 in sales.

•Jordan is the highest paid athlete of all time as of 2017, with $1,500,000,000 in lifetime earnings, most of which he earned through endorsements deals.

•In 2020, “The Last Dance,” a miniseries co-produced by ESPN Films and Netflix, was released. The documentary series revolved around the career of Michael Jordan, with an emphasis on his legendary competitiveness and one-of-a-kind firebrand leadership style.

•During the 1992-93 NBA season, Michael Jordan led the league with 32.6 points per game and recorded 6.7 rebounds and 5.5 assists per game. During this season Jordan won his third NBA Championship.

•The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with certification No. 0003951158.

Notable Features

•The Underlying Asset is a 1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 10, Corners: 9, Edges: 9.5, Surface: 10, Autograph: 10.

•The Underlying Asset is 1 of 6 1998 Upper Deck Michael Jordan Jersey Autograph Card examples graded BGS 9.5, with none graded above.

•The Underlying Asset contains a game-used jersey swatch that was worn by Jordan during a game during the 1992-93 NBA season.

•The Underlying Asset contains a bright blue signature from Michael Jordan.

•The Underlying Asset is 1 of a total print-run of 23 1998 Upper Deck Michael Jordan Jersey Autograph Card examples.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 1998 Upper Deck Michael Jordan Jersey Card
Sport	Basketball
Professional League	NBA
Player / Number	Michael Jordan / 23
Team	Chicago Bulls
Year / Season	1998
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck, LLC.
Rarity	1 of 6 (BGS 9.5)
Number in Set	#MJX-GJ
Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	10
Grade (Corners)	9
Grade (Edges)	9.5
Grade (Surface)	10
Grade (Autograph)	10
Certification No.	0003951158

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1998 Upper Deck Michael Jordan Jersey Card going forward.

USE OF PROCEEDS – SERIES #07DURANT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #07DURANT Asset Cost (1)	$115,200	88.62%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.23%
	Brokerage Fee	$1,300	1.00%
	Offering Expenses (2)	$975	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.08%
	Marketing Materials	$200	0.15%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$11,925	9.17%
	Total Fees and Expenses	$14,500	11.15%
	Total Proceeds	$130,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.227 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/12/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$115,200
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2007 TOPPS KEVIN DURANT ROOKIE CARD

Investment Overview

•Upon completion of the Series #07DURANT Offering, Series #07DURANT will purchase a 2007 Topps Chrome Orange Refractor Kevin Durant Rookie Card graded PSA GEM MT 10 as the Underlying Asset for Series #07DURANT (The “Series 2007 Topps Kevin Durant Rookie Card” or the “Underlying Asset” with respect to Series #07DURANT, as applicable), the specifications of which are set forth below.

•Kevin Durant debuted with the Seattle SuperSonics in the 2007-08 season and has since played for the Oklahoma City Thunder (the SuperSonics relocated and rebranded as the Thunder), the Golden State Warriors, and the Brooklyn Nets, with whom he currently plays. Over his career he has won one MVP Award, two NBA Championships, led the league in scoring four times, and has been named to 10 All-Star Teams.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 2007 Topps Chrome Orange Refractor Kevin Durant Rookie Card graded PSA GEM MT 10.

Asset Description

Overview & Authentication

•Kevin Wayne Durant was born on September 29, 1988 in Washington D.C.

•Durant played a single season in the NCAA for the University of Texas, averaging 25.8 points and 11.1 rebounds per game, and earning AP Player of the Year honors, the first freshman to receive the award.

•The Seattle SuperSonics selected Durant with the second pick in the June 2007 NBA Draft.

•Picked ahead of Durant in the 2007 NBA Draft was Greg Oden, who is known as one of the most notable “draft busts” in NBA history.

•Durant made his NBA debut on October 31, 2007, scoring 18 points and grabbing five rebounds.

•In Durant’s rookie season in 2007-08 he averaged 20.3 points, 4.4 rebounds, and 2.4 assists, and was named Rookie of the Year. At 19, he became only the third teenager to ever average more than 20 points per game.

•On April 18, 2008, the NBA owners approved the relocation of the SuperSonics to Oklahoma City, where they would be renamed the Thunder.

•In April 2010, Durant secured his first scoring title, becoming the youngest player to ever do so at 21 years and 197 days old. During the 2009-10 season he averaged 30.1 points per game.

•On January 18, 2013 Durant shot 21 for 21 from the free-throw line during a 52-point game against Dallas. This was the second-best performance from the free-throw line in NBA history, behind only Dominique Wilkins’ 23 for 23 performance in 1992.

•On January 17, 2014 Durant scored a career-high 54 points in a 127-121 win against the Warriors.

•In May 2014, Durant was awarded his first and only MVP for a season in which he averaged 32 points (winning his fourth scoring title), 7.4 rebounds, and 5.5 assists.

•On May 30, 2016 Kevin Durant and the Thunder lost 88-96 to the Warriors in game 7 of the NBA Western Conference Finals. Durant averaged 30 points and eight rebounds across the series.

•On July 4, 2016 Durant announced in The Players’ Tribune that he would be joining the Warriors as a free agent. Having just lost to the team months prior, and due to the fact that the Warriors were already considered a “super-team,” many were critical of Durant’s decision, with USA Today writing that “…his controversial decision to leave Oklahoma City for Golden State in the summer of 2016 will forever taint his accomplishments in the minds of some fans.”

•In his first season with the Warriors, Durant won his first NBA Championship. On June 12, 2017, the Warriors defeated the Cavaliers 129-120 to take the series in five games. Durant averaged 35.2 points, 8.2 rebounds, and 5.4 assists during the series and was awarded his first Finals MVP.

•On June 8, 2018 Durant and the Warriors completed their sweep of the Cavaliers with a 108-86 victory, giving Durant his second NBA Championship. Durant averaged 28.8 points, 10.8 rebounds, and 7.5 assists during the series and was awarded his second Finals MVP.

•In June 2019, Durant announced he would join the Brooklyn Nets, teaming up with Kyrie Irving, who was also a free agent.

•After sitting out the 2019-20 season due to injury, Durant debuted with the Nets on December 22, 2020, scoring 22 points.

•Durant’s height is listed at 6’10’’ and is 7’0’’ with shoes on. Combined with his roughly 7’5’’ wingspan, Durant is a rare “big man” who shoots well from the field.

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with certification No. 27517663.

Notable Features

•The Underlying Asset is a 2007 Topps Chrome Orange Refractor Kevin Durant Rookie Card graded PSA GEM MT 10.

•The Underlying Asset is 1 of 17 2007 Topps Chrome Orange Refractor Kevin Durant Rookie Cards graded PSA GEM MT 10 with none graded higher.

•The Underlying Asset is 1 of a total print-run of 199 2007 Topps Chrome Orange Refractor Kevin Durant Rookie Cards.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2007 Topps Kevin Durant Rookie Card
Sport	Basketball
Professional League	NBA
Player / Number	Kevin Durant / 35
Team	Seattle SuperSonics
Year / Season	2007
Memorabilia Type	Trading Card
Manufacturer	Topps
Rarity	1 of 17 (PSA 10)
Number in Set	#131
Parallel	Orange Refractor
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	27517663

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2007 Topps Kevin Durant Rookie Card going forward.

USE OF PROCEEDS – SERIES #GRIFFEYJR

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GRIFFEYJR Asset Cost (1)	$26,500	75.71%
	Interests issued to Asset Seller as part of total consideration (1)	$3,500	10.00%
	Cash on Series Balance Sheet	$300	0.86%
	Brokerage Fee	$350	1.00%
	Offering Expenses (2)	$500	1.43%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.29%
	Marketing Materials	$200	0.57%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,550	10.14%
	Total Fees and Expenses	$4,700	13.43%
	Total Proceeds	$35,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.228 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/15/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$26,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$3,500
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1989 UPPER DECK KEN GRIFFEY JR. ROOKIE CARD

Investment Overview

•Upon completion of the Series #GRIFFEYJR Offering, Series #GRIFFEYJR will purchase a 1989 Upper Deck Ken Griffey Jr. Rookie Card #1 graded BGS PRISTINE 10 as the Underlying Asset for Series #GRIFFEYJR (The “Series 1989 Upper Deck Ken Griffey Jr. Rookie Card” or the “Underlying Asset” with respect to Series #GRIFFEYJR, as applicable), the specifications of which are set forth below.

•Ken Griffey Jr. is a Hall of Fame baseball player who played 22 seasons in the MLB, winning one MVP, and 10 Gold Gloves. He was named to 13 All-Star Games.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.

•The Underlying Asset is a 1989 Upper Deck Ken Griffey Jr. Rookie Card #1 graded BGS PRISTINE 10.

Asset Description

Overview & Authentication

•Ken Griffey Jr. was born November 21, 1969 in Donora, Pennsylvania.

•Griffey Jr.’s father, Ken Griffey, was a professional baseball player who played 19 seasons in the MLB and was a three-time All-Star.

•Coming out of high school, Griffey Jr. was seen as one of the most talented players in the nation. A scouting report from 1987 said: “Everything seems to come easy for him. Doesn’t exert himself but is a very likeable kid.”

•A Mariners scouting report from 1987 read: “Has all the tools to be a superstar.”

•On June 2, 1987, the Seattle Mariners selected Ken Griffey Jr. with the first overall pick in the MLB Draft.

•Playing in the Northwest League “against college kids four and five years older than he was,” Griffey Jr. hit .313 with 14 homeruns in 54 games.

•After surprising scouts with an excellent spring training in 1989, Griffey Jr. is given the center-field job at age 19, debuting on April 3 and hitting a double in his first MLB at-bat.

•On September 14, 1990 Griffey Jr. hit back-to-back homeruns with his father.

•On July 11, 1994 Griffey Jr. wins his first of three Home Run Derby titles.

•On September 25, 1998 Griffey Jr. becomes the youngest ever to hit 350 homeruns in a career.

•On June 2, 2010 Griffey Jr. retires, exactly 23 years after he was drafted.

•Griffey Jr. was known as “The Kid.”

•Griffey Jr. was known for having “the sweetest swing in the history of baseball.”

•Griffey Jr. was known for being a “five-tool” player — meaning he could hit, hit for power, run, field, and throw.

•Upper Deck’s 1989 Baseball Set is widely known as a pivotal product in the history of the trading card hobby. It was their first release, and differentiated itself with a “foil-wrapped, tamper-evident pack” containing “high gloss cards on high quality white paper stock, with images on both sides, and a hologram.”

•Each Upper Deck pack was $1.00, a premium price-point compared with the $0.45 price for a 1989 Topps pack.

•The 1989 Upper Deck set consisted of 700 cards, with the first 26 being reserved for the “Star Rookie” subset, taking cues from similar strategies used by Topps and Donruss in recent years.

•Griffey Jr. was not the obvious choice to be given the No. 1 spot in the set, as he was not expected to start the season in the majors. Tom Geideman, known as the “baseball prospect wiz,” said: “Griffey was always the guy for me.”

•Upper Deck needed a picture of Griffey Jr. in the Seattle Mariners uniform, but since he had yet to play in the majors, they were forced to airbrush the picture. They took “an image of Griffey in a San Bernadino Spirits uniform, corrected with a graphics machine called Scitex. Upper Deck staff stripped in a Mariners logo over his Spirits ha[t], and tinted the color a bit.”

•In August of 2009, Sports Illustrated called the Upper Deck Ken Griffey Jr. Rookie Card “THE LAST ICONIC BASEBALL CARD.”

•The Underlying Asset has been issued a grade of PRISTINE 10 by Beckett Grading Services (BGS) with certification No. 0004134298.

Notable Features

•The Underlying Asset is a 1989 Upper Deck Ken Griffey Jr. Rookie Card #1 graded BGS PRISTINE 10.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 9.5, Corners: 10, Edges: 10, Surface: 10.

•The Underlying Asset is 1 of 113 1989 Upper Deck Ken Griffey Jr. Rookie Card #1 examples graded BGS PRISTINE 10, with 4 “Black Label” examples graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 1989 Upper Deck Ken Griffey Jr. Rookie Card
Sport	Baseball
Professional League	MLB
Player / Number	Ken Griffey Jr. / 24
Team	Seattle Mariners
Year / Season	1989
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck, LLC.
Number in Set	#1
Rarity	1 of 113 (BGS 10)
Authentication	Beckett Grading Services (BGS)
Grade	10
Grade (Centering)	9.5
Grade (Corners)	10
Grade (Edges)	10
Grade (Surface)	10
Certification No.	0004134298

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1989 Upper Deck Ken Griffey Jr. Rookie Card going forward.

USE OF PROCEEDS – SERIES #HENDERSON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #HENDERSON Asset Cost (1)	$180,100	90.05%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.15%
	Brokerage Fee	$2,000	1.00%
	Offering Expenses (2)	$1,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$325	0.16%
	Marketing Materials	$200	0.10%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$15,575	7.79%
	Total Fees and Expenses	$19,600	9.80%
	Total Proceeds	$200,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.229 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/15/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$180,100
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$525

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1980 TOPPS RICKEY HENDERSON ROOKIE CARD

Investment Overview

•Upon completion of the Series #HENDERSON Offering, Series #HENDERSON will purchase a 1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10 as the Underlying Asset for Series #HENDERSON (The “Series 1980 Topps Rickey Henderson Rookie Card” or the “Underlying Asset” with respect to Series #HENDERSON, as applicable), the specifications of which are set forth below.

•Rickey Henderson was a Hall of Fame baseball player who played 25 seasons in the MLB, winning one MVP, two World Series titles, and being selected to 10 All-Star Games.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10.

Asset Description

Overview & Authentication

•Rickey Henderson was born December 25, 1958 in Chicago, Illinois.

•Playing baseball, basketball, and football for Oakland Technical High School, Henderson was named the California State Baseball Player of the Year in 1976. He was also an All-American running back with two 1,000-yard seasons.

•The Oakland Athletics drafted Henderson in the fourth round of the 1976 MLB Amateur Draft.

•Henderson played his first MLB game on June 24, 1979, recording two hits and a stolen base.

•As a rookie in 1979, Henderson played 89 games, hitting .274, scoring 49 runs, and stealing 33 bases.

•In 1980, Henderson was selected to his first All-Star Game, batting .303, scoring 111 runs, and leading the MLB with 100 stolen bases.

•In 1981, Henderson came in second in MVP voting, hitting .319, stealing 5 bases, and leading the MLB in runs scored with 89.

•In 1982, Henderson hit .267 and scored 119 runs, leading the MLB in stolen bases (130) and walks (116).

•In 1989, Henderson won his first World Series. The Athletics swept the Giants 4-0, finishing with a 9-6 win on October 28. During the four-game series, Henderson hit .474, and recorded a .524 OBP.

•In 1990, Henderson won the MVP, hitting .325 and stealing 65 bases. He led the MLB in runs scored (119), OBP (.439), and OPS (1.016).

•In 1993, Henderson won his second World Series, now as a member of the Toronto Blue Jays. The Blue Jays beat the Phillies in six games, finishing with an 8-6 win on October 23.

•On October 7, 2001 Henderson hit the 3,000th hit of his career. At the time he was the 25th player in history to cross this threshold.

•Henderson played his final game on September 19, 2003 at age 44.

•Henderson was inducted into the Baseball Hall of Fame on July 26th, 2009.

•Henderson holds the all-time record for stolen bases in a career with 1,406. The second-place player on the list is Lou Brock, with 938.

•Henderson holds the all-time record for runs scored in a career with 2,295, beating out Ty Cobb’s career total of 2,245.

•Henderson holds the all-time record for leadoff homeruns in a career with 81. Second place is Alfonso Soriano, who hit 54.

•Henderson was known as the “Man of Steal.”

•In May 2012, Bleacher Report ranked Henderson as the Greatest Leadoff Hitter in Baseball History, writing that his career Wins Above Replacement (WAR) “puts him in the same class with Lou Gehrig, Mickey Mantle and Frank Robinson.”

•Henderson’s 105.2 Offensive WAR is the 17th highest all-time, placing him ahead of Derek Jeter and Chipper Jones.

•Henderson once said: “If my uniform doesn’t get dirty, I haven’t done anything in the baseball game.”

•Billy Beane, the long-time front office executive of the Athletics about whom the book and movie “Moneyball” is based, said that Henderson is “the greatest leadoff hitter of all time. I’m not sure there’s a close second.”

•Hall of Famer Dave Winfield said that Henderson was “one of the best players that I ever played with and obviously the best leadoff hitter in baseball.”

•The 1980 Topps #482 Rickey Henderson Rookie Card tends “to be hampered by poor centering” and many examples suffer from flaking to their corners, according to PSA.

•The Underlying Asset has been issued a grade of GEM-MT 10 by Professional Sports Authenticators (PSA) with certification No. 30759268.

Notable Features

•The Underlying Asset is a 1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10.

•The Underlying Asset is 1 of 25 1980 Topps #482 Rickey Henderson Rookie Card examples graded PSA GEM MINT 10, with none graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1980 Topps Rickey Henderson Rookie Card
Sport	Baseball
Professional League	MLB
Player / Number	Rickey Henderson / 35
Team	Oakland Athletics
Year / Season	1980
Memorabilia Type	Trading Card
Manufacturer	Topps
Number in Set	#482
Rarity	1 of 25 (PSA 10)
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	30759268

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1980 Topps Rickey Henderson Rookie Card going forward.

USE OF PROCEEDS – SERIES #08LEBRON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #08LEBRON Asset Cost (1)	$125,000	71.43%
	Interests issued to Asset Seller as part of total consideration (1)	$25,001	14.29%
	Cash on Series Balance Sheet	$300	0.17%
	Brokerage Fee	$1,750	1.00%
	Offering Expenses (2)	$1,313	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.06%
	Marketing Materials	$200	0.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$21,338	12.19%
	Total Fees and Expenses	$24,700	14.11%
	Total Proceeds	$175,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.230 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/19/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$125,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$25,001
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2008 PMG GREEN LEBRON JAMES CARD

Investment Overview

•Upon completion of the Series #08LEBRON Offering, Series #08LEBRON will purchase a 2008 Metal Universe PMG Green Lebron James Card graded BGS MINT 9 as the Underlying Asset for Series #08LEBRON (The “Series 2008 PMG Green Lebron James Card” or the “Underlying Asset” with respect to Series #08LEBRON, as applicable), the specifications of which are set forth below.

•LeBron James is a professional basketball player who has won four NBA championships, four NBA Most Valuable Player Awards (MVP), four Finals MVP awards, two Olympic gold medals, and is widely considered to be one of the greatest players in NBA history. LeBron joined the Cleveland Cavaliers in 2003 as the first overall draft pick and was named the 2003-04 NBA Rookie of the Year.

•Skybox International was a trading card company founded in 1989 which was known for their production of non-sports cards for properties like Disney, Marvel, and Star Trek. After being acquired by Fleer in 1995, both companies were eventually acquired by Upper Deck in 2005.

•The Underlying Asset is a 2008 Metal Universe PMG Green Lebron James Card graded BGS MINT 9.

Asset Description

Overview & Authentication

•LeBron James was born on December 30, 1984 in Akron, Ohio.

•LeBron James was selected by his hometown team, the Cleveland Cavaliers, as the first overall pick of the 2003 NBA Draft. In his first regular season game, at 19 years old, James scored 25 points against Sacramento.

•As of February 2021, LeBron James sits third on the NBA all-time scoring list with over 34,000 points. Ahead of him are only Kareem Abdul-Jabbar and Karl Malone, and he has already surpassed the likes of Michael Jordan, Kobe Bryant, Wilt Chamberlain, and Shaquille O’Neal.

•As of February 2021, LeBron James sits eighth on the NBA all-time assists list with over 9,500, ahead of players like Gary Payton and Isiah Thomas.

•Skybox International first introduced the Precious Metal Gems (PMG) parallels in their 1997-98 Skybox Metal Universe Basketball set, and they became “some of the most iconic parallels in the hobby.”

•After discontinuing PMG cards after the 1998-99 Metal Universe Basketball set, they made a return in the 2008-09 Skybox Metal Universe Basketball set.

•The return of PMG cards in the 2008-09 set used the original color scheme (both red and green).

•The Underlying Asset has been issued a grade of MINT 9 by Beckett Grading Services (BGS) with certification No. 0006597935.

Notable Features

•The Underlying Asset is a 2008 Metal Universe PMG Green Lebron James Card graded BGS MINT 9.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 10, Corners: 9, Edges: 8.5, Surface: 9.

•The Underlying Asset is 1 of 3 2008 Metal Universe PMG Green Lebron James Card examples graded BGS 9, with none graded above.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2008 PMG Green Lebron James Card
Sport	Basketball
Professional League	NBA
Player / Number	LeBron James / 23
Team	Cleveland Cavaliers
Year / Season	2008-09
Memorabilia Type	Trading Card
Manufacturer	Skybox
Rarity	1 of 3 (BGS 9)
Number in Set	#2
Authentication	Beckett Grading Services (BGS)
Grade	9
Grade (Centering)	10
Grade (Corners)	9
Grade (Edges)	8.5
Grade (Surface)	9
Certification No.	0006597935

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2008 PMG Green Lebron James Card going forward.

USE OF PROCEEDS – SERIES #03LEBRON5

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03LEBRON5 Asset Cost (1)	$95,000	90.48%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.29%
	Brokerage Fee	$1,050	1.00%
	Offering Expenses (2)	$788	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.10%
	Marketing Materials	$200	0.19%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,563	7.20%
	Total Fees and Expenses	$9,700	9.24%
	Total Proceeds	$105,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.231 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/19/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$95,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2003 TOPPS BLACK REFRACTOR LEBRON JAMES ROOKIE CARD

Investment Overview

•Upon completion of the Series #03LEBRON5 Offering, Series #03LEBRON5 will purchase a 2003 Topps Chrome #111 LeBron James Black Refractor Rookie Card graded PSA MINT 9 as the Underlying Asset for Series #03LEBRON5 (The “Series 2003 Topps Black Refractor LeBron James Rookie Card” or the “Underlying Asset” with respect to Series #03LEBRON5, as applicable), the specifications of which are set forth below.

•LeBron James is a professional basketball player who has won four NBA championships, four NBA Most Valuable Player Awards (MVP), four Finals MVP awards, two Olympic gold medals, and is widely considered to be one of the greatest players in NBA history. LeBron joined the Cleveland Cavaliers in 2003 as the first overall draft pick and was named the 2003-04 NBA Rookie of the Year.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 2003 Topps Chrome #111 LeBron James Black Refractor Rookie Card graded PSA MINT 9.

Asset Description

Overview & Authentication

•LeBron James was born on December 30, 1984 in Akron, Ohio.

•LeBron James was selected by his hometown team, the Cleveland Cavaliers, as the first overall pick of the 2003 NBA Draft.

•In his first regular season game, at 19 years old, James scored 25 points against Sacramento.

•During James’ rookie season, he averaged 20.9 points, 5.5 rebounds, and 5.9 assists per game. He started 79 games and averaged 39.5 minutes played on his way to winning the Rookie of the Year Award.

•Since LeBron James entered the NBA, he has become one of the all-time greatest players in league history, and one of its most well-known. When James left the Cavaliers to join the Miami Heat and form the ‘Big Three’, his nationally televised program “The Decision” drew ire and controversy from many fans as he announced his departure.

•As of February 2021, LeBron James sits third on the NBA all-time scoring list with over 34,000 points. Ahead of him are only Kareem Abdul-Jabbar and Karl Malone, and he has already surpassed the likes of Michael Jordan, Kobe Bryant, Wilt Chamberlain, and Shaquille O’Neal.

•As of February 2021, LeBron James sits eighth on the NBA all-time assists list with over 9,500, ahead of players like Gary Payton and Isiah Thomas.

•The 2003-04 Topps Chrome Basketball set featured Black Refractor parallel cards limited to a print run of 500.

•The Underlying Asset has been issued a grade of MINT 9 by Professional Sports Authenticators (PSA) with certification No. 43333122.

Notable Features

•The Underlying Asset is a 2003 Topps Chrome #111 LeBron James Black Refractor Rookie Card graded PSA MINT 9.

•The Underlying Asset is 1 of 500 Topps Chrome #111 LeBron James Black Refractor Rookie Card examples printed.

•The Underlying Asset is 1 of 71 Topps Chrome #111 LeBron James Black Refractor Rookie Card examples graded PSA MINT 9 with 20 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2003 Topps Black Refractor LeBron James Rookie Card
Sport	Basketball
Professional League	NBA
Player / Number	LeBron James / 23
Team	Cleveland Cavaliers
Year / Season	2003
Memorabilia Type	Trading Card
Manufacturer	Topps
Rarity	1 of 71 (PSA 9)
Number in Set	#111
Authentication	Professional Sports Authenticators (PSA)
Grade	9
Certification No.	43333122

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003 Topps Black Refractor LeBron James Rookie Card going forward.

USE OF PROCEEDS – SERIES #49ROYCAMP

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #49ROYCAMP Asset Cost (1)	$63,000	90.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.43%
	Brokerage Fee	$700	1.00%
	Offering Expenses (2)	$525	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$112	0.16%
	Marketing Materials	$200	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,163	7.38%
	Total Fees and Expenses	$6,700	9.57%
	Total Proceeds	$70,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.232 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/27/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$63,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$312

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1949 BOWMAN ROY CAMPANELLA ROOKIE CARD

Investment Overview

•Upon completion of the Series #49ROYCAMP Offering, Series #49ROYCAMP will purchase a 1949 Bowman #84 Roy Campanella Rookie Card graded PSA Mint 9 as the Underlying Asset for Series #49ROYCAMP (The “Series 1949 Bowman Roy Campanella Rookie Card” or the “Underlying Asset” with respect to Series #49ROYCAMP, as applicable), the specifications of which are set forth below.

•Roy Campanella was an MLB Hall of Fame catcher who played in 10 seasons from 1948-1957 for the Brooklyn Dodgers. Over that time Campanella was selected to eight All-Star Games, won three MVPs, and won a World Series.

•Bowman released their first line of baseball cards in 1939. Production was hindered by World War Two and Bowman Gum Company returned to the market with their 1948 Bowman Baseball card set, which was followed by yearly releases until Topps acquired Bowman in 1956.

•The Underlying Asset is a 1949 Bowman #84 Roy Campanella Rookie Card graded PSA Mint 9.

Asset Description

Overview & Authentication

•Roy Campanella was born on November 19, 1921 in Philadelphia, Pennsylvania.

•Campanella began playing professional baseball at age 15, spending eight years in the Negro Leagues before signing a contract with the Dodgers in 1946.

•Campanella debuted in the MLB on April 20, 1948 for the Brooklyn Dodgers, going on to bat .258, with 9 homeruns, 45 RBI’s, and 32 runs in 83 games.

•Campanella was the sixth black player to officially play in the MLB in the 20th century, playing alongside Jackie Robinson for nine seasons.

•On November 1, 1951 Campanella was named MVP for the first time in his career for a season in which he batted .325, recorded 108 RBI’s, and hit 33 homeruns.

•On November 19, 1953 Campanella was named MVP for the second time in his career for a season in which he led the league in RBI’s (142), batted .312, and hit 41 homeruns.

•On October 4, 1955 Campanella and the Dodgers won the World Series, beating the New York Yankees in a 7-game series. During the series Campanella hit .259 with 2 homeruns and 4 RBI’s. The New York Times reported: “Brooklyn's long cherished dream finally has come true. The Dodgers have won their first World Series championship.”

•In 1955, Campanella won his third and final MVP for a season in which he batted .318, hit 32 homeruns and recorded 107 homeruns.

•On September 29, 1957 Campanella played in his final MLB game, which was also the final MLB game ever played at Ebbets Field.

•The Dodgers moved to Los Angeles before the 1958 season, but Campanella would never play for the relocated team. “Shortly after 1:30 a.m. on Jan. 28 of that year, however, Campanella lost control of a rented car on a patch of ice on an S-curve near his home of Glen Cove, N.Y. Campanella suffered a broken fifth vertebra in his back, costing him almost complete use of his body below the shoulders.”

•Campanella was inducted into the Baseball Hall of Fame in July 1969, making him the position player with the fewest plate appearances to enter the Hall of Fame.

•According to PSA, “The 1949 Bowman baseball card set is considered by many sports card historians to be the beginning of the modern era of color baseball cards.”

•The Underlying Asset has been issued a grade MINT 9 by Professional Sports Authenticators (PSA) with certification number 50053971.

Notable Features

•The Underlying Asset is a 1949 Bowman #84 Roy Campanella Rookie Card graded PSA Mint 9.

•The Underlying Asset is 1 of 18 1949 Bowman #84 Roy Campanella Rookie Card examples graded PSA 9, with two examples graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1949 Bowman Roy Campanella Rookie Card
Sport	Baseball
Professional League	MLB
Player / Number	Roy Campanella / 39
Team	Brooklyn Dodgers
Year / Season	1949
Memorabilia Type	Trading Card
Manufacturer	Bowman
Rarity	1 of 18 (PSA 9)
Authentication	Professional Sports Authenticators (PSA)
Grade	9
Certification No.	50053971

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1949 Bowman Roy Campanella Rookie Card going forward.

USE OF PROCEEDS – SERIES #65NAMATH

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #65NAMATH Asset Cost (1)	$198,000	88.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.13%
	Brokerage Fee	$2,250	1.00%
	Offering Expenses (2)	$1,688	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$352	0.16%
	Marketing Materials	$200	0.09%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$22,211	9.87%
	Total Fees and Expenses	$26,700	11.87%
	Total Proceeds	$225,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.233 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/27/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$198,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$552

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1965 TOPPS JOE NAMATH ROOKIE CARD

Investment Overview

•Upon completion of the Series #65NAMATH Offering, Series #65NAMATH will purchase a 1965 Topps #122 Joe Namath Rookie Card graded PSA NM-MT+ 8.5 as the Underlying Asset for Series #65NAMATH (The “Series 1965 Topps Joe Namath Rookie Card” or the “Underlying Asset” with respect to Series #65NAMATH, as applicable), the specifications of which are set forth below.

•Joe Namath was a Hall of Fame quarterback who played in 13 seasons from 1965-1977, all but one for the New York Jets. Over that time Namath won a Super Bowl (and Super Bowl MVP), was twice named the AP AFL Player of the Year, and was selected to five Pro Bowls.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 1965 Topps #122 Joe Namath Rookie Card graded PSA NM-MT+ 8.5.

Asset Description

Overview & Authentication

•Joe Namath was born on May 31, 1943 in Beaver Falls, Pennsylvania.

•Namath was drafted first overall in the 1965 AFL Draft by the Jets.

•As a rookie in 1965 Namath started 9 games, throwing 18 touchdowns and 15 interceptions and completing 48.2% of his passes for 2,220 yards total.

•In 1966 Namath led the league in passing yards with 3,379.

•In 1967 Namath led the league in passing yards with 4,007, the first quarterback to surpass 4,000 yards in a season.

•During the 1968 season Namath led the Jets to an 11-3 record, and was named the AP AFL Player of the Year for a season in which he started 14 games, completing 49.2% of his passes for 3,147 yards, and recording 15 touchdowns.

•On January 12, 1968 Namath and the Jets won the first and only Super Bowl in franchise history during Super Bowl III against the heavily favorited Colts. Before the game, Namath guaranteed a heckler that the Jets would win the game.

•Namath played his final game at age 34 in October 1977 for the Rams, throwing 4 interceptions and zero touchdowns in a loss against the Bears.

•Namath was inducted into the Hall of Fame in August 1985.

•Namath’s nickname was “Broadway Joe,” coined after a Sports Illustrated cover printed a picture of him standing on Broadway in New York.

•Namath was known for his self-confidence and cocky nature, the Pro Football Hall of Fame website features the following quote in their Namath profile: "I’m convinced I’m better than anybody else. I’ve been convinced of that for quite a while. I haven’t seen anything out there that I couldn’t do and do well…I get annoyed with myself for doing something wrong…I tell myself, 'you’re the best, damn it, do it right.’”

•The 1965 Topps Football set featured a “Tall Boy” design and was restricted only to AFL players, hoping to attract attention with their bigger and “bolder” design.

•According to PSA, “The Namath rookie is one of the most treasured cards in all of sports." There has yet to be a PSA 10 example.

•The Underlying Asset has been issued a grade MINT 8.5 by Professional Sports Authenticators (PSA) with certification number 16647940.

Notable Features

•The Underlying Asset is a 1965 Topps #122 Joe Namath Rookie Card graded PSA NM-MT+ 8.5.

•The Underlying Asset is 1 of 3 1965 Topps #122 Joe Namath Rookie Card examples graded PSA 8.5 with 9 examples graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1965 Topps Joe Namath Rookie Card
Sport	Football
Professional League	NFL
Player / Number	Joe Namath / 12
Team	New York Jets
Year / Season	1965
Memorabilia Type	Trading Card
Manufacturer	Topps
Rarity	1 of 3 (PSA 8.5)
Authentication	Professional Sports Authenticators (PSA)
Grade	8.5
Certification No.	16647940

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1965 Topps Joe Namath Rookie Card going forward.

USE OF PROCEEDS – SERIES #80ALI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #80ALI Asset Cost (1)	$60,000	80.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.40%
	Brokerage Fee	$750	1.00%
	Offering Expenses (2)	$563	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$107	0.14%
	Marketing Materials	$200	0.27%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,081	17.44%
	Total Fees and Expenses	$14,700	19.60%
	Total Proceeds	$75,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.234 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/27/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$60,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$307

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1980 MUHAMMAD ALI SPARRING GLOVES

Investment Overview

•Upon completion of the Series #80ALI Offering, Series #80ALI will purchase a 1980 Muhammad Ali Sparring Gloves Worn in Training for Larry Holmes Bout and Inscribed to Sylvester Stallone as the Underlying Asset for Series #80ALI (The “Series 1980 Muhammad Ali Sparring Gloves” or the “Underlying Asset” with respect to Series #80ALI, as applicable), the specifications of which are set forth below.

•Muhammed Ali was a professional boxer who won the gold medal at the 1960 Olympics, held the title of the world heavyweight boxing champion three times, and was a member of the inaguraul class of the International Boxing Hall of Fame in 1990. He was also an outspoken activist, known for his public stance against the Vietnam War.

•Sylvester Stallone is an actor, writer, and director who is best-known for his “Rocky” film, a boxing movie inspired by an Ali fight which Stallone wrote and starred in.

•The Underlying Asset is a 1980 Muhammad Ali Sparring Gloves Worn in Training for Larry Holmes Bout and Inscribed to Sylvester Stallone.

Asset Description

Overview & Authentication

•Cassius Marcellus Clay (Muhammed Ali) was born on January 16, 1942 in Louisville, Kentucky.

•After winning the gold medal at the 1960 Olympics at age 18, Ali (then-Cassius Clay) became a public figure. During the Olympics, he “parroted America’s Cold War line, lecturing a Soviet reporter about the superiority of the United States,” but would become one of the most brazen and outspoken critics of the United States shortly thereafter, saying in 1966: “I ain’t got nothing against them Vietcong.”

•On February 25, 1964 Ali (then-Cassius Clay) won the world heavy weight boxing title by upsetting Sonny Liston in a seventh-round technical knockout.

•Clay changed his name to Muhammed Ali after converting to Islam on March 6, 1964.

•In May 1965 Ali defended his title by beating Liston for a second time, quickly dismissing him in the first round.

•On April 28, 1967 Ali refused to be drafted to fight in the Vietnam War, resulting in widespread outcry from the public. He was “immediately stripped of his title by boxing commissions around the country” and was convicted of draft evasion (a charge which he appealed). Ultimately the decision cost him more than three years of his “athletic prime,” not fighting again until he was almost 29.

•In the “Fight of the Century” on March 8, 1971 Ali lost to Joe Frazier at Madison Square Garden.

•In the “Rumble in the Jungle” on October 30, 1974 Ali fought George Foreman in Zaire. Ali knocked out Foreman in the eighth round to regain his heavyweight title.

•In the “Thrilla in Manilla” on October 1, 1975 Ali fought Joe Frazier for a third time, beating him in 14 rounds.

•After reclaiming the heavyweight title from Leon Spinks, Ali retired on June 26, 1979.

•Ali came out of retirement for a bout on October 2, 1980 against Larry Holmes in Las Vegas. At 38 years old, Ali was the clear underdog against his younger opponent. Ali publicly declared that he was dedicating the fight to all the people who have been told “You can’t do it.” Holmes remarked before the fight that Ali’s mind “is making a date that his body can’t keep.” Ali lost the fight badly and it would come to be known as “The Last Hurrah.”

•Already showing symptoms of what would later be discovered to be Parkinson’s disease, Ali went to the Mayo clinic shortly before the fight to receive medical approval.

•Holmes broke down in tears afterward, saying it was difficult because Ali was a friend and a role model.” Holmes went to see Ali after the fight telling him “I love you, man,” and that Ali was “the greatest man ever.” Ali responded, “If you loved me, why'd you beat me up like that?”

•In 2007 The Guardian published a retrospective on Ali’s 1980 bout against Larry Holmes, headlined “The night when Ali screamed in pain.” Described as the end of an era, the shock of Holmes being able to reduce “‘the Greatest’ to a human punchbag” was contrasted with Ali’s stature as “the most recognisable, and possibly the most loved, man on earth” in 1980.

•Ali died in June 2016 at the age of 74 after battling Parkinson’s disease for over 30 years.

•In his obituary the New York Times called him “the most charismatic and controversial sports figure of the 20th century,” noting his boxing accomplishments as “the most thrilling if not the best heavyweight ever, carrying into the ring a physically lyrical, unorthodox boxing style that fused speed, agility and power more seamlessly than that of any fighter before him,” while noting his political and social impact: “Ali was as polarizing a superstar as the sports world has ever produced — both admired and vilified in the 1960s and ’70s for his religious, political and social stances. His refusal to be drafted during the Vietnam War, his rejection of racial integration at the height of the civil rights movement, his conversion from Christianity to Islam… were perceived as serious threats by the conservative establishment and noble acts of defiance by the liberal opposition.”

•The New York Times described Ali as “secular saint” later in his life and wrote: “Loved or hated, he remained for 50 years one of the most recognizable people on the planet.”

•Sylvester Stallone was inspired to write the screenplay for “Rocky” after watching a 1975 fight between Chuck Wepner and Ali. Ali won the fight, but the journeyman boxer Wepner was able to last 15 rounds against Ali, knocking him down once. Stallone was inspired to write a story “about a small-time Philadelphia boxer who fortuitously gets a crack at the heavyweight title and nearly beats the champ.” “Rocky” came out in 1976, launching Stallone’s career and spawning a lucrative franchise.

•The Underlying Asset is accompanied by a Letter of Authenticity from PSA/DNA and a Certificate of Authenticity from Heritage Auctions / Sylvester Stallone.

Notable Features

•The Underlying Asset is a 1980 Muhammad Ali Sparring Gloves Worn in Training for Larry Holmes Bout and Inscribed to Sylvester Stallone.

•The Underlying Asset was given to Stallone nine days before the Holmes fight. Ali told Stallone that the gloves were “very special because his hands at that time were very sore… these gloves were oversized to help him withstand the impact."

•The Underlying Asset is inscribed in the right glove “To Sly, Muhammad Ali, Sept 23-80.”

•The Underlying Asset exhibits the word “ALI” at the interior of each wrist as well as an autograph from Ali in the left glove.

•The Underlying Asset exhibits a the following text beneath the “Everlast” logo: “Made Expressly for MUHAMMAD ALI.”

Notable Defects

•The Underlying Asset shows signs of wear consistent with used sparring gloves.

Details

Series 1980 Muhammad Ali Sparring Gloves
Memorabilia Type	Boxing Gloves
Model	Everlast 17 oz. (Made for Ali)
Manufacturer	Everlast
Boxer	Muhammad Ali
Provenance	Sylvester Stallone
Authentication	PSA/DNA and Heritage Auctions/Sylvester Stallone

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1980 Muhammad Ali Sparring Gloves going forward.

USE OF PROCEEDS – SERIES #85ERVING

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #85ERVING Asset Cost (1)	$37,200	82.67%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.67%
	Brokerage Fee	$450	1.00%
	Offering Expenses (2)	$500	1.11%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.22%
	Marketing Materials	$200	0.44%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,250	13.89%
	Total Fees and Expenses	$7,500	16.67%
	Total Proceeds	$45,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.235 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/27/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$37,200
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1985 JULIUS ERVING JERSEY

Investment Overview

•Upon completion of the Series #85ERVING Offering, Series #85ERVING will purchase a 1985 Julius Erving Game Worn and Signed Jersey as the Underlying Asset for Series #85ERVING (The “Series 1985 Julius Erving Jersey” or the “Underlying Asset” with respect to Series #85ERVING, as applicable), the specifications of which are set forth below.

•Julius Erving was a Hall of Fame professional basketball player who played 16 seasons for three teams in the ABA and NBA. He was named to 16 All-Star Teams, won four MVPs, one NBA Championship, and two ABA.

•During the 1984-85 season the Philadelphia 76ers finished 2nd in the Atlantic Division with a record of 58-24, losing in the Eastern Conference Finals.

•The Underlying Asset is a 1985 Julius Erving Game Worn and Signed Jersey.

Asset Description

Overview & Authentication

•Julius Winfield Erving II was born on February 22, 1950 in Roosevelt, New York.

•The Milwaukee Bucks picked Erving with the 12th pick in the 1972 NBA Draft but did he not debut until 1976, instead playing in the ABA.

•Erving debuted in the ABA on October 15, 1971 for the Virginia Squires.

•Erving was traded to the New York Nets before the 1973-74 season after averaging over 29 points per game during his two-year stint with the Squires, leading the league with 31.9 points per game in 1972-73.

•For the Nets Erving led the ABA in scoring again with 27.4 points per game and steered the Nets to an ABA Championship.

•The ABA held the first ever Slam Dunk Contest in 1976. Erving won and raised his star power in the process, leading to increased NBA interest.

•Erving debuted in the NBA on October 22, 1976 for the Philadelphia 76ers.

•During the 1982-83 season Erving, Moses Malone, and Maurice Cheeks led the 76ers to a 1st place finish in the Atlantic Division and a 65-17 record. In the playoffs the 76ers only lost one game between three series, ultimately winning the NBA Finals in a 4-0 sweep against the Lakers.

•During the 1984-85 season Erving averaged 20 points, 5.3 rebounds, and 3 assists over 78 games for the 76ers.

•Erving played his final game on May 3, 1987 in a loss to the Milwaukee Bucks in the first round of the playoffs.

•Erving was voted into the Basketball Hall of Fame in February 1993.

•Erving is known as “Dr. J.”

•The Underlying Asset is accompanied by a Letter of Provenance from the 76ers Director of Advertising, as well as a Letter of Authenticity from James Spence Authentication, Heritage Auctions, and PSA/DNA.

Notable Features

•The Underlying Asset is a 1985 Julius Erving Game Worn and Signed Jersey.

•The Underlying Asset was worn by Erving during eight home games from 2/1/1985 – 2/24/1985.

•The Underlying Asset was worn by Erving during a 31-point, 7-rebound performance in a victory against Utah on February 24, 1985.

•The Underlying Asset features an autograph from Erving on the back left side of the jersey which reads: “Julius ‘Dr. J’ Erving.”

•The Underlying Asset is made of a white mesh material and features a blue and red tackle twill “Sixers” across the chest and “Erving” in blue on reverse, both above the player number “6.”

•The Underlying Asset features a Wilson size 40 tag on the bottom left front tail.

•The Underlying Asset is accompanied by a Letter of Provenance from the 76ers Director of Advertising which states: "Please find enclosed Dr. J's home jersey that he wore in games 2/1/85 through 2/24/85."

Notable Defects

•The Underlying Asset’s condition is consistent with that of a game-worn basketball jersey.

Details

Series 1985 Julius Erving Jersey
Sport	Basketball
Professional League	NBA
Player/Number	Julius Erving / 6
Team	Philadelphia 76ers
Year	1985
Memorabilia Type	Game-Worn and Signed Jersey
Games Worn	Home Games: 2/1/1985 – 2/24/1985
Manufacturer	Wilson
Model	Philadelphia 76ers Home Jersey
Primary Color	White
Secondary Color(s)	Blue and Red
Size	40
Signature	“Julius ‘Dr. J’ Erving”
Authentication	Philadelphia 76ers
Authentication	James Spence Authentication
Authentication	PSA/DNA

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1985 Julius Erving Jersey going forward.

USE OF PROCEEDS – SERIES #56AARON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #56AARON Asset Cost (1)	$40,800	81.60%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.60%
	Brokerage Fee	$500	1.00%
	Offering Expenses (2)	$500	1.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.20%
	Marketing Materials	$200	0.40%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,600	15.20%
	Total Fees and Expenses	$8,900	17.80%
	Total Proceeds	$50,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.236 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/27/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$40,800
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1956 TOPPS HANK AARON CARD

Investment Overview

•Upon completion of the Series #56AARON Offering, Series #56AARON will purchase a 1956 Topps #31 Hank Aaron (White Back) graded PSA Mint 9 as the Underlying Asset for Series #56AARON (The “Series 1956 Topps Hank Aaron Card” or the “Underlying Asset” with respect to Series #56AARON, as applicable), the specifications of which are set forth below.

•Hank Aaron was an MLB Hall of Famer who played in 23 seasons from 1954-1976, with 21 of those seasons being spent playing for the Braves (first in Milwaukee, then after their move to Atlanta). Over that time Aaron was selected to 25 All-Star Teams, won an MVP, a World Series title, and hit 755 homeruns (a record at the time of his retirement).

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 1956 Topps #31 Hank Aaron (White Back) graded PSA Mint 9.

Asset Description

Overview & Authentication

•Henry “Hank” Louis Aaron was born on February 5, 1934 in Mobile, Alabama.

•Aaron debuted in the MLB on April 13, 1954 for the Milwaukee Braves.

•During the 1956 season Aaron led the MLB with 200 hits and led the league with a .328 batting average. He recorded 92 RBI’s and 26 homeruns, finishing third in MVP voting.

•On April 8, 1974 Hank Aaron broke Babe Ruth’s all-time homerun record of 714, becoming the MLB’s all-time homerun leader. Aaron would retire after the 1976 season with 755 homeruns, which would stand as a record until 2007.

•Aaron was inducted into the Baseball Hall of Fame in 1982, receiving 97.8% of the vote, which was the second-highest percentage ever at the time, second only to Ty Cobb.

•Aaron was awarded the Presidential Medal of Freedom on July 9, 2002.

•On the 25th anniversary of Aaron’s 715th homerun, the MLB began giving out the Hank Aaron Award each year to the player with the best overall performance in each league.

•As of March, 2021 Hank Aaron is third on the all-time leaderboard of hits with a career total of 3,771, placing him behind only Pete Rose and Ty Cobb. Only 32 players have ever crossed the 3,000-hit threshold.

•If you subtracted all of Aaron’s homeruns from his hit totals, he would still be a member of the 3,000-hit club.

•In January 2021 Aaron died at age 86. The New York Times called him the “Home Run King Who Defied Racism.”

•The Topps Company, Inc. began in its modern iteration in 1938 when Brooklyn entrepreneur Morris Shorin’s four sons — Abram, Ira, Joseph, and Phillip — took the family tobacco business and pivoted toward chewing gum.

•In 1949, Topps places its first cards in their chewing gum wrappers for free, beginning with 252 Magic Photo Cards featuring current stars as well as classic players like Babe Ruth and Cy Young.

•In 1952, Topps created its first set of annual baseball cards.

•The Underlying Asset has been issued a grade Mint 9 by Professional Sports Authenticators (PSA) with certification number 08143267.

Notable Features

•The Underlying Asset is a 1956 Topps #31 Hank Aaron (White Back) graded PSA Mint 9.

•The Underlying Asset is 1 of 24 1956 Topps #31 Hank Aaron (White Back) examples graded PSA 9, with none graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1956 Topps Hank Aaron Card
Sport	Baseball
Professional League	MLB
Player / Number	Hank Aaron / 44
Team	Milwaukee Braves
Year / Season	1956
Memorabilia Type	Trading Card
Manufacturer	Topps
Rarity	1 of 24 (PSA 9)
Authentication	Professional Sports Authenticators (PSA)
Grade	9
Certification No.	08143267

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1956 Topps Hank Aaron Card going forward.

USE OF PROCEEDS – SERIES #67CAREW

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #67CAREW Asset Cost (1)	$186,000	86.51%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.14%
	Brokerage Fee	$2,150	1.00%
	Offering Expenses (2)	$1,613	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$331	0.15%
	Marketing Materials	$200	0.09%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$24,407	11.35%
	Total Fees and Expenses	$28,700	13.35%
	Total Proceeds	$215,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.237 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/27/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$186,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$531

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1967 TOPPS ROD CAREW ROOKIE CARD

Investment Overview

•Upon completion of the Series #67CAREW Offering, Series #67CAREW will purchase a 1967 Topps #569 Rod Carew A.L. Rookie Stars graded PSA Gem Mint 10 as the Underlying Asset for Series #67CAREW (The “Series 1967 Topps Rod Carew Rookie Card” or the “Underlying Asset” with respect to Series #67CAREW, as applicable), the specifications of which are set forth below.

•Rod Carew was an MLB Hall of Famer who played in 19 seasons from 1967-1985. Over that time Carew won the Rookie of the Year award, an MVP award, and was selected to 18 All-Star Games.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 1967 Topps #569 Rod Carew A.L. Rookie Stars graded PSA Gem Mint 10.

Asset Description

Overview & Authentication

•Rod Carew was born on October 1, 1945 in Gatun, Panama.

•Moving to New York City as a teenager, Carew never played high school baseball, but was spotted nonetheless by a Minnesota Twins scout and was signed as an amateur free agent in 1964.

•Carew made his MLB debut on April 11, 1967 for the Twins, notching two hits.

•During the 1967 season Carew was named Rookie of the Year and was selected to the All-Star Game. During his rookie year he batted .292 with 51 RBI’s.

•Carew won the only MVP of his career for the 1977 season in which he led the MLB in runs (128), hits (239), batting average (.388), On Base Percentage (.449), and OPS (1.019). He also recorded 100 RBI’s, 23 stolen bases, and 14 homeruns.

•On August 4, 1985, Carew recorded his 3,000th career hit, becoming the 16th player in major league history to reach the 3,000 hit milestone.

•Carew played his final game on October 5, 1985 at the age of 40. He retired with 3,053 hits, 1,424 runs scored, and a lifetime batting average of .328.

•In July 1991, Carew was inducted into the Baseball Hall of Fame.

•The 1967 Topps #569 Rod Carew A.L. Rookie Stars card is Carew’s only recognized rookie card. The card is “double printed” (as was common for rookie cards during that era) and features Carew next to Hank Allen, who played 7 years in the MLB, never making an All-Star Team.

•The Underlying Asset has been issued a grade Gem Mint 10 by Professional Sports Authenticators (PSA) with certification number 31813422.

Notable Features

•The Underlying Asset is a 1967 Topps #569 Rod Carew A.L. Rookie Stars graded PSA Gem Mint 10.

•The Underlying Asset is 1 of 1 1967 Topps #569 Rod Carew A.L. Rookie Stars examples graded PSA 10.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1967 Topps Rod Carew Rookie Card
Sport	Baseball
Professional League	MLB
Player / Number	Rod Carew / 29
Team	Minnesota Twins
Year / Season	1967
Memorabilia Type	Trading Card
Manufacturer	Topps
Rarity	1 of 1 (PSA 10)
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	31813422

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1967 Topps Rod Carew Rookie Card going forward.

USE OF PROCEEDS – SERIES #LJKOBE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #LJKOBE Asset Cost (1)	$156,000	86.67%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.17%
	Brokerage Fee	$1,800	1.00%
	Offering Expenses (2)	$1,350	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$277	0.15%
	Marketing Materials	$200	0.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$20,073	11.15%
	Total Fees and Expenses	$23,700	13.17%
	Total Proceeds	$180,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.238 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/27/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$156,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$477

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2002 LEBRON JAMES HIGH SCHOOL SNEAKERS

Investment Overview

•Upon completion of the Series #LJKOBE Offering, Series #LJKOBE will purchase a pair of 2002 LeBron James High School Game Worn Sneakers Gifted by Kobe Bryant as the Underlying Asset for Series #LJKOBE (The “Series 2002 Lebron James High School Sneakers” or the “Underlying Asset” with respect to Series #LJKOBE, as applicable), the specifications of which are set forth below.

•LeBron James is a professional basketball player who has won four NBA championships, four NBA Most Valuable Player Awards (MVP), four Finals MVP awards, two Olympic gold medals, and is widely considered to be one of the greatest players in NBA history. LeBron joined the Cleveland Cavaliers in 2003 as the first overall draft pick and was named the 2003-04 NBA Rookie of the Year.

•Kobe Bryant was a professional basketball player who won five NBA championships, an NBA Most Valuable Player (MVP) award, two NBA Finals MVP awards, and two Olympic gold medals.

•The Underlying Asset is a pair of 2002 LeBron James High School Game Worn Sneakers Gifted by Kobe Bryant.

Asset Description

Overview & Authentication

•LeBron James was born on December 30, 1984 in Akron, Ohio.

•James was one of the most high-profile high school prospects in the history of the NBA, with Sports Illustrated publishing a February 2002 article calling the High School junior “The Chosen One” and writing that he “is so good that he’s already being mentioned as the heir to Air Jordan.”

•LeBron James was selected by his hometown team, the Cleveland Cavaliers, as the first overall pick of the 2003 NBA Draft.

•Since LeBron James entered the NBA, he has become one of the all-time greatest players in league history, and one of its most well-known. When James left the Cavaliers to join the Miami Heat and form the ‘Big Three’, his nationally televised program “The Decision” drew ire and controversy from many fans as he announced his departure.

•As of February 2021, LeBron James sits third on the NBA all-time scoring list with over 34,000 points. Ahead of him are only Kareem Abdul-Jabbar and Karl Malone, and he has already surpassed the likes of Michael Jordan, Kobe Bryant, Wilt Chamberlain, and Shaquille O’Neal.

•As of February 2021, LeBron James sits eighth on the NBA all-time assists list with over 9,500, ahead of players like Gary Payton and Isiah Thomas.

•Kobe Bryant was born on August 23, 1978 in Philadelphia, Pennsylvania.

•Kobe Bryant was drafted 13th overall in the first round of the 1996 NBA Draft by the Charlotte Hornets and was immediately traded to the Los Angeles Lakers.

•Bryant made his NBA Debut November 3, 1996. Over his 20-year career he was named to 18 All-Star Teams, 15 All-NBA Teams, and 12 All-Defensive Teams. He was a 2-time Scoring Champion, 1-time MVP, and the winner of 5 NBA Finals, as well as 2-time NBA Finals MVP. He is a member of the NBA Hall of Fame.

•During Bryant’s rookie season, at age 18, he played in 71 games, starting six. He averaged 7.6 points, 1.3 assists, and 1.9 rebounds.

•Bryant was one of the most iconic faces of the NBA for the length of his career, playing in Los Angeles for the Lakers, one of the NBA’s most storied franchises.

•After Bryant retired in 2016, he launched a successful writing career, penning his autobiography and opening a multimedia content company to publish a children’s fantasy book series. In addition, he won an Oscar for “Dear Basketball.”

•Bryant’s life ended tragically during a 2020 helicopter crash which also took the lives of his daughter Gianna and seven other passengers en route to the Mamba Sports Academy in Thousand Oaks, California.

•The New York Times’ Marc Stein wrote that Bryant left behind a ‘Brilliant and Complicated Legacy’.

•The Underlying Asset is accompanied by a Letter of Authenticity from Resolution Photomatching that matches them to photography from LeBron James' high school game on February 10, 2002.

Notable Features

•The Underlying Asset is a pair of 2002 LeBron James High School Game Worn Sneakers Gifted by Kobe Bryant.

•The Underlying Asset was worn by LeBron James in a high school game on February 10, 2002 against Oak Hill, a team for which future NBA peer Carmelo Anthony was playing at the time. James scored 36 points despite losing the game.

•The Underlying Asset is a size 14, worn by James despite his shoe size being a size 15.

•The Underlying Asset exhibits an American flag themed colorway, designed to honor the victims of the September 11th attacks the previous year.

•The Underlying Asset features Adidas logos on the inner tongues.

•The Underlying Asset features the “Mamba” silhouette on the insoles.

•The Underlying Asset was recalled by James as his “most fond moment,” saying: "I think I was playing in a tournament in Teaneck, N.J., and they were playing in the [2002] All-Star game in Philly. And I had an opportunity to go meet him, and he gave me a pair of his shoes, and I actually wore them in a game against Oak Hill, against Melo [Carmelo Anthony], actually.”

•The Underlying Asset was recalled by James to ESPN, explaining that Bryant gave him a pair of shoes that he wore the following night: "It was the red-white-and-blue Kobes," James said. "I was a 15 and he was a 14, and I wore them anyway, and I sat and just talked to him for a bit. He gave me the shoes and I rocked them in the game."

Notable Defects

•The Underlying Asset’s condition is consistent with moderately worn game-used shoes.

Details

Series 2002 Lebron James High School Sneakers
Sport	Basketball
Player/Number	LeBron James / 23
Team	St. Vincent-St. Mary High School
Year	2002
Memorabilia Type	Game Worn Sneakers
Manufacturer	Adidas
Model	Kobe 1 “USA”
Primary Color	Blue Stars
Secondary Color	Red and White Stripes
Size	14
Provenance	Kobe Bryant
Authentication	Resolution Photomatching
Grade	Photo-Matched

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2002 Lebron James High School Sneakers going forward.

USE OF PROCEEDS – SERIES #61MANTLE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #61MANTLE Asset Cost (1)	$372,000	87.53%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.07%
	Brokerage Fee	$4,250	1.00%
	Offering Expenses (2)	$3,188	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$661	0.16%
	Marketing Materials	$200	0.05%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$44,401	10.45%
	Total Fees and Expenses	$52,700	12.40%
	Total Proceeds	$425,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.239 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/27/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$372,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$861

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1961 TOPPS DICE MICKEY MANTLE CARD

Investment Overview

•Upon completion of the Series #61MANTLE Offering, Series #61MANTLE will purchase a 1961 Topps Dice Game Mickey Mantle Card graded PSA Poor 1 as the Underlying Asset for Series #61MANTLE (The “Series 1961 Topps Dice Mickey Mantle Card” or the “Underlying Asset” with respect to Series #61MANTLE, as applicable), the specifications of which are set forth below.

•Mickey Mantle was a Hall of Fame professional baseball player who played 18 seasons in the MLB for the New York Yankees. Mantle was a three-time MVP, 20-time All-Star, and won seven World Series Championships over the course of his career.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•The Underlying Asset is a 1961 Topps Dice Game Mickey Mantle Card graded PSA Poor 1.

Asset Description

Overview & Authentication

•Mickey Mantle was born on October 20, 1931 in Spavinaw, Oklahoma.

•Mantle was a switch-hitter, meaning he could hit both right-handed and left-handed.

•Mantle played his first MLB game on April 17, 1951 for the Yankees, collecting one hit.

•Mantle and the Yankees would win the World Series during his 1951 rookie year, with a 4-2 series win over the Giants culminating on October 10.

•In 1952, Mantle replaced Joe DiMaggio as the Yankees’ everyday centerfielder. Mantle was selected to his first All-Star game for the season in which he batted .311, hit 23 homeruns and collected 87 RBI’s.

•On October 7, 1952, Mantle and the Yankees won the World Series, overcoming the Dodgers in a 7-game series. During the series Mantle hit three homeruns.

•In 1956, Mantle was awarded his first MVP for a season in which he batted an MLB-best .353, hit an MLB-best 52 homeruns, and collected an MLB-best 130 RBI’s.

•On October 10, 1956, Mantle and the Yankees won the World Series, overcoming the Dodgers in a 7-game series. During the series Mantle batted .345 and hit two homeruns.

•In November 1957, Mantle was awarded his second MVP for a season in which he batted .365, hit 34 homeruns, and collected 94 RBI’s.

•During the 1960 season, Mantle batted .275, hit 40 homeruns, and collected 94 RBI’s. On October 13, Mantle and the Yankees lost the deciding seventh game in the World Series against the Pirates. During the series Mantle batted .400, hit three homeruns, and collected 11 RBI’s.

•During the 1961 season, Mantle placed second in MVP voting after leading the MLB in walks (126) and Slugging Percentage (.687), while hitting .317 with 54 homeruns and 128 RBI’s.

•In November 1962, Mantle was awarded his third MVP for a season in which he batted .321, hit 30 homeruns, and collected 89 RBI’s.

•On September 28, 1968 Mickey Mantle played his final game in a 4-3 win against the Red Sox at Fenway Park.

•On March 1, 1969 Mantle announced his retirement: “I’m not going to play baseball anymore…That’s all I know. I can’t play anymore. I don’t hit the ball when I need to, I can’t steal when I need to. I can’t score from second when I need to.”

•On January 16, 1974 Mantle was voted into the Baseball Hall of Fame.

•Mickey Mantle died on August 13, 1995 in Dallas, Texas.

•In their Mantle obituary, headlined “Mickey Mantle, Great Yankee Slugger, Dies at 63,” the New York Times called him “the most powerful switch-hitter in baseball history,” and “the successor to Babe Ruth and Joe DiMaggio as the symbol of the long reign of the New York Yankees…”

•Mantle said he was “bred to play baseball.”

•Shortly before his death, Mantle spoke at a news conference, referring to his alcoholism and saying: "Don't be like me. God gave me a body and the ability to play baseball. I had everything and I just . . ."

•The 1961 Topps Dice Game set is very rare, with experts believing that there are no more than four of each one of the 18-card set available.

•It is believed that the set was never actually released to the public, and the cards that made their way into circulation are suspected to be part of a test issue. “The fact that some of the Dice Game cards have surfaced with staple or pin holes in them seems to lend credence to the theory that they came from Topps' files,” suggesting it was never meant for public sale.

•According to PSA, “The Mantle card is heralded as one of the Yankees superstar's most desirable and elusive oddball/test singles.”

•The Underlying Asset has been issued a grade Poor 1 by Professional Sports Authenticators (PSA) with certification number 53021596.

Notable Features

•The Underlying Asset is a 1961 Topps Dice Game Mickey Mantle Card graded PSA Poor 1.

•The Underlying Asset is 1 of 2 1961 Topps Dice Game Mickey Mantle Card examples graded PSA 1.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1961 Topps Dice Mickey Mantle Card
Sport	Baseball
Professional League	MLB
Player / Number	Mickey Mantle / 7
Team	New York Yankees
Year / Season	1961
Memorabilia Type	Trading Card Dice Game
Manufacturer	Topps
Rarity	1 of 2 (PSA 1)
Authentication	Professional Sports Authenticators (PSA)
Grade	1
Certification No.	53021596

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1961 Topps Dice Mickey Mantle Card going forward.

USE OF PROCEEDS – SERIES #47JACKIE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #47JACKIE Asset Cost (1)	$360,000	90.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.08%
	Brokerage Fee	$4,000	1.00%
	Offering Expenses (2)	$3,000	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$640	0.16%
	Marketing Materials	$200	0.05%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$31,860	7.97%
	Total Fees and Expenses	$39,700	9.93%
	Total Proceeds	$400,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.240 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/27/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$360,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$840

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1947 JACKIE ROBINSON NEWS PHOTO

Investment Overview

•Upon completion of the Series #47JACKIE Offering, Series #47JACKIE will purchase a 1947 Jackie Robinson Original News Photograph Authenticated by PSA/DNA Type 1 as the Underlying Asset for Series #47JACKIE (The “Series 1947 Jackie Robinson News Photo” or the “Underlying Asset” with respect to Series #47JACKIE, as applicable), the specifications of which are set forth below.

•Jackie Robinson was a professional baseball player who debuted in the MLB in 1947 for the Brooklyn Dodgers as the first African American to play in the MLB in the modern era and is known as a civil rights icon for breaking the baseball color barrier.

•The Leaf Gum Company released their 1948-49 baseball set as the first color set after the end of World War Two, featuring nine Hall of Fame rookie cards of players like Stan Musial, Satchel Paige, and Jackie Robinson.

•The Underlying Asset is a 1947 Jackie Robinson Original News Photograph Authenticated by PSA/DNA Type 1.

Asset Description

Overview & Authentication

•The 1948 Leaf Baseball set consists of 98 cards, each measuring 2-3/8’’ by 2-7/8’’.

•The 1948 Leaf Baseball set was the first major issue to use “skip-numbering,” meaning that when gathering the full set numbered to 168, there are some gaps. Some suggest that this was a deliberate effort on the part of Leaf to encourage collectors to purchase additional packs in hope of finding the missing numbers.

•The 1948 Leaf Jackie Robinson #79 Rookie Card is considered the only true rookie card of Jackie Robinson.

•Jackie Robinson was born on January 31, 1919 in Cairo, Georgia to a family of sharecroppers.

•In 1945, Robinson played one season in the Negro Baseball League for the Kansas City Monarchs.

•In 1947, Brooklyn Dodgers President Branch Rickey asked Robinson to join the Dodgers. At the time, the MLB had not had an African American player since 1889, and had since been strictly segregated.

•For Robinson’s rookie season, he was awarded the National League Rookie of the Year award after hitting .297 with 12 homeruns, 29 stolen bases, and 48 runs batted in.

•Robinson was inducted into the Hall of Fame in 1962 after playing 10 seasons in the MLB, winning one MVP award, one Batting Title, and being selected to six All-Star Games.

•In 1997, Jackie Robinson’s number 42 was retired by the MLB, the first to be retired by all teams in the league.

•A Type 1 Photo is the highest-grade distinction offered by PSA for photographs: “A 1st generation photograph, developed from the original negative, during the period (within approximately two years of when the picture was taken).”

•According to the St. Louis Post-Dispatch: Once described as “the sports scoop of the century,” an article in The New York Herald Tribune on May 9, 1947, stated that “some” Cardinals had instigated a strike of NL players to refuse playing against Robinson, and that this plan had been “averted.” The report’s flaws were revealed within its own paragraphs and within days. It has been largely debunked by historians.”

•The Underlying Asset has been issued a grade of Type 1 Authentic by Professional Sports Authenticators (PSA) with certification No. 1P02443.

Notable Features

•The Underlying Asset is a 1947 Jackie Robinson Original News Photograph Authenticated by PSA/DNA Type 1.

•The Underlying Asset is 1 of 2 known examples of the 1947 Jackie Robinson Original News Photograph Authenticated by PSA/DNA Type 1.

•The Underlying Asset was originally issued on May 12, 1947 by Acme Newspictures.

•The Underlying Asset features the following text on the reverse side: “Reported talk of a strike against Jackie Robinson (above) negro player of the Brooklyn Dodgers, by the St. Louis Cardinal players, was denied…if Brooklyn “thinks he can…of value to the club that certainly… all right with us!”

•The Underlying Asset is a Type 1 photograph of the image that was used to create the 1948 Leaf Jackie Robinson Rookie Card.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1947 Jackie Robinson News Photo
Sport	Baseball
Professional League	MLB
Player / Number	Jackie Robinson / 42
Team	Brooklyn Dodgers
Year / Season	1947
Memorabilia Type	Photograph
Manufacturer	Acme Newspictures
Rarity	1 of 2 (PSA/DNA Type 1)
Authentication	PSA, DNA
Grade	Type 1
Certification No.	1P02443

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1947 Jackie Robinson News Photo going forward.

USE OF PROCEEDS – SERIES #60ALI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #60ALI Asset Cost (1)	$210,000	89.36%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.13%
	Brokerage Fee	$2,350	1.00%
	Offering Expenses (2)	$1,763	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$373	0.16%
	Marketing Materials	$200	0.09%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$20,014	8.52%
	Total Fees and Expenses	$24,700	10.51%
	Total Proceeds	$235,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.241 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/27/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$210,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$573

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1960 MUHAMMAD ALI ROOKIE CARD

Investment Overview

•Upon completion of the Series #60ALI Offering, Series #60ALI will purchase a 1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card graded PSA Mint 9 as the Underlying Asset for Series #60ALI (The “Series 1960 Muhammad Ali Rookie Card” or the “Underlying Asset” with respect to Series #60ALI, as applicable), the specifications of which are set forth below.

•Muhammed Ali was a professional boxer who won the gold medal at the 1960 Olympics, held the title of the world heavyweight boxing champion three times, and was a member of the inaguraul class of the International Boxing Hall of Fame in 1990. He was also an outspoken activist, known for his public stance against the Vietnam War.

•The 1960 Olympics were held in Rome beginning on August 25 and ending on September 11.

•The Underlying Asset is a 1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card graded PSA Mint 9.

Asset Description

Overview & Authentication

•Cassius Marcellus Clay (Muhammed Ali) was born on January 16, 1942 in Louisville, Kentucky.

•At age 18, Ali (then-Cassius Clay) travelled to Rome for the 1960 Olympics as a representative of the United States, competing in the light heavyweight boxing division. He won all four fights “easily” and beat three-time European Champion Zbigniew Pietrzykowski in the gold medal match.

•After winning the gold medal, Ali (then-Cassius Clay) became a public figure. During the Olympics, he “parroted America’s Cold War line, lecturing a Soviet reporter about the superiority of the United States,” but would become one of the most brazen and outspoken critics of the United States shortly thereafter, saying in 1966: “I ain’t got nothing against them Vietcong.”

•On February 25, 1964 Ali (then-Cassius Clay) won the world heavy weight boxing title by upsetting Sonny Liston in a seventh-round technical knockout.

•Clay changed his name to Muhammed Ali after converting to Islam on March 6, 1964.

•In May 1965 Ali defended his title by beating Liston for a second time, quickly dismissing him in the first round.

•On April 28, 1967 Ali refused to be drafted to fight in the Vietnam War, resulting in widespread outcry from the public. He was “immediately stripped of his title by boxing commissions around the country” and was convicted of draft evasion (a charge which he appealed). Ultimately the decision cost him more than three years of his “athletic prime,” not fighting again until he was almost 29.

•In the “Fight of the Century” on March 8, 1971 Ali lost to Joe Frazier at Madison Square Garden.

•In the “Rumble in the Jungle” on October 30, 1974 Ali fought George Foreman in Zaire. Ali knocked out Foreman in the eighth round to regain his heavyweight title.

•In the “Thrilla in Manilla” on October 1, 1975 Ali fought Joe Frazier for a third time, beating him in 14 rounds.

•After reclaiming the heavyweight title from Leon Spinks, Ali retired on June 26, 1979.

•Ali came out of retirement for a bout on October 2, 1980 against Larry Holmes in Las Vegas. At 38 years old, Ali was the clear underdog against his younger opponent. Ali publicly declared that he was dedicating the fight to all the people who have been told “You can’t do it.” Holmes remarked before the fight that Ali’s mind “is making a date that his body can’t keep.” Ali lost the fight badly and it would come to be known as “The Last Hurrah.”

•Ali died in June 2016 at the age of 74 after battling Parkinson’s disease for over 30 years.

•In his obituary the New York Times called him “the most charismatic and controversial sports figure of the 20th century,” noting his boxing accomplishments as “the most thrilling if not the best heavyweight ever, carrying into the ring a physically lyrical, unorthodox boxing style that fused speed, agility and power more seamlessly than that of any fighter before him,” while noting his political and social impact: “Ali was as polarizing a superstar as the sports world has ever produced — both admired and vilified in the 1960s and ’70s for his religious, political and social stances. His refusal to be drafted during the Vietnam War, his rejection of racial integration at the height of the civil rights movement, his conversion from Christianity to Islam… were perceived as serious threats by the conservative establishment and noble acts of defiance by the liberal opposition.”

•The New York Times described Ali as “secular saint” later in his life and wrote: “Loved or hated, he remained for 50 years one of the most recognizable people on the planet.”

•The 1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card is considered Ali’s true Rookie Card and is believed to be the earliest example of an Ali trading card.

•Hemmets Journal was a Swedish magazine that published a special issue featuring panels of four uncut trading cards of athletes from different sports for the 1960 Olympics.

•The Underlying Asset has been issued a grade Mint 9 by Professional Sports Authenticators (PSA) with certification number 27383181.

Notable Features

•The Underlying Asset is a 1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card graded PSA Mint 9.

•The Underlying Asset is 1 of 10 1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card examples graded PSA 9 with 1 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1960 Muhammad Ali Rookie Card
Sport	Boxing
Professional League	Olympics
Player	Cassius Clay (Muhammad Ali)
Team	USA Olympic Team
Year / Season	1960
Memorabilia Type	Trading Card
Manufacturer	Hemmets Journal
Rarity	1 of 10 (PSA 9)
Authentication	Professional Sports Authenticators (PSA)
Grade	9
Certification No.	27383181

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1960 Muhammad Ali Rookie Card going forward.

USE OF PROCEEDS – SERIES #AC23

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #AC23 Asset Cost (1)	$24,000	85.71%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.07%
	Brokerage Fee	$280	1.00%
	Offering Expenses (2)	$500	1.79%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.36%
	Marketing Materials	$200	0.71%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,620	9.36%
	Total Fees and Expenses	$3,700	13.21%
	Total Proceeds	$28,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement as Exhibit 6.242 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/26/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$24,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1940 ACTION COMICS #23

Investment Overview

•Upon completion of the Series #AC23 Offering, Series #AC23 will purchase a 1940 Action Comics #23 comic book published by D.C. Comics graded CGC 5.5 as the Underlying Asset for Series #AC23 (the “Series 1940 Action Comics #23” or the “Underlying Asset” with respect to Series #AC23, as applicable), the specifications of which are set forth below.

•DC Comics was founded in 1934 by Major Malcolm Wheeler-Nicholson, originally called National Allied Publications.

•Lex Luthor is an evil genius and the long-time archnemesis of Superman. The Daily Planet is the daily newspaper of Metropolis which employs Superman’s report alter-ego Clark Kent.

•The Underlying Asset is a 1940 Action Comics #23 comic book published by D.C. Comics graded CGC 5.5.

Asset Description

Overview & Authentication

•The Golden Age of Comics refers to an era of comic publishing in post-depression America that gave rise to the success of comic book heroes like Superman, Batman, Captain Marvel and The Flash. Sales and popularity increased during World War Two, as they were cheap and featured patriotic stories of pro-American heroes, in some cases literally fighting the Axis Powers.

•Superman was first introduced in Action Comics #1 in June 1938.

•Superman’s alter-ego Clark Kent is a mild-mannered reporter employed by the Daily Planet, the major newspaper in the fictional city of Metropolis. Throughout many of Superman’s storylines and narratives over the decades the paper has featured prominently as a hub of conflict, and its iconic architecture makes it an oft-targeted site for villains seeking to destroy the city.

•According to the D.C. Comics official website, Lex Luthor is: “An egomaniacal genius and billionaire industrialist” who “fights a neverending personal, public, and political battle against Superman.” As “the most intelligent man on Earth,” Luthor only uses his brain “for selfish gain and to further his own bitter vendetta against those he feels have done him wrong.” Though the villain lacks superpowers, “Luthor has come closer to defeating the Man of Steel more times than any of his other adversaries.” He is determined “not to help mankind, but to attempt to destroy the one man on the planet who makes him feel insignificant: Superman.”

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 5.5 with certification No. 1077347008.

Notable Features

•The Underlying Asset is a 1940 Action Comics #23 comic book published by D.C. Comics graded CGC 5.5.

•The Underlying Asset is 1 of 4 1940 Action Comics #23 comic books graded CGC 5.5.

•The Underlying Asset is in the top 27.3% of all CGC graded copies of 1940 Action Comics #23 comic books.

•The Underlying Asset contains the first appearance of Lex Luthor.

•The Underlying Asset contains the first mention of the Daily Planet

•The Underlying Asset is the first issue with a DC bullet on its cover: “A DC Publication.”

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series 1940 Action Comics #23
Title	Action Comics #23
Store Date	April 10, 1940
Key Issue	First Appearance of Lex Luthor, First Mention of Daily Planet
Cover Price	$0.10
Publisher	D.C. Comics
Writer(s)	Jerry Siegel and Gardner Fox
Cover Artist	Joe Shuster
Penciller(s)	Joe Shuster, Fred Guardineer, Sheldon Moldoff, Chad Grothkopf, Bernard Baily
Inker(s)	Paul Cassidy, Fred Guardineer, Sheldon Moldoff, Chad Grothkopf, Bernard Baily
Editor	Whitney Ellsworth
Rarity	1 of 4 (CGC 5.5)
Authentication	Certified Guaranty Company (CGC)
Grade	5.5
Certification No.	1077347008

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1940 Action Comics #23 going forward.

USE OF PROCEEDS – SERIES #BATMAN2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BATMAN2 Asset Cost (1)	$76,000	89.41%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.35%
	Brokerage Fee	$850	1.00%
	Offering Expenses (2)	$638	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.12%
	Marketing Materials	$200	0.24%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,913	8.13%
	Total Fees and Expenses	$8,700	10.24%
	Total Proceeds	$85,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.243 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/26/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$76,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1940 BATMAN #2

Investment Overview

•Upon completion of the Series #BATMAN2 Offering, Series #BATMAN2 will purchase a 1940 Batman #2 comic book published by D.C. Comics graded CGC 9.0 as the Underlying Asset for Series #BATMAN2 (The “Series 1940 Batman #2” or the “Underlying Asset” with respect to Series #BATMAN2, as applicable), the specifications of which are set forth below.

•Batman is a fictional superhero in the DC Comics Universe, first appearing in Detective Comics #27 in May 1939.

•DC Comics was founded in 1934 by Major Malcolm Wheeler-Nicholson, originally called National Allied Publications.

•The Underlying Asset is a 1940 Batman #2 comic book published by D.C. Comics graded CGC 9.0.

Asset Description

Overview & Authentication

•The first self-titled Batman comic book debuted on March 31, 1940.

•According to the D.C. Comics official website, The Joker is “A homicidal artist and an agent of chaos” and “the embodiment of everything Batman fights against…and everything he fears.” He is a “complete psychopath with no moral compass whatsoever” and has been Batman’s “most formidable nemesis” since his introduction.

•According to the D.C. Comics official website, The Catwoman is: “the queen” of the beasts of Gotham. As “once of the most iconic characters in the DC Universe,” Catwoman is an “accomplished jewel thief and an occasional hero herself.”

•The Batman comics have since spawned a media franchise that has generated over $25 billion in revenue.

•The Dark Knight film trilogy earned over $2,400,000,000 at the worldwide box office.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC 9.0 with certification No. 1211555001.

Notable Features

•The Underlying Asset is a 1940 Batman #2 comic book published by D.C. Comics graded CGC 9.0.

•The Underlying Asset is 1 of 1 1940 Batman #2 comic books graded CGC 9.0.

•The Underlying Asset is in the top 2.4% of all graded copies of the 1940 Batman #2 comic book.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1940 Batman #2
Title	Batman #2
Store Date	July 10, 1940
Key Issue	Second Appearance of The Joker, Second appearance of The Catwoman, First time character is called Catwoman.
Cover Price	$0.10
Publisher	DC Comics
Writer	Bill Finger, David Tree, Hal Sherman
Cover Artist	Carmine Infantino
Penciller(s)	Bob Kane, Raymond Perry, Hal Sherman, George Papp
Inker(s)	Jerry Robinson, Bob Kane, Raymond Perry, Hal Sherman, George Papp
Editor	Whitney Ellsworth
Rarity	1 of 1 (CGC 9.0)
Authentication	Certified Guaranty Company (CGC)
Grade	9.0
Certification No.	1211555001

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1940 Batman #2 going forward.

USE OF PROCEEDS – SERIES #FLASH123

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #FLASH123 Asset Cost (1)	$25,000	86.21%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.03%
	Brokerage Fee	$290	1.00%
	Offering Expenses (2)	$500	1.72%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.34%
	Marketing Materials	$200	0.69%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,610	9.00%
	Total Fees and Expenses	$3,700	12.76%
	Total Proceeds	$29,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.244 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/26/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$25,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1961 THE FLASH #123

Investment Overview

•Upon completion of the Series #FLASH123 Offering, Series #FLASH123 will purchase a 1961 The Flash #123 comic book published by D.C Comics graded CGC 9.4 as the Underlying Asset for Series #FLASH123 (The “Series 1961 The Flash #123” or the “Underlying Asset” with respect to Series #FLASH123, as applicable), the specifications of which are set forth below.

•The Flash first appeared in Flash Comics #1 in 1940, as a college student named Jay Garrick who acquired super-speed from a lab accident. Garrick was succeeded by police Scientist Barry Allen, who was temporarily replaced by his former kid partner Wally West, until Allen returned to take up the mantle of the Flash once again.

•DC Comics was founded in 1934 by Major Malcolm Wheeler-Nicholson, originally called National Allied Publications.

•The Underlying Asset is a 1961 The Flash #123 comic book published by D.C Comics graded CGC 9.4.

Asset Description

Overview & Authentication

•The Flash is known as “The Fastest Man Alive” and is endowed with the “Speed Force,” an energy field that grants “incredible powers of velocity to certain heroes.”

•The Golden Age of Comics refers to an era of comic publishing in post-depression America that gave rise to the success of comic book heroes like Superman, Batman, Captain Marvel and The Flash. Sales and popularity increased during World War Two, as they were cheap and featured patriotic stories of pro-American heroes, in some cases literally fighting the Axis Powers. The concept of a ‘super-team’ also arose, with DC Comics’ Justice Society of America. Though disputed, the Golden Age of Comics lasted roughly from 1938 to 1950.

•The Silver Age of Comics featured a revival of former Golden Age characters who had gone by the wayside in recent years, including The Flash, who was reintroduced in DC Comics’ Showcase #4. The super-team concept continued to gain steam during this era, with the launch of DC Comics’ Justice League of America, Marvel’s Fantastic Four, and others. Though disputed, the Silver Age of Comics lasted roughly from 1956-1970.

•The Flash is a member of the Justice League, alongside Superman, Batman, Wonder Woman, and the Green Lantern.

•The Flash character has appeared in many films and television shows over the years, including the ongoing “The Flash” television show starring Grant Gustin which premiered in 2014, the single-season 1990 “The Flash” television show starring John Wesley Shipp, and The Lego Batman Movie (2017).

•In more recent films, The Flash’s Barry Allen has been portrayed by Ezra Miller in Batman v Superman: Dawn of Justice (2016), Suicide Squad (2016), and Justice League (2017).

•Production has been announced for a “The Flash” movie starring Ezra Miller with release slated for 2022.

•The recent surge in superhero movies has helped drive a resurgent comic book market, with comic book sales topping $1,000,000,000 in 2017.

•The Flash #123 comic book was named the “Best Single Issue” at the 1961 Alley Awards, also winning “Best Cover” and “Best Story.”

•The Flash #123 introduces the idea of Earth Two, and creates the now-commonplace idea of a multiverse in the world of comics.

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC NM 9.4 with certification No. 0607666006.

Notable Features

•The Underlying Asset is a 1961 The Flash #123 comic book published by D.C Comics graded CGC 9.4.

•The Underlying Asset is 1 of 7 1961 The Flash #123 comic books graded CGC 9.4.

•The Underlying Asset is in the top 0.8% of all graded copies of the 1961 The Flash #123 comic book.

•The Underlying Asset features the following text in a red box in the bottom left corner of the cover: “Featuring / “FLASH of / TWO WORLDS!”/ --A SPECTACULAR STORY / THAT IS SURE TO / BECOME A CLASSIC!”

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1961 The Flash #123
Title	The Flash #123
Store Date	September 10, 1961
Key Issue	First Appearance of Golden Age Flash in Silver Age, First comic to suggest multiverse; First appearance of Earth Two
Cover Price	$0.10
Publisher	D.C. Comics
Writer(s)	Gardner Fox, Julius Schwartz
Cover Artist(s)	Carmine Infantino, Murphy Anderson
Penciller(s)	Carmine Infantino, Curt Swan, Sheldon Moldoff, Dick Sprang
Inker(s)	Murphy Anderson, Joe Giella, Stan Kaye, Charles Paris
Editor	Julius Schwartz
Rarity	1 of 7 (CGC 9.4)
Authentication	Certified Guaranty Company (CGC)
Grade	9.4
Certification No.	0607666006

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1961 The Flash #123 going forward.

USE OF PROCEEDS – SERIES #POKEMON3

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #POKEMON3 Asset Cost (1)	$498,000	83.00%
	Interests issued to Asset Seller as part of total consideration (1)	$54,000	9.00%
	Cash on Series Balance Sheet	$300	0.05%
	Brokerage Fee	$6,000	1.00%
	Offering Expenses (2)	$4,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.02%
	Marketing Materials	$200	0.03%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$36,900	6.15%
	Total Fees and Expenses	$47,700	7.95%
	Total Proceeds	$600,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.245 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/21/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$498,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$54,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1999 POKéMON COMPLETE 1ST EDITION

Investment Overview

•Upon completion of the Series #POKEMON3 Offering, Series #POKEMON3 will purchase a 1999 Pokémon 1st Edition Complete Set graded PSA GEM MT 10 as the Underlying Asset for Series #POKEMON3 (The “Series 1999 Pokémon Complete 1st Edition” or the “Underlying Asset” with respect to Series #POKEMON3, as applicable), the specifications of which are set forth below.

•Pokémon is a Japanese media brand that is managed by Nintendo and Game Freak and centers around creatures (Pokémon), which, in collaboration with their human trainers, learn to battle one another.

•Pokémon, which launched in 1996, has become one of the most valuable media franchises in the world with an estimated $95 billion in lifetime revenue split between video games, trading cards, TV Shows, movies, comic books, and licensed merchandise.

•The Underlying Asset is a 1999 Pokémon 1st Edition Complete Set graded PSA GEM MT 10.

Asset Description

Overview & Authentication

•On February 27, 1996, Nintendo released the Game Freak developed game “Pocket Monsters: Red and Green” for the Game Boy, Game Boy Color, and Game Boy Advance. This was the first Pokémon video game.

•Nintendo owns one-third of The Pokémon Company.

•As of 2016, nearly 15 billion Pokémon cards had been produced.

•Pokémon GO, an augmented reality game that allows players to hunt for Pokémon in their physical environments, was released in 2016 to massive success.

•Charizard is a dual-type Fire/Flying Pokémon that evolves from Charmeleon and is the final form of Charmander.

•In order to complete the original Pokédex, the 151 first generation Pokémon, collectors need the 1999 Base, Jungle, and Fossil sets.

•The 102-card 1999 1st Edition Base Set was published by Wizards of the Coast (WOTC) and released on January 9, 1999 in the U.S., the first Pokémon set released widely to the American audience.

•Due to WOTC’s headquarters location in Renton, Washington, it has been suggested that “the bulk of the 1st Edition cards were distributed on the U.S. West Coast.”

•The exact number of 1st Edition cards printed is unknown, but it is estimated that less than 10,000 of each card were produced.

•1st Edition cards were available in 11-card booster packs, each containing seven common cards (including two Basic Energy cards), three uncommon cards, and one rare card. Holographic cards were found in approximately one in every three packs.

•The first 16 numbered cards in the set are Holo variants.

•The 1st Edition set contains an variant card which contains a version of the #58 Pikachu card with red cheeks instead of yellow.

•The Underlying Asset has been authenticated by Professional Sports Authenticator (PSA) and issued a grade of PSA GEM MT 10 for each individual card.

Notable Features

•The Underlying Asset is a 1999 Pokémon 1st Edition Complete Set graded PSA GEM MT 10.

•The Underlying Asset includes the complete 102-card 1st Edition set in addition to the #58 Pikachu variant card known as the “Red Cheeks” card.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from PSA.

Details

Series 1999 Pokémon Complete 1st Edition
Name	Pokémon Trading Card Game
Memorabilia Type	Complete Trading Card Set
Set	1st Edition Base Set
Number of Cards	103
Year	1999
Rarity (Alakazam-Holo #1)	1 of 85 (PSA 10)
Certification No. (Alakazam-Holo #1)	27068545
Rarity (Blastoise-Holo #2)	1 of 100 (PSA 10)
Certification No. (Blastoise-Holo #2)	27353760
Rarity (Chansey-Holo #3)	1 of 47 (PSA 10)
Certification No. (Chansey-Holo #3)	27353762
Rarity (Charizard-Holo #4)	1 of 122 (PSA 10)
Certification No. (Charizard-Holo #4)	21506649
Rarity (Clefairy-Holo #5)	1 of 65 (PSA 10)
Certification No. (Clefairy-Holo #5)	27353766
Rarity (Gyarados-Holo #6)	1 of 86 (PSA 10)
Certification No. (Gyarados-Holo #6)	23357570
Rarity (Hitmonchan-Holo #7)	1 of 54 (PSA 10)
Certification No. (Hitmonchan-Holo #7)	26288288
Rarity (Machamp-Holo #8)	1 of 350 (PSA 10)
Certification No. (Machamp-Holo #8)	23141395
Rarity (Magneton-Holo #9)	1 of 65 (PSA 10)
Certification No. (Magneton-Holo #9)	25082087
Rarity (Mewtwo-Holo #10)	1 of 81 (PSA 10)
Certification No. (Mewtwo-Holo #10)	40705868
Rarity (Nidoking-Holo #11)	1 of 91 (PSA 10)
Certification No. (Nidoking-Holo #11)	41267967
Rarity (Ninetales-Holo #12)	1 of 67 (PSA 10)
Certification No. (Ninetales-Holo #12)	27068571

Rarity (Poliwrath-Holo #13)	1 of 98 (PSA 10)
Certification No. (Poliwrath-Holo #13)	27353784
Rarity (Raichu-Holo #14)	1 of 87 (PSA 10)
Certification No. (Raichu-Holo #14)	26736000
Rarity (Venusaur-Holo #15)	1 of 136 (PSA 10)
Certification No. (Venusaur-Holo #15)	26288316
Rarity (Zapdos-Holo #16)	1 of 126 (PSA 10)
Certification No. (Zapdos-Holo #16)	41267963
Rarity (Pikachu-Red Cheeks #58)	1 of 224 (PSA 10)
Certification No. (Pikachu-Red Cheeks #58)	21606707
Authentication	PSA
Grade (of every card)	10

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1999 Pokémon Complete 1st Edition going forward.

USE OF PROCEEDS – SERIES #POKERED

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #POKERED Asset Cost (1)	$34,500	86.25%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.75%
	Brokerage Fee	$400	1.00%
	Offering Expenses (2)	$500	1.25%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.25%
	Marketing Materials	$200	0.50%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,000	10.00%
	Total Fees and Expenses	$5,200	13.00%
	Total Proceeds	$40,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.246 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	3/3/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$34,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1998 GAME BOY POKéMON RED VIDEO GAME

Investment Overview

•Upon completion of the Series #POKERED Offering, Series #POKERED will purchase a 1998 Game Boy Pokémon Red Video Game graded Wata 9.2 A++ as the Underlying Asset for Series #POKERED (The “Series 1998 Game Boy Pokémon Red Video Game” or the “Underlying Asset” with respect to Series #POKERED, as applicable), the specifications of which are set forth below.

•Pokémon is a Japanese media brand that is managed by Nintendo and Game Freak and centers around creatures (Pokémon), which, in collaboration with their human trainers, learn to battle one another.

•Pokémon, which launched in 1996, has become one of the most valuable media franchises in the world with an estimated $95 billion in lifetime revenue split between video games, trading cards, TV Shows, movies, comic books, and licensed merchandise.

•The Underlying Asset is a 1998 Game Boy Pokémon Red Video Game graded Wata 9.2 A++.

Asset Description

Overview & Authentication

•On February 27, 1996, Nintendo released the Game Freak developed game “Pocket Monsters: Red and Green” for the Game Boy. It was then released over the next two years internationally as Pokémon Red and Pokémon Blue. These were the first Pokémon video games released in the US.

•Pokémon Red and Pokémon Blue were identical, with the same game design, with the only difference being that some Pokémon only appear in Blue and some only in Red, requiring players to have both games in order to collect all 150 Pokémon.

•Using a Game Boy Link connector, which was sold separately, players could connect separate systems to trade and collect Pokémon.

•Nintendo owns one-third of The Pokémon Company.

•As of 2016, nearly 15 billion Pokémon cards had been produced.

•Pokémon GO, an augmented reality game that allows players to hunt for Pokémon in their physical environments, was released in 2016 to massive success.

•The Underlying Asset has been issued a grade of 9.2 A++ by Wata with certification number 576374-002.

Notable Features

•The Underlying Asset is a 1998 Game Boy Pokémon Red Video Game graded Wata 9.2 A++.

•The Underlying Asset is 1 of 1 examples graded 9.2 by Wata with 7 graded higher.

•The Underlying Asset is shrink-wrapped using an “H-Seam,” meaning the front of the shrink-wrap is seamless, with one horizontal seam across the center of the back and a seam running top to bottom on each side.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1998 Game Boy Pokémon Red Video Game
Game	Pokémon Red
System	Game Boy
Manufacturer	Nintendo Co., LTD.
Production Year	1998
Box Variant	Made in Japan, E Rating (Pixelated), 83% Fiber, Y-Fold box (USA Code), First-party H-Seam, Blank UPC sticker
Rarity	1 of 1 (Wata 9.2)
Authentication	Wata Games
Box Grade	9.2
Seal Rating	A++
Certification No.	576374-002

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1998 Game Boy Pokémon Red Video Game going forward.

USE OF PROCEEDS – SERIES #SMB3

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SMB3 Asset Cost (1)	$21,500	86.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.20%
	Brokerage Fee	$250	1.00%
	Offering Expenses (2)	$500	2.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.40%
	Marketing Materials	$200	0.80%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,150	8.60%
	Total Fees and Expenses	$3,200	12.80%
	Total Proceeds	$25,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.247 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	3/2/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$21,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1990 NES SUPER MARIO BROS. 3 VIDEO GAME

Investment Overview

•Upon completion of the Series #SMB3 Offering, Series #SMB3 will purchase a 1990 NES Super Mario Bros. 3 Video Game graded Wata 9.4 A+ as the Underlying Asset for Series #SMB3 (The “Series 1990 NES Super Mario Bros. 3 Video Game” or the “Underlying Asset” with respect to Series #SMB3, as applicable), the specifications of which are set forth below.

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986.  Nintendo sold 61.9 million NES units worldwide.

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with a reported revenue of $13.8 billion for the first three quarters of the 2020 fiscal year (ending December 2020).

•The Underlying Asset is a 1990 NES Super Mario Bros. 3 Video Game graded Wata 9.4 A+.

Asset Description

Overview & Authentication

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with a reported revenue of $13.8 billion for the first three quarters of the 2020 fiscal year (ending December 2020).

•The Nintendo Entertainment System (NES) was a console released by Nintendo for U.S. Markets in 1985.2

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986.  Nintendo sold 61.9 million NES units worldwide.

•The NES system was sold new in the United States until it was discontinued in 1995.

•The character of Mario was created by Japanese graphic artist Shigeru Miyamoto, who originally called introduced the character as “Jumpman” in the first Donkey Kong video game.

•The first Super Mario Bros. video game was released as one of the original 17 “Black Box” games made for the NES during the original release in 1985.

•Super Mario Bros. 2 was released in the U.S. in September 1988.

•In December 1989, a movie called “The Wizard” starring Fred Savage was released. The film’s inclusion of Super Mario Bros. 3 before its U.S. release is discussed as a contributing factor in the high levels of anticipation from consumers leading up to the game’s debut, as well as its commercial success.

•Super Mario Bros. 3 was released in the U.S for the NES. in 1990, going on to sell more than 17 million copies.

•Super Mario Bros. 3 was ranked the fourth best Mario game of all-time by the Washington Post in 2020, calling it “the creative apex of the 8-bit Nintendo era” and “the one that defined the series for years to come.”

•The Super Mario Bros. series is considered the most successful gaming franchise of all time, with more than 240,000,000 units sold since its inception.

•The Underlying Asset has been issued a grade of 9.4 A+ by Wata with certification number 578000-002.

Notable Features

•The Underlying Asset is a 1990 NES Super Mario Bros. 3 Video Game graded Wata 9.4 A+.

•The Underlying Asset is 1 of 19 “Right Bros.” examples graded 9.4 by Wata.

•The Underlying Asset is 1 of 99 “Right Bros.” examples grade by Wata, with 12 graded higher

•The Underlying Asset is a “Right Bros.” variant, meaning the “Bros.” on the cover of the video game is on the right side.

•The Underlying Asset is shrink-wrapped using an “H-Seam,” meaning the front of the shrink-wrap is seamless, with one horizontal seam across the center of the back and a seam running top to bottom on each side.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1990 NES Super Mario Bros. 3 Video Game
Game	Super Mario Bros. 3
System	NES
Manufacturer	Nintendo Co., LTD.
Production Year	1990
Box Variant	“Right Bros.”, Rev-A, Oval SOQ R, Large Warranty w/ Mexico, 9-Digit ZIP, (USA-1 Code), 3 Screw Cart, First-party H-Seam
Rarity	1 of 19 (Wata 9.4)
Authentication	Wata Games
Box Grade	9.4
Seal Rating	A+
Certification No.	578000-002

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1990 NES Super Mario Bros. 3 Video Game going forward.

USE OF PROCEEDS – SERIES #01HALO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #01HALO Asset Cost (1)	$13,750	80.88%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.76%
	Brokerage Fee	$170	1.00%
	Offering Expenses (2)	$500	2.94%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.59%
	Marketing Materials	$200	1.18%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,980	11.65%
	Total Fees and Expenses	$2,950	17.35%
	Total Proceeds	$17,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.248 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	3/4/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$13,750
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2001 XBOX HALO: COMBAT EVOLVED VIDEO GAME

Investment Overview

•Upon completion of the Series #01HALO Offering, Series #01HALO will purchase a 2001 Xbox Halo: Combat Evolved (Black Label) Video Game graded Wata 9.4 A+ as the Underlying Asset for Series #01HALO (The “Series 2001 Xbox Halo: Combat Evolved Video Game” or the “Underlying Asset” with respect to Series #01HALO, as applicable), the specifications of which are set forth below.

•The Xbox was released by Microsoft in 2001 as the first-generation console of the Xbox console series, selling around 24 million units from 2001 to 2005.

•Bungie Software is a game development studio founded in 1991. Bungie was acquired by Microsoft in June 2000, afterwards producing Halo: Combat Evolved for the Xbox console.

•The Underlying Asset is a 2001 Xbox Halo: Combat Evolved (Black Label) Video Game graded Wata 9.4 A+.

Asset Description

Overview & Authentication

•Microsoft is a technology company founded in 1975 by Bill Gates and Paul Allen. As of March 4, 2021 Microsoft has a market cap. of more than $1.5 trillion, with significant revenue in a variety of sectors including Cloud Services (Azure), Social Media (LinkedIn), and Video Games (Xbox franchise).

•Halo: Combat Evolved is a first-person shooter video game developed by Bungie and released by Microsoft as the flagship game for its new Xbox console in 2001.

•Halo: Combat Evolved was exclusive to the Xbox and set record sales of more than 1 million copies sold in the first few months after its release.

•The Halo franchise continues to enjoy commercial success today, having sold over 80 million copies worldwide over two decades, and is also set for a Showtime-produced TV show to be released in 2022.

•The Underlying Asset has been issued a grade of 9.4 A+ by Wata with certification number 579297-001.

Notable Features

•The Underlying Asset is a 2001 Xbox Halo: Combat Evolved (Black Label) Video Game graded Wata 9.4 A+.

•The Underlying Asset is 1 of 4 “Black Label” examples graded 9.4 by Wata with 12 graded higher.

•The Underlying Asset is a “Black Label” variant of Halo: Combat Evolved, which means it was marked “Not for Resale” and only made available to employees of Microsoft or Bungie.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 2001 Xbox Halo: Combat Evolved Video Game
Game	Halo: Combat Evolved
System	Xbox
Manufacturer	Microsoft
Production Year	2001
Box Variant	Black Label
Rarity	1 of 4 (Wata 9.4)
Authentication	Wata Games
Box Grade	9.4
Seal Rating	A+
Certification No.	579297-001

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2001 Xbox Halo: Combat Evolved Video Game going forward.

USE OF PROCEEDS – SERIES #SLASH

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SLASH Asset Cost (1)	$37,000	56.92%
	Interests issued to Asset Seller as part of total consideration (1)	$13,000	20.00%
	Cash on Series Balance Sheet	$300	0.46%
	Brokerage Fee	$650	1.00%
	Offering Expenses (2)	$500	0.77%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.15%
	Marketing Materials	$200	0.31%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,250	20.38%
	Total Fees and Expenses	$14,700	22.62%
	Total Proceeds	$65,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.249 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	3/3/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$37,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$13,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES SLASH GUITAR

Investment Overview

•Upon completion of the Series #SLASH Offering, Series #SLASH will purchase an exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck as the Underlying Asset for Series #SLASH (The “Series Slash Guitar” or the “Underlying Asset” with respect to Series #SLASH, as applicable), the specifications of which are set forth below.

•Slash is a professional guitarist known for his work with the band Guns N’ Roses and his famous solos on songs such as “Sweet Child o’ Mine,” “Paradise City,” and “November Rain.” He is known for wearing a tophat which has become synonymous with his image.

•Gibson is a guitar brand known for its popular electric guitar models such as the Les Paul and the many famous musicians who have used their instruments throughout the years.

•The Underlying Asset is an exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck.

Asset Description

Overview & Authentication

•Saul Hudson was born on July 23, 1965 in Hampstead, an area in north London.

•Hudson was nicknamed “Slash” by his friend’s father, an actor named Seymour Cassel. “…we used to ditch school and hang out at his house and he used to call me Slash and it was just habitual with him.” Slash never knew why Cassel started using the nickname until years later when Slash was touring in Europe and had dinner with him: "He told me that he called me Slash, cause I had to ask him, and he says it was always because I was in a hurry, hustling whatever it was I was hustling at the time and never had time to sit and chat. I was always sort of in passing and he just started calling me Slash."

•When Slash was six, he moved with his parents to Los Angeles. “My dad was the rebel of the family; he went to art school, married a black woman, and was part of the whole rock’n’roll scene. LA was the place to be so moving there made perfect sense.”

•Both of Slash’s parents worked in the music business, and he was surrounded by music from a young age. “…when I moved to the States it was all about bands like The Doors. My mum was into lots of eclectic music from Phoebe Snow to The Commodores, David Bowie to Led Zeppelin.

•Slash’s mother, Ola Hudson, was a costume designer who worked on outfits for performers such as David Bowie, John Lennon, and Ringo Starr. Ola dated Bowie in the mid-seventies, and Slash recalled: “He was always over – they were always together. I caught them naked once. They had a lot of stuff going on, but my perspective was limited. Looking back on it, I know exactly what was going on. When I look back on that whole combination of people, I can only imagine how freaky it was.” Ola died of lung cancer in 2009.

•In Junior High School, Slash met Steven Adler, who would go on to become the drummer for Guns N’ Roses. Adler introduced Slash to the electric guitar.

•Slash became “obsessed” with the guitar. As a 14-year-old, he wrote a letter to his ex-girlfriend in which he apologizes, writing: “…I hadn’t any idea that I talked about my guitar so often, I’m going to have to change that, no matter who I talk to.”

•On June 6, 1985, the quintet of Slash, Axl Rose, Izzy Stradlin, Duff McKagan, and Steven Adler performed their first concert as Guns N’ Roses at the Troubadour in Los Angeles.

•On July 21, 1987 Guns N’ Roses released their debut album “Appetite for Destruction,” which is the highest selling debut album in U.S. history, with over 28 million copies sold worldwide.

•On November 29, 1988 Guns N’ Roses released “G N’ R Lies.”

•In 1991 Guns N’ Roses released “Use Your Illusion I” and “Use Your Illusion II.”

•On November 23, 1993 Guns N’ Roses released “The Spaghetti Incident?”

•In 1996, Slash left the band and began playing for the band Velvet Revolver.

•In March 2016 it was announced that Slash would rejoin the band for a North American tour.

•“Me, Axl, and Slash, we knew what we wanted since we were 11, 12 years old. We went balls out for it, and there was nothing that was going to stand in our way,” said Adler in an interview with Rolling Stone.

•On May 11, 1896 Orville Gibson filed for a patent for mandolin, with a carved top and back and sides constructed from one solid piece of wood.

•The Gibson Mandolin-Guitar Mfg. Co., Ltd was founded in 1902.

•BB King, Elvis Presley, Jimmy Page, and Slash are among the many influential guitarists to favor Gibson guitars throughout the years.

•Beginning with a copy of a Gibson Explorer guitar, Slash adopted the Gibson Les Paul in 1985.

•Slash played the black 1966 EDS-1275 double-necked guitar while playing “Knockin’ on Heaven’s Door” during the “Use your Illusion” tour.

•From PR Newswire: “…it was the 1966 EDS-1275 Doubleneck that both diversified his sound and solidified his guitar god aesthetic. SLASH bought it from a small music store in Indiana in 1990 and put it into rotation almost immediately. Using the natural chime and chorus of the twelve-string neck and composing epic solos on the other, became a favorite tool for studio and stage and an indelible part of SLASH's signature sound.”

•“I just love playing guitar. It’s really sort of what I get up every day and look forward to doing,” Slash said.

•“I needed something like a doubleneck because I was doing Knockin’ On Heaven’s Door” which had the guitar solos but it had the picking, sort of choral picking thing going on in the verses.”

•The Gibson Custom Shop produced 125 editions of the Slash EDS-1275 Doubleneck replica, selling each of the Slash hand-signed guitars for $13,299.

•Slash said “The prototype sounds better than my original."

•The Underlying Asset is accompanied by a Certificate of Authenticity from Gibson Brands, Inc.

Notable Features

•The Underlying Asset is an exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck.

•The Underlying Asset was used as the prototype guitar sent to Slash for his approval on the aging and construction of the guitar before the limited edition series went into production.

Notable Defects

•The Underlying Asset shows signs of wear consistent with a prototype guitar.

Details

Series Slash Guitar
Memorabilia Type	Production Prototype Guitar
Model	Slash EDS-1275 Doubleneck Prototype
Manufacturer	Gibson
Musician	Slash
Total Production	1 of 1 (Prototype)
Primary Color	Black
Authentication	Gibson Brands, Inc.

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Slash Guitar going forward.

USE OF PROCEEDS – SERIES #SANTANA

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SANTANA Asset Cost (1)	$42,500	56.67%
	Interests issued to Asset Seller as part of total consideration (1)	$15,000	20.00%
	Cash on Series Balance Sheet	$300	0.40%
	Brokerage Fee	$750	1.00%
	Offering Expenses (2)	$563	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.13%
	Marketing Materials	$200	0.27%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$15,588	20.78%
	Total Fees and Expenses	$17,200	22.93%
	Total Proceeds	$75,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.250 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	3/3/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$42,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$15,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES CARLOS SANTANA GUITAR

Investment Overview

•Upon completion of the Series #SANTANA Offering, Series #SANTANA will purchase a Gibson Les Paul SG Guitar owned and played by Carlos Santana as the Underlying Asset for Series #SANTANA (The “Series Carlos Santana Guitar” or the “Underlying Asset” with respect to Series #SANTANA, as applicable), the specifications of which are set forth below.

•Carlos Santana is a musician who has sold over 100 million records, won ten Grammy Awards, and is a member of the Rock and Roll Hall of Fame.

•Gibson is a guitar brand known for its popular electric guitar models such as the Les Paul and the many famous musicians who have used their instruments throughout the years.

•The Underlying Asset is a Gibson Les Paul SG Guitar owned and played by Carlos Santana.

Asset Description

Overview & Authentication

•Carlos Santana was born on July 20, 1947 in Autlán de Navarro, Mexico.

•Santana’s father was a mariachi violinist and Carlos played violin as a child before picking up a guitar.

•The Santanas moved to Tijuana when Santana was seven.

•In 1961, the Santanas moved to San Francisco. “The teenage Carlos didn’t want to go. He was working in the strip joint, earning money in a grown-up world, and the notion of going to junior high school – of becoming a kid all over again – did not appeal: “I’m hanging around a bunch of older guys and prostitutes, eat when I want, sleep when I want . . . to hang out with a bunch of little kids talking about bullshit stuff? No way.”

•Santana had a Gibson Les Paul Junior guitar as a young man, which was broken in half when his brother’s friend sat on it.

•In 1966 Santana formed the Santana Blues Band, performing at the Filmore West Club. The band once opened for The Who. Helped by promoter Bill Graham, the band became known in the San Francisco music scene.

•Graham, “the most powerful concert promoter in the country,” became the band’s manager and helped get them onto the bill at Woodstock in 1969, a festival that become synonymous with the counterculture movement of the 1960s.” At the time, the band had yet to release an album and was one of the least-known acts at the festival.

•In 1969 the band released their first album, self-titled “Santana” which peaked at No. 4 on the U.S. Billboard Charts. Their second album, “Abraxas,” was released in 1970 and peaked at No. 1 on the U.S. Billboard Charts.

•Carlos Santana and the band continued putting out albums throughout the decades, with some such as the 1971 “Santana III” and 1982 “Zebop” peaking in the top-ten on the U.S. Billboard Charts. But in 1999, Santana released “Supernatural,” which would become his most commercially successful album in his long career.

•“Supernatural” was a 30-time platinum album worldwide, spending 103 weeks on the Billboard Charts and peaking at No. 1. The album features collaborations with Dave Matthews, Lauryn Hill, Rob Thomas, and Eric Clapton.

•The band Santana entered the Rock and Roll Hall of Fame in 1998, writing “Guitarist Carlos Santana is one of rock’s true virtuosos and guiding lights.”

•On May 11, 1896 Orville Gibson filed for a patent for mandolin, with a carved top and back and sides constructed from one solid piece of wood.

•The Gibson Mandolin-Guitar Mfg. Co., Ltd was founded in 1902.

•BB King, Elvis Presley, Jimmy Page, and Slash are among the many influential guitarists to favor Gibson guitars throughout the years.

•The Gibson Les Paul SG was originally intended to be a replacement for the original Les Paul, “a radical departure in design, its body a modernistic mix of bevels and points and angles, offering excellent upper-fret access.”

•Musicians such as Eric Clapton, George Harrison, Pete Townshend, and Frank Zappa used SG’s.

•The Underlying Asset is accompanied by a Letter of Authenticity from Adam Fells, Santana’s personal assistant.

Notable Features

•The Underlying Asset is a Gibson Les Paul SG Guitar owned and played by Carlos Santana.

•The Underlying Asset is signed by Carlos Santana.

•The Underlying Asset was owned by Carlos Santana from the early 1970’s to the mid-2000’s.

•The Underlying Asset exhibits a solid mahogony body and a 1-piece mahagony neck.

•The Underlying Asset consists of an ebony fretboard with Mother of Pearl inlays and 22 frets.

•The Underlying Asset contains goldplated hardware.

•The Underlying Asset includes an original Gibson “Paisley Artist Case.”

Notable Defects

•The Underlying Asset shows signs of wear consistent with a played guitar.

Details

Series Carlos Santana Guitar
Memorabilia Type	Musician Owned and Played Guitar
Model	Les Paul SG Custom
Manufacturer	Gibson
Musician	Carlos Santana
Signed	Carlos Santana
Primary Color	White
Authentication	Adam Fells

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Carlos Santana Guitar going forward.

USE OF PROCEEDS – SERIES #AJONES

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #AJONES Asset Cost (1)	$56,000	58.95%
	Interests issued to Asset Seller as part of total consideration (1)	$19,000	20.00%
	Cash on Series Balance Sheet	$300	0.32%
	Brokerage Fee	$950	1.00%
	Offering Expenses (2)	$713	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.11%
	Marketing Materials	$200	0.21%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$17,738	18.67%
	Total Fees and Expenses	$19,700	20.74%
	Total Proceeds	$95,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.251 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	3/3/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$56,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$19,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2020 GIBSON ADAM JONES SILVERBURST LES PAUL GUITAR

Investment Overview

•Upon completion of the Series #AJONES Offering, Series #AJONES will purchase a 2020 Gibson Adam Jones 1979 Silverburst Les Paul Custom Prototype Guitar as the Underlying Asset for Series #AJONES (The “Series 2020 Gibson Adam Jones Silverburst Les Paul Guitar” or the “Underlying Asset” with respect to Series #AJONES, as applicable), the specifications of which are set forth below.

•Adam Jones is a musician who is known for his work as the guitarist in the band “Tool.”

•Gibson is a guitar brand known for its popular electric guitar models such as the Les Paul and the many famous musicians who have used their instruments throughout the years.

•The Underlying Asset is a 2020 Gibson Adam Jones 1979 Silverburst Les Paul Custom Prototype Guitar.

Asset Description

Overview & Authentication

•Adam Jones was born on January 15, 1965 in Libertyville, Illinois.

•Jones formed the metal band “Tool” in the early 1990’s with three other musicians. The Atlantic wrote in 2019: “From the early ’90s to 2006, the foursome of Tool stood as a rock-and-roll epitome when rock and roll was a social average. As grunge issued a culture-wide call to bond over psychic wounds by comparing calluses, Tool responded with gnarlier body-and-soul horror than many were prepared for.”

•Tool released their album “Fear Inoculum” in 2019, 13 years after their last release. The album opened at number one on the Billboard chart, surpassing Taylor Swift.

•Tool is known for their innovative and odd music videos which often make use of stop-motion filmmaking. Jones, who studied film in college and has appeared in multiple films and television shows, is one of the key creative forces behind these videos. In a March 1994 interview with Guitar School Magazine, Jones said: “I use Gibson guitars; I prefer the Les Paul custom. It's a black guitar with a greenish burst in the middle. They only made them for two or three years. I guess a lot of people complained that the metallic finish was affecting the sound. That's exactly why I like playing it. I have Seymour Duncan pickups, and I can't get the same sound with any other guitar, not even another Gibson, without that finish on it. I have two of them. I'd buy another if I could find one.”

•On May 11, 1896 Orville Gibson filed for a patent for mandolin, with a carved top and back and sides constructed from one solid piece of wood.

•The Gibson Mandolin-Guitar Mfg. Co., Ltd was founded in 1902.

•BB King, Elvis Presley, Jimmy Page, and Slash are among the many influential guitarists to favor Gibson guitars throughout the years.

•In 2020 Gibson introduced a limited-edition custom guitar modelled after Adam Jones’ favorite guitar, the original Silverburst 1979 Gibson Les Paul Custom. Gibson sold only 79 of these guitars, each signed and numbered by Jones, at a price of $9,999 each.

•In tandem with the release of the Adam Jones 1979 Les Paul Custom Guitar, Jones Produced a short film called “The Witness.” Jones composed and performed the soundtrack.

•In October 2020, a pallet of the Adam Jones 1979 Les Paul Custom Guitars was stolen from a truck en route to deliver the instruments to Sweetwater, a leading online retailer.

•The Underlying Asset is accompanied by a Certificate of Authenticity from Gibson Brands, Inc.

Notable Features

•The Underlying Asset is a 2020 Gibson Adam Jones 1979 Silverburst Les Paul Custom Prototype Guitar.

•The Underlying Asset was used as the prototype guitar sent to Adam Jones for his approval on the aging and construction of the guitar before the limited edition series went into production.

Notable Defects

•The Underlying Asset shows signs of wear consistent with a prototype guitar.

Details

Series 2020 Gibson Adam Jones Silverburst Les Paul Guitar
Memorabilia Type	Prototype Guitar
Model	Adam Jones 1979 Silverburst Les Paul Custom
Manufacturer	Gibson
Authentication	Gibson Brands, Inc.

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2020 Gibson Adam Jones Silverburst Les Paul Guitar going forward.

USE OF PROCEEDS – SERIES #IOMMI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #IOMMI Asset Cost (1)	$37,000	56.92%
	Interests issued to Asset Seller as part of total consideration (1)	$13,000	20.00%
	Cash on Series Balance Sheet	$300	0.46%
	Brokerage Fee	$650	1.00%
	Offering Expenses (2)	$500	0.77%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.15%
	Marketing Materials	$200	0.31%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,250	20.38%
	Total Fees and Expenses	$14,700	22.62%
	Total Proceeds	$65,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.252 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	3/3/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$37,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$13,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2019 GIBSON TONY IOMMI “MONKEY SG” GUITAR

Investment Overview

•Upon completion of the Series #IOMMI Offering, Series #IOMMI will purchase a 2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar as the Underlying Asset for Series #IOMMI (The “Series 2019 Gibson Tony Iommi “Monkey SG” Guitar” or the “Underlying Asset” with respect to Series #IOMMI, as applicable), the specifications of which are set forth below.

•Tony Iommi is known as the lead guitarist of the band Black Sabbath, which is cited as a pioneer in the genre of heavy metal music. His riffs on songs like “Paranoid” and “Iron Man” are some of the most influential and reconizable in rock history.

•Gibson is a guitar brand known for its popular electric guitar models such as the Les Paul and the many famous musicians who have used their instruments throughout the years.

•The Underlying Asset is a 2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar.

Asset Description

Overview & Authentication

•Tony Iommi was born on February 19, 1948 in Birmingham, England.

•Birmingham was an industrial city, and Iommi describes the “rough” city as a place where you felt like an outcast if you didn’t join a gang. “When we got involved with music that sort of got us out of that idea of being in a gang.”

•Iommi originally wanted to play drums but couldn’t afford it so instead played guitar. “It was all learning by ear, I never ever read music… I’m glad in a lot of ways because it comes out from inside as opposed to what’s written there so you play what you feel at that time.”

•Iommi described the story of how he lost his finger tips: “I worked in a factory like most people from where I lived… I had this job, which was a good job if you like jobs… I’d be on a line and they’d pass stuff down to me and it would go on to somewhere else and the one day the person that would be sending me the thing to weld never showed up so they put me on this giant, huge press…a guillotine type press that would come down… and bend the metal and so I’m there with this machine… I must have pushed my hand in and… bang it came down and it just took the ends off.”

•The day the accident happened Iommi was planning on leaving that job to join a band to play in Europe on his first big break. He was home for lunch and told his mother he wouldn’t be returning back, but she insisted, and that is when the accident occurred.

•Iommi went to the hospital and was told he may as well “forget playing” and he was devastated, though would not accept that he couldn’t find a way to continue playing guitar. By cutting up an old leather jacket to use as his own de facto prosthetic fingertips, Iommi was able to play again, though it was painful and it took a long time for him to grow accustomed to it.

•Iommi still had limitations, he couldn’t feel the strings through the thimbles and was had to press down extremely hard as he played, he couldn’t play single note guitar solos and instead adopted a “chord-heavy style (with easy-to-fret power chords especially present).” Lastly, he had trouble bending the strings, so had to use “lighter gauge guitar strings.”

•According to Rolling Stone, Iommi was inspired by a recording of a guitarist named Django Reinhardt who had also lost his fingers. Iommi’s makeshift solutions and unorthodox approach “led to an “aggressive, raw and fat” sound that became Black Sabbath’s signature style.”

•Rolling Stone called Iommi’s accident the birth and foundation of the metal genre.

•At the end of 1969, Black Sabbath (consisting of Iommi, Bill Ward, Ozzy Osbourne, and Geezer Butler) recorded their first album — “essentially their live set” — taking two days at Regent Sound Studio in London.

•Black Sabbath released their first single in January 1970, a cover of “Evil Woman (Don’t Play Your Games With Me). It “flopped unequivocally.”

•The next month, Black Sabbath’s self-titled debut album reached the top ten and remained on the charts for over a year in U.K., released later in 1970 in the U.S.

•Black Sabbath released their second album, “Paranoid,” in September 1970 in the U.K. and February 1971 in the U.S., followed by the band arriving to the San Francisco during the height of the Vietnam War protests.

Their bombastic, subversive sound found popular success as a fitting expression of the era’s turmoil, though Osbourne later explained that it was by pure happenstance: “We had no idea about Vietnam!”

•In 2006, Black Sabbath was inducted into the Rock and Roll Hall of Fame. Deborah Frost wrote their “Hall of Fame Essay,” beginning by saying that “Black Sabbath never intended to appeal to, never mind be understood by, rock critics.”

•Frost wrote that Sabbath’s legacy is “more alive, direct and undistilled in both the most important (Nirvana, Pearl Jam, Alice in Chains, Soundgarden, Pixies, Audioslave, Korn) and most mundane (any given night, any legit rock dive anywhere in the world) of succeeding generations than that of all of the above combined.”

•Frost credits the existence of grunge, goth, and metal “in all its myriad modern permutations” to Sabbath’s influence.

•According to Frost, at the time of her writing in 2006, “thirty-odd musicians have toured or recorded with Black Sabbath, with Iommi at times being the only member of the original core upon which both Black Sabbath’s live set and reputation will always depend.”

•In an essay for the Rock and Roll Hall of Fame titled “The Big Bang: Heavy Metal’s Early Days,” Parke Puterbaugh wrote: “Going on four decades now, heavymetal music is still blowing minds and eardrums. Musical archeologists generally concur that its emergence can be dated to the release of Black Sabbath’s first album in 1970.”

•On May 11, 1896 Orville Gibson filed for a patent for mandolin, with a carved top and back and sides constructed from one solid piece of wood.

•The Gibson Mandolin-Guitar Mfg. Co., Ltd was founded in 1902.

•BB King, Elvis Presley, Jimmy Page, and Slash are among the many influential guitarists to favor Gibson guitars throughout the years.

•The left-handed Iommi originally bought a right-handed Gibson “SG” and played it upside down because left-handed guitars were hard to come by at the time. He eventually traded guitars with a right-handed player that had been playing upside down on a left-handed guitar. He modified the guitar to match his playing style. He put a monkey sticker on the guitar and the guitar became known as the “Monkey SG.” Iommi used the “Monkey SG” on every Sabbath album and tour of the 1970’s.

•In 2020 Gibson released a limited-edition Tony Iommi 1964 “Monkey SG” Replica. Gibson produced 50 guitars, 25 right-handed and 25 left-handed.

•Each of the Iommi Replicas included a replica of Iommi’s silver cross necklace with a coffin case, a replica of Iommi’s leather touring guitar strap, and a 1960’s replica case.

•The Underlying Asset is accompanied by a Certificate of Authenticity from Gibson Brands, Inc.

Notable Features

•The Underlying Asset is a 2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar.

•The Underlying Asset was used as the prototype guitar sent to Adam Jones for his approval on the aging and construction of the guitar before the limited edition series went into production.

•The Underlying Asset is a left-handed guitar.

Notable Defects

•The Underlying Asset shows signs of wear consistent with a prototype guitar.

Details

Series 2019 Gibson Tony Iommi “Monkey SG” Guitar
Memorabilia Type	Production Prototype Guitar
Model	Tony Iommi “Monkey SG”
Manufacturer	Gibson
Musician	Tony Iommi
Total Production	1 of 1 (Prototype)
Authentication	Gibson Brands, Inc.

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2019 Gibson Tony Iommi “Monkey SG” Guitar going forward.

USE OF PROCEEDS – SERIES #MEGALODON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MEGALODON Asset Cost (1)	$450,000	75.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.05%
	Brokerage Fee	$6,000	1.00%
	Offering Expenses (2)	$4,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.02%
	Marketing Materials	$200	0.03%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$138,900	23.15%
	Total Fees and Expenses	$149,700	24.95%
	Total Proceeds	$600,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.253 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/16/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$450,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES MEGALODON JAW

Investment Overview

•Upon completion of the Series #MEGALODON Offering, Series #MEGALODON will purchase a Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction as the Underlying Asset for Series #MEGALODON (The “Series Megalodon Jaw” or the “Underlying Asset” with respect to Series #MEGALODON, as applicable), the specifications of which are set forth below.

•The Carcharocles megalodon was a species of shark that lived from roughly 23 million years ago to 3.6 million years ago before going extinct.

•The Carcharocles megalodon is the largest shark to have ever lived and is known for its massive and powerful jaw.

•The Underlying Asset consists of one Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction.

Asset Description

Overview & Authentication

•The Megalodon shark is referred to either as “Carcharocles” megalodon or “Otodus” megalodon.

•Carcharocles megalodon translates to “big toothed glorious shark.”

•The Carcharocles megalodon is commoonly known as the megalodon.

•The megalodon is the largest shark to ever live in the ocean.

•The megalodon had “streamlined yet powerful bodies build to efficiently cut through the water. Their tailfin undilated side to side and they breathed through gill slits on either side of their head.”

•The megalodon had a skeleton made mostly of cartilage.

•The megalodon, like other species of shark, had multiple rows of teeth within its jaw, which it constantly shed and replaced. Megalodon teeth are still found around the world today.

•The megalodon could measure up to 60 feet in length and weigh up to 50 tons, with the females generall being larger than the males.

•The megalodon is a member of the Lamniforme Order of sharks, which includes the great white, mako, and thresher sharks.

•The megalodon lived all across the world’s oceans, with the exception of the north and south poles. “While juveniles kept to the shores, adults preferred coastal areas but could move into the open ocean. The most northern fossils are found off the coast of Denmark and the most southern in New Zealand.”

•The megalodon at a diverse diet that included whales, seals, sea cows, and sea turtles.

•Many whale fossils “have distinct gashes from megalodon teeth,” and scientists have found entire megalodon teeth embedded in whale bone.

•“Scientists calculate that a bite from a megalodon jaw could generate force of up to 40,000 pounds, which would make it the strongest bite in the entire animal kingdom.”

•Due to the megalodon’s large size, it “required ample prey to fuel its body.” But as large ocean mammals began to undergo “significant changes” in response to the climate, megalodon’s went extinct.

•The megalodon was previousley believed to have gone extinct 2.6 million years ago, but more recent research suggests that the massive shark likely went extinct 3.6 million years ago at the end of the early Pliocene epoch.

•As it is theorized that the upper teeth of the megalodon were used to “hack off” chunks of flesh from prey, they sustained the most damage, which resulted in the megalodon losing its upper teeth more often than its lower (at an approximate ratio of 8:1).

Notable Features

•The Underlying Asset is a Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction.

•The Underlying Asset was uncovered from the Morgan River in Georgia.

•The Underlying Asset is comprised of 184 fossil shark teeth mounted in a resin reconstruction representing the cartilaginous jaw of the Carcharocles megalodon.

•The Underlying Asset contains teeth carefully chosen from a number of different source organisms in order to illustrate the correct positions and sizes that would have been seen during the life of the Carcharocles megalodon.

•The Underlying Asset measures 8 by 9.5 feet.

•The Underlying Asset includes four teeth measuring 6.25 inches in length each.

•The Underlying Asset was constructed via the collection of all 184 teeth over a period of years.

•The Underlying Asset was fashioned by a preparator who has been featured on National Geographic Channel’s “Predators.”

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and professional preparation.

Details

Series Megalodon Jaw
Memorabilia Type	Megalodon Jaw
Order	Lamniformes
Family	Otodontidae
Genus	Carcharocles
Species	Megalodon
Excavation Site	Morgan River, Georgia
Condition	Full Set of Fossilized Teeth
Presentation	Mounted in a Resin Reconstruction
Dimensions	8 feet X 9.5 feet
Number of teeth	184

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Megalodon Jaw going forward.

USE OF PROCEEDS – SERIES #GWLOTTO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GWLOTTO Asset Cost (1)	$25,713	73.46%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.86%
	Brokerage Fee	$350	1.00%
	Offering Expenses (2)	$500	1.43%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$250	0.71%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$246	0.70%
	Marketing Materials	$200	0.57%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,442	21.26%
	Total Fees and Expenses	$8,988	25.68%
	Total Proceeds	$35,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the bill of sale is attached as Exhibit 6.254 hereto.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/19/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$25,713
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$696

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1768 GEORGE WASHINGTON LOTTERY TICKET

Investment Overview

•Upon completion of the Series #GWLOTTO Offering, Series #GWLOTTO will purchase a 1768 George Washington Mountain Road Lottery Ticket with Signature as the Underlying Asset for Series #GWLOTTO (The “Series 1768 George Washington Lottery Ticket” or the “Underlying Asset” with respect to Series #GWLOTTO, as applicable), the specifications of which are set forth below.

•George Washington was the first president of the United States, the commander of the Continental Army, and is considered to be one of the “Founding Fathers” of the United States.

•During the 17th and 18th centuries, American colonists often used lotteries to fund settlements, public buildings, roads, and canals.

•The Underlying Asset is a 1768 George Washington Mountain Road Lottery Ticket with Signature.

Asset Description

Overview & Authentication

•George Washington was born on February 22, 1732 in Westmoreland County, Virginia.

•In 1734, the Washington family moved to Little Hunting Creek Plantation (later renamed Mount Vernon).

•In 1749, Washington began working as a professional surveyor.

•In November 1752, Washington was appointed “adjutant for the southern district of Virginia,” which gave him the rank of Major.

•On October 31, 1753 Washington (now a 21-year-old Major) was sent by Virginia Governor Robert Dinwiddie to deliver a message to the French, who had been moving troops into British territory. After reaching the French post at Fort Le Boeuf on December 11, Washington “nearly drowned” in the frigid Allegheny River, “and was forced to spend a freezing night on an island without shelter.” Washington’s account of this trip was published by Dinwiddie, “establishing an international reputation for George Washington by the time he was 22.”

•As a lieutenant colonel in April 1754, Washington led around 150 men into a battle with French soldiers, eventually surrendering. “The campaign ended in humiliation for Washington and ignited the French and Indian War.”

•Washington resigned in October 1754 “in resentment of the slighting treatment and underpayment of colonial officers and particularly because of an untactful order of the British war office that provincial officers of whatever rank would be subordinate to any officer holding the king’s commission.”

•Despite his resignation, Washington still wanted to be a part of the war effort. He wrote to a friend that his “inclinations” were “strongly bent to arms.”

•In 1755, Washington acted as a volunteer aide to General Edward Braddock, who had been sent from the King of England to push the French back out of Ohio County. During a battle, Washington “had two horses shot out from under him and four bullet holes shot through his coat.” As a result of “his conduct,” Washington was given command of the entire military force of Virginia. “With a few hundred men he was ordered to protect a frontier some 350 miles long. Although this was a frustrating assignment, it provided him with experience in commanding troops through an arduous campaign.”

•For much of his life, Washington had not shown much interest in politics, but was “irked” by The Proclamation of 1763, which limited the colonists’ autonomy to move and settle westward. Since he held interests in “speculative westward ventures,” Washington began to support the revolutionary cause, telling George Mason at Mount Vernon in 1768 that he would take up arms whenever his country called him.

•Washington served as a delegate to the First Continental Congress in 1774, and “[b]y the time the Second Continental Congress convened a year later, the American Revolution had begun in earnest, and Washington was named commander in chief of the Continental Army.”

•As the General of the Continental Army, Washington led his troops to Valley Forge in December 1777, where they would remain until June 1778. This period would come to be known as a defining point in his military career.

•Washington was elected president on January 7, 1789 and was inaugurated on April 30, 1789.

•Washington’s farewell address was published in the American Daily Advertiser on September 19, 1796 after he served two terms in office. The now-famous address expressed “principles he believed should guide the growing nation in the future, including unity, patriotism and neutrality.”

•Washington died on December 14, 1799.

•According to Charles T. Clotfelter, an economist and professor at Duke, Lotteries “held a prominent place in the early history of America, including an important role in financing the establishment of the first English colonies.” They were often used to “finance public works projects such as paving streets, constructing wharves, and even building churches. In the 18th century, lotteries were used to finance construction of buildings at Harvard and Yale. Several lotteries operated in each of the 13 colonies in 1776.”

•Captain Thomas Bullitt had served alongside Washington in the French and Indian War, and became a friend of Washington’s. He had heard of the healing qualities of the water in the Alleghany Mountains region, including stories of Native Americans who used the waters for rejuvenating purposes. After the French and Indian War, Bullitt was given a land grant in the region that included several mineral springs.

•In 1767, Washington, Bullitt, and other officers from the Virginia Regiment, decided to develop Bullitt’s land in the Alleghany mountains into a resort.

•Part of their planned development required a road to be built to access the area, and a lottery was created to raise the necessary funds.

•The “Mountain Road Lottery” was advertised in the Virginia Gazette in July 1768: “A Scheme of a Lottery, for raising the funds of nine hundred pounds to make a road over the mountain to the warm and hot springs in Augusta County.”

•Each ticket (6,000 total) was to be offered at a price of 20 shillings (1 pound), with 85% of the money used to be paid in prizes, and the remainder for the construction of the road. Each ticket was signed by Washington.

•The lottery proved to be a failure, perhaps due to competition from other lotteries, or the impending crack-down on lotteries from the British King, which culminated with an out-right ban of non-sanctioned lotteries in 1769.

•Despite the lottery’s failure, Bullitt developed his land into a resort called The Homestead, which still operates today, now known as The Omni Homestead Resort. It is one of America’s oldest resorts, and some claim it to be the oldest.

•The Underlying Asset is a 1768 George Washington Mountain Road Lottery Ticket with Signature numbered 360.

Notable Features

•The Underlying Asset is a 1768 George Washington Mountain Road Lottery Ticket with Signature.

•The Underlying Asset features a signature from George Washington: “G: o Washington” beneath the text of the ticket.

•The Underlying Asset exhibits the following text: “This ticket [No. 360] shall entitle the Possessor to whatever Prize may happen to be drawn against it’s Number in the Mountain Road Lottery.”

•The Underlying Asset is 1 of approximately 25 1768 Mountain Road Lottery tickets known to exist today.

•The Underlying Asset features a “considerably larger lower border than typically seen,” and was cut from the bottom of a larger sheet, which was used to print several tickets at a time.

•The Underlying Asset measures 5.5 inches X 3.5 inches.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition.

Details

Series 1768 George Washington Lottery Ticket
Artifact Type	Lottery Ticket
Issuer	Mountain Road Lottery
Year	1768
Signature	George Washington
Condition	Very Good to Fine

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1768 George Washington Lottery Ticket going forward.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

We are devoting substantially all our efforts to establishing our business and planned principal operations only commenced in early 2019. As such and because of the start-up nature of the Company’s and the Manager’s business, the reported financial information herein will likely not be indicative of future operating results or operating conditions. Because of our corporate structure, we are in large part reliant on the Asset Manager and its employees to grow and support our business. There are a number of key factors that will have large potential impacts on our operating results going forward including the Asset Manager’s ability to:

-continue to source high quality Memorabilia Assets at reasonable prices to securitize through the Platform;

-market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

-find operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

-continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

-find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

We have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenues until 2021.

At the time of this filing, all of the Series designated as closed in the Master Series Table have commenced operations, are capitalized and have assets and various Series have liabilities. All assets and liabilities related to the Series described in the Master Series Table will be the responsibility of the Series from the time of the Closing of the respective Offerings. All Series highlighted in gray in the Master Series Table, have not had a Closing, but we have, or are in the process of launching these and subsequent Offerings for additional Series. Series whose Underlying Assets have been sold will subsequently be dissolved and are highlighted in orange in the Master Series Table.

Historical Investments in Underlying Assets

We provide investment opportunities in Memorabilia Assets to Investors through the Platform, financed through various methods including, loans from officers of the Manager or other third-parties, if we purchase an Underlying Asset prior to the Closing of an Offering, and through purchase option agreements negotiated with third-parties or affiliates, where we finance the purchase of an Underlying Asset with the proceeds of an Offering. Additional information can be found below and in the Master Series Table.

Period from Inception (January 3, 2019) to June 30, 2020

From the Company’s formation on January 3, 2019 through June 30, 2020 we have entered into the agreements and had Closings, as listed in the table below. We received multiple loans or payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ initial Offerings, if necessary. Upon completion of the Offerings of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller is issued Interests in a particular Series as part of the total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the “Acquisition Expenses,” which include transportation of the Memorabilia Assets to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy, listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. The Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. The number of agreements entered into and the amount of Acquisition Expenses incurred during the six-month period ended June 30, 2020 and the period from inception (January 3, 2019) to June 30, 2019 can be found at the bottom of the table.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#52MANTLE / Series Mickey Mantle Card	Purchase Option Agreement / 04/26/2019	10/25/2019	$125,000	$0	$125,000	$0	$0	0%	$150

#71MAYS / Series Willie Mays Jersey	Purchase Option Agreement / 04/26/2019	10/31/2019	$52,500	$0	$47,250	$0	$5,250	10%	$0
#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	Purchase Agreement / 09/12/2019	11/6/2019	$16,800	$0	$16,800	$0	$0	0%	$0
#10COBB / Series E98 Ty Cobb	Purchase Option Agreement / 04/26/2019	11/14/2019	$35,000	$0	$35,000	$0	$0	0%	$55
#POTTER / Series Harry Potter	Purchase Agreement / 07/05/2019	11/21/2019	$65,000	$0	$65,000	$0	$0	0%	$5,155
#TWOCITIES / Series A Tale of Two Cities	Purchase Option Agreement / 07/30/2019	11/21/2019	$12,000	$0	$12,000	$0	$0	0%	$305
#FROST / Series A Boy’s Will	Purchase Option Agreement / 07/30/2019	11/21/2019	$10,000	$0	$10,000	$0	$0	0%	$305
#BIRKINBLEU / Series Hermès Birkin Bag	Upfront Purchase / 08/07/2019	11/27/2019	$55,500	$0	$55,500	$0	$0	0%	$0

#SMURF / Series Rolex Submariner "Smurf"	Upfront Purchase / 10/18/2019	11/27/2019	$29,500	$0	$29,500	$0	$0	0%	$0
#70RLEX / Series Rolex Beta 21	Purchase Agreement / 09/12/2019	12/6/2019	$17,900	$0	$17,900	$0	$0	0%	$150
#EINSTEIN / Series Philosopher-Scientist	Purchase Option Agreement / 07/30/2019	12/13/2019	$11,000	$0	$11,000	$0	$0	0%	$250
#HONUS / Series T206 Honus Wagner Card	Purchase Option Agreement / 11/11/2019	12/26/2019	$500,028	$0	$225,000	$0	$275,028	53%	$0
#75ALI / Series Ali-Wepner Fight Boots	Purchase Agreement / 10/16/2019	12/29/2019	$44,000	$0	$44,000	$0	$0	0%	$47
#71ALI / Series “Fight of The Century” Contract	Purchase Option Agreement / 04/26/2019	12/30/2019	$27,500	$0	$27,500	$0	$0	0%	$0

#APROAK / Series Audemars Piguet A-Series	Upfront Purchase / 10/18/2019	1/2/2020	$72,500	$0	$72,500	$0	$0	0%	$0
#88JORDAN / Series Michael Jordan 1988 Sneakers	Purchase Agreement / 10/16/2019	1/27/2020	$20,000	$0	$20,000	$0	$0	0%	$47
#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	Purchase Option Agreement / 11/20/2019	2/20/2020	$50,000	$0	$50,000	$0	$0	0%	$47
#33RUTH / Series 1933 Goudey Babe Ruth Card	Upfront Purchase / 11/26/2019	2/26/2020	$74,000	$0	$74,000	$0	$0	0%	$47
#SPIDER1 / Series 1963 Amazing Spider-Man #1	Purchase Option Agreement / 11/27/2019	3/4/2020	$20,000	$0	$20,000	$0	$0	0%	$47
#BATMAN3 / Series 1940 Batman #3	Purchase Option Agreement / 11/27/2019	3/4/2020	$75,000	$0	$75,000	$0	$0	0%	$47
#ROOSEVELT / Series African Game Trails	Purchase Option Agreement / 07/30/2019	3/10/2020	$17,000	$0	$17,000	$0	$0	0%	$397
#ULYSSES / Series Ulysses	Purchase Option Agreement / 07/30/2019	3/10/2020	$22,000	$0	$22,000	$0	$0	0%	$100

#56MANTLE / Series 1956 Topps Mickey Mantle Card	Upfront Purchase / 11/26/2019	3/11/2020	$9,000	$0	$9,000	$0	$0	0%	$0
#AGHOWL / Series Howl and Other Poems	Purchase Option Agreement / 07/30/2019	3/11/2020	$15,500	$0	$15,500	$0	$0	0%	$297
#98JORDAN / Series Michael Jordan Jersey	Purchase Option Agreement / 04/26/2019	3/22/2020	$120,000	$0	$120,000	$0	$0	0%	$0
#18ZION / Series Zion Williamson 2018 Sneakers	Upfront Purchase / 10/16/2019	4/2/2020	$13,500	$0	$13,500	$0	$0	0%	$0
#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	Upfront Purchase / 11/05/2019	4/7/2020	$24,000	$0	$24,000	$0	$0	0%	$0
#APOLLO11 / Series New York Times Apollo 11	Upfront Purchase / 10/16/2019	4/19/2020	$30,000	$0	$30,000	$0	$0	0%	$0
#24RUTHBAT / Series 1924 Babe Ruth Bat	Purchase Agreement / 11/21/2019	5/3/2020	$250,000	$0	$250,000	$0	$0	0%	$47
#YOKO / Series Grapefruit	Purchase Option Agreement / 07/30/2019	5/11/2020	$12,500	$0	$12,500	$0	$0	0%	$250

#86JORDAN / Series 1986 Fleer Michael Jordan Card	Upfront Purchase / 02/18/2020	5/13/2020	$38,000	$0	$38,000	$0	$0	0%	$0
#RUTHBALL1 / Series 1934-39 Babe Ruth Ball	Purchase Agreement / 02/05/2020	5/24/2020	$27,000	$0	$27,000	$0	$0	0%	$0
#HULK1 / Series 1962 The Incredible Hulk #1	Purchase Agreement / 02/05/2020	5/24/2020	$87,000	$0	$87,000	$0	$0	0%	$0
#HIMALAYA / Series Hermès Himalaya Birkin Bag	Purchase Option Agreement / 11/20/2019	5/27/2020	$130,000	$0	$130,000	$0	$0	0%	$47
#55CLEMENTE / Series 1955 Topps Roberto Clemente Card	Purchase Agreement / 02/05/2020	6/4/2020	$36,000	$0	$36,000	$0	$0	0%	$0
#38DIMAGGIO / Series 1938 Goudey Joe DiMaggio Card	Purchase Agreement / 02/05/2020	6/4/2020	$20,000	$0	$20,000	$0	$0	0%	$0

#BOND1 / Series Casino Royale	Upfront Purchase / 01/13/2020	6/12/2020	$37,000	$0	$37,000	$0	$0	0%	$137
#LOTR / Series The Lord of the Rings Trilogy	Upfront Purchase / 01/16/2020	6/12/2020	$27,500	$0	$27,500	$0	$0	0%	$137
#CATCHER / Series The Catcher in the Rye	Upfront Purchase / 01/14/2020	6/12/2020	$11,500	$0	$11,500	$0	$0	0%	$137
#SUPER21 / Series Superman #21	Purchase Option Agreement / 03/16/2020	6/17/2020	$7,000	$0	$7,000	$0	$0	0%	$0
#BATMAN1 / Series 1940 Batman #1	Purchase Agreement / 02/05/2020	6/18/2020	$68,500	$0	$68,500	$0	$0	0%	$66
#GMTBLACK1 / Series Rolex GMT-Master ref. 16758	Upfront Purchase / 02/20/2020	6/25/2020	$25,000	$0	$25,000	$0	$0	0%	$66
#BIRKINTAN / Series Hermès Tangerine Ostrich Birkin Bag	Purchase Option Agreement / 03/30/2020	6/25/2020	$25,000	$0	$25,000	$0	$0	0%	$0
#61JFK / Series Inaugural Addresses	Purchase Agreement / 05/05/2020	7/7/2020	$16,250	$0	$16,250	$0	$0	0%	$66

#50JACKIE / Series 1950 Jackie Robinson Card	Upfront Purchase / 03/03/2020	7/8/2020	$9,200	$0	$9,200	$0	$0	0%	$66
#POKEMON1 / Series 1999 Pokémon First Edition Set	Upfront Purchase / 03/02/2020	7/8/2020	$118,000	$0	$118,000	$0	$0	0%	$66
#LINCOLN / Series 1864 Abraham Lincoln Photo	Purchase Agreement / 05/05/2020	7/9/2020	$64,000	$0	$64,000	$0	$0	0%	$66
#STARWARS1 / Series Star Wars #1	Purchase Agreement / 05/18/2020	7/14/2020	$10,000	$0	$10,000	$0	$0	0%	$80
#56TEDWILL / Series 1956 Ted Williams Jersey	Purchase Agreement / 04/15/2020	7/26/2020	$80,000	$0	$0	$0	$0	0%	$80
#68MAYS / Series 1968 Willie Mays Bat	Purchase Agreement / 04/15/2020	7/26/2020	$32,000	$0	$0	$0	$0	0%	$80
#TMNT1 / Series Teenage Mutant Ninja Turtles #1	Purchase Option Agreement / 04/30/2020	7/30/2020	$59,000	$0	$59,000	$0	$0	0%	$80
#CAPTAIN3 / Series Captain America #3	Purchase Option Agreement / 03/16/2020	7/30/2020	$35,500	$0	$35,500	$0	$0	0%	$66
#51MANTLE / Series 1951 Bowman Mickey Mantle Card	Purchase Agreement / 04/15/2020	7/30/2020	$29,500	$0	$0	$0	$0	0%	$80
#CHURCHILL / Series Second World War	Upfront Purchase / 03/06/2020	8/6/2020	$6,500	$0	$6,500	$0	$0	0%	$180
#SHKSPR4 / Series 1685 Shakespeare Fourth Folio	Purchase Agreement / 02/20/2020	8/6/2020	$105,000	$0	$105,000	$0	$0	0%	$166

#03KOBE / Series 2003-04 UD Kobe Bryant Card	Purchase Agreement / 06/25/2020	8/16/2020	$44,000	$0	$11,000	$0	$0	0%	$0
#03LEBRON / Series 2003-04 UD LeBron James Card	Purchase Agreement / 04/15/2020	8/16/2020	$25,000	$0	$0	$0	$0	0%	$80
#03JORDAN / Series 2003-04 UD Michael Jordan Card	Purchase Agreement / 04/15/2020	8/16/2020	$33,000	$0	$0	$0	$0	0%	$80
#94JETER / Series 1994 Derek Jeter Jersey	Purchase Agreement / 06/25/2020	8/24/2020	$39,000	$0	$39,000	$0	$0	0%	$0
#FANFOUR1 / Series 1961 Fantastic Four #1	Purchase Option Agreement / 03/03/2020	9/2/2020	$100,000	$0	$100,000	$0	$0	0%	$129
#86RICE / Series 1986 Topps Jerry Rice Card	Purchase Agreement / 06/25/2020	9/15/2020	$20,000	$0	$20,000	$0	$0	0%	$0
#DAREDEV1 / Series Daredevil #1	Purchase Agreement / 05/18/2020	9/15/2020	$9,500	$0	$9,500	$0	$0	0%	$80
#85MARIO / Series 1985 Super Mario Bros.	Purchase Option Agreement / 04/22/2020	9/15/2020	$140,000	$0	$140,000	$0	$0	0%	$0
#05LATOUR / Series 2005 Château Latour	Purchase Agreement / 05/18/2020	9/15/2020	$7,442	$0	$4,465	$0	$0	0%	$0
#16SCREAG / 2016 Screaming Eagle	Purchase Agreement / 05/18/2020	9/15/2020	$31,944	$0	$19,166	$0	$0	0%	$0
#14DRC / Series 2014 Domaine de la Romanée-Conti	Purchase Agreement / 05/18/2020	9/15/2020	$45,980	$0	$27,588	$0	$0	0%	$0
#FAUBOURG / Series Hermès Sellier Faubourg Birkin	Purchase Option Agreement / 03/30/2020	9/21/2020	$115,000	$0	$115,000	$0	$0	0%	$0

#16PETRUS / Series 2016 Chateau Petrus	Purchase Agreement / 05/18/2020	Q4 2020 or Q1 2021	$38,236	$0	$22,942	$0	$0	0%	$0
#ALICE / Series Alice’s Adventures in Wonderland	Purchase Option Agreement / 06/01/2020	Q4 2020 or Q1 2021	$9,200	$0	$9,200	$0	$0	0%	$80
#SOBLACK / Series Hermès So Black Birkin	Purchase Option Agreement / 03/30/2020	Q4 2020 or Q1 2021	$50,000	$0	$50,000	$0	$0	0%	$80
#GATSBY / Series The Great Gatsby	Purchase Option Agreement / 05/11/2020	Q4 2020 or Q1 2021	$185,000	$0	$185,000	$0	$0	0%	$80
#APEOD / Series Audemars Piguet "End of Days"	Upfront Purchase / 10/18/2019	Q4 2020 or Q1 2021	$28,000	$0	$28,000	$0	$0	0%	$0
#15PTKWT / Series Patek Philippe World Time	Purchase Option Agreement / 10/18/2019	Q4 2020 or Q1 2021	$105,000	$0	$0	$0	$0	0%	$0
#AMZFNT15 / Series 1962 Amazing Fantasy #15	Purchase Agreement / 02/05/2020	Q4 2020 or Q1 2021	$30,500	$0	$30,500	$0	$0	0%	$0
#TKAM / Series To Kill a Mockingbird	Purchase Agreement / 04/27/2020	Q4 2020 or Q1 2021	$28,500	$0	$28,500	$0	$0	0%	$66
#NEWTON / Series Principia	Purchase Option Agreement / 05/11/2020	Q4 2020 or Q1 2021	$255,000	$0	$40,000	$0	$0	0%	$0
#BATMAN6 / Series Batman #6	Purchase Agreement / 05/18/2020	Q4 2020 or Q1 2021	$23,500	$0	$23,500	$0	$0	0%	$80
#HALONFR / Series Halo: Combat Evolved	Purchase Option Agreement / 06/25/2020	Q4 2020 or Q1 2021	$23,000	$0	$0	$0	$0	0%	$0

#AVENGERS1 / Series 1963 Avengers #1	Purchase Agreement / 06/18/2020	Q4 2020 or Q1 2021	$250,000	$0	$250,000	$0	$0	0%	$0
#SUPER14 / Series Superman #14	Purchase Agreement / 06/18/2020	Q4 2020 or Q1 2021	$120,000	$0	$120,000	$0	$0	0%	$0
#DUNE / Series Inscribed First Edition Dune	Purchase Agreement / 06/18/2020	Q4 2020 or Q1 2021	$10,500	$0	$10,500	$0	$0	0%	$0
#ANMLFARM / Series Animal Farm	Upfront Purchase / 03/13/2020	Q4 2020 or Q1 2021	$8,700	$0	$8,700	$0	$0	0%	$166
#62MANTLE / Series 1962 Mickey Mantle World Series Bat	Purchase Agreement / 06/25/2020	Q4 2020 or Q1 2021	$132,000	$0	$33,000	$0	$0	0%	$0
Total for 1/1/2020 -6/30/2020:	New Agreements: 50 Closings: 29		$2,749,452	$0	$2,536,761	$0	$0	-	$3,310
Total for 1/3/2019 -6/30/2019:	New Agreements: 5 Closings: 0		$360,000	$0	$280,000	$0	$0	-	$0
Cumulative Total since 1/3/2019:	New Agreements: 83 Closings: 43		$4,839,180	$0	$3,834,961	$0	$280,278	-	$10,327

Note: Gray shading represents Series for which no Closing of an Offering had occurred as of June 30, 2020. Orange shading represents sale of Series’ Underlying Asset. Includes $185,500 of Purchase Price related to Underlying Assets subsequently sold.

Note: New Agreements and Closings represent only those agreements signed and those Offerings closed in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a Closing in the current period, it would not contribute to the totals for the period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

Subsequent Investments and Purchase Options Agreements for Underlying Assets

Since June 30, 2020 we have entered into the agreements and had Closings in connection with each Offering of Series listed in the table below. We received multiple loans and payments from various parties to support the financing of the acquisition of the Underlying Assets, for which the details are listed in the table below. Such payments or loans have been or will be repaid from the proceeds of successful Series’ Offering, if necessary. Upon completion of the Offering of each of the Series of Interests, it is proposed that each of these Series shall acquire their respective Underlying Assets for the aggregate consideration consisting of cash and Interests as the authorized officers of the Manager may determine in their reasonable discretion in accordance with the disclosures set forth in these Series’ Offering documents. In various instances, as noted in the table below, the Asset Seller is issued Interests in a particular Series as part of total purchase consideration to the Asset Seller. In addition, there are instances where the Company finances an acquisition through the proceeds of the Offering, in the case of a purchase option, and as such requires no additional financing or only financing to make an initial down payment, as the case may be.

The Company incurred the Acquisition Expenses listed in the table below, the majority of which are capitalized into the purchase prices of the various Underlying Assets since June 30, 2020. Acquisition Expenses such as interest expense on a loan to finance an acquisition or marketing expenses related to the promotional materials created for an Underlying Asset are not capitalized. Acquisition Expenses are generally initially funded by the Manager or its affiliates but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering documents. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees related to transportation from the Asset Seller to the Company’s storage facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. The number of agreements entered into and the amount of Acquisition Expenses incurred since June 30, 2020 can be found at the bottom of the table.

Series - Series Name	Agreement Type - Date of Agreement	Closing Date (1)	Purchase Price (2)	Financed via - Officer Loan / 3rd Party Loan	Financed via - RSE Markets	Financed via - Offering Proceeds	Interests Issued to Asset Seller	Percent Owned by Asset Seller	Acquisition Expenses
#61JFK / Series Inaugural Addresses	Purchase Agreement / 05/05/2020	7/7/2020	$16,250	$0	$0	$0	$0	0%	$100
#50JACKIE / Series 1950 Jackie Robinson Card	Upfront Purchase / 03/03/2020	7/8/2020	$9,200	$0	$0	$0	$0	0%	$0
#POKEMON1 / Series 1999 Pokémon First Edition Set	Upfront Purchase / 03/02/2020	7/8/2020	$118,000	$0	$0	$0	$0	0%	$0

#LINCOLN / Series 1864 Abraham Lincoln Photo	Purchase Agreement / 05/05/2020	7/9/2020	$64,000	$0	$0	$0	$0	0%	$0
#STARWARS1 / Series Star Wars #1	Purchase Agreement / 05/18/2020	7/14/2020	$10,000	$0	$0	$0	$0	0%	$52
#56TEDWILL / Series 1956 Ted Williams Jersey	Purchase Agreement / 04/15/2020	7/26/2020	$80,000	$0	$80,000	$0	$0	0%	$0
#68MAYS / Series 1968 Willie Mays Bat	Purchase Agreement / 04/15/2020	7/26/2020	$32,000	$0	$32,000	$0	$0	0%	$0
#TMNT1 / Series Teenage Mutant Ninja Turtles #1	Purchase Option Agreement / 04/30/2020	7/30/2020	$59,000	$0	$0	$0	$0	0%	$650
#CAPTAIN3 / Series Captain America #3	Purchase Option Agreement / 03/16/2020	7/30/2020	$35,500	$0	$0	$0	$0	0%	$0
#51MANTLE / Series 1951 Bowman Mickey Mantle Card	Purchase Agreement / 04/15/2020	7/30/2020	$29,500	$0	$29,500	$0	$0	0%	$0
#CHURCHILL / Series Second World War	Upfront Purchase / 03/06/2020	8/6/2020	$6,500	$0	$0	$0	$0	0%	$0
#SHKSPR4 / Series 1685 Shakespeare Fourth Folio	Purchase Agreement / 02/20/2020	8/6/2020	$105,000	$0	$0	$0	$0	0%	$140
#03KOBE / Series 2003-04 UD Kobe Bryant Card	Purchase Agreement / 06/25/2020	8/16/2020	$44,000	$0	$33,000	$0	$0	0%	$140
#03LEBRON / Series 2003-04 UD LeBron James Card	Purchase Agreement / 04/15/2020	8/16/2020	$25,000	$0	$25,000	$0	$0	0%	$0
#03JORDAN / Series 2003-04 UD Michael Jordan Card	Purchase Agreement / 04/15/2020	8/16/2020	$33,000	$0	$33,000	$0	$0	0%	$0

#39TEDWILL / Series 1939 Play Ball Ted Williams Card	Purchase Agreement / 07/07/2020	8/24/2020	$27,750	$0	$27,750	$0	$0	0%	$0
#94JETER / Series 1994 Derek Jeter Jersey	Purchase Agreement / 06/25/2020	8/24/2020	$39,000	$0	$0	$0	$0	0%	$140
#2020TOPPS / Series 2020 Topps Complete Set	Purchase Option Agreement / 07/09/2020	8/25/2020	$98,000	$0	$48,000	$0	$50,000	50%	$0
#FANFOUR1 / Series 1961 Fantastic Four #1	Purchase Option Agreement / 03/03/2020	9/2/2020	$100,000	$0	$0	$0	$0	0%	$0
#86RICE / Series 1986 Topps Jerry Rice Card	Purchase Agreement / 06/25/2020	9/15/2020	$20,000	$0	$0	$0	$0	0%	$140
#DAREDEV1 / Series Daredevil #1	Purchase Agreement / 05/18/2020	9/15/2020	$9,500	$0	$0	$0	$0	0%	$0
#85MARIO / Series 1985 Super Mario Bros.	Purchase Option Agreement / 04/22/2020	9/15/2020	$140,000	$0	$0	$0	$0	0%	$140
#TOS39 / Series Tales of Suspense #39	Purchase Agreement / 07/01/2020	9/15/2020	$120,000	$0	$120,000	$0	$0	0%	$140
#05LATOUR / Series 2005 Château Latour	Purchase Agreement / 05/18/2020	9/15/2020	$7,442	$0	$2,977	$0	$0	0%	$0
#16SCREAG / 2016 Screaming Eagle	Purchase Agreement / 05/18/2020	9/15/2020	$31,944	$0	$12,778	$0	$0	0%	$0

#14DRC / Series 2014 Domaine de la Romanée-Conti	Purchase Agreement / 05/18/2020	9/15/2020	$45,980	$0	$18,392	$0	$0	0%	$0
#57MANTLE / Series 1957 Topps Mickey Mantle Card	Purchase Agreement / 07/07/2020	9/21/2020	$8,000	$0	$8,000	$0	$0	0%	$202
#FAUBOURG / Series Hermès Sellier Faubourg Birkin	Purchase Option Agreement / 03/30/2020	9/21/2020	$115,000	$0	$0	$0	$0	0%	$140
#16PETRUS / Series 2016 Chateau Petrus	Purchase Agreement / 05/18/2020	Q4 2020 or Q1 2021	$38,236	$0	$15,294	$0	$0	0%	$0
#ALICE / Series Alice’s Adventures in Wonderland	Purchase Option Agreement / 06/01/2020	Q4 2020 or Q1 2021	$9,200	$0	$0	$0	$0	0%	$100
#SPIDER10 / Series 1963 Amazing Spider-Man #10	Purchase Agreement / 07/28/2020	Q4 2020 or Q1 2021	$18,000	$0	$18,000	$0	$0	0%	$202
#GATSBY / Series The Great Gatsby	Purchase Option Agreement / 05/11/2020	Q4 2020 or Q1 2021	$185,000	$0	$0	$0	$0	0%	$100
#57STARR / Series 1957 Topps Bart Starr Card	Purchase Agreement / 07/07/2020	Q4 2020 or Q1 2021	$8,000	$0	$8,000	$0	$0	0%	$202
#93DAYTONA / Series Rolex Daytona ref. 16528	Purchase Agreement / 07/02/2020	Q4 2020 or Q1 2021	$37,000	$0	$37,000	$0	$0	0%	$0
#79STELLA / Series Rolex Ref. 18038 Coral Stella	Purchase Agreement / 07/31/2020	Q4 2020 or Q1 2021	$61,500	$0	$61,500	$0	$0	0%	$0
#TKAM / Series To Kill a Mockingbird	Purchase Agreement / 04/27/2020	Q4 2020 or Q1 2021	$28,500	$0	$0	$0	$0	0%	$100
#AVENGERS1 / Series 1963 Avengers #1	Purchase Agreement / 06/18/2020	Q4 2020 or Q1 2021	$250,000	$0	$0	$0	$0	0%	$140

#SUPER14 / Series Superman #14	Purchase Agreement / 06/18/2020	Q4 2020 or Q1 2021	$120,000	$0	$0	$0	$0	0%	$140
#DUNE / Series Inscribed First Edition Dune	Purchase Agreement / 06/18/2020	Q4 2020 or Q1 2021	$10,500	$0	$0	$0	$0	0%	$240
#TORNEK / Series Tornek-Rayville ref. TR-900	Purchase Agreement / 07/02/2020	Q4 2020 or Q1 2021	$153,000	$0	$153,000	$0	$0	0%	$0
#37HEISMAN / Series 1937 Heisman Memorial Trophy	Purchase Agreement / 07/10/2020	Q4 2020 or Q1 2021	$410,000	$0	$410,000	$0	$0	0%	$202
#JUSTICE1 / Series Justice League of America #1	Purchase Agreement / 07/10/2020	Q4 2020 or Q1 2021	$190,000	$0	$190,000	$0	$0	0%	$202
#AF15 / Series Amazing Fantasy #15	Purchase Agreement / 07/16/2020	Q4 2020 or Q1 2021	$189,000	$0	$189,000	$0	$0	0%	$202
#59JFK / Series Profiles in Courage	Purchase Agreement / 07/23/2020	Q4 2020 or Q1 2021	$23,000	$0	$23,000	$0	$0	0%	$202
#GRAPES / Series Grapes of Wrath	Purchase Agreement / 07/27/2020	Q4 2020 or Q1 2021	$31,000	$0	$31,000	$0	$0	0%	$202
#JOBSMAC / Series 1986 Steve Jobs Signed Computer	Upfront Purchase / 07/27/2020	Q4 2020 or Q1 2021	$35,000	$0	$35,000	$0	$0	0%	$202
#AVENGE57 / Series 1968 Avengers #57	Purchase Agreement / 07/28/2020	Q4 2020 or Q1 2021	$17,000	$0	$17,000	$0	$0	0%	$202
#PICNIC / Series Hermès Picnic Kelly 35	Purchase Agreement / 07/30/2020	Q4 2020 or Q1 2021	$48,000	$0	$48,000	$0	$0	0%	$202
#CLEMENTE2 / Series 1959 Roberto Clemente Bat	Purchase Agreement / 07/23/2020	Q4 2020 or Q1 2021	$60,000	$0	$60,000	$0	$0	0%	$202
#09TROUT / Series 2009 Bowman Mike Trout Card	Purchase Agreement / 07/30/2020	Q4 2020 or Q1 2021	$225,000	$0	$225,000	$0	$0	0%	$202

#62MANTLE / Series 1962 Mickey Mantle World Series Bat	Purchase Agreement / 06/25/2020	Q4 2020 or Q1 2021	$132,000	$0	$0	$0	$0	0%	$140
#KEROUAC / Series On The Road	Purchase Agreement / 08/12/2020	Q4 2020 or Q1 2021	$85,000	$0	$85,000	$0	$0	0%	$202
#09BEAUX / Series 2009 Vosne-Romanee Les Beaux Monts, Leroy	Purchase Agreement / 08/10/2020	Q4 2020 or Q1 2021	$29,475	$0	$17,685	$0	$0	0%	$0
#13BEAUX / Series 2013 Vosne-Romanee Les Beaux Monts, Leroy	Purchase Agreement / 08/10/2020	Q4 2020 or Q1 2021	$21,877	$0	$13,126	$0	$0	0%	$0
#09RBLEROY / Series 2009 Richebourg, Leroy	Purchase Agreement / 08/10/2020	Q4 2020 or Q1 2021	$96,285	$0	$57,771	$0	$0	0%	$0
#00MOUTON / Series 2000 Chateau Mouton-Rothschild	Purchase Agreement / 08/10/2020	Q4 2020 or Q1 2021	$23,449	$0	$14,069	$0	$0	0%	$0
#11BELAIR / Series 2011 Vosne-Romanee Aux Reignots	Purchase Agreement / 08/10/2020	Q4 2020 or Q1 2021	$18,995	$0	$11,397	$0	$0	0%	$0
#06BRM / Series 2006 Barolo Riserva Monfortino	Purchase Agreement / 08/10/2020	Q4 2020 or Q1 2021	$15,720	$0	$9,432	$0	$0	0%	$0
#17DUJAC / Series 2017 Chambertin, Dujac	Purchase Agreement / 08/19/2020	Q4 2020 or Q1 2021	$23,232	$0	$23,232	$0	$0	0%	$0
#00NEWMAN / Series 2000 Newman Race Suit	Purchase Agreement / 08/20/2020	Q4 2020 or Q1 2021	$12,800	$0	$12,800	$0	$0	0%	$398
#NASA1 / Series Apollo 11 Control Stick	Purchase Agreement / 08/20/2020	Q4 2020 or Q1 2021	$250,000	$0	$250,000	$0	$0	0%	$4,457
#03KOBE2 / Series 2003-04 UD Patch Auto Kobe Bryant Card	Purchase Agreement / 09/03/2020	Q4 2020 or Q1 2021	$21,000	$0	$21,000	$0	$0	0%	$0

#FAUBOURG2 / Series Hermes Blue Faubourg Birkin Bag	Purchase Agreement / 09/03/2020	Q4 2020 or Q1 2021	$150,000	$0	$150,000	$0	$0	0%	$0
Total Since June 30, 2020	New Agreements: 31 Closings: 28		$2,507,083	$0	$2,656,703	$0	$50,000	-	$10,422
Cumulative Total since 2019	New Agreements: 114 Closings: 71		$7,346,263	$0	$6,491,664	$0	$330,278	-	$20,749

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of Series’ Underlying Asset.

Note: New Agreements and Closings represent only those agreements signed and those Offerings close in the particular period.

Note: Purchase Price, Downpayment Amount, Financings and Acquisition Expenses represent only the incremental amounts for the period i.e. if an Underlying Asset was purchased in a prior period, but had a Closing in the current period, it would not contribute to the totals for the period.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Values are based on current negotiations of the terms of the respective purchase option agreements or purchase agreements and may be subject to change.

(1)

Operating Results for the six-month period ended June 30, 2020 vs. the period from inception (January 3, 2019) to June 30, 2019

Due to the start-up nature of the Company, changes in operating results are impacted significantly by any increase in the number of Underlying Assets that the Company, through the Asset Manager, operates and manages. At June 30, 2020, the Company, through the Asset Manager, operated (meaning Underlying Asset fully-owned by the Company or a Series including closed and owned, but not yet launched Offerings) 69 Underlying Assets of which 43 had closed Offerings. In addition, the Company had signed various purchase option agreements and purchase agreements for additional Underlying Assets to be offered on the Platform in future, however, these Underlying Assets were not yet operated by the Company as at the date of the financial statements. During the six-month period ended June 30, 2020, the Company disposed of 3 Underlying Assets, all of which had completed initial offerings and none of which was still owned by the Company at the time of sale. Additional information can be found in the Master Series Table. The Company did not operate any Series at June 30, 2019.

Revenues

Revenues are generated at the Company or the Series level. As of June 30, 2020, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenues until 2021.

Operating Expenses

The Company incurred $37,950 in operating expenses in six-month period ended June 30, 2020 related to storage, transportation, insurance, maintenance, marketing, and professional services fees associated with the Underlying Assets.  The Company had no operating expenses during the period from inception (January 3, 2019) to June 30, 2019.

The operating expenses incurred prior to the Closing of an Offering related to any of the Underlying Assets are being paid by the Manager and recognized by the Company as capital contributions and will not be reimbursed by the Series. Each Series of the Company will be responsible for its own operating expenses, such as storage, insurance or maintenance, beginning on the Closing date of the Offering for such Series Interests.  However, post-Closing operating expenses incurred and recorded by Series’ of the Company through the six-month period ended June 30, 2020, the Manager has agreed to pay and not be reimbursed for certain but not all such expenses. These are accounted for as capital contributions by each respective Series.

Operating expenses for the Company including all of the Series by category for the six-month period ended June 30, 2020 are as follows:

Total Operating Expense
6/30/2020
Storage	$4,771
Transportation	402
Insurance	15,779
Maintenance	-
Professional Fees	14,412
Marketing Expense	2,586
Total Operating Expense	$37,950

During the six-month period June 30, 2020, at the close of the respective Offerings for the Series, listed in the table below, each individual Series became responsible for operating expenses. Pre-Closing operating expenses are incurred on the books of the Company and post-Closing operating expenses incurred by each Series with a closed Offering are incurred and recorded on the books of the Series. These are as follows:

Operating Expenses
Applicable Series	Asset	6/30/2020
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$1,459
Series #71MAYS	1971 Willie Mays Jersey	964
Series #RLEXPEPSI	Rolex GMT Master II	715
Series #10COBB	1910 Ty Cobb Card	840
Series #POTTER	1997 First Edition Harry Potter	786
Series #TWOCITIES	First Edition A Tale of Two Cities	635
Series #FROST	First Edition A Boy's Will	630
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	979
Series #SMURF	Rolex Submariner "Smurf"	803
Series #70RLEX	1970 Rolex Beta 21	723
Series #EINSTEIN	First Edition of Philosopher-Scientist	632
Series #HONUS	1909-11 Honus Wagner Card	4,035
Series #75ALI	1975 Muhammad Ali Boots	1,018
Series #71ALI	1971 “Fight of the Century” Contract	210
Series #APROAK	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	1,191
Series #88JORDAN	1988 Michael Jordan Nike Air Jordan III Sneakers	686
Series #BIRKINBOR	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	853
Series #33RUTH	1933 Goudey #144 Babe Ruth Card	1,048
Series #SPIDER1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	460
Series #BATMAN3	1940 D.C. Comics Batman #3 CGC NM 9.4	648
Series #ULYSSES	1935 First Edition Ulysses	407
Series #ROOSEVELT	First Edition African Game Trails	399
Series #56MANTLE	1956 Topps #135 Mickey Mantle Card	445
Series #AGHOWL	First Edition Howl and Other Poems	393
Series #98JORDAN	1998 Michael Jordan Jersey	374
Series #18ZION	2018 Zion Williamson Adidas James Harden Sneakers	340
Series #SNOOPY	2015 Omega Speedmaster Moonwatch	354
Series #APOLLO11	Apollo 11 Crew-Signed New York Times Cover	318
Series #24RUTHBAT	1924 George "Babe" Ruth Professional Model Bat	2,328
Series #YOKO	First Edition Grapefruit	177
Series #86JORDAN	1986 Fleer #57 Michael Jordan Card	205
Series #HULK1	1962 The Incredible Hulk #1 CGC VF 8.0	316
Series #RUTHBALL1	1934-39 Official American League Babe Ruth Single Signed Baseball	272
Series #HIMALAYA	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	1,204
Series #38DIMAGGIO	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	198
Series #55CLEMENTE	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	285
Series #LOTR	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	137
Series #CATCHER	1951 First Edition, First Issue The Catcher in the Rye	97
Series #BOND1	1953 First Edition, First Issue Casino Royale	164
Series #SUPER21	1943 Superman #21 CGC VF/NM 9.0 comic book	58
Series #BATMAN1	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	192
Series #BIRKINTAN	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	62
Series #GMTBLACK1	Series Rolex GMT-Master ref. 16758	166
RSE Archive		9,744
Total Operating Expenses		$37,950

Solely in the case of the Series listed in the Master Series Table, and which had closed Offerings as of the date of this filing, the Manager has elected to pay for the ongoing operating expenses post the Closing of the Offerings for Series Interests and not be reimbursed by the respective Series, which amounted to $28,205 in the period ended June 30, 2020. The unreimbursed expenses are accounted for as capital contributions by the Manager.

Interest and Purchase Option Expenses and Financing/Banking Fees

The Company did not incur any interest expenses related to the loans made to the Company by officers of the Manager or third-party lenders during the six-month period ended June 30, 2020.

There were no ongoing expenses related to the purchase options for any other Series listed in the Master Series Table during the six-month period ended June 30, 2020.

During the six-month period ended June 30, 2020, the Company incurred $60 of banking fees.

During the period from inception (January 3, 2019) to June 30, 2019, the Company incurred no such fees.

As detailed further in “Note D – Debt” of the Notes to Financial Statements and Financial Obligations of the Company below, the Asset Manager together with the Company and an affiliate of the Asset Manager, entered into a $2.25 million line of credit (the “Demand Note” or “DM”) with Upper90 on December 20, 2019, which allowed the Manager to make purchases of Underlying Assets using the DM, with the Underlying Assets as collateral. The DM was subsequently expanded to $3.25 million of borrowing capacity on May 15, 2020. The DM allows the Manager to make purchases of Underlying Assets for the Company and the affiliate of the Asset Manager using the DM. The table below outlines the debt balance at June 30, 2020 vs. December 31, 2019, as well as interest incurred by the manager during the six-month period ended June 30, 2020 and the period ended December 31, 2019.

Debt Outstanding Upper90 Demand Note
At 12/31/2019	$1,560,000
At 6/30/2020	$3,250,000

Asset Acquisitions, Purchase Options and Asset Sales

Details on the Memorabilia Assets acquired or for which we entered into purchase option agreements or purchase agreements during the six-month period ended June 30, 2020, as listed in the Master Series Table and summarized in the table below. We typically acquire Underlying Assets through the following methods:

-Upfront purchase – acquire the Underlying Asset outright prior to launch of the Offering, financed through loans made by officers or affiliates of the Manager, third-party lenders or through non-interest-bearing payments from the Asset Manager.

-Purchase option agreement – enter into a purchase option which gives us the right, but not the obligation to purchase a specific Underlying Asset, typically through the proceeds of the Offering for the Series related to the Underlying Asset.

-Purchase agreement – enter into a purchase agreement, which obligates us to acquire the Underlying Asset, but typically with a significant payment delay, with the goal of raising the capital through the Offering of the Series related to the Underlying Asset prior to the due date of the payment obligation.

In addition to acquiring Underlying Assets, from time to time, the Company receives take-over offers for certain Underlying Assets. Per the terms of the Company’s operating agreement, the Company, together with the Company’s advisory board evaluates the offers and determines if it is in the interest of the Investors to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Asset will be cancelled.

Details on the Underlying Assets acquired or for which we entered into purchase option agreements or purchase agreements, or which have subsequently been sold, as listed in the Master Series Table and summarized in the table below.

	# of Assets Sold	Total Value of Assets Sold ($)	# of Assets Acquired	Total Value Assets Acquired ($)	# of Purchase Option Agreements	Total Value of Purchase Option Agreements ($)	# of Purchase Agreements	Total Value of Purchase Agreements ($)	Grand Total #	Grand Total Value ($)
2019	0	$0	9	$336,000	18	$1,340,028	6	$413,700	33	$2,089,728
Six Month Ended 6/30/2020	(3)	($185,500)	9	$281,400	12	$1,003,700	29	$1,464,352	47	$2,563,952
Cumulative Total:	(3)	$(185,500)	18	$617,400	30	$2,343,728	35	$1,878,052	80	$4,653,680

Note: Table represents agreements signed within the respective periods and value of Underlying Assets represented by the agreements.

See “Note C – Related Party Transactions”, “Note D –Debt”, and “Note A - Asset Dispositions” of the Notes to Financial Statements for additional information on asset acquisitions.

Liquidity and Capital Resources

From inception, the Company and the Series have financed their business activities through capital contributions to the Company and individual Series from the Manager (or its affiliates). However, there is no obligation or assurance that the Manager will provide such required capital. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings for individual Series may be used to create reserves for future operating expenses for such individual Series at the sole discretion of the Manager. There can be no assurance that the Manager will continue to fund such expenses. These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Cash and Cash Equivalent Balances

As of June 30, 2020 and December 31, 2019, the Company and the Series for which Closings had occurred, had cash or cash equivalents balances as follows:

Cash Balance
Applicable Series	Asset	6/30/2020	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$1,450	$1,450
Series #71MAYS	1971 Willie Mays Jersey	1,600	1,600
Series #RLEXPEPSI	Rolex GMT Master II	300	300
Series #10COBB	1910 Ty Cobb Card	1,545	1,545
Series #POTTER	1997 First Edition Harry Potter	1,095	1,095
Series #TWOCITIES	First Edition A Tale of Two Cities	1,495	1,495
Series #FROST	First Edition A Boy's Will	1,695	1,695
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,250	1,250
Series #SMURF	Rolex Submariner "Smurf"	1,250	1,100
Series #70RLEX	1970 Rolex Beta 21	1,200	1,200
Series #EINSTEIN	First Edition of Philosopher-Scientist	1,750	1,750
Series #HONUS	1909-11 Honus Wagner Card	5,300	5,300
Series #75ALI	1975 Muhammad Ali Boots	1,003	1,050
Series #71ALI	1971 “Fight of the Century” Contract	3,005	1,600
Series #APROAK	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	1,250	-
Series #88JORDAN	1988 Michael Jordan Nike Air Jordan III Sneakers	1,003	-
Series #BIRKINBOR	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	1,203	-
Series #33RUTH	1933 Goudey #144 Babe Ruth Card	1,003	-
Series #SPIDER1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	1,003	-
Series #BATMAN3	1940 D.C. Comics Batman #3 CGC NM 9.4	1,003	-
Series #ULYSSES	1935 First Edition Ulysses	1,950	-
Series #ROOSEVELT	First Edition African Game Trails	400	-
Series #56MANTLE	1956 Topps #135 Mickey Mantle Card	1,050	-
Series #AGHOWL	First Edition Howl and Other Poems	1,703	-
Series #98JORDAN	1998 Michael Jordan Jersey	9,272	-
Series #18ZION	2018 Zion Williamson Adidas James Harden Sneakers	650	-
Series #SNOOPY	2015 Omega Speedmaster Moonwatch	800	-
Series #APOLLO11	Apollo 11 Crew-Signed New York Times Cover	1,050	-
Series #24RUTHBAT	1924 George "Babe" Ruth Professional Model Bat	1,003	-
Series #YOKO	First Edition Grapefruit	1,750	-
Series #86JORDAN	1986 Fleer #57 Michael Jordan Card	8,851	-
Series #HULK1	1962 The Incredible Hulk #1 CGC VF 8.0	300	-
Series #RUTHBALL1	1934-39 Official American League Babe Ruth Single Signed Baseball	700	-
Series #HIMALAYA	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile	1,203	-
Series #38DIMAGGIO	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	600	-
Series #55CLEMENTE	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	600	-
Series #LOTR	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	563	-
Series #CATCHER	1951 First Edition, First Issue The Catcher in the Rye	213	-
Series #BOND1	1953 First Edition, First Issue Casino Royale	463	-
Series #SUPER21	1943 Superman #21 CGC VF/NM 9.0 comic book	300	-
Series #BATMAN1	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	534	-
Series #BIRKINTAN	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	700	-
Series #GMTBLACK1	Series Rolex GMT-Master ref. 16758	634	-
Total Series Cash Balance		$65,692	$22,430
RSE Archive		105,640	2,029
Total Cash Balance		$171,332	$24,459

Note: Only includes Series for which an Offering has closed. RSE Archive cash balance represents loans or capital contributions to be used for future payment of operating expenses.

Financial Obligations of the Company

On December 20, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into the DM with Upper90 with an initial borrowing capacity of $2.25 million. On May 15, 2020, the DM was expanded to a borrowing capacity of $3.25 million. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company, along with another affiliated entity, is also held jointly and severably liable for any amounts outstanding under this DM. At June 30, 2020, there were $3.25 million outstanding, per the table below, under the DM interest of $160,583 had was paid by the Asset Manager during the six-month period ended June 30, 2020, of which no interest was charged to the Company or any of the Series. Of the total borrowings outstanding at June 30, 2020, $1,590,850 were related to Underlying Assets of the Company, the remainder were held in cash or were related to Underlying Assets of the affiliate of the Asset Manager.

From time to time the Asset Manager, affiliates of the Asset Manager or third-parties may make non-interest-bearing payments or loans to the Company to acquire an Underlying Asset prior to the Closing of an Offering for the respective Series. In such cases, the respective Series would repay any such non-interest-bearing payments or loans plus accrued interest, as the case may be, used to acquire its respective Underlying Asset with proceeds generated from the Closing of the Offering for Interests of such Series. No Series will have any obligation to repay a loan incurred by the Company to purchase an Underlying Asset for another Series.

See the subsection of “Liquidity and Capital Resources” of “Note A” to the Company’s financial statements for additional information.

Plan of Operations

 Completed, Launched and Qualified, but not Launched Offerings

The Company has completed, launched and qualified, but not launched the following number of Offerings.

	# of Offerings Launched	# of Offerings Closed	# Qualified but not launched
Six-Months Ended 12/31/2019	15	14	15
Six-Months Ended 6/30/2020	31	29	19

Note: data represents number Offerings for Series Interests of each state of Offering process in the given period.

Asset Disposals

The Company has sold the following Underlying Assets:

# of Underlying Assets Sold
Six-Months Ended 12/31/2019	0
Six-Months Ended 6/30/2020	3

Planned Offerings and Other Operations

The Company plans to launch the Offerings with their status listed as “Upcoming” in the Master Series Table above in the remainder of 2020 and early 2021. The Company also plans to launch approximately 75 to 125 additional Offerings in the next twelve-month period, as of the date of this filing, including Offerings for increasingly higher value Underlying Assets.  The proceeds from any Offerings closed during the next twelve months will be used to acquire the Underlying Asset of each Series for which an Offering has closed. We believe that launching a larger number of Offerings in 2020 and beyond will help us from a number of perspectives:

1)Continue to grow the user base on the Platform by attracting more Investors into our ecosystem.

2)Enable the Company to reduce operating expenses for each Series, as we negotiate better contracts for storage, insurance and other operating expenses with a larger collection of Underlying Assets.

3)Attract a larger community of Asset Sellers with high quality Underlying Assets to the Platform who may view us as a more efficient method of transacting than the traditional auction or dealership processes.

In addition to more Offerings, we also intend to continue to develop Membership Experience Programs. The initial testing of such Membership Experience Programs commenced in early 2019, with the opening of the Manager’s showroom in New York and launched the Manger’s online merchandise shopping experience, but no revenues have been generated by such programs for the Company or any of its Series as of the date of this filing. The New York showroom has been closed since March 2020 due to COVID-19, but is expected to re-open in the fourth quarter of 2020. We expect to develop additional Membership Experience Programs throughout the remainder of 2020 and beyond, including one additional showroom location in the next year, as of the date of this filing. We believe that expanding the Membership Experience Programs in 2020 and beyond will help us from a number of perspectives:

1)Serve as an additional avenue to attract users to the Platform and to engage the existing users and Investors.

2)Start to generate revenues for the Series from the Underlying Assets used in the Membership Experience Programs, which we anticipate will enable the Underlying Assets to generate revenues for the Series to cover, in whole or in part, the ongoing post-Closing operating expenses.

We do not anticipate generating revenues directly attributable to the Company or any Series until fiscal year 2021 from Membership Experience Programs, or otherwise. Management’s plans include anticipating that it will commence commercializing the collection in 2021.

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of distribution

We are managed by the Manager, RSE Archive Manager, a single-member LLC owned by RSE Markets, the Asset Manager. The Asset Manager also owns and operates a mobile app-based investment Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Interests exclusively through the Platform.  Neither the Manager nor the Asset Manager nor any other affiliated entity involved in the offer and sale of the Interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers”.  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards”. As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Interests are offered and sold only to “qualified purchasers” or at a time when our Interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where the BOR is registered.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of June 30, 2020 and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#52MANTLE	$1,600	$125,000	$1,320	$990	$0	$3,090	$132,000	$132.00	1,000
#71MAYS (1)	$1,600	$52,500	$570	$500	$0	$1,830	$57,000	$28.50	2,000
#RLEXPEPSI	$300	$16,800	$178	$500	$0	$22	$17,800	$8.90	2,000
#10COBB	$1,545	$35,000	$390	$500	$55	$1,510	$39,000	$39.00	1,000
#POTTER	$1,095	$65,000	$720	$540	$5,100	($510)	$72,000	$24.00	3,000
#TWOCITIES	$1,495	$12,000	$145	$500	$305	$55	$14,500	$72.50	200
#FROST	$1,695	$10,000	$135	$500	$305	$865	$13,500	$67.50	200
#BIRKINBLEU	$1,250	$55,500	$580	$500	$0	$170	$58,000	$58.00	1,000
#SMURF	$1,250	$29,500	$345	$500	$0	$2,905	$34,500	$17.25	2,000
#70RLEX	$1,200	$17,900	$200	$500	$150	$50	$20,000	$20.00	1,000
#EINSTEIN	$1,750	$11,000	$145	$500	$250	$1,355	$14,500	$7.25	2,000
#HONUS (1)	$5,300	$500,028	$5,200	$3,900	$0	$5,572	$520,000	$52.00	10,000
#75ALI	$1,050	$44,000	$460	$500	$0	($10)	$46,000	$23.00	2,000
#APROAK	$1,150	$72,500	$750	$563	$0	($63)	$75,000	$75.00	1,000
#88JORDAN	$1,050	$20,000	$220	$500	$47	$230	$22,000	$11.00	2,000
#BIRKINBOR	$1,203	$50,000	$525	$500	$47	$225	$52,500	$26.25	2,000
#33RUTH	$1,003	$74,000	$770	$578	$47	$603	$77,000	$38.50	2,000
#SPIDER1	$1,003	$20,000	$220	$500	$47	$230	$22,000	$22.00	1,000
#BATMAN3	$1,003	$75,000	$780	$585	$47	$585	$78,000	$78.00	1,000
#ROOSEVELT	$400	$17,000	$195	$500	$397	$1,008	$19,500	$19.50	1,000
#ULYSSES	$1,950	$22,000	$255	$500	$100	$695	$25,500	$51.00	500
#56MANTLE	$1,050	$9,000	$100	$500	$0	($650)	$10,000	$1.00	10,000
#AGHOWL	$1,703	$15,500	$190	$500	$297	$810	$19,000	$38.00	500
#18ZION	$650	$13,500	$150	$500	$0	$200	$15,000	$30.00	500
#SNOOPY	$800	$24,000	$255	$500	$0	($55)	$25,500	$12.75	2,000
#APOLLO11	$1,050	$30,000	$320	$500	$0	$130	$32,000	$32.00	1,000
#24RUTHBAT	$1,003	$250,000	$2,550	$1,913	$0	($513)	$255,000	$85.00	3,000
#YOKO	$1,750	$12,500	$160	$500	$250	$840	$16,000	$80.00	200
#RUTHBALL1	$700	$27,000	$290	$500	$0	$510	$29,000	$14.50	2,000
#HULK1	$300	$87,000	$890	$668	$0	$143	$89,000	$44.50	2,000
#HIMALAYA	$1,203	$130,000	$1,400	$1,050	$0	$6,300	$140,000	$70.00	2,000
#55CLEMENTE	$600	$36,000	$380	$500	$0	$520	$38,000	$38.00	1,000
#38DIMAGGIO	$600	$20,000	$220	$500	$0	$680	$22,000	$22.00	1,000
#BOND1	$463	$37,000	$390	$500	$137	$510	$39,000	$39.00	1,000
#LOTR	$563	$27,500	$290	$500	$137	$10	$29,000	$29.00	1,000
#CATCHER	$213	$11,500	$125	$500	$137	$25	$12,500	$25.00	500
#SUPER21	$300	$7,000	$85	$500	$0	$615	$8,500	$1.00	8,500

#BATMAN1	$534	$68,500	$710	$533	$66	$658	$71,000	$71.00	1,000
#GMTBLACK1	$634	$25,000	$280	$500	$66	$1,520	$28,000	$28.00	1,000
#BIRKINTAN	$700	$25,000	$280	$500	$0	$1,520	$28,000	$28.00	1,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through June 30, 2020.

(1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

The Plan of Distribution table below represents Offerings with no Closing as of June 30, 2020 and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#61JFK	$100	$16,250	$230	$500	$400	$5,520	$23,000	$11.50	2,000
#50JACKIE	$100	$9,200	$100	$500	$0	$100	$10,000	$1.00	10,000
#POKEMON1	$300	$118,000	$1,250	$938	$300	$4,213	$125,000	$25.00	5,000
#LINCOLN	$300	$64,000	$800	$600	$400	$13,900	$80,000	$20.00	4,000
#STARWARS1	$100	$10,000	$120	$500	$300	$980	$12,000	$1.00	12,000
#56TEDWILL	$300	$80,000	$900	$675	$300	$7,825	$90,000	$45.00	2,000
#68MAYS	$300	$32,000	$390	$500	$300	$5,510	$39,000	$19.50	2,000
#TMNT1	$300	$59,000	$650	$500	$300	$4,250	$65,000	$65.00	1,000
#CAPTAIN3	$100	$35,500	$370	$500	$0	$530	$37,000	$37.00	1,000
#51MANTLE	$300	$29,500	$340	$500	$300	$3,060	$34,000	$17.00	2,000
#CHURCHILL	$100	$6,500	$75	$500	$200	$125	$7,500	$1.00	7,500
#SHKSPR4	$300	$105,000	$1,150	$863	$400	$7,288	$115,000	$115.00	1,000
#03KOBE	$300	$44,000	$500	$500	$300	$4,400	$50,000	$8.00	6,250
#03LEBRON	$300	$25,000	$340	$500	$300	$7,560	$34,000	$17.00	2,000
#03JORDAN	$300	$33,000	$410	$500	$300	$6,490	$41,000	$20.50	2,000
#39TEDWILL	$300	$27,750	$280	$500	$300	($1,130)	$28,000	$5.00	5,600
#94JETER	$300	$39,000	$450	$500	$300	$4,450	$45,000	$45.00	1,000
#2020TOPPS (1)	$150	$98,000	$1,000	$750	$0	$100	$100,000	$10.00	10,000
#FANFOUR1	$300	$100,000	$1,050	$788	$300	$2,563	$105,000	$52.50	2,000
#86RICE	$300	$20,000	$230	$500	$300	$1,670	$23,000	$1.00	23,000
#DAREDEV1	$100	$9,500	$115	$500	$300	$985	$11,500	$1.00	11,500
#85MARIO	$300	$140,000	$1,500	$1,125	$300	$6,775	$150,000	$50.00	3,000
#TOS39	$300	$120,000	$1,350	$1,013	$300	$12,038	$135,000	$45.00	3,000
#05LATOUR	$300	$7,442	$98	$500	$300	$1,161	$9,800	$9.80	1,000
#16SCREAG	$300	$31,944	$390	$500	$300	$5,566	$39,000	$39.00	1,000
#14DRC	$300	$45,980	$540	$500	$300	$6,380	$54,000	$54.00	1,000
#57MANTLE	$300	$8,000	$80	$500	$300	($1,180)	$8,000	$1.00	8,000
#FAUBOURG	$300	$115,000	$1,500	$1,125	$400	$31,675	$150,000	$75.00	2,000

#16PETRUS	$300	$38,236	$450	$500	$300	$5,214	$45,000	$5.00	9,000
#ALICE	$300	$9,200	$120	$500	$400	$1,480	$12,000	$1.00	12,000
#SPIDER10	$300	$18,000	$210	$500	$300	$1,690	$21,000	$5.00	4,200
#SOBLACK	$300	$50,000	$560	$500	$400	$4,240	$56,000	$56.00	1,000
#GATSBY	$300	$185,000	$2,000	$1,500	$400	$10,800	$200,000	$50.00	4,000
#57STARR	$300	$8,000	$80	$500	$300	($1,180)	$8,000	$1.00	8,000
#93DAYTONA	$300	$37,000	$420	$500	$300	$3,480	$42,000	$21.00	2,000
#79STELLA	$300	$61,500	$690	$518	$300	$5,693	$69,000	$5.00	13,800
#APEOD	$500	$28,000	$310	$500	$750	$940	$31,000	$62.00	500
#15PTKWT	$500	$105,000	$1,080	$810	$750	($140)	$108,000	$108.00	1,000
#AMZFNT15	$300	$30,500	$325	$500	$300	$575	$32,500	$65.00	500
#TKAM	$300	$28,500	$320	$500	$400	$1,980	$32,000	$16.00	2,000
#NEWTON	$300	$255,000	$2,750	$2,063	$400	$14,488	$275,000	$68.75	4,000
#BATMAN6	$100	$23,500	$270	$500	$300	$2,330	$27,000	$13.50	2,000
#HALONFR	$300	$23,000	$270	$500	$300	$2,630	$27,000	$27.00	1,000
#AVENGERS1	$300	$250,000	$2,700	$2,025	$300	$14,675	$270,000	$54.00	5,000
#SUPER14	$300	$120,000	$1,300	$975	$300	$7,125	$130,000	$25.00	5,200
#DUNE	$300	$10,500	$133	$500	$400	$1,418	$13,250	$13.25	1,000
#TORNEK	$300	$153,000	$1,650	$1,238	$300	$8,513	$165,000	$55.00	3,000
#ANMLFARM	$100	$8,700	$100	$500	$100	$500	$10,000	$10.00	1,000
#37HEISMAN	$300	$410,000	$4,600	$3,450	$300	$41,350	$460,000	$46.00	10,000
#JUSTICE1	$300	$190,000	$2,150	$1,613	$300	$20,638	$215,000	$43.00	5,000
#AF15	$300	$189,000	$2,000	$1,500	$300	$6,900	$200,000	$25.00	8,000
#59JFK	$300	$23,000	$260	$500	$400	$1,540	$26,000	$13.00	2,000
#GRAPES	$300	$31,000	$390	$500	$400	$6,410	$39,000	$19.50	2,000
#JOBSMAC	$300	$35,000	$500	$500	$300	$13,400	$50,000	$10.00	5,000
#AVENGE57	$300	$17,000	$200	$500	$300	$1,700	$20,000	$1.00	20,000
#PICNIC	$300	$48,000	$540	$500	$300	$4,360	$54,000	$27.00	2,000
#CLEMENTE2	$300	$60,000	$700	$525	$300	$8,175	$70,000	$35.00	2,000
#09TROUT	$300	$225,000	$2,250	$1,688	$300	($4,538)	$225,000	$20.00	11,250
#62MANTLE	$300	$132,000	$1,500	$1,125	$300	$14,775	$150,000	$25.00	6,000
#KEROUAC	$300	$85,000	$980	$735	$400	$10,585	$98,000	$20.00	4,900
#09BEAUX	$300	$29,475	$340	$500	$300	$3,085	$34,000	$5.00	6,800
#13BEAUX	$300	$21,877	$255	$500	$300	$2,268	$25,500	$5.00	5,100
#09RBLEROY	$300	$96,285	$1,075	$806	$300	$8,734	$107,500	$25.00	4,300
#00MOUTON	$300	$23,449	$270	$500	$300	$2,181	$27,000	$13.50	2,000
#11BELAIR	$300	$18,995	$220	$500	$300	$1,685	$22,000	$11.00	2,000
#06BRM	$300	$15,720	$185	$500	$300	$1,495	$18,500	$10.00	1,850
#17DUJAC	$300	$23,232	$260	$500	$300	$1,408	$26,000	$8.00	3,250

#00NEWMAN	$300	$12,800	$155	$500	$598	$1,147	$15,500	$5.00	3,100
#NASA1	$300	$250,000	$3,000	$2,250	$4,657	$39,793	$300,000	$30.00	10,000
#03KOBE2	$300	$21,000	$230	$500	$300	$670	$23,000	$4.00	5,750
#FAUBOURG2	$300	$150,000	$1,650	$1,238	$300	$11,513	$165,000	$15.00	11,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold and represents details through June 30, 2020. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

(1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the Master Series Table, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors.

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to Legal Counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue-sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor” which will become effective 60 days after publication in the Federal Register. When effective, these amendments will, among other changes, expand the types of entities that qualify as accredited investors, enable investors that hold FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expand the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited Investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks.  Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests.  See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest and the maximum subscription by any Investor in any Offering is for Interests representing 10% of the total Interests of the Series, where such maximum subscription limit may be waived for an Investor by the Manager in its sole discretion. Such limits do not apply to the Manager and/or affiliates of the Manager.  The Manager and/or its affiliates must purchase a minimum of 2% of Interests of each Series at the Closing of its each Offering. The Manager may purchase greater than 2% of Interests of any Series (including in excess of 10% of any Series) at the applicable Closing, in its sole discretion.

Lock-up Period

Upon the Closing of an Offering for a particular Series, a 90-day lock-up period will commence from the day of the Closing, before Interests in the particular Series may be transferred by any Investor in such Series.

Broker

Pursuant to a broker-dealer agreement, dated August 12, 2019, between the Company and the BOR (as amended, the “Brokerage Agreement”) will serve as broker of record for the Company’s Regulation A Offerings.

The BOR will perform the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept Investor as a customer of the Company based solely on AML and KYC process;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent:

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investors participation in the Series, and based upon such review provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose to any third-party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interest will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) twelve (12) months from the effective date of the Brokerage Agreement. A copy of the Brokerage Agreement is attached hereto as Exhibit 6.2.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to a custody agreement dated January 7, 2020 (as amended, the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.

Escrow Agent

The Escrow Agent who will be appointed pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, on behalf of the Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow

Agent incurred in the case of the Offerings for the Series in the Master Series Table. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached hereto as Exhibit 8.1.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and excludes ongoing costs described in Operating Expenses). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), initial refurbishment or maintenance, and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive the Brokerage Fee. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time advance set up fee of $10,000.   The Company will also fund $8,000 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $50,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests. Any unused portion of these fees will be reimbursed to the Company.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amounts described in the Master Series Table and in respect of any other Offering, such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature.  Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with Escrow Agent .  The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser”. If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series of Interests’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series.  If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Memorabilia Assets market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value Memorabilia Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Memorabilia Assets through a seamless investment experience through the Platform. As well, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to equity Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Underlying Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting the Underlying Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of Memorabilia Assets for the benefit of the Investors. In addition, through the use the Platform, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and its affiliates and through the use of the Platform, aims to provide:

(i)Investors with access to highest quality Memorabilia Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information)  on the Platform, or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Liquidity Platform, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of total purchase consideration to the Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Memorabilia Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies, commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Memorabilia Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs will be to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. The Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, should enable a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

Our objective is to become the leading marketplace for investing in collector quality Memorabilia Assets and, through the Platform, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Memorabilia Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Memorabilia Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Memorabilia Assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Memorabilia Assets, developing in the industry, which will result in additional competition for Memorabilia Assets, but so far none of these models focus on the regulated securities market.

With the continued increase in popularity in the Asset Class, we expect competition for Memorabilia Assets to intensify in future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decreased the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders.  The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests in each Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager and certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Companies allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any blue-sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its affiliates

The Operating Agreement provides that the Indemnified Parties won’t be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable

Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager. The Series referenced in the Master Series Table, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance. For example, in sports memorabilia, this would include objects related to high profile players or memorable teams. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors on the Platform, and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including:

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various makes, models and vintages.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment on the Platform.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that our Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and  members of the Company’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through its Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g. trading cards) and other related records.  The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Company’s and Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Company’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional method in the Asset Class and with significantly lower transaction and holding costs.

Asset Acquisition

The Company plans to acquire Underlying Asset through various methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3)Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

In the case where, rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market, an Underlying Asset on the Platform to Investors for a period of time. The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset).

In some cases, an Asset Seller may be issued membership Interests in a Series as part of total purchase consideration to the Asset Seller. For example, the Asset Seller was issued 53% of Interests in the Series #HONUS as the Closing of the Offering. See the “Description of Series T206 Honus Wagner Card” section for further details.

Additional details on the acquisition method for each Underlying Asset can be found in the Master Series Table and in the “Use of Proceeds” section for each respective Series.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the Liquidity Platform (see “Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize and be in the best interest of the Investors, as determined by the Manager, the Manager, with guidance from the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the asset. Furthermore, should an Underlying Asset become obsolete (e.g., due to lack Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time). In some cases, the Company’s ability to liquidate an Underlying Asset may be subject to certain restrictions or limitations on sale as set forth in the applicable purchase agreement or purchase option agreement.

Liquidity Platform

Overview

The Manager has entered into an arrangement with the Custodian that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates the transfer of Interests issued by the Company.  The facilitation of the transfer of Interests is accomplished periodically (as described below under “Frequency of Facilitation”) through an auction process for isolated non-issuer transactions (the “Trading Window”) and execution of the transfer is effected exclusively through the Custodian. The Asset Manager operates the Platform, through which Investors submit their indications of interests to transfer or purchase Interests, to be executed by the Custodian. The following process is subject to change.

1)Frequency of facilitation: Under the Company’s documentation, there is a lock-up period of no less than 90 days after the Closing of the initial Offering for the Interests of any Series. No Interests may be transferred before the expiration of the lock-up period. Upon expiration of the lock-up period, a Trading Window may open for a particular Series of Interests approximately once every 30 to 90 days. The time period between each successive Trading Window for a particular Series of Interests will vary based on a variety of factors, as well as the sole discretion of the Asset Manager, in its capacity as operator of the Platform. The factors which the Asset Manager may take into account in determining whether or not to open a Trading Window, include but are not limited to, the number of Series of Interests whose lock-up period has expired since the prior Trading Window for that particular Series of Interests, the level of activity during the most recent Trading Window for that particular Series of Interests,  the size of the particular Series of Interests, and the number of discrete different holders of the particular Series of Interests.  As the number of initial Offerings increase and the lock-ups for each Series of Interests expire, the period of time between successive Trading Windows for a particular Series of Interests may expand.  The duration of the Trading Window is generally from 9:30a.m. EST to 4:00p.m. EST and each Trading Window remains open for one or two days during these hours. However, the Asset Manager, in its capacity as operator of the Platform, may change that frequency and duration.  The Master Series Table reflects the date of the most recent Trading Window (as of the date of filing of this Offering Circular) for each Series of Interests whose lock-up period has expired and for which a Trading Window has occurred.

2)Indication of interest submission and aggregation: During the hours of the Trading Window for a particular Series of Interest, indications of interest to transfer or purchase Interests may be submitted by Investors who have opened a brokerage account with the Custodian. Throughout the Trading Window, all indications of interest are aggregated through the Platform with respect to the Interests in a particular Series and, at the end of the Trading Window, the market-clearing price at which the maximum number of Interests of a given Series are transacted during that particular Trading Window as determined (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfer is permitted by applicable law and the transfer restrictions detailed in the Operating Agreement.

3)Indication of interest execution: After the end of the Trading Window, each Investor that has a qualifying match is notified through the Platform and is required to affirmatively confirm their desire to transact in their discretion at the market-clearing price. Upon confirmation by the Investor, the Custodian clears and closes any transactions during a fixed period of time after the end of the Trading Window. Once executed, the appropriate information is submitted back to the Platform by the Custodian and reflected in each Investor’s account on the Platform.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “—Overview”), the Platform serves as the user interface through which Investors submit indications of interest to transfer or purchase Interests in Series of the Company.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Liquidity Platform (see “Liquidity Platform” above for additional information) are originated by the Investor and neither the Company, the Manager nor the Asset Manager are acting as a broker or dealer, and none of them make any recommendation as to the purchase or sale of any Interests. In addition, the registered broker-dealer does not make any recommendation as to the purchase or sale of any Interests. Neither the Company nor the Managing Member ever have custody of the Investor’s membership Interests, cash or other property, and all transfers of cash or securities will be performed by the registered broker-dealer or another appropriately licensed third party, at the direction of the Investor, upon Closing of a Trading Window.

The Platform merely acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests on the Rally Rd™ Platform.

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Memorabilia Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased space in an art storage facility in Delaware for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility the Company has leased space in, fulfills the following criteria:

-secure brick building in an office park with proximity to a police station;

-security cameras record and monitor remotely all areas of the building;

-temperature controlled to appropriate temperature for storage;

-special locked and gated area where all valuable items are stored, with limited access for select personnel;

-additionally, vaults exist inside the locked and gated area where ultra-high-end items are stored; and

-all items are kept out of sunlight and, in the case of vault items, out of all light.

From time to time various Underlying Assets may be held in third-party facilities, such as the Underlying Asset of the Series #HONUS, which will be showcased in the DePace Sports Museum at its principal location in New Jersey. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset. See the “Description of Series T206 Honus Wagner Card” section for further details.

Each of the Underlying Assets in the collection will be inspected on a regular basis according to the inspection schedule defined for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012 and the Asset Manager presently has twenty full-time employees and five part-time contractors.  Neither the Manager nor the Company has any employees.

Government Regulation

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the SEC, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.  See “Risk Factors”.

Legal Proceedings

None of the Company, any Series, the Manager, the Asset Manager or any director or executive officer of the Manager or Asset Manager is presently subject to any material legal proceedings.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	0.75% (minimum of $500) of gross proceeds of Offering
Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Document fee	Allocable directly to the applicable Underlying Asset
	Authenticity and verification check	Allocable directly to the applicable Underlying Asset
	Identification Fee	Allocable directly to the applicable Underlying Asset
	Restoration and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset

Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company will be RSE Archive Manager, LLC, a Delaware limited liability company formed on March 27, 2019.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  The Asset Manager, the sole member of the Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of the Asset Manager are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of the Asset Manager. The Asset Manager is also the Manager and Asset Manager for RSE Collection, LLC, another series limited liability company with a similar business in the collectible automobile asset class, which commenced principal operations in 2017. While the Asset Manager thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, Evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including, creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the managing member of the Company for the payment of all fees and expenses incurred in connection with the maintenance and operation and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of the Manager

The following individuals constitute the Board of Directors, executive management and significant employees of the Asset Manager, the sole member of the Manager:

Name	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	40	President	05/2016
George Leimer	55	Chief Executive Officer	08/2020
Robert A. Petrozzo	38	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	41	Chief Financial Officer	08/2016
Vincent DiDonato	43	Chief Technology Officer	10/2019
Greg Bettinelli	48	Director	07/2018
Joshua Silberstein	46	Director	10/2016
Arun Sundararajan	49	Director	10/2016

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Christopher J. Bruno, Founder & President

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer

                George is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

                Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013-2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2B in annual Gross Merchandise Sales.

George Graduated from Weidner University in 1987 with a bachelor's in Management and an MIS Concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers & enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision & robotics startup KeyMe, building interactive products from the ground up and deploying both mobile & kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent 9 years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005 focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent brings more than 20 years of technology & web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

 In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

 Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

 Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Sr. Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

 Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

 Greg holds a BA in Political Science from the University of San Diego and an MBA from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as at 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an MBA from Columbia University (beta gamma sigma).

Arun Sundararajan, Director

Arun is Professor and the Robert L. and Dale Atkins Rosen Faculty Fellow at New York University’s (NYU) Stern School of Business, and an affiliated faculty member at many of NYU’s interdisciplinary research centers, including the Center for Data Science and the Center for Urban Science and Progress. He joined the NYU Stern faculty in 1998.

Arun’s research studies how digital technologies transform business, government and civil society.  His current research topics include digital strategy and governance, crowd-based capitalism, the sharing economy, the economics of automation, and the future of work.  He has published over 50 scientific papers in peer-reviewed academic journals and conferences, and over 30 op-eds in outlets that include The New York Times, The Financial Times, The Guardian, Wired, Le Monde, Bloomberg View, Fortune, Entrepreneur, The Economic Times, LiveMint, Harvard Business Review, Knowledge@Wharton and Quartz.  He has given more than 250 invited talks at industry, government and academic forums internationally.  His new book, “The Sharing Economy,” was published by the MIT Press in June 2016.

Arun is a member of the World Economic Forum’s Global Futures Council on Technology, Values and Policy.  He interfaces with tech companies at various stages on issues of strategy and regulation, and with non-tech companies trying to understand how to forecast and address changes induced by digital technologies. He has provided expert input about the digital economy as part of Congressional testimony, and to various city, state and federal government agencies.

Arun holds a Ph.D. in Business Administration and an M.S. in Management Science from the University of Rochester, and a B. Tech. in Electrical Engineering from the Indian Institute of Technology, Madras.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board will support the Company, the Asset Manager and the Manager and consists of members of our expert network and additional advisors to the Manager.  It is anticipated that the Advisory Board will review the Company’s relationship with, and the performance of, the Manager, and generally approve the terms of any material or related-party transactions.  In addition, it is anticipated that the Advisory Board will assist with, and make recommendations with respect to, the following:

(i)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(ii)Evaluating all asset acquisitions;

(iii)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(iv)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(v)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the managing member, on the one hand, and the Company, a Series or the economic members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(vi)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(vii)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(viii)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not Managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service.  As such, it is anticipated that their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Dan is currently partner and deputy chair of the securities department at the international law firm WilmerHale and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan earned his JD, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a BA in English.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

Ken Goldin

Ken is the founder and president at Goldin Auctions. He has sold over $700 million in the field of sports cards and memorabilia combined. Ken has been a leader in the field of sports collectibles for over 30 years.

Ken founded Goldin Auctions in 2012 and it quickly became an industry leader in sports memorabilia and trading cards. Ken is a regular guest on CNBC, Bloomberg and Fox Business and is a key contributor to these channels related to appraisals and valuations on memorabilia.

Prior to Goldin Auctions, he co-founded the Score Board Inc. in 1986. The company grew into an industry leader in trading cards and memorabilia selling over $100 million per year. The company was a pioneer in bringing sports memorabilia to the public, signing marketing and licensing agreements with many key figures in sports over the past 50 years.

Ken is also known for his many charitable endeavors and is one of the founders and a director of the Museum of Sports in Philadelphia, a non- profit educational museum that is being built in the stadium district.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

As of June 30, 2020, the annual compensation of the Manager was as follows:

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2019	RSE Archive Manager, LLC	Manager	$18,014	$0	$18,014
2020	RSE Archive Manager, LLC	Manager	$23,325	$0	$23,325

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee.”  To date, no Management Fees have been paid by any Series and we do not expect to pay any Management Fees in Fiscal Year 2019.

A more complete description of Management of the Company is included in “Description of the Business” and “Management”.

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 2% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of June 30, 2020, the securities of the Company are beneficially owned as follows:

Title of class	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value	Interests Issued to Asset Seller
Interest - Series #52MANTLE	10/25/2019	1,000	20 / 2%	$132,000	0 / 0%
Interest - Series #71MAYS (3)	10/31/2019	2,000	100 / 5%	$57,000	200 / 10%
Interest - Series #RLEXPEPSI	11/6/2019	2,000	40 / 2%	$17,800	0 / 0%
Interest - Series #10COBB	11/14/2019	1,000	22 / 2%	$39,000	0 / 0%
Interest - Series #POTTER	11/21/2019	3,000	64 / 2%	$72,000	0 / 0%
Interest - Series #TWOCITIES	11/21/2019	200	8 / 4%	$14,500	0 / 0%
Interest - Series #FROST	11/21/2019	200	8 / 4%	$13,500	0 / 0%
Interest - Series #BIRKINBLEU	11/27/2019	1,000	170 / 17%	$58,000	0 / 0%
Interest - Series #SMURF	11/27/2019	2,000	551 / 28%	$34,500	0 / 0%
Interest - Series #70RLEX	12/6/2019	1,000	30 / 3%	$20,000	0 / 0%
Interest - Series #EINSTEIN	12/13/2019	2,000	100 / 5%	$14,500	0 / 0%
Interest - Series #HONUS (3)	12/26/2019	10,000	201 / 2%	$520,000	5289 / 53%
Interest - Series #75ALI	12/29/2019	2,000	358 / 18%	$46,000	0 / 0%
Interest - Series #APROAK	1/2/2020	1,000	339 / 34%	$75,000	0 / 0%
Interest - Series #88JORDAN	1/27/2020	2,000	40 / 2%	$22,000	0 / 0%
Interest - Series #BIRKINBOR	2/20/2020	2,000	200 / 10%	$52,500	0 / 0%
Interest - Series #33RUTH	2/26/2020	2,000	40 / 2%	$77,000	0 / 0%
Interest - Series #SPIDER1	3/4/2020	1,000	20 / 2%	$22,000	0 / 0%
Interest - Series #BATMAN3	3/4/2020	1,000	21 / 2%	$78,000	0 / 0%
Interest - Series #ROOSEVELT	3/10/2020	1,000	20 / 2%	$19,500	0 / 0%
Interest - Series #ULYSSES	3/10/2020	500	11 / 2%	$25,500	0 / 0%
Interest - Series #56MANTLE	3/11/2020	10,000	200 / 2%	$10,000	0 / 0%
Interest - Series #AGHOWL	3/11/2020	500	10 / 2%	$19,000	0 / 0%
Interest - Series #18ZION	4/2/2020	500	10 / 2%	$15,000	0 / 0%
Interest - Series #SNOOPY	4/7/2020	2,000	40 / 2%	$25,500	0 / 0%
Interest - Series #APOLLO11	4/19/2020	1,000	20 / 2%	$32,000	0 / 0%
Interest - Series #24RUTHBAT	5/3/2020	3,000	192 / 6%	$255,000	0 / 0%
Interest - Series #YOKO	5/11/2020	200	4 / 2%	$16,000	0 / 0%

Interest - Series #RUTHBALL1	5/24/2020	2,000	40 / 2%	$29,000	0 / 0%
Interest - Series #HULK1	5/24/2020	2,000	40 / 2%	$89,000	0 / 0%
Interest - Series #HIMALAYA	5/27/2020	2,000	40 / 2%	$140,000	0 / 0%
Interest - Series #55CLEMENTE	6/4/2020	1,000	20 / 2%	$38,000	0 / 0%
Interest - Series #38DIMAGGIO	6/4/2020	1,000	20 / 2%	$22,000	0 / 0%
Interest - Series #BOND1	6/12/2020	1,000	20 / 2%	$39,000	0 / 0%
Interest - Series #LOTR	6/12/2020	1,000	20 / 2%	$29,000	0 / 0%
Interest - Series #CATCHER	6/12/2020	500	10 / 2%	$12,500	0 / 0%
Interest - Series #SUPER21	6/17/2020	8,500	170 / 2%	$8,500	0 / 0%
Interest - Series #BATMAN1	6/18/2020	1,000	20 / 2%	$71,000	0 / 0%
Interest - Series #GMTBLACK1	6/25/2020	1,000	20 / 2%	$28,000	0 / 0%
Interest - Series #BIRKINTAN	6/25/2020	1,000	20 / 2%	$28,000	0 / 0%
Interest - Series #61JFK	Q4 2020 or Q1 2021	1	1 / 100%	$23,000	0 / 0%
Interest - Series #50JACKIE	Q4 2020 or Q1 2021	1	1 / 100%	$10,000	0 / 0%
Interest - Series #POKEMON1	Q4 2020 or Q1 2021	1	1 / 100%	$125,000	0 / 0%
Interest - Series #LINCOLN	Q4 2020 or Q1 2021	1	1 / 100%	$80,000	0 / 0%
Interest - Series #STARWARS1	Q4 2020 or Q1 2021	1	1 / 100%	$12,000	0 / 0%
Interest - Series #56TEDWILL	Q4 2020 or Q1 2021	1	1 / 100%	$90,000	0 / 0%
Interest - Series #68MAYS	Q4 2020 or Q1 2021	1	1 / 100%	$39,000	0 / 0%
Interest - Series #TMNT1	Q4 2020 or Q1 2021	1	1 / 100%	$65,000	0 / 0%
Interest - Series #CAPTAIN3	Q4 2020 or Q1 2021	1	1 / 100%	$37,000	0 / 0%
Interest - Series #51MANTLE	Q4 2020 or Q1 2021	1	1 / 100%	$34,000	0 / 0%
Interest - Series #CHURCHILL	Q4 2020 or Q1 2021	1	1 / 100%	$7,500	0 / 0%
Interest - Series #SHKSPR4	Q4 2020 or Q1 2021	1	1 / 100%	$115,000	0 / 0%
Interest - Series #03KOBE	Q4 2020 or Q1 2021	1	1 / 100%	$50,000	0 / 0%
Interest - Series #03LEBRON	Q4 2020 or Q1 2021	1	1 / 100%	$34,000	0 / 0%
Interest - Series #03JORDAN	Q4 2020 or Q1 2021	1	1 / 100%	$41,000	0 / 0%
Interest - Series #39TEDWILL	Q4 2020 or Q1 2021	1	1 / 100%	$28,000	0 / 0%
Interest - Series #94JETER	Q4 2020 or Q1 2021	1	1 / 100%	$45,000	0 / 0%
Interest - Series #2020TOPPS (3)	Q4 2020 or Q1 2021	1	1 / 100%	$100,000	0 / 0%
Interest - Series #FANFOUR1	Q4 2020 or Q1 2021	1	1 / 100%	$105,000	0 / 0%
Interest - Series #86RICE	Q4 2020 or Q1 2021	1	1 / 100%	$23,000	0 / 0%
Interest - Series #DAREDEV1	Q4 2020 or Q1 2021	1	1 / 100%	$11,500	0 / 0%

Interest - Series #85MARIO	Q4 2020 or Q1 2021	1	1 / 100%	$150,000	0 / 0%
Interest - Series #TOS39	Q4 2020 or Q1 2021	1	1 / 100%	$135,000	0 / 0%
Interest - Series #05LATOUR	Q4 2020 or Q1 2021	1	1 / 100%	$9,800	0 / 0%
Interest - Series #16SCREAG	Q4 2020 or Q1 2021	1	1 / 100%	$39,000	0 / 0%
Interest - Series #14DRC	Q4 2020 or Q1 2021	1	1 / 100%	$54,000	0 / 0%
Interest - Series #57MANTLE	Q4 2020 or Q1 2021	1	1 / 100%	$8,000	0 / 0%
Interest - Series #FAUBOURG	Q4 2020 or Q1 2021	1	1 / 100%	$150,000	0 / 0%
Interest - Series #16PETRUS	Q4 2020 or Q1 2021	1	1 / 100%	$45,000	0 / 0%
Interest - Series #ALICE	Q4 2020 or Q1 2021	1	1 / 100%	$12,000	0 / 0%
Interest - Series #SPIDER10	Q4 2020 or Q1 2021	1	1 / 100%	$21,000	0 / 0%
Interest - Series #SOBLACK	Q4 2020 or Q1 2021	1	1 / 100%	$56,000	0 / 0%
Interest - Series #GATSBY	Q4 2020 or Q1 2021	1	1 / 100%	$200,000	0 / 0%
Interest - Series #57STARR	Q4 2020 or Q1 2021	1	1 / 100%	$8,000	0 / 0%
Interest - Series #93DAYTONA	Q4 2020 or Q1 2021	1	1 / 100%	$42,000	0 / 0%
Interest - Series #79STELLA	Q4 2020 or Q1 2021	1	1 / 100%	$69,000	0 / 0%
Interest - Series #APEOD	Q4 2020 or Q1 2021	1	1 / 100%	$31,000	0 / 0%
Interest - Series #15PTKWT	Q4 2020 or Q1 2021	1	1 / 100%	$108,000	0 / 0%
Interest - Series #AMZFNT15	Q4 2020 or Q1 2021	1	1 / 100%	$32,500	0 / 0%
Interest - Series #TKAM	Q4 2020 or Q1 2021	1	1 / 100%	$32,000	0 / 0%
Interest - Series #NEWTON	Q4 2020 or Q1 2021	1	1 / 100%	$275,000	0 / 0%
Interest - Series #BATMAN6	Q4 2020 or Q1 2021	1	1 / 100%	$27,000	0 / 0%
Interest - Series #HALONFR	Q4 2020 or Q1 2021	1	1 / 100%	$27,000	0 / 0%
Interest - Series #AVENGERS1	Q4 2020 or Q1 2021	1	1 / 100%	$270,000	0 / 0%
Interest - Series #SUPER14	Q4 2020 or Q1 2021	1	1 / 100%	$130,000	0 / 0%
Interest - Series #DUNE	Q4 2020 or Q1 2021	1	1 / 100%	$13,250	0 / 0%
Interest - Series #TORNEK	Q4 2020 or Q1 2021	1	1 / 100%	$165,000	0 / 0%
Interest - Series #ANMLFARM	Q4 2020 or Q1 2021	1	1 / 100%	$10,000	0 / 0%
Interest - Series #37HEISMAN	Q4 2020 or Q1 2021	1	1 / 100%	$460,000	0 / 0%
Interest - Series #JUSTICE1	Q4 2020 or Q1 2021	1	1 / 100%	$215,000	0 / 0%
Interest - Series #AF15	Q4 2020 or Q1 2021	1	1 / 100%	$200,000	0 / 0%
Interest - Series #59JFK	Q4 2020 or Q1 2021	1	1 / 100%	$26,000	0 / 0%
Interest - Series #GRAPES	Q4 2020 or Q1 2021	1	1 / 100%	$39,000	0 / 0%
Interest - Series #JOBSMAC	Q4 2020 or Q1 2021	1	1 / 100%	$50,000	0 / 0%

Interest - Series #AVENGE57	Q4 2020 or Q1 2021	1	1 / 100%	$20,000	0 / 0%
Interest - Series #PICNIC	Q4 2020 or Q1 2021	1	1 / 100%	$54,000	0 / 0%
Interest - Series #CLEMENTE2	Q4 2020 or Q1 2021	1	1 / 100%	$70,000	0 / 0%
Interest - Series #09TROUT	Q4 2020 or Q1 2021	1	1 / 100%	$225,000	0 / 0%
Interest - Series #62MANTLE	Q4 2020 or Q1 2021	1	1 / 100%	$150,000	0 / 0%
Interest - Series #KEROUAC	Q4 2020 or Q1 2021	1	1 / 100%	$98,000	0 / 0%
Interest - Series #09BEAUX	Q4 2020 or Q1 2021	1	1 / 100%	$34,000	0 / 0%
Interest - Series #13BEAUX	Q4 2020 or Q1 2021	1	1 / 100%	$25,500	0 / 0%
Interest - Series #09RBLEROY	Q4 2020 or Q1 2021	1	1 / 100%	$107,500	0 / 0%
Interest - Series #00MOUTON	Q4 2020 or Q1 2021	1	1 / 100%	$27,000	0 / 0%
Interest - Series #11BELAIR	Q4 2020 or Q1 2021	1	1 / 100%	$22,000	0 / 0%
Interest - Series #06BRM	Q4 2020 or Q1 2021	1	1 / 100%	$18,500	0 / 0%
Interest - Series #17DUJAC	Q4 2020 or Q1 2021	1	1 / 100%	$26,000	0 / 0%
Interest - Series #00NEWMAN	Q4 2020 or Q1 2021	1	1 / 100%	$15,500	0 / 0%
Interest - Series #NASA1	Q4 2020 or Q1 2021	1	1 / 100%	$300,000	0 / 0%
Interest - Series #03KOBE2	Q4 2020 or Q1 2021	1	1 / 100%	$23,000	0 / 0%
Interest - Series #FAUBOURG2	Q4 2020 or Q1 2021	1	1 / 100%	$165,000	0 / 0%

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)RSE Markets, Inc. is the beneficial owner of these Interests.

(2)Upon the designation of the Series, RSE Markets, Inc. became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, RSE Markets, Inc. must own at least 2%.

(3)Interests in Series issued to Asset Seller at Closing of Offering as part of total purchase consideration.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, the form of which is attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Membership Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution rights” below).  The Manager, an affiliate of the Company, will own a minimum of 2% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, either through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the Liquidity Platform or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and “Description of the Business – Liquidity Platform” section for additional information).

Further issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table on are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)Up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption provisions

The Interests are not redeemable.

Registration rights

There are no registration rights in respect of the Interests.

Voting rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders in any Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series of Interests).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Interests or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Interests or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors”, (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interest will develop as part of the Liquidity Platform (see “Description of the Business – Liquidity Platform” for additional information). Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering, to the extent certificated, will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint RSE Markets as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or the Asset Manager (including if the Asset Manager appointed is not RSE Markets).  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk

Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial”.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Interests to United States holders but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

A “U.S. Holder” includes a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2020, that amount is $12,950).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Archive, LLC
250 Lafayette Street, 2nd Floor

New York, NY 10012

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Rally Rd.

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

RSE ARCHIVE, LLC FINANCIAL STATEMENTS

CONTENTS

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RSE ARCHIVE, LLC AND VARIOUS SERIES:

Consolidated Balance Sheets as of June 30, 2020 (unaudited) and December 31, 2019F-1

Consolidated Statements of Operations for the six months ended June 30, 2020 (unaudited) F-13 and period from inception (January 3, 2019) to June 30, 2019 (unaudited)

Consolidated Statements of Members’ Equity / (Deficit) for the six months ended F-23

June 30, 2020 (unaudited) and period from inception (January 3, 2019) to June 30, 2019

(unaudited)

Consolidated Statements of Cash Flows for the six months ended June 30, 2020 (unaudited) F-29 and period from inception (January 3, 2019) to June 30, 2019 (unaudited)

Notes to Consolidated Financial Statements F-39

Period January 3, 2019 to December 31, 2019 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-67

Consolidated Balance SheetsF-68

Consolidated Statements of OperationsF-71

Consolidated Statements of Members’ Equity F-74

Consolidated Statements of Cash Flows F-76

Notes to Consolidated Financial StatementsF-79

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Assets
Current Assets
Cash and Cash Equivalents	$1,450	$1,600	$300	$1,545	$1,095
Pre-paid Insurance	1,153	484	155	323	918
Pre-paid Storage	-	-	-	-	-
Due from the Manager	-	-	-	-	-
Total Current Assets	2,603	2,084	455	1,868	2,013
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	125,000	52,500	16,800	35,000	70,100
TOTAL ASSETS	$127,603	$54,584	$17,255	$36,868	$72,113

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	3,068	1,749	1,095	1,396	1,900
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Accumulated Deficit	(2,065)	(1,265)	(940)	(1,073)	(982)
Members' Equity / (Deficit)	127,603	54,584	17,255	36,868	72,113
TOTAL LIABILITIES AND MEMBERS' EQUITY	$127,603	$54,584	$17,255	$36,868	$72,113

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Assets
Current Assets
Cash and Cash Equivalents	$1,495	$1,695	$1,250	$1,250	$1,200
Pre-paid Insurance	169	141	507	272	165
Pre-paid Storage	-	-	-	-	-
Due from the Manager	-	-	-	-	-
Total Current Assets	1,664	1,836	1,757	1,522	1,365
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	12,100	10,100	55,500	29,500	17,900
TOTAL ASSETS	$13,764	$11,936	$57,257	$31,022	$19,265

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Due to the Manager for Insurance	-	-	-	-	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	-	-	-

Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	947	911	1,701	1,404	993
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Accumulated Deficit	(778)	(770)	(1,194)	(1,132)	(828)
Members' Equity / (Deficit)	13,764	11,936	57,257	31,022	19,265
TOTAL LIABILITIES AND MEMBERS' EQUITY	$13,764	$11,936	$57,257	$31,022	$19,265

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Series #APROAK
Assets
Current Assets
Cash and Cash Equivalents	$1,750	$5,300	$1,003	$3,005	$1,250
Pre-paid Insurance	155	-	-	-	669
Pre-paid Storage	-	-	-	-	-
Due from the Manager	-	-	-	3,550	-
Total Current Assets	1,905	5,300	1,003	6,555	1,919
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	11,100	500,028	44,065	-	72,500
TOTAL ASSETS	$13,005	$505,328	$45,068	$6,555	$74,419

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$3,550	$-
Due to the Manager for Insurance	-	2,644	386	-	-
Income Taxes Payable	-	-	-	3,005	-
Due to the Manager or its Affiliates	-	-	65	-	-
Total Liabilities	-	2,644	451	6,555	-

Membership Contributions	13,000	505,328	45,040	-	73,688
Capital Contribution	860	2,355	671	-	1,859
Capital Contribution for loss at Offering close	-	-	10	-	63
Distribution to RSE Archive	(150)	-	-	-	-
Accumulated Deficit	(705)	(4,999)	(1,104)	-	(1,191)
Members' Equity / (Deficit)	13,005	502,684	44,617	-	74,419
TOTAL LIABILITIES AND MEMBERS' EQUITY	$13,005	$505,328	$45,068	$6,555	$74,419

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #88JORDAN	Series #BIRKINBOR	Series #33RUTH	Series #SPIDER1	Series #BATMAN3
Assets
Current Assets
Cash and Cash Equivalents	$1,003	$1,203	$1,003	$1,003	$1,003
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	-	-	-	-	-
Due from the Manager	-	-	-	-	-
Total Current Assets	1,003	1,203	1,003	1,003	1,003
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	20,000	50,000	74,000	20,000	75,000
TOTAL ASSETS	$21,003	$51,203	$75,003	$21,003	$76,003

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Due to the Manager for Insurance	175	418	634	69	258
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	175	418	634	69	258

Membership Contributions	21,050	51,250	75,050	21,050	76,050
Capital Contribution	511	435	414	391	390
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(47)	(47)	(47)	(47)	(47)
Accumulated Deficit	(686)	(853)	(1,048)	(460)	(648)
Members' Equity / (Deficit)	20,827	50,785	74,369	20,934	75,745
TOTAL LIABILITIES AND MEMBERS' EQUITY	$21,003	$51,203	$75,003	$21,003	$76,003

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL	Series #98JORDAN
Assets
Current Assets
Cash and Cash Equivalents	$1,950	$400	$1,050	$1,703	$9,272
Pre-paid Insurance	311	240	-	219	-
Pre-paid Storage	-	-	-	-	-
Due from the Manager	-	-	-	-	136
Total Current Assets	2,261	640	1,050	1,922	9,408
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	22,100	17,200	9,000	15,600	-
TOTAL ASSETS	$24,361	$17,840	$10,050	$17,522	$9,408

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Due to the Manager for Insurance	-	-	77	-	-
Income Taxes Payable	-	-	-	-	9,408
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	-	-	77	-	9,408

Membership Contributions	24,050	17,797	9,400	17,500	-
Capital Contribution	718	639	368	612	-
Capital Contribution for loss at Offering close	-	-	650	-	-
Distribution to RSE Archive	-	(197)	-	(197)	-
Accumulated Deficit	(407)	(399)	(445)	(393)	-
Members' Equity / (Deficit)	24,361	17,840	9,973	17,522	-
TOTAL LIABILITIES AND MEMBERS' EQUITY	$24,361	$17,840	$10,050	$17,522	$9,408

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #24RUTHBAT	Series #YOKO
Assets
Current Assets
Cash and Cash Equivalents	$650	$800	$1,050	$1,003	$1,750
Pre-paid Insurance	125	221	277	-	176
Pre-paid Storage	-	-	-	-	-
Due from the Manager	-	-	-	-	-
Total Current Assets	775	1,021	1,327	1,003	1,926
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	13,545	24,000	30,000	250,006	12,600
TOTAL ASSETS	$14,320	$25,021	$31,327	$251,009	$14,526

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Due to the Manager for Insurance	-	-	-	2,134	-
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	45	-	-	6	-
Total Liabilities	45	-	-	2,140	-

Membership Contributions	14,150	24,745	31,050	250,538	14,500
Capital Contribution	465	575	595	194	353
Capital Contribution for loss at Offering close	-	55	-	512	-
Distribution to RSE Archive	-	-	-	(47)	(150)
Accumulated Deficit	(340)	(354)	(318)	(2,328)	(177)
Members' Equity / (Deficit)	14,275	25,021	31,327	248,869	14,526
TOTAL LIABILITIES AND MEMBERS' EQUITY	$14,320	$25,021	$31,327	$251,009	$14,526

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #86JORDAN	Series #HULK1	Series #RUTHBALL1	Series #HIMALAYA	Series #38DIMAGGIO
Assets
Current Assets
Cash and Cash Equivalents	$8,851	$300	$700	$1,203	$600
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	-	-	-	-	-
Due from the Manager	109	-	-	-	-
Total Current Assets	8,960	300	700	1,203	600
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	-	87,006	27,006	130,000	20,006
TOTAL ASSETS	$8,960	$87,306	$27,706	$131,203	$20,606

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Due to the Manager for Insurance	144	190	146	1,088	108
Income Taxes Payable	8,816	-	-	-	-
Due to the Manager or its Affiliates	-	6	6	-	6
Total Liabilities	8,960	196	152	1,088	114

Membership Contributions	-	87,300	27,700	131,250	20,600
Capital Contribution	-	126	126	116	90
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	-	-	-	(47)	-
Accumulated Deficit	-	(316)	(272)	(1,204)	(198)
Members' Equity / (Deficit)	-	87,110	27,554	130,115	20,492
TOTAL LIABILITIES AND MEMBERS' EQUITY	$8,960	$87,306	$27,706	$131,203	$20,606

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21
Assets
Current Assets
Cash and Cash Equivalents	$600	$563	$213	$463	$300
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	-	-	-	-	-
Due from the Manager	-	-	-	-	-
Total Current Assets	600	563	213	463	300
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	36,006	27,600	11,600	37,100	7,023
TOTAL ASSETS	$36,606	$28,163	$11,813	$37,563	$7,323

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$-
Due to the Manager for Insurance	195	70	30	97	11
Income Taxes Payable	-	-	-	-	-
Due to the Manager or its Affiliates	6	-	-	-	23
Total Liabilities	201	70	30	97	34

Membership Contributions	36,600	28,200	11,850	37,600	7,300
Capital Contribution	90	67	67	67	47
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	-	(37)	(37)	(37)	-
Accumulated Deficit	(285)	(137)	(97)	(164)	(58)
Members' Equity / (Deficit)	36,405	28,093	11,783	37,466	7,289
TOTAL LIABILITIES AND MEMBERS' EQUITY	$36,606	$28,163	$11,813	$37,563	$7,323

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

	Series #BATMAN1	Series #BIRKINTAN	Series #GMTBLACK1	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$534	$700	$634	$171,332
Pre-paid Insurance	-	-	-	6,938
Pre-paid Storage	-	-	-	1,650
Due from the Manager	-	-	-	3,794
Total Current Assets	534	700	634	183,715
Other Assets
Collectible Memorabilia - Deposit	-	-	-	178,161
Collectible Memorabilia - Owned	68,577	25,244	25,030	3,759,520
TOTAL ASSETS	$69,111	$25,944	$25,664	$4,121,396

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$108,213
Due to the Manager for Insurance	149	42	146	10,714
Income Taxes Payable	-	-	-	21,229
Due to the Manager or its Affiliates	77	244	30	1,751,883
Total Liabilities	226	286	176	1,892,038

Membership Contributions	69,100	25,700	25,700	2,231,825
Capital Contribution	43	20	20	40,940
Capital Contribution for loss at Offering close	-	-	-	1,800
Distribution to RSE Archive	(66)	-	(66)	-
Accumulated Deficit	(192)	(62)	(166)	(45,207)
Members' Equity / (Deficit)	68,885	25,658	25,488	2,229,358
TOTAL LIABILITIES AND MEMBERS' EQUITY	$69,111	$25,944	$25,664	$4,121,396

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of June 30, 2020 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

F-10

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Assets
Current Assets
Cash and Cash Equivalents	$1,450	$1,600	$300	$1,545	$1,095
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	-	2	-	-	1
Total Current Assets	1,450	1,602	300	1,545	1,096
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	125,000	52,500	16,800	35,000	70,100
TOTAL ASSETS	$126,450	$54,102	$17,100	$36,545	$71,196

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$13	$13	$-
Due to the Manager for Insurance	237	100	32	66	66
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	237	100	45	79	66

Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Accumulated Deficit	(607)	(301)	(225)	(233)	(196)
Members' Equity	126,213	54,002	17,055	36,466	71,130
TOTAL LIABILITIES AND MEMBERS' EQUITY	$126,450	$54,102	$17,100	$36,545	$71,196

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Assets
Current Assets
Cash and Cash Equivalents	$1,495	$1,695	$1,250	$1,100	$1,200
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	1	1	-	-
Total Current Assets	1,496	1,696	1,251	1,100	1,200
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	12,100	10,100	55,500	29,500	17,900
TOTAL ASSETS	$13,596	$11,796	$56,751	$30,600	$19,100

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$13	$-
Due to the Manager for Insurance	12	10	104	56	34
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	12	10	104	69	34

Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Accumulated Deficit	(142)	(140)	(215)	(329)	(105)
Members' Equity	13,584	11,786	56,647	30,531	19,066
TOTAL LIABILITIES AND MEMBERS' EQUITY	$13,596	$11,796	$56,751	$30,600	$19,100

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$1,750	$5,300	$1,050	$1,600	$24,459
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	-	2	1	1,881
Total Current Assets	1,751	5,300	1,052	1,601	26,340
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	282,250
Collectible Memorabilia - Owned	11,100	500,028	44,000	27,500	1,301,928
TOTAL ASSETS	$12,851	$505,328	$45,052	$29,101	$1,610,518

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$130
Due to the Manager for Insurance	11	949	83	52	2,607
Due to the Manager or its Affiliates	-	-	-	-	577,500
Total Liabilities	11	949	83	52	580,237

Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Accumulated Deficit	(73)	(965)	(86)	(55)	(8,041)
Members' Equity	12,840	504,379	44,969	29,049	1,030,281
TOTAL LIABILITIES AND MEMBERS' EQUITY	$12,851	$505,328	$45,052	$29,101	1,610,518

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

F-13

RSE ARCHIVE, LLC

Consolidated Statements of Operations (unaudited)
Six Months Ended June 30, 2020

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Operating Expenses
Storage	$-	$3	$-	$-	$1
Transportation	-	-	-	-	-
Insurance	859	361	115	240	185
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	1,459	964	715	840	786
Operating Loss	(1,459)	(964)	(715)	(840)	(786)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(1,459)	(964)	(715)	(840)	(786)
Provision for Income Taxes	-	-	-	-	-
Net income/(loss)	$(1,459)	$(964)	$(715)	$(840)	$(786)

Basic and Diluted (Loss) per Membership Interest	$(1.46)	$(0.48)	$(0.36)	$(0.84)	$(0.26)
Weighted Average Membership Interests	1,000	2,000	2,000	1,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations (unaudited)
Six Months Ended June 30, 2020

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Operating Expenses
Storage	$1	$1	$1	$-	$-
Transportation	-	-	-	-	-
Insurance	34	29	378	203	123
Professional Fees	600	600	600	600	600
Marketing Expense	-	-	-	-	-
Total Operating Expenses	635	630	979	803	723
Operating Loss	(635)	(630)	(979)	(803)	(723)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(635)	(630)	(979)	(803)	(723)
Provision for Income Taxes	-	-	-	-	-
Net income/(loss)	$(635)	$(630)	$(979)	$(803)	$(723)

Basic and Diluted (Loss) per Membership Interest	$(3.18)	$(3.15)	$(0.98)	$(0.40)	$(0.72)
Weighted Average Membership Interests	200	200	1,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations (unaudited)
Six Months Ended June 30, 2020

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Series #APROAK
Operating Expenses
Storage	$1	$-	$4	$1	$-
Transportation	-	-	65	-	-
Insurance	31	3,435	302	41	597
Professional Fees	600	600	600	121	594
Marketing Expense	-	-	47	47	-
Total Operating Expenses	632	4,035	1,018	210	1,191
Operating Loss	(632)	(4,035)	(1,018)	(210)	(1,191)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	(8,950)	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(632)	(4,035)	(1,018)	8,740	(1,191)
Provision for Income Taxes	-	-	-	3,005	-
Net income/(loss)	$(632)	$(4,035)	$(1,018)	$5,735	$(1,191)

Basic and Diluted (Loss) per Membership Interest	$(0.32)	$(0.40)	$(0.51)	$2.87	$(1.19)
Weighted Average Membership Interests	2,000	10,000	2,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations (unaudited)
Six Months Ended June 30, 2020

	Series #88JORDAN	Series #BIRKINBOR	Series #33RUTH	Series #SPIDER1	Series #BATMAN3
Operating Expenses
Storage	$1	$-	$-	$1	$-
Transportation	-	-	-	-	-
Insurance	175	418	634	69	258
Professional Fees	510	435	414	390	390
Marketing Expense	-	-	-	-	-
Total Operating Expenses	686	853	1,048	460	648
Operating Loss	(686)	(853)	(1,048)	(460)	(648)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(686)	(853)	(1,048)	(460)	(648)
Provision for Income Taxes	-	-	-	-	-
Net income/(loss)	$(686)	$(853)	$(1,048)	$(460)	$(648)

Basic and Diluted (Loss) per Membership Interest	$(0.34)	$(0.43)	$(0.52)	$(0.46)	$(0.65)
Weighted Average Membership Interests	2,000	2,000	2,000	1,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations (unaudited)
Six Months Ended June 30, 2020

	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL	Series #98JORDAN
Operating Expenses
Storage	$-	$1	$-	$-	$-
Transportation	-	-	-	-	-
Insurance	36	27	77	25	209
Professional Fees	371	371	368	368	165
Marketing Expense	-	-	-	-	-
Total Operating Expenses	407	399	445	393	374
Operating Loss	(407)	(399)	(445)	(393)	(374)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	(44,935)
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(407)	(399)	(445)	(393)	44,561
Provision for Income Taxes	-	-	-	-	9,408
Net income/(loss)	$(407)	$(399)	$(445)	$(393)	$35,153

Basic and Diluted (Loss) per Membership Interest	$(0.81)	$(0.40)	$(0.04)	$(0.79)	$17.58
Weighted Average Membership Interests	500	1,000	10,000	500	2,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations (unaudited)
Six Months Ended June 30, 2020

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #24RUTHBAT	Series #YOKO
Operating Expenses
Storage	$-	$-	$-	$-	$-
Transportation	-	-	-	-	-
Insurance	43	74	78	2,134	9
Professional Fees	297	280	240	194	168
Marketing Expense	-	-	-	-	-
Total Operating Expenses	340	354	318	2,328	177
Operating Loss	(340)	(354)	(318)	(2,328)	(177)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(340)	(354)	(318)	(2,328)	(177)
Provision for Income Taxes	-	-	-	-	-
Net income/(loss)	$(340)	$(354)	$(318)	$(2,328)	$(177)

Basic and Diluted (Loss) per Membership Interest	$(0.68)	$(0.18)	$(0.32)	$(0.78)	$(0.88)
Weighted Average Membership Interests	500	2,000	1,000	3,000	200

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations (unaudited)
Six Months Ended June 30, 2020

	Series #86JORDAN	Series #HULK1	Series #RUTHBALL1	Series #HIMALAYA	Series #38DIMAGGIO
Operating Expenses
Storage	$-	$-	$-	$-	$-
Transportation	-	-	-	-	-
Insurance	144	190	146	1,088	108
Professional Fees	61	126	126	116	90
Marketing Expense	-	-	-	-	-
Total Operating Expenses	205	316	272	1,204	198
Operating Loss	(205)	(316)	(272)	(1,204)	(198)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	(41,948)	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	41,743	(316)	(272)	(1,204)	(198)
Provision for Income Taxes	8,816	-	-	-	-
Net income/(loss)	$32,927	$(316)	$(272)	$(1,204)	$(198)

Basic and Diluted (Loss) per Membership Interest	$32.93	$(0.16)	$(0.14)	$(0.60)	$(0.20)
Weighted Average Membership Interests	1,000	2,000	2,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations (unaudited)
Six Months Ended June 30, 2020

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21
Operating Expenses
Storage	$-	$-	$-	$-	$-
Transportation	-	-	-	-	-
Insurance	195	70	30	97	11
Professional Fees	90	67	67	67	47
Marketing Expense	-	-	-	-	-
Total Operating Expenses	285	137	97	164	58
Operating Loss	(285)	(137)	(97)	(164)	(58)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Purchase Option Expense	-	-	-	-	-
Other Income
Gain on Sale	-	-	-	-	-
Loss on Sale	-	-	-	-	-
Income / (Loss) Before Income Taxes	(285)	(137)	(97)	(164)	(58)
Provision for Income Taxes	-	-	-	-	-
Net income/(loss)	$(285)	$(137)	$(97)	$(164)	$(58)

Basic and Diluted (Loss) per Membership Interest	$(0.29)	$(0.14)	$(0.19)	$(0.16)	$(0.01)
Weighted Average Membership Interests	1,000	1,000	500	1,000	8,500

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Operations (unaudited)
Six Months Ended June 30, 2020

	Series #BATMAN1	Series #BIRKINTAN	Series #GMTBLACK1	Consolidated
Operating Expenses
Storage	$-	$-	$-	$4,771
Transportation	-	-	-	402
Insurance	149	42	146	15,779
Professional Fees	43	20	20	14,412
Marketing Expense	-	-	-	2,586
Total Operating Expenses	192	62	166	37,950
Operating Loss	(192)	(62)	(166)	(37,950)
Other Expenses
Interest Expense and Financing Fees	-	-	-	60
Purchase Option Expense	-	-	-	-
Other Income
Gain on Sale	-	-	-	(95,833)
Loss on Sale	-	-	-	-
Income / (Loss) Before Income Taxes	(192)	(62)	(166)	57,823
Provision for Income Taxes	-	-	-	21,229
Net income/(loss)	$(192)	$(62)	$(166)	$36,594

Basic and Diluted (Loss) per Membership Interest	$(0.19)	$(0.06)	$(0.17)
Weighted Average Membership Interests	1,000	1,000	1,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations (unaudited)
Period from inception (January 3, 2019) to June 30, 2019 (unaudited)

Consolidated
Operating Expenses
Storage	$-
Transportation	-
Insurance	-
Maintenance	-
Professional Fees	-
Marketing Expense	-
Total Operating Expenses	-
Operating Loss	-
Other Expenses
Interest Expense and Financing Fees	-
Purchase Option Expense	-
Other Income
Gain on Sale	-
Loss on Sale	-
Income / (Loss) Before Income Taxes	-
Provision for Income Taxes	-
Net income/(loss)	$-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Six-Months Ended June 30, 2020 (unaudited)

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Balance December 31, 2019	$126,213	$54,002	$17,055	$36,465	$71,130
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	2,849	1,546	915	1,243	1,769
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(1,459)	(964)	(715)	(840)	(786)
Balance June 30, 2020	$127,603	$54,584	$17,255	$36,868	$72,113

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Balance December 31, 2019	$13,583	$11,785	$56,646	$30,531	$19,066
Distribution	-	-	-	-	-
Membership Contributions	-	-	-	-	-
Capital Contribution	816	781	1,590	1,294	922
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(635)	(630)	(979)	(803)	(723)
Balance June 30, 2020	$13,764	$11,936	$57,257	$31,022	$19,265

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Six-Months Ended June 30, 2020 (unaudited)

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Series #APROAK
Balance December 31, 2019	$12,839	$504,380	$44,968	$29,049	$-
Distribution	-	-	-	(38,595)	-
Membership Contributions	-	-	-	-	73,688
Capital Contribution	798	2,339	667	3,811	1,859
Capital Contribution for loss at Offering close	-	-	-	-	63
Distribution to RSE Archive	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(632)	(4,035)	(1,018)	5,735	(1,191)
Balance June 30, 2020	$13,005	$502,684	$44,617	$-	$74,419

	Series #88JORDAN	Series #BIRKINBOR	Series #33RUTH	Series #SPIDER1	Series #BATMAN3
Balance December 31, 2019	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-
Membership Contributions	21,050	51,250	75,050	21,050	76,050
Capital Contribution	511	435	414	391	390
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(47)	(47)	(47)	(47)	(47)
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(686)	(853)	(1,048)	(460)	(648)
Balance June 30, 2020	$20,827	$50,785	$74,369	$20,934	$75,745

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Six-Months Ended June 30, 2020 (unaudited)

	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL	Series #98JORDAN
Balance December 31, 2019	$-	$-	$-	$-	$-
Distribution	-	-	-	-	(157,328)
Membership Contributions	24,050	17,797	9,400	17,500	121,600
Capital Contribution	718	639	368	612	439
Capital Contribution for loss at Offering close	-	-	650	-	-
Distribution to RSE Archive	-	(197)	-	(197)	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(407)	(399)	(445)	(393)	35,153
Balance June 30, 2020	$24,361	$17,840	$9,973	$17,522	$(136)

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #24RUTHBAT	Series #YOKO
Balance December 31, 2019	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-
Membership Contributions	14,150	24,745	31,050	250,538	14,500
Capital Contribution	465	575	595	194	353
Capital Contribution for loss at Offering close	-	55	-	512	-
Distribution to RSE Archive	-	-	-	(47)	(150)
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(340)	(354)	(318)	(2,328)	(177)
Balance June 30, 2020	$14,275	$25,021	$31,327	$248,869	$14,526

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Six-Months Ended June 30, 2020 (unaudited)

	Series #86JORDAN	Series #HULK1	Series #RUTHBALL1	Series #HIMALAYA	Series #38DIMAGGIO
Balance December 31, 2019	$-	$-	$-	$-	$-
Distribution	(71,649)	-	-	-	-
Membership Contributions	38,500	87,300	27,700	131,250	20,600
Capital Contribution	222	126	126	116	90
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	-	-	-	(47)	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	32,927	(316)	(272)	(1,204)	(198)
Balance June 30, 2020	$-	$87,110	$27,554	$130,115	$20,492

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21
Balance December 31, 2019	$-	$-	$-	$-	$-
Distribution	-	-	-	-	-
Membership Contributions	36,600	28,200	11,850	37,600	7,300
Capital Contribution	90	67	67	67	47
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	-	(37)	(37)	(37)	-
Distribution to Series	-	-	-	-	-
Net Income / (Loss)	(285)	(137)	(97)	(164)	(58)
Balance June 30, 2020	$36,405	$28,093	$11,783	$37,466	$7,289

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Six-Months Ended June 30, 2020 (unaudited)

	Series #BATMAN1	Series #BIRKINTAN	Series #GMTBLACK1	Consolidated
Balance December 31, 2019	$-	$-	$-	$1,030,281
Distribution	-	-	-	(267,572)
Membership Contributions	69,100	25,700	25,700	1,390,867
Capital Contribution	43	20	20	37,907
Capital Contribution for loss at Offering close	-	-	-	1,280
Distribution to RSE Archive	(66)	-	(66)	-
Distribution to Series	-	-	-	-
Net Income / (Loss)	(192)	(62)	(166)	36,595
Balance June 30, 2020	$68,885	$25,658	$25,488	$2,229,358

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
Period from inception (January 3, 2019) to June 30, 2019 (unaudited)

Consolidated
Balance January 3, 2019	$-
Distribution	-
Membership Contributions	-
Capital Contribution	-
Capital Contribution for loss at Offering close	-
Distribution to RSE Archive	-
Distribution to Series	-
Net Income / (Loss)	-
Balance June 30, 2019	$-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 (unaudited)

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Cash Flows from Operating Activities:
Net (Loss) / Income	$(1,459)	$(964)	$(715)	$(840)	$(786)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	2,849	1,546	915	1,243	1,769
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	(1,153)	(484)	(155)	(323)	(918)
Prepaid Storage	-	2	-	-	1
Due to the Manager for Insurance	(237)	(100)	(32)	(67)	(66)
Income Tax Payable	-	-	-	-	-
Accounts Payable	-	-	(13)	(13)	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Repayment of investments in memorabilia upon Offering close	-	-	-	-	-
Investment in memorabilia	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Due from the manager	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Contribution by Manager for future operating expenses	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	-	-
Cash beginning of period	1,450	1,600	300	1,545	1,095
Cash end of period	$1,450	$1,600	$300	$1,545	$1,095

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 (unaudited)

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Cash Flows from Operating Activities:
Net (Loss) / Income	$(635)	$(630)	$(979)	$(803)	$(723)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	816	780	1,590	1,294	922
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	(169)	(141)	(507)	(272)	(165)
Prepaid Storage	-	1	1	-	-
Due to the Manager for Insurance	(12)	(10)	(105)	(56)	(34)
Income Tax Payable	-	-	-	-	-
Accounts Payable	-	-	-	(13)	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	150	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Repayment of investments in memorabilia upon Offering close	-	-	-	-	-
Investment in memorabilia	-	-	-	-	-
Proceeds from Sale of Asset	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in investing activities	-	-	-	-	-

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	-
Due to the manager and other affiliates	-	-	-	-	-
Due from the manager	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Contribution by Manager for future operating expenses	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Net cash used in financing activities	-	-	-	-	-

Net change in cash	-	-	-	150	-
Cash beginning of period	1,495	1,695	1,250	1,100	1,200
Cash end of period	$1,495	$1,695	$1,250	$1,250	$1,200

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 (unaudited)

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Series #APROAK
Cash Flows from Operating Activities:
Net (Loss) / Income	$(632)	$(4,035)	$(1,018)	$5,735	$(1,191)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	798	2,339	667	261	1,860
(Gain) / Loss on sale of Asset	-	-	-	(8,950)	-
Prepaid Insurance	(155)	-	-	-	(669)
Prepaid Storage	1	-	2	1	-
Due to the Manager for Insurance	(12)	1,696	302	(52)	-
Income Tax Payable	-	-	-	3,005	-
Accounts Payable	-	-	-	3,550	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	(47)	3,550	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Repayment of investments in memorabilia upon Offering close	-	-	-	-	-
Investment in memorabilia	-	-	(65)	-	(72,500)
Proceeds from Sale of Asset	-	-	-	40,000	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	(38,595)	-
Net cash used in investing activities	-	-	(65)	1,405	(72,500)

Cash flow from financing activities:
Proceeds from sale of membership interests	-	-	-	-	73,688
Due to the manager and other affiliates	-	-	65	-	-
Due from the manager	-	-	-	(3,550)	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	63
Contribution by Manager for future operating expenses	-	-	-	-	-
Distribution to RSE Archive	-	-	-	-	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Net cash used in financing activities	-	-	65	(3,550)	73,750

Net change in cash	-	-	(47)	1,405	1,250
Cash beginning of period	1,750	5,300	1,050	1,600	-
Cash end of period	$1,750	$5,300	$1,003	$3,005	$1,250

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 (unaudited)

	Series #88JORDAN	Series #BIRKINBOR	Series #33RUTH	Series #SPIDER1	Series #BATMAN3
Cash Flows from Operating Activities:
Net (Loss) / Income	$(686)	$(853)	$(1,048)	$(460)	$(648)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	511	435	414	391	390
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	-	-	-	-	-
Due to the Manager for Insurance	175	418	634	69	258
Income Tax Payable	-	-	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Repayment of investments in memorabilia upon Offering close	-	-	-	-	-
Investment in memorabilia	(20,000)	(50,000)	(74,000)	(20,000)	(75,000)
Proceeds from Sale of Asset	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in investing activities	(20,000)	(50,000)	(74,000)	(20,000)	(75,000)

Cash flow from financing activities:
Proceeds from sale of membership interests	21,050	51,250	75,050	21,050	76,050
Due to the manager and other affiliates	-	-	-	-	-
Due from the manager	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Contribution by Manager for future operating expenses	-	-	-	-	-
Distribution to RSE Archive	(47)	(47)	(47)	(47)	(47)
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Net cash used in financing activities	21,003	51,203	75,003	21,003	76,003

Net change in cash	1,003	1,203	1,003	1,003	1,003
Cash beginning of period	-	-	-	-	-
Cash end of period	$1,003	$1,203	$1,003	$1,003	$1,003

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 (unaudited)

	Series #ULYSSES	Series #ROOSEVELT	Series #56MANTLE	Series #AGHOWL	Series #98JORDAN
Cash Flows from Operating Activities:
Net (Loss) / Income	$(407)	$(399)	$(445)	$(393)	$35,153
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	718	639	368	612	374
(Gain) / Loss on sale of Asset	-	-	-	-	(44,935)
Prepaid Insurance	(311)	(240)	-	(219)	-
Prepaid Storage	-	-	-	-	-
Due to the Manager for Insurance	-	-	77	-	-
Income Tax Payable	-	-	-	-	9,408
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Repayment of investments in memorabilia upon Offering close	-	-	-	-	-
Investment in memorabilia	(22,100)	(17,200)	(9,000)	(15,600)	(120,065)
Proceeds from Sale of Asset	-	-	-	-	165,000
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	(157,328)
Net cash used in investing activities	(22,100)	(17,200)	(9,000)	(15,600)	(112,393)

Cash flow from financing activities:
Proceeds from sale of membership interests	24,050	17,797	9,400	17,500	121,600
Due to the manager and other affiliates	-	-	-	-	65
Due from the manager	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	650	-	-
Contribution by Manager for future operating expenses	-	-	-	-	-
Distribution to RSE Archive	-	(197)	-	(197)	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Net cash used in financing activities	24,050	17,600	10,050	17,303	121,665

Net change in cash	1,950	400	1,050	1,703	9,272
Cash beginning of period	-	-	-	-	-
Cash end of period	$1,950	$400	$1,050	$1,703	$9,272

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 (unaudited)

	Series #18ZION	Series #SNOOPY	Series #APOLLO11	Series #24RUTHBAT	Series #YOKO
Cash Flows from Operating Activities:
Net (Loss) / Income	$(340)	$(354)	$(318)	$(2,328)	$(177)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	465	575	595	194	353
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	(125)	(221)	(277)	-	(176)
Prepaid Storage	-	-	-	-	-
Due to the Manager for Insurance	-	-	-	2,134	-
Income Tax Payable	-	-	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Repayment of investments in memorabilia upon Offering close	-	-	-	-	-
Investment in memorabilia	(13,545)	(24,000)	(30,000)	(250,006)	(12,600)
Proceeds from Sale of Asset	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in investing activities	(13,545)	(24,000)	(30,000)	(250,006)	(12,600)

Cash flow from financing activities:
Proceeds from sale of membership interests	14,150	24,745	31,050	250,538	14,500
Due to the manager and other affiliates	45	-	-	6	-
Due from the manager	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	55	-	512	-
Contribution by Manager for future operating expenses	-	-	-	-	-
Distribution to RSE Archive	-	-	-	(47)	(150)
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Net cash used in financing activities	14,195	24,800	31,050	251,009	14,350

Net change in cash	650	800	1,050	1,003	1,750
Cash beginning of period	-	-	-	-	-
Cash end of period	$650	$800	$1,050	$1,003	$1,750

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 (unaudited)

	Series #86JORDAN	Series #HULK1	Series #RUTHBALL1	Series #HIMALAYA	Series #38DIMAGGIO
Cash Flows from Operating Activities:
Net (Loss) / Income	$32,927	$(316)	$(272)	$(1,204)	$(198)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	61	126	126	116	90
(Gain) / Loss on sale of Asset	(41,948)	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	-	-	-	-	-
Due to the Manager for Insurance	144	190	146	1,088	108
Income Tax Payable	8,816	-	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Repayment of investments in memorabilia upon Offering close	-	-	-	-	-
Investment in memorabilia	(38,052)	(87,006)	(27,006)	(130,000)	(20,006)
Proceeds from Sale of Asset	80,000	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	(71,649)	-	-	-	-
Net cash used in investing activities	(29,701)	(87,006)	(27,006)	(130,000)	(20,006)

Cash flow from financing activities:
Proceeds from sale of membership interests	38,500	87,300	27,700	131,250	20,600
Due to the manager and other affiliates	52	6	6	-	6
Due from the manager	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Contribution by Manager for future operating expenses	-	-	-	-	-
Distribution to RSE Archive	-	-	-	(47)	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Net cash used in financing activities	38,552	87,306	27,706	131,203	20,606

Net change in cash	8,851	300	700	1,203	600
Cash beginning of period	-	-	-	-	-
Cash end of period	$8,851	$300	$700	$1,203	$600

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 (unaudited)

	Series #55CLEMENTE	Series #LOTR	Series #CATCHER	Series #BOND1	Series #SUPER21
Cash Flows from Operating Activities:
Net (Loss) / Income	$(285)	$(137)	$(97)	$(164)	$(58)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	90	67	67	67	47
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	-	-	-	-	-
Due to the Manager for Insurance	195	70	30	97	11
Income Tax Payable	-	-	-	-	-
Accounts Payable	-	-	-	-	-
Accrual of Interest	-	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Repayment of investments in memorabilia upon Offering close	-	-	-	-	-
Investment in memorabilia	(36,006)	(27,600)	(11,600)	(37,100)	(7,023)
Proceeds from Sale of Asset	-	-	-	-	-
Distribution of Gain on sale of assets to Shareholders	-	-	-	-	-
Net cash used in investing activities	(36,006)	(27,600)	(11,600)	(37,100)	(7,023)

Cash flow from financing activities:
Proceeds from sale of membership interests	36,600	28,200	11,850	37,600	7,300
Due to the manager and other affiliates	6	-	-	-	23
Due from the manager	-	-	-	-	-
Distribution to Series	-	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Contribution by Manager for future operating expenses	-	-	-	-	-
Distribution to RSE Archive	-	(37)	(37)	(37)	-
Proceeds from Loans	-	-	-	-	-
Repayment of Loans	-	-	-	-	-
Net cash used in financing activities	36,606	28,163	11,813	37,563	7,323

Net change in cash	600	563	213	463	300
Cash beginning of period	-	-	-	-	-
Cash end of period	$600	$563	$213	$463	$300

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 (unaudited)

	Series #BATMAN1	Series #BIRKINTAN	Series #GMTBLACK1	Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$(192)	$(62)	$(166)	$36,594
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	43	20	20	33,996
(Gain) / Loss on sale of Asset	-	-	-	(95,833)
Prepaid Insurance	-	-	-	(6,938)
Prepaid Storage	-	-	-	231
Due to the Manager for Insurance	149	42	146	8,107
Income Tax Payable	-	-	-	21,229
Accounts Payable	-	-	-	108,083
Accrual of Interest	-	-	-	-
Net cash (used in) / provided by operating activities	-	-	-	105,469

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	104,089
Repayment of investments in memorabilia upon Offering close	-	-	-	-
Investment in memorabilia	(68,577)	(25,244)	(25,030)	(2,643,209)
Proceeds from Sale of Asset	-	-	-	285,000
Distribution of Gain on sale of assets to Shareholders	-	-	-	(267,572)
Net cash used in investing activities	(68,577)	(25,244)	(25,030)	(2,521,692)

Cash flow from financing activities:
Proceeds from sale of membership interests	69,100	25,700	25,700	1,390,867
Due to the manager and other affiliates	77	244	30	1,174,499
Due from the manager	-	-	-	(3,550)
Distribution to Series	-	-	-	-
Contribution from Series to RSE Archive	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	1,280
Contribution by Manager for future operating expenses	-	-	-	-
Distribution to RSE Archive	(66)	-	(66)	-
Proceeds from Loans	-	-	-	-
Repayment of Loans	-	-	-	-
Net cash used in financing activities	69,111	25,944	25,664	2,563,096

Net change in cash	534	700	634	146,873
Cash beginning of period	-	-	-	24,459
Cash end of period	$534	$700	$634	$171,332

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2020 (unaudited)

See accompanying notes, which are an integral part of these financial statements.

F-38

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

Period from inception (January 3, 2019) to June 30, 2019 (unaudited)

Consolidated
Cash Flows from Operating Activities:
Net (Loss) / Income	$-
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	-
(Gain) / Loss on sale of Asset	-
Prepaid Insurance	-
Prepaid Storage	-
Due to the Manager for Insurance	-
Income Tax Payable	-
Accounts Payable	-
Accrual of Interest	-
Net cash (used in) / provided by operating activities	-

Cash flow from investing activities:
Deposits on memorabilia	-
Repayment of investments in memorabilia upon Offering close	-
Investment in memorabilia	(130,000)
Proceeds from Sale of Asset	-
Distribution of Gain on sale of assets to Shareholders	-
Net cash used in investing activities	(130,000)

Cash flow from financing activities:
Proceeds from sale of membership interests	-
Due to the manager and other affiliates	150,000
Distribution to Series	-
Contribution from Series to RSE Archive	-
Contribution related to Offering Closings and Asset Sales	-
Contribution by Manager for future operating expenses	-
Distribution to RSE Archive	-
Proceeds from Loans	-
Repayment of Loans	-
Net cash used in financing activities	150,000

Net change in cash	20,000
Cash beginning of period	-
Cash end of period	$20,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Archive, LLC (the “Company,”  “RSE Archive,” “we,” “us,” or “our”) is a Delaware series limited liability company formed on January 3, 2019.  RSE Archive Manager, LLC, a single member Delaware limited liability company formed on March 27, 2019 and owned by RSE Markets, Inc., is the manager of the Company (the “Manager”). RSE Markets, Inc. serves as the asset manager for the collection of collectible memorabilia owned by the Company and each series (the “Asset Manager”). The Company’s core business is the identification, acquisition, marketing and management of a collection of collectible memorabilia, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series”). The Series assets referenced below may be referred to herein, collectively, as the “Underlying Assets”, and each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. The interests of all Series may collectively be referred to herein as the “Interests” and a purchaser of Interests in any Series (an “Investor” or “Interest Holder”) will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Asset Manager is a Delaware corporation formed on April 28, 2016. The Asset Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company, through the Manager, and the assets owned by the Company in its roles as the Asset Manager of each Series. The Asset Manager is the owner of the Manager.

The Company intends to sell Interests in a number of separate individual Series of the Company collectively referred to herein as the “Offerings.” Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing (the “Closing”) of an Offering related to that particular Series are a single Underlying Asset (plus any cash reserves for future operating expenses (the “Operating Expenses,” as described in Note B(5)), as well as certain liabilities related to expenses pre-paid by the Asset Manager.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest Holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the Closing of an Offering, each Series is responsible for its own Operating Expenses (as described in Note B(5)). Prior to the Closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-Closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (the “Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new Investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the Closing of each successful Offering for its services of sourcing the Underlying Asset (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Brokerage Fee: For all Series qualified up to the date of this filing the broker of record (the “BOR”) received a fee (the “Brokerage Fee”) of 0.75% of the cash from Offering for facilitating the sale of securities.

Custody Fee: In respect to current Offerings, the custodian of Interests (the “Custodian”), holding custody of the securities upon issuance, will receive a fee of 0.75% on Interests sold in an Offering (the “Custody Fee”).

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of Free Cash Flow (as described in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow (as described in Note F) is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company generated a net loss of $8,041 for the year ended December 31, 2019. On a total consolidated basis, the Company had generated net income of $36,594 for the six months ended June 30, 2020.  On a total consolidated basis, the Company has negative working capital of $1,708,323 and $553,897 as of June 30, 2020 and December 31, 2019, respectively, and an accumulated deficit of $45,207 and $8,041 as of June 30, 2020 and December 31, 2019.  Additionally, each listed Series for which an Underlying Asset was owned as of June 30, 2020 and as of December 31, 2019 has incurred net losses since their respective dates of acquisition and have an accumulated deficit as of June 30, 2020 and as of December 31, 2019.

All of the liabilities on the balance sheet as of June 30, 2020 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future Offerings for the various Series of Interests. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due, including the obligations of each listed Series.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Through June 30, 2020 and December 31, 2019, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets.  Management’s plans include anticipating that it will commence commercializing the collection in 2021. Each Series will continue to incur Operating Expenses (as described in Note B(5)) including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. The New York City showroom has been closed since March 2020 due to the COVID-19 pandemic but is expected to reopen in the fourth quarter 2020. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of June 30, 2020.

At June 30, 2020 vs. December 31, 2019, the Company and the Series for which Closings had occurred, had the following cash balances:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Cash Balance
Applicable Series	Asset	6/30/2020	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$1,450	$1,450
Series #71MAYS	1971 Willie Mays Jersey	1,600	1,600
Series #RLEXPEPSI	Rolex GMT Master II	300	300
Series #10COBB	1910 Ty Cobb Card	1,545	1,545
Series #POTTER	1997 First Edition Harry Potter	1,095	1,095
Series #TWOCITIES	First Edition A Tale of Two Cities	1,495	1,495
Series #FROST	First Edition A Boy's Will	1,695	1,695
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,250	1,250
Series #SMURF	Rolex Submariner "Smurf"	1,250	1,100
Series #70RLEX	1970 Rolex Beta 21	1,200	1,200
Series #EINSTEIN	First Edition of Philosopher-Scientist	1,750	1,750
Series #HONUS	1909-11 Honus Wagner Card	5,300	5,300
Series #75ALI	1975 Muhammad Ali Boots	1,003	1,050
Series #71ALI	1971 “Fight of the Century” Contract	3,005	1,600
Series #APROAK	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	1,250	-
Series #88JORDAN	1988 Michael Jordan Nike Air Jordan III Sneakers	1,003	-
Series #BIRKINBOR	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	1,203	-
Series #33RUTH	1933 Goudey #144 Babe Ruth Card	1,003	-
Series #SPIDER1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	1,003	-
Series #BATMAN3	1940 D.C. Comics Batman #3 CGC NM 9.4	1,003	-
Series #ULYSSES	1935 First Edition Ulysses	1,950	-
Series #ROOSEVELT	First Edition African Game Trails	400	-
Series #56MANTLE	1956 Topps #135 Mickey Mantle Card	1,050	-
Series #AGHOWL	First Edition Howl and Other Poems	1,703	-
Series #98JORDAN	1998 Michael Jordan Jersey	9,272	-
Series #18ZION	2018 Zion Williamson Adidas James Harden Sneakers	650	-
Series #SNOOPY	2015 Omega Speedmaster Moonwatch	800	-
Series #APOLLO11	Apollo 11 Crew-Signed New York Times Cover	1,050	-
Series #24RUTHBAT	1924 George "Babe" Ruth Professional Model Bat	1,003	-
Series #YOKO	First Edition Grapefruit	1,750	-
Series #86JORDAN	1986 Fleer #57 Michael Jordan Card	8,851	-
Series #HULK1	1962 The Incredible Hulk #1 CGC VF 8.0	300	-
Series #RUTHBALL1	1934-39 Official American League Babe Ruth Single Signed Baseball	700	-
Series #HIMALAYA	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile	1,203	-
Series #38DIMAGGIO	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	600	-
Series #55CLEMENTE	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	600	-
Series #LOTR	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	563	-
Series #CATCHER	1951 First Edition, First Issue The Catcher in the Rye	213	-
Series #BOND1	1953 First Edition, First Issue Casino Royale	463	-
Series #SUPER21	1943 Superman #21 CGC VF/NM 9.0 comic book	300	-
Series #BATMAN1	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	534	-
Series #BIRKINTAN	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	700	-
Series #GMTBLACK1	Series Rolex GMT-Master ref. 16758	634	-
Total Series Cash Balance		$65,692	$22,430
RSE Archive		105,640	2,029
Total Cash Balance		$171,332	$24,459

Note: Only includes Series for which an Offering has closed. RSE Archive cash balance represents loans or capital contributions to be used for future payment of operating expenses.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

The cash on the books of RSE Archive is reserved to funding future pre-Closing Operating Expenses (as described in Note B(5)) or acquisition expenses (the “Acquisition Expenses,” (as described in Note B(6)), as the case may be. The cash on the books of each Series is reserved for funding of post-Closing Operating Expenses; during the six-month period ended June 30, 2020, the Manager paid for certain but not all Operating Expenses related to any of the Series that have had closed Offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $33,996 during the six-month period ended June 30, 2020. The Company had no Operating Expenses during the period ended June 30, 2019.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future Offerings may be used to create reserves for future Operating Expenses (as described in Note B(5)) for individual Series, as has been the case for the majority of the Series for which Closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future Operating Expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or that the Manager will provide the Company or any Series with sufficient capital to meet its objectives.

INITIAL OFFERINGS

The Company has completed several initial Offerings since its inception in 2019 and plans to continue to increase the number of initial Offerings going forward. The table below outlines all Offerings for which a Closing has occurred as of June 30, 2020. All Series, for which a Closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities. The Company had no Closings during the period from inception (January 3, 2019) to June 30, 2019.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date
Series #52MANTLE Interests	Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$132,000	10/18/2019	10/25/2019
Series #71MAYS Interests	Series #71MAYS	1971 Willie Mays Jersey	$57,000	10/25/2019	10/31/2019
Series #RLEXPEPSI Interests	Series #RLEXPEPSI	Rolex GMT Master II 126710BLRO	$17,800	11/1/2019	11/6/2019
Series #10COBB Interests	Series #10COBB	1910 E98 Ty Cobb Card	$39,000	11/8/2019	11/14/2019
Series #POTTER Interests	Series #POTTER	1997 First Edition Harry Potter	$72,000	11/15/2019	11/21/2019
Series #TWOCITIES Interests	Series #TWOCITIES	First Edition A Tale of Two Cities	$14,500	11/15/2019	11/21/2019
Series #FROST Interests	Series #FROST	First Edition A Boy's Will	$13,500	11/15/2019	11/21/2019
Series #BIRKINBLEU Interests	Series #BIRKINBLEU	Bleu Saphir Lizard Hermès Birkin	$58,000	11/22/2019	11/27/2019
Series #SMURF Interests	Series #SMURF	Rolex Submariner Date "Smurf" Ref. 116619LB	$34,500	11/22/2019	11/27/2019
Series #70RLEX Interests	Series #70RLEX	1970 Rolex Ref. 5100 Beta 21	$20,000	11/27/2019	12/6/2019
Series #EINSTEIN Interests	Series #EINSTEIN	First Edition of Philosopher-Scientist	$14,500	12/6/2019	12/13/2019
Series #HONUS Interests	Series #HONUS	1909-1911 T206 Honus Wagner Card	$520,000	12/13/2019	12/26/2019
Series #75ALI Interests	Series #75ALI	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$46,000	12/20/2019	12/29/2019
Series #71ALI Interests	Series #71ALI	1971 “Fight of the Century” Contract	$31,000	12/20/2019	12/30/2019
Series #APROAK Interests	Series #APROAK	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	$75,000	12/6/2019	1/2/2020
Series #88JORDAN Interests	Series #88JORDAN	1988 Michael Jordan Nike Air Jordan III Sneakers	$22,000	1/19/2020	1/27/2020
Series #BIRKINBOR Interests	Series #BIRKINBOR	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$52,500	2/13/2020	2/20/2020
Series #33RUTH Interests	Series #33RUTH	1933 Goudey #144 Babe Ruth Card	$77,000	2/20/2020	2/26/2020
Series #SPIDER1 Interests	Series #SPIDER1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22,000	2/28/2020	3/4/2020
Series #BATMAN3 Interests	Series #BATMAN3	1940 D.C. Comics Batman #3 CGC NM 9.4	$78,000	2/28/2020	3/4/2020
Series #ROOSEVELT Interests	Series #ROOSEVELT	First Edition African Game Trails	$19,500	3/6/2020	3/10/2020
Series #ULYSSES Interests	Series #ULYSSES	1935 First Edition Ulysses	$25,500	3/6/2020	3/10/2020
Series #56MANTLE Interests	Series #56MANTLE	1956 Topps #135 Mickey Mantle Card	$10,000	1/3/2020	3/11/2020
Series #AGHOWL Interests	Series #AGHOWL	First Edition Howl and Other Poems	$19,000	3/6/2020	3/11/2020
Series #98JORDAN Interests	Series #98JORDAN	1998 Michael Jordan Jersey	$128,000	3/9/2020	3/22/2020
Series #18ZION Interests	Series #18ZION	2018 Zion Williamson Adidas James Harden Sneakers	$15,000	3/27/2020	4/2/2020
Series #SNOOPY Interests	Series #SNOOPY	2015 Omega Speedmaster Moonwatch	$25,500	4/2/2020	4/7/2020
Series #APOLLO11 Interests	Series #APOLLO11	Apollo 11 Crew-Signed New York Times Cover	$32,000	4/8/2020	4/19/2020
Series #24RUTHBAT Interests	Series #24RUTHBAT	1924 George "Babe" Ruth Professional Model Bat	$255,000	4/10/2020	5/3/2020
Series #YOKO Interests	Series #YOKO	First Edition Grapefruit	$16,000	4/29/2020	5/11/2020
Series #86JORDAN Interests	Series #86JORDAN	1986 Fleer #57 Michael Jordan Card	$40,000	5/6/2020	5/13/2020
Series #RUTHBALL1 Interests	Series #RUTHBALL1	1934-39 Official American League Babe Ruth Single Signed Baseball	$29,000	5/8/2020	5/24/2020
Series #HULK1 Interests	Series #HULK1	1962 The Incredible Hulk #1 CGC VF 8.0	$89,000	5/12/2020	5/24/2020

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

Series #HIMALAYA Interests	Series #HIMALAYA	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	$140,000	5/19/2020	5/27/2020
Series #55CLEMENTE Interests	Series #55CLEMENTE	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	$38,000	5/28/2020	6/4/2020
Series #38DIMAGGIO Interests	Series #38DIMAGGIO	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	$22,000	5/28/2020	6/4/2020
Series #BOND1 Interests	Series #BOND1	1953 First Edition, First Issue Casino Royale	$39,000	6/4/2020	6/12/2020
Series #LOTR Interests	Series #LOTR	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	$29,000	6/4/2020	6/12/2020
Series #CATCHER Interests	Series #CATCHER	1951 First Edition, First Issue The Catcher in the Rye	$12,500	6/4/2020	6/12/2020
Series #SUPER21 Interests	Series #SUPER21	1943 Superman #21 CGC VF/NM 9.0 comic book	$8,500	5/7/2020	6/17/2020
Series #BATMAN1 Interests	Series #BATMAN1	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	$71,000	6/11/2020	6/18/2020
Series #GMTBLACK1 Interests	Series #GMTBLACK1	Rolex 18k Yellow Gold GMT-Master ref. 16758	$28,000	6/17/2020	6/25/2020
Series #BIRKINTAN Interests	Series #BIRKINTAN	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	$28,000	6/17/2020	6/25/2020
Total at 6/30/2020	43 Series		$2,515,800

F-44

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

The Company received take-over offers for the Underlying Assets listed in the table below. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offers and has determined that it is in the interest of the Investors to sell the Underlying Asset. In certain instances, the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no Offering has yet occurred. In these instances, the anticipated Offering related to such Underlying Asset will be cancelled.

Series	Underlying Asset	Date of Sale Agreement	Total Sale Price	Total Initial Offering Price / Per Interest	Total Distribution to Interest Holders / Per Interests	Commentary
#71ALI	1971 “Fight of the Century” Contract	02/07/2020	$40,000	$31,000 / $15.50	$38,595/ $19.29

$40,000 acquisition offer for 1971 “Fight of the Century” Contract accepted on 02/07/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

#98JORDAN	1998 Michael Jordan Jersey	05/11/2020	$165,000	$128,000/ $64.00	$157,328 / $78.65

$165,000 acquisition offer for 1998 Michael Jordan Jersey accepted on 05/11/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

“#86JORDAN	1986 Fleer #57 Michael Jordan Card	06/01/2020	$80,000	$40,000/ $40.00	$71,649 / $71.64

$80,000 acquisition offer for 1986 Fleer #57 Michael Jordan Card accepted on 06/01/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities.

Note: Total Distribution to Interest Holders includes cash on balance sheet of Series and is net of corporate level taxes on gain on sale.

Sale of the 1971 “Fight of the Century” Contract:

The Company received an acquisition offer for the Underlying Asset of Series #71ALI, the 1971 “Fight of the Century” Contract for $40,000 vs. the initial purchase price of $27,500 for a gain on sale of $8,950 net of $0 of capitalized Acquisition Expenses (as described in Note B(6)). The Company accepted the acquisition offer on February 7, 2020 and distributed cash to Interest Holders. At the time of the sale, Series #71ALI had $1,600 of cash and $0 of pre-paid insurance on the balance sheet.

The transaction resulted in estimated corporate level taxes on the gain on sale of $3,005, net of $55 of net-loss-carryforward, for the which the Series has retained funds on its balance sheet. In addition, the Series will remit  $3,550 of sales taxes to the state of New York.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Total distribution to Interest Holders including cash, but net of corporate level taxes were $38,595 or $19.29 per Interest vs. the initial Offering price of $31,000 or $15.50 per Interest.

Series #71ALI will be dissolved upon payment of all current corporate tax liabilities of $3,005 and remittance of sales tax of $3,550.

Sale of the 1998 Michael Jordan Jersey:

The Company received an acquisition offer for the Underlying Asset of Series #98JORDAN, the 1998 Michael Jordan Jersey for $165,000 vs. the initial purchase price of $120,000 for a gain on sale of $44,935, net of $65 of capitalized Acquisition Expenses (as described in Note B(6)). The Company accepted the acquisition offer on May 11, 2020 and distributed cash to Interest Holders. At the time of the sale, Series #98JORDAN had $1,600 of cash and $0 of pre-paid insurance on the balance sheet.

The transaction resulted in estimated corporate level taxes on the gain on sale of $9,408, net of $0 of net-loss-carryforward, for which the Series has retained funds on its balance sheet.

Total distribution to Interest Holders including cash, but net of corporate level taxes were $157,328 or $78.65 per Interest vs the initial Offering price of $128,000 or $64.00 per Interest.

Series #98JORDAN will be dissolved upon payment of all current tax liabilities of $9,408.

Sale of the 1986 Fleer #57 Michael Jordan Card:

The Company received an acquisition offer for the Underlying Asset of Series #86JORDAN, 1986 Fleer #57 Michael Jordan Card for $80,000 vs. the initial purchase price of $38,000 for a gain on sale of $41,948, net of $52 of capitalized Acquisition Expenses (as described in Note B(6)). The Company accepted the acquisition offer on June 1, 2020 and distributed cash to Interest Holders. At the time of the sale, Series #86JORDAN had $500 of cash and $144 of insurance payable on the balance sheet.

The transaction resulted in estimated corporate level taxes on the gain on sale of 8,816, net of 0 of net-loss-carryforward, for which the Series has retained funds on its balance sheet.

Total distribution to Interest Holders including cash, but net of corporate level taxes were $71,649 or $71.64 per Interest vs the initial Offering price of $40,000 or $40.00 per Interest.

Series #86JORDAN will be dissolved upon payment of all currently tax liabilities of $8,816.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying interim financial statements have been prepared in accordance with the instructions to Form 1-SA and in conformity with generally accepted accounting principles in the United States of America (“US GAAP” or “GAAP”) applicable to interim financial information. Accordingly, the information presented in the interim financial statements does not include all information and disclosures necessary for a fair presentation of RSE Archive, LLC’s financial position, results of operations and cash flows in conformity with GAAP for annual financial statements. In the opinion of management, these financial statements reflect all adjustments consisting of normal recurring accruals, necessary for a fair statement of financial position, results of operations and cash flows for such periods. The results of operations for any interim period are not necessarily indicative of the results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto contained in RSE Archive, LLC’s Form 1-K and 1-K/A for the fiscal year ended December 31, 2019.

All Offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s Offering Circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses (the “Offering Expenses”) related to the Offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed Offering and will generally be charged to members' equity upon the completion of the proposed Offering. Offering Expenses that are incurred prior to the Closing of an Offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the Offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for all Series that have had a Closing as of the date of the financial statements and potentially other future Offerings.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete Offering Expenses related to a particular Series’ Offering, the Manager has also incurred legal, accounting, user compliance expenses and other Offering related expenses during the six-month period ended June 30, 2020 and 2019 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of Offerings. The Manager treats these expenses as Operating Expenses (as described in Note B(5)) related to the Manager’s business and will not be reimbursed for these through any activities or Offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses (as described below) related to a particular Underlying Asset include storage, insurance, transportation (other than the initial transportation from the Underlying Asset’s location to the Manager’s storage facility prior to the Offering, which is treated as an Acquisition Expense, (as described in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other Underlying Asset specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses.”  We distinguish between pre-Closing and post-Closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future Offering, expenses of this nature that are incurred prior to the Closing of an Offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and totaled $33,996 for the six-month period ended June 30, 2020. The Company incurred no Operating Expenses during the period from inception (January 3, 2019) to June 30, 2019.

During the six-month period ended June 30, 2020, RSE Archive incurred pre-Closing Operating Expenses and the following Series had closed Offerings and incurred post-Closing Operating Expenses per the table as follows:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating Expenses
Applicable Series	Asset	6/30/2020
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$1,459
Series #71MAYS	1971 Willie Mays Jersey	964
Series #RLEXPEPSI	Rolex GMT Master II	715
Series #10COBB	1910 Ty Cobb Card	840
Series #POTTER	1997 First Edition Harry Potter	786
Series #TWOCITIES	First Edition A Tale of Two Cities	635
Series #FROST	First Edition A Boy's Will	630
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	979
Series #SMURF	Rolex Submariner "Smurf"	803
Series #70RLEX	1970 Rolex Beta 21	723
Series #EINSTEIN	First Edition of Philosopher-Scientist	632
Series #HONUS	1909-11 Honus Wagner Card	4,035
Series #75ALI	1975 Muhammad Ali Boots	1,018
Series #71ALI	1971 “Fight of the Century” Contract	210
Series #APROAK	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	1,191
Series #88JORDAN	1988 Michael Jordan Nike Air Jordan III Sneakers	686
Series #BIRKINBOR	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	853
Series #33RUTH	1933 Goudey #144 Babe Ruth Card	1,048
Series #SPIDER1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	460
Series #BATMAN3	1940 D.C. Comics Batman #3 CGC NM 9.4	648
Series #ULYSSES	1935 First Edition Ulysses	407
Series #ROOSEVELT	First Edition African Game Trails	399
Series #56MANTLE	1956 Topps #135 Mickey Mantle Card	445
Series #AGHOWL	First Edition Howl and Other Poems	393
Series #98JORDAN	1998 Michael Jordan Jersey	374
Series #18ZION	2018 Zion Williamson Adidas James Harden Sneakers	340
Series #SNOOPY	2015 Omega Speedmaster Moonwatch	354
Series #APOLLO11	Apollo 11 Crew-Signed New York Times Cover	318
Series #24RUTHBAT	1924 George "Babe" Ruth Professional Model Bat	2,328
Series #YOKO	First Edition Grapefruit	177
Series #86JORDAN	1986 Fleer #57 Michael Jordan Card	205
Series #HULK1	1962 The Incredible Hulk #1 CGC VF 8.0	316
Series #RUTHBALL1	1934-39 Official American League Babe Ruth Single Signed Baseball	272
Series #HIMALAYA	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	1,204
Series #38DIMAGGIO	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	198
Series #55CLEMENTE	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	285
Series #LOTR	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	137
Series #CATCHER	1951 First Edition, First Issue The Catcher in the Rye	97
Series #BOND1	1953 First Edition, First Issue Casino Royale	164
Series #SUPER21	1943 Superman #21 CGC VF/NM 9.0 comic book	58
Series #BATMAN1	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	192
Series #BIRKINTAN	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	62
Series #GMTBLACK1	Series Rolex GMT-Master ref. 16758	166
RSE Archive		9,744
Total Operating Expenses		$37,950

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Solely in the case of the Series with closed Offerings listed in the table above, the Manager has elected that certain, but not all of the post-Closing Operating Expenses of $28,205 for the six-month period ended June 30, 2020 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series.

6.Capital Assets:

Underlying Assets are recorded at cost. The cost of the Underlying Asset includes the purchase price, including any deposits for the Underlying Asset funded by the Manager and “Acquisition Expenses”, which include transportation of the Underlying Asset to the Manager’s storage facility, pre-purchase inspection, pre-Offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats Underlying Assets as collectible and therefore the Company will not depreciate or amortize the Underlying Assets going forward. The Underlying Assets are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Underlying Assets are initially purchased by the Company, either prior to launching an Offering or through the exercising of a purchase option simultaneous with the Closing of an Offering for a particular Series. At Closing of an Offering for a Series of Interests the Underlying Assets, including capitalized Acquisition Expenses, are then transferred to the Series. Underlying Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the Offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a Closing, such as fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired Underlying Asset after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular Offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Archive” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the Offering.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties has invested $3,937,681 in Underlying Assets since inception on January 3,2019. For the six-month period ended June 30, 2020, the total investment in Underlying Assets was $2,353,503.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $2,353,503 of investments during the six-month period ended June 30, 2020, $2,351,261 were related to the purchase price of, or down payments on Underlying Assets, excluding $185,500 related to the Underlying Assets sold. This brings the total spent on purchase price and down-payments at June 30, 2020 to $3,929,739, since the inception of the Company on January 3, 2019.

Acquisition Expenses related to a particular Series, that are incurred prior to the Closing of an Offering, are initially funded by the Manager but will be reimbursed with the proceeds from an Offering related to such Series, to the extent described in the applicable Offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation costs to transport the Underlying Asset from the Asset Seller to the Company’s facility, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses are capitalized into the cost of the Underlying Asset as per the table below. Should a proposed Offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the six-month period ended June 30, 2020, $2,242 of Acquisition Expenses related to the transportation, inspection, repair of Underlying Assets and other acquisition related expenses were incurred, excluding $117 related to Underlying Assets sold. he total investment in Underlying Assets as of June 30, 2020 is as follows, excluding the total investments of any Series for which the Underlying Assets have been sold:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

Note B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As of 6/30/2020
Capitalized Costs
Applicable Series		Asset	Purchase Price / Down payment	Transpor-tation	Authen-tication	Other	Total
#52MANTLE	(1)	1952 Topps #311 Mickey Mantle Card	$ 125,000	$ -	$ -	$ -	$ 125,000
#71MAYS	(1)	1971 Willie Mays Jersey	52,500	-	-	-	52,500
#RLEXPEPSI	(1)	Rolex GMT Master II	16,800	-	-	-	16,800
#10COBB	(1)	1910 Ty Cobb Card	35,000	-	-	-	35,000
#POTTER	(1)	1997 First Edition Harry Potter	65,000	-	100	5,000	70,100
#TWOCITIES	(1)	First Edition A Tale of Two Cities	12,000	-	100	-	12,100
#FROST	(1)	First Edition A Boy's Will	10,000	-	100	-	10,100
#BIRKINBLU	(1)	Bleu Saphir Lizard Hermès Birkin	55,500	-	-	-	55,500
#SMURF	(1)	Rolex Submariner "Smurf"	29,500	-	-	-	29,500
#70RLEX	(1)	1970 Rolex Beta 21	17,900	-	-	-	17,900
#EINSTEIN	(1)	First Edition of Philosopher-Scientist	11,000	-	100	-	11,100
#HONUS	(1)	1909-11 Honus Wagner Card	500,028	-	-	-	500,028
#75ALI	(1)	1975 Muhammad Ali Boots	44,000	65	-	-	44,065
#APROAK	(1)	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	72,500	-	-	-	72,500
#88JORDAN	(1)	1988 Michael Jordan Nike Air Jordan III Sneakers	20,000	-	-	-	20,000
#BIRKINBOR	(1)	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	50,000	-	-	-	50,000
#33RUTH	(1)	1933 Goudey #144 Babe Ruth Card	74,000	-	-	-	74,000
#SPIDER1	(1)	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	20,000	-	-	-	20,000
#BATMAN3	(1)	1940 D.C. Comics Batman #3 CGC NM 9.4	75,000	-	-	-	75,000
#ULYSSES	(1)	1935 First Edition Ulysses	22,000	-	100	-	22,100
#ROOSEVELT	(1)	First Edition African Game Trails	17,000	-	200	-	17,200
#56MANTLE	(1)	1956 Topps #135 Mickey Mantle Card	9,000	-	-	-	9,000
#AGHOWL	(1)	First Edition Howl and Other Poems	15,500	-	100	-	15,600
#18ZION	(1)	2018 Zion Williamson Adidas James Harden Sneakers	13,500	45	-	-	13,545
#SNOOPY	(1)	2015 Omega Speedmaster Moonwatch	24,000	-	-	-	24,000
#APOLLO11	(1)	Apollo 11 Crew-Signed New York Times Cover	30,000	-	-	-	30,000
#24RUTHBAT	(1)	1924 George "Babe" Ruth Professional Model Bat	250,000	6	-	-	250,006
#YOKO	(1)	First Edition Grapefruit	12,500	-	100	-	12,600
#HULK1	(1)	1962 The Incredible Hulk #1 CGC VF 8.0	87,000	6	-	-	87,006
#RUTHBALL1	(1)	1934-39 Official American League Babe Ruth Single Signed Baseball	27,000	6	-	-	27,006
#HIMALAYA	(1)	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	130,000	-	-	-	130,000
#38DIMAGGIO	(1)	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	20,000	6	-	-	20,006
#55CLEMENTE	(1)	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	36,000	6	-	-	36,006
#LOTR	(1)	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	27,500	-	100	-	27,600
#CATCHER	(1)	1951 First Edition, First Issue The Catcher in the Rye	11,500	-	100	-	11,600

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

#BOND1	(1)	1953 First Edition, First Issue Casino Royale	37,000	-	100	-	37,100
#SUPER21	(1)	1943 Superman #21 CGC VF/NM 9.0 comic book	7,000	23	-	-	7,023
#BATMAN1	(1)	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	68,500	77	-	-	68,577
#BIRKINTAN	(1)	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	25,000	244	-	-	25,244
#GMTBLACK1	(1)	Series Rolex GMT-Master ref. 16758	25,000	30	-	-	25,030
#61JFK	(2)	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States	16,250	-	100	-	16,350
#POKEMON1	(2)	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	118,000	-	-	-	118,000
#50JACKIE	(2)	1950 Bowman #22 Jackie Robinson Card	9,200	-	-	-	9,200
#LINCOLN	(2)	1864 Signed, Vignetted Portrait of Abraham Lincoln	64,000	-	-	-	64,000
#STARWARS1	(2)	1977 Star Wars #1 CGC VF/NM 9.0 comic book	10,000	-	-	-	10,000
#TMNT1	(2)	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book	59,000	-	-	-	59,000
#68MAYS	(2)	1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat	-	83	-	-	83
#CAPTAIN3	(2)	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	35,500	23	-	-	35,523
#APEOD	(2)	Audemars Piguet Royal Oak Offshore "End of Days" Ref.25770SN.O.0001KE.01	28,000	-	-	-	28,000
#AMZFNT15	(2)	1962 Amazing Fantasy #15 CGC VG+ 4.5	30,500	6	-	-	30,506
#CHURCHILL	(2)	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	6,500	-	100	-	6,600
#SHKSPR4	(2)	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	105,000	-	100	-	105,100
#FANFOUR1	(2)	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	100,000	63	-	-	100,063
#ANMLFARM	(2)	First Edition, First printing of Animal Farm by George Orwell	8,700	-	100	-	8,800
#SOBLACK	(2)	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	50,000	253	-	-	50,253
#85MARIO	(2)	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+	140,000	-	-	-	140,000
#TKAM	(2)	1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee	28,500	-	100	-	28,600
#NEWTON	(2)	1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton	40,000	-	-	-	40,000
#GATSBY	(2)	inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald	185,000	-	100	-	185,100
#05LATOUR	(2)	One case of twelve (12) 75cl bottles of 2005 Château Latour	4,465	-	-	-	4,465
#16SCREAG	(2)	Four cases of three (3) 75cl bottles of 2016 Screaming Eagle	19,166	-	-	-	19,166
#16PETRUS	(2)	Two cases of six (6) 75cl bottles of 2016 Château Petrus	22,942	-	-	-	22,942
#14DRC	(2)	One case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti	27,588	-	-	-	27,588
#DAREDEV1	(2)	1964 Daredevil #1 CGC VF/NM 9.0 comic book	9,500	-	-	-	9,500
#BATMAN6	(2)	1941 Batman #6 CGC NM 9.4 comic book	23,500	-	-	-	23,500

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

#FAUBOURG	(2)	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	115,000	-	-	-	115,000
#ALICE	(2)	1866 First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll	9,200	-	100	-	9,300
#SUPER14	(2)	1942 Superman #14 CGC NM 9.4 comic book	120,000	-	-	-	120,000
#AVENGERS1	(2)	1963 Avengers #1 CGC NM + 9.6 comic book	250,000	-	-	-	250,000
#DUNE	(2)	1965 Inscribed First Edition Copy of Frank Herbert’s Dune	10,500	-	100	-	10,600
#03KOBE	(2)	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	11,000	-	-	-	11,000
#62MANTLE	(2)	1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series	33,000	-	-	-	33,000
#86RICE	(2)	1986 Topps #161 Jerry Rice Rookie Card	20,000	-	-	-	20,000
#94JETER	(2)	1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey	39,000	-	-	-	39,000
Total			$ 3,929,739	$ 942	$ 2,000	$ 5,000	$ 3,937,681

Annual Capitalized Cost Breakdown
Acquisition Expense 2019			$ 1,578,478	$ -	$ 700	$ 5,000	$ 1,584,178
Acquisition Expense 1H 2020			$ 2,351,261	$ 942	$ 1,300	$ -	$ 2,353,503
Grant Total			$ 3,929,739	$ 942	$ 2,000	$ 5,000	$ 3,937,681

Note: Excludes $185,617 of capitalized acquisitions costs related to Underlying Assets sold.

(1)Offering for Series Interests closed at June 30, 2020 and Underlying Asset owned by applicable Series.

(2)At June 30, 2020 owned by RSE Archive, LLC and not by any Series. To be owned by the applicable Series as of the Closing of the applicable Offering

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses for which the Manager has elected not to be reimbursed.

In the case of a Closing for which a deficiency of offering proceeds over the required cash outlays exists, , the Manager will make an additional capital contribution to the Series to cover any such deficiencies, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future Operating Expenses.

Members’ equity in Membership Contributions issued in a successful Closing of an Offering for a particular Series are calculated by taking the amount of membership Interests sold in an Offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular Offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the Offering are paid from the proceeds of any successfully closed Offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an Offering does not close. At June 30, 2020, the following Offerings for Series Interests had closed:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
#52MANTLE	1952 Topps #311 Mickey Mantle Card	10/25/2019	$132,000	$1,320	$3,090	$990	$126,600
#71MAYS	1971 Willie Mays Jersey	10/31/2019	57,000	570	1,830	500	54,100
#RLEXPEPSI	Rolex GMT Master II	11/6/2019	17,800	178	22	500	17,100
#10COBB	1910 Ty Cobb Card	11/14/2019	39,000	390	1,510	500	36,600
#POTTER	1997 First Edition Harry Potter	11/21/2019	72,000	720	-	540	70,740
#TWOCITIES	First Edition A Tale of Two Cities	11/21/2019	14,500	145	55	500	13,800
#FROST	First Edition A Boy's Will	11/21/2019	13,500	135	865	500	12,000
#BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	11/27/2019	58,000	580	170	500	56,750
#SMURF	Rolex Submariner "Smurf"	11/27/2019	34,500	345	2,905	500	30,750
#70RLEX	1970 Rolex Beta 21	12/9/2019	20,000	200	50	500	19,250
#EINSTEIN	First Edition of Philosopher-Scientist	12/12/2019	14,500	145	855	500	13,000
#HONUS	1909-11 Honus Wagner Card	12/26/2019	520,000	5,200	5,572	3,900	505,328
#75ALI	1975 Muhammad Ali Boots	12/30/2019	46,000	460	-	500	45,040
#71ALI	1971 “Fight of the Century” Contract	12/30/2019	31,000	310	1,090	500	29,100
#APROAK	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	1/3/2020	75,000	750	-	563	73,687
#88JORDAN	1988 Michael Jordan Nike Air Jordan III Sneakers	1/29/2020	22,000	220	230	500	21,050
#BIRKINBOR	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile	2/20/2020	52,500	525	225	500	51,250
#33RUTH	1933 Goudey #144 Babe Ruth Card	2/26/2020	77,000	770	602	578	75,050
#SPIDER1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	3/4/2020	22,000	220	230	500	21,050
#BATMAN3	1940 D.C. Comics Batman #3 CGC NM 9.4	3/4/2020	78,000	780	585	585	76,050
#ULYSSES	1935 First Edition Ulysses	3/10/2020	25,500	255	695	500	24,050
#ROOSEVELT	First Edition African Game Trails	3/10/2020	19,500	195	1,008	500	17,797
#56MANTLE	1956 Topps #135 Mickey Mantle Card	3/11/2020	10,000	100	-	500	9,400
#AGHOWL	First Edition Howl and Other Poems	3/11/2020	19,000	190	810	500	17,500
#98JORDAN	1998 Michael Jordan Jersey	3/22/2020	128,000	1,280	4,160	960	121,600
#18ZION	2018 Zion Williamson Adidas James Harden Sneakers	4/2/2020	15,000	150	200	500	14,150
#SNOOPY	2015 Omega Speedmaster Moonwatch	4/7/2020	25,500	255	-	500	24,745
#APOLLO11	Apollo 11 Crew-Signed New York Times Cover	4/19/2020	32,000	320	130	500	31,050
#24RUTHBAT	1924 George "Babe" Ruth Professional Model Bat	5/3/2020	255,000	2,550	-	1,912	250,538
#YOKO	First Edition Grapefruit	5/11/2020	16,000	160	840	500	14,500

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

#86JORDAN	1986 Fleer #57 Michael Jordan Card	5/13/2020	40,000	400	600	500	38,500
#HULK1	1962 The Incredible Hulk #1 CGC VF 8.0	5/24/2020	89,000	890	142	668	87,301
#RUTHBALL1	1934-39 American League Babe Ruth Single Signed Baseball	5/24/2020	29,000	290	510	500	27,700
#HIMALAYA	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile	5/27/2020	140,000	1,400	6,300	1,050	131,250
#38DIMAGGIO	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	6/4/2020	22,000	220	680	500	20,600
#55CLEMENTE	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	6/4/2020	38,000	380	520	500	36,600
#LOTR	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	6/11/2020	29,000	290	10	500	28,200
#CATCHER	1951 First Edition, First Issue The Catcher in the Rye	6/11/2020	12,500	125	25	500	11,850
#BOND1	1953 First Edition, First Issue Casino Royale	6/11/2020	39,000	390	510	500	37,600
#SUPER21	1943 Superman #21 CGC VF/NM 9.0 comic book	6/17/2020	8,500	85	615	500	7,300
#BATMAN1	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	6/18/2020	71,000	710	658	532	69,101
#BIRKINTAN	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	6/25/2020	28,000	280	1,520	500	25,700
#GMTBLACK1	Series Rolex GMT-Master ref. 16758	6/25/2020	28,000	280	1,520	500	25,700
Total			$2,515,800	$25,158	$41,339	$28,278	$2,421,025

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at Closing of Offering for respective Series.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of June 30, 2020.

RSE Archive, LLC, as the master Series of the Company and RSE Archive Manager, LLC, the Manager of the Company, intend to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership Interest:

Upon completion of an Offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership Interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

F-58

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the Offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the Investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each Investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

From time to time, individual officers and affiliates of the Manager may make loans to the Company to facilitate the purchase of Underlying Assets prior to the Closing of a Series’ Offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the Offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the BOR and the Custodian and their respective affiliates, from the proceeds of a closed Offering, the Underlying Asset would then transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another Underlying Assets.

As of June 30, 2020, and December 31, 2019, no loans were outstanding to either officers or affiliates of the Manager.

F-59

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE D –DEBT

On December 20, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into the DM with Upper90 with an initial borrowing capacity of $2.25 million. On May 15, 2020, the DM was expanded to a borrowing capacity of $3.25 million. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM.

Of the outstanding borrowings, $1,590,850 were related to Underlying Assets and the remainder to were held in cash or related to the assets of the affiliate of the Asset Manager. The table below outlines the debt balance at June 30, 2020 vs. December 31, 2019:

Debt Outstanding Upper90 Demand Note
At 12/31/2019	$1,560,000
At 6/30/2020	$3,250,000

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of June 30, 2020 , we have not yet generated any revenues directly attributable to the Company or any Series to date. In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise. The New York City showroom has been closed since March 2020 due to COVID-19, but is planned to reopen in the fourth quarter 2020. In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular Underlying Asset and Operating Expenses related to the management of such Underlying Assets.

Fees and expenses related to the purchase of an Underlying Asset include Offering Expenses, Acquisition Expenses, Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the Closing of an Offering and those incurred after the Closing of an Offering. Although these pre- and post- Closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-Closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-Closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the Underlying Assets or the number of Underlying Assets, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

F-61

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the Underlying Assets will be allocated amongst the Series whose Underlying Assets are part of the commercialization events, based on the value of the Underlying Asset. No revenues attributable directly to the Company or any Series have been generated during the six-month period ended June 30, 2020.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the Closing of an Offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)) are typically funded by the Manager, and reimbursed from the Series proceeds upon the Closing of an Offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the Closing, but incurred after the Closing of an Offering, for example transportation fees, in which case, additional cash from the proceeds of the Offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the Closing of the Offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon Closing of the Offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an Offering (as described in Note B(7)) and is charged to the specific Series. Losses incurred related to closed Offerings, due to shortfalls between proceeds from closed Offerings and costs incurred in relation to these Offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the BOR from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the Custodian from the Series proceeds upon the Closing of an Offering (as described in Note B(7)) and is charged to the specific Series.

•Operating Expenses: Operating Expenses (as described in Note B(5)) are expensed as incurred:

oPre-Closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-Closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F – FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (as described below) (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to Interest Holders of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow (as described below) in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of June 30, 2020, and December 31, 2019, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series. The Company did make distributions to Interest Holders related to sale of Underlying Assets as described in “Asset Dispositions” in “Note A - Description Of Organization and Business Operations.”

NOTE G - INCOME TAX

As of June 30, 2020, each individual Series has elected to be treated as a corporation for tax purposes. RSE Archive and RSE Archive Manager have elected to be treated as partnerships.

No provision for income taxes for the six-month period ended June 30, 2020 has been recorded for any individual Series as all individual Series incurred net losses, except as disclosed below for the 3 Series that were sold. Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at June 30, 2020 are fully offset by a valuation allowance (other than for Series #71ALI, Series #98JORDAN and Series #86JORDAN), and therefore, no tax benefit applicable to the loss for each individual Series for the six-month period ended June 30, 2020 has been recognized. Losses incurred after January 1, 2018 do not expire for federal income tax purposes.

Series #71ALI, Series #98JORDAN and Series #86JORDAN have sold their primary operating asset during the six-month period ended June 30, 2020. As a result, the Company has recorded a provision for income taxes using an effective tax rate as shown below:

Provision for income taxes
Series #	#71ALI	#98JORDAN	#86JORDAN
Income before provision for income taxes	$8,950	$44,935	$41,948
Reversal of valuation allowance	(265)	(374)	(205)
Taxed at federal and state statutory rates	35%	21%	21%
Provision for income taxes	$3,005	$9,408	$8,816

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Archive has elected to be treated as a partnership; thus, for the six-month period ended June 30, 2020 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

Restriction on Sale of Series #HONUS

•Without the Company’s prior written consent (which may be withheld in the Company’s sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller’s Equity Interest.

•Without the Asset Seller’s prior written consent, the Company will not sell the Underlying Asset within 36-months of the Closing.

•The Company will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10 year period following the Closing, the Company (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event the Company exercises this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

•If the Underlying Asset is sold within 5 years of the Closing, the Company will use commercially reasonable efforts to include as a condition in the sale agreement relating to such sale that purchaser of the Underlying Asset must lend the Underlying Asset to the Asset Seller for 60 days per calendar year for a 24-month period post-sale.  The Company will have no further obligation to the Asset Seller once the Company sells the Underlying Asset.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all Offerings, which have closed after the date of the financial statements through September 28, 2020.

Series / Series Name	Underlying Asset	Maximum Offering Size	Opening Date	Closing Date
#61JFK / Series Inaugural Addresses	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States	$23,000	6/27/2020	7/7/2020
#50JACKIE / Series 1950 Jackie Robinson Card	1950 Bowman #22 Jackie Robinson Card	$10,000	6/10/2020	7/8/2020
#POKEMON1 / Series 1999 Pokémon First Edition Set	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	$125,000	6/23/2020	7/8/2020
#LINCOLN / Series 1864 Abraham Lincoln Photo	1864 Signed, Vignetted Portrait of Abraham Lincoln	$80,000	7/1/2020	7/9/2020
#STARWARS1 / Series Star Wars #1	1977 Star Wars #1 CGC VF/NM 9.0 comic book	$12,000	7/1/2020	7/14/2020
#56TEDWILL / Series 1956 Ted Williams Jersey	1956 Ted Williams Game-Worn Red Sox Home Jersey	$90,000	7/16/2020	7/26/2020
#68MAYS / Series 1968 Willie Mays Bat	1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat	$39,000	7/17/2020	7/26/2020
#TMNT1 / Series Teenage Mutant Ninja Turtles #1	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book	$65,000	7/23/2020	7/30/2020
#CAPTAIN3 / Series Captain America #3	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	$37,000	7/23/2020	7/30/2020
#51MANTLE / Series 1951 Bowman Mickey Mantle Card	1951 Bowman #253 Mickey Mantle Card	$34,000	7/16/2020	7/30/2020
#CHURCHILL / Series Second World War	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	$7,500	7/7/2020	8/6/2020
#SHKSPR4 / Series 1685 Shakespeare Fourth Folio	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	$115,000	7/30/2020	8/6/2020
#03KOBE / Series 2003-04 UD Kobe Bryant Card	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card	$50,000	8/2/2020	8/16/2020
#03LEBRON / Series 2003-04 UD LeBron James Card	2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card	$34,000	8/5/2020	8/16/2020
#03JORDAN / Series 2003-04 UD Michael Jordan Card	2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card	$41,000	8/6/2020	8/16/2020
#39TEDWILL / Series 1939 Play Ball Ted Williams Card	1939 Gum Inc. Play Ball #92 Ted Williams Rookie Card	$28,000	8/13/2020	8/24/2020
#94JETER / Series 1994 Derek Jeter Jersey	1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey	$45,000	8/9/2020	8/24/2020

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

#2020TOPPS / Series 2020 Topps Complete Set	Ten (10) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards	$100,000	8/13/2020	8/25/2020
#FANFOUR1 / Series 1961 Fantastic Four #1	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	$105,000	8/23/2020	9/2/2020
#86RICE / Series 1986 Topps Jerry Rice Card	1986 Topps #161 Jerry Rice Rookie Card	$23,000	7/28/2020	9/15/2020
#DAREDEV1 / Series Daredevil #1	1964 Daredevil #1 CGC VF/NM 9.0 comic book	$11,500	7/28/2020	9/15/2020
#85MARIO / Series 1985 Super Mario Bros.	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+	$150,000	8/16/2020	9/15/2020
#TOS39 / Series Tales of Suspense #39	1963 Tales of Suspense #39 CGC NM 9.4 comic book	$135,000	8/27/2020	9/15/2020
#05LATOUR / Series 2005 Château Latour	One case of twelve (12) 75cl bottles of 2005 Château Latour	$9,800	9/3/2020	9/15/2020
#16SCREAG / 2016 Screaming Eagle	Four cases of three (3) 75cl bottles of 2016 Screaming Eagle	$39,000	9/3/2020	9/15/2020
#14DRC / Series 2014 Domaine de la Romanée-Conti	One case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti	$54,000	9/3/2020	9/15/2020
#57MANTLE / Series 1957 Topps Mickey Mantle Card	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	$8,000	9/6/2020	9/21/2020
#FAUBOURG / Series Hermès Sellier Faubourg Birkin	Two cases of six (6) 75cl bottles of 2016 Château Petrus	$150,000	9/9/2020	9/21/2020

The Company expects to launch and close additional Offerings throughout the remainder of the year and beyond.

F-66

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Archive, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Archive, LLC (the "Company") in total and for each listed Series as of December 31, 2019, and the related consolidated statements of operations, members' equity, and cash flows for the Company in total and for each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and each listed Series as of December 31, 2019, and the consolidated results of operations and cash flows for the Company and each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement

As discussed in Note J to the financial statements the financial statements have been restated to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series’ financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company and each listed Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or each listed Series internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2020.

EISNERAMPER LLP

New York, New York

March 31, 2020, except for Note J as to which the date is April 21, 2020.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Assets
Current Assets
Cash and Cash Equivalents	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	-	2	-	-	1
Total Current Assets	1,450	1,602	300	1,545	1,096
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	125,000	52,500	16,800	35,000	70,100
TOTAL ASSETS	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 13	$ 13	$ -
Due to the Manager for Insurance	237	100	32	66	66
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	237	100	45	79	66

Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Accumulated Deficit	(607)	(301)	(225)	(233)	(196)
Members' Equity	126,213	54,002	17,055	36,466	71,130
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Assets
Current Assets
Cash and Cash Equivalents	$ 1,495	$ 1,695	$ 1,250	$ 1,100	$ 1,200
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	1	1	-	-
Total Current Assets	1,496	1,696	1,251	1,100	1,200
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	12,100	10,100	55,500	29,500	17,900
TOTAL ASSETS	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ -	$ 13	$ -
Due to the Manager for Insurance	12	10	104	56	34
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	12	10	104	69	34

Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Accumulated Deficit	(142)	(140)	(215)	(329)	(105)
Members' Equity	13,584	11,786	56,647	30,531	19,066
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

See accompanying notes, which are an integral part of these financial statements.

F-69

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$1,750	$5,300	$1,050	$1,600	$24,459
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	-	2	1	1,881
Total Current Assets	1,751	5,300	1,052	1,601	26,340
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	282,250
Collectible Memorabilia - Owned	11,100	500,028	44,000	27,500	1,301,928
TOTAL ASSETS	$12,851	$505,328	$45,052	$29,101	$1,610,518

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$130
Due to the Manager for Insurance	11	949	83	52	2,607
Due to the Manager or its Affiliates	-	-	-	-	577,500
Total Liabilities	11	949	83	52	580,237

Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Accumulated Deficit	(73)	(965)	(86)	(55)	(8,041)
Members' Equity	12,840	504,379	44,969	29,049	1,030,281
TOTAL LIABILITIES AND MEMBERS' EQUITY	$12,851	$505,328	$45,052	$29,101	1,610,518

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Operating Expenses
Storage	$-	$1	$-	$-	$-
Transportation	-	-	13	13	-
Insurance	237	100	32	66	66
Professional Fees	220	200	180	154	130
Marketing Expense	150	-	-	-	-
Total Operating Expenses	607	301	225	233	196
Operating Loss	(607)	(301)	(225)	(233)	(196)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(607)	(301)	(225)	(233)	(196)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)

Basic and Diluted (Loss) per Membership Interest	$(0.61)	$(0.15)	$(0.11)	$(0.23)	$(0.07)
Weighted Average Membership Interests	1,000	2,000	2,000	1,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Operating Expenses
Storage	$-	$-	$1	$-	$-
Transportation	-	-	-	163	-
Insurance	12	10	104	56	34
Professional Fees	130	130	110	110	71
Marketing Expense	-	-	-	-	-
Total Operating Expenses	142	140	215	329	105
Operating Loss	(142)	(140)	(215)	(329)	(105)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(142)	(140)	(215)	(329)	(105)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)

Basic and Diluted (Loss) per Membership Interest	$(0.71)	$(0.70)	$(0.21)	$(0.16)	$(0.10)
Weighted Average Membership Interests	200	200	1,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

F-72

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Operating Expenses
Storage	$1	$-	$-	$-	$1,881
Transportation	-	-	-	-	580
Insurance	11	949	83	52	2,607
Professional Fees	61	16	3	3	1,517
Marketing Expense	-	-	-	-	1,420
Total Operating Expenses	73	965	86	55	8,005
Operating Loss	(73)	(965)	(86)	(55)	(8,005)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	36
Income / (Loss) Before Income Taxes	(73)	(965)	(86)	(55)	(8,041)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)

Basic and Diluted (Loss) per Membership Interest	$(0.04)	$(0.10)	$(0.04)	$(0.03)
Weighted Average Membership Interests	2,000	10,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

F-73

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net loss	(607)	(301)	(225)	(233)	(196)
Balance December 31, 2019	$126,213	$54,002	$17,055	$36,466	$71,130

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net loss	(142)	(140)	(215)	(329)	(105)
Balance December 31, 2019	$13,584	$11,786	$56,647	$30,531	$19,066

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net loss	(73)	(965)	(86)	(55)	(8,041)
Balance December 31, 2019	$12,840	$504,379	$44,969	$29,049	$1,030,281

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	(Restated) Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Cash Flows from Operating Activities:
Net (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	220	203	180	154	131
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	-	(2)	-	-	(1)
Due to the Manager for Insurance	237	100	32	66	66
Accounts Payable	-	-	13	13	-
Net cash used in operating activities	(150)	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(125,000)	(47,250)	(16,800)	(35,000)	(70,100)
Net cash used in investing activities	(125,000)	(47,250)	(16,800)	(35,000)	(70,100)

Cash flow from financing activities:
Proceeds from sale of membership interests	126,600	48,850	17,100	36,600	70,740
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net cash used in financing activities	126,600	48,850	17,100	36,545	71,195

Net change in cash	1,450	1,600	300	1,545	1,095
Cash beginning of period	-	-	-	-	-
Cash end of period	1,450	1,600	300	1,545	1,095
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	$5,250	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Cash Flows from Operating Activities:
Net (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	131	131	112	110	71
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	(1)	(1)	-	-
Due to the Manager for Insurance	12	10	104	56	34
Accounts Payable	-	-	-	13	-
Net cash used in operating activities	-	-	-	(150)	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)
Net cash used in investing activities	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,800	12,000	56,750	30,750	19,250
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net cash used in financing activities	13,595	11,795	56,750	30,750	19,100

Net change in cash	1,495	1,695	1,250	1,100	1,200
Cash beginning of period	-	-	-	-	-
Cash end of period	1,495	1,695	1,250	1,100	1,200
Supplemental Cash Flow Information:
Membership Interest issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	(Restated) Series #HONUS	Series #75ALI	Series #71ALI	(Restated) Consolidated
Cash Flows from Operating Activities:
Net (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	63	16	5	4	7,644
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	-	(2)	(1)	(1,881)
Due to the Manager for Insurance	11	949	83	52	2,607
Accounts Payable	-	-	-	-	130
Net cash used in operating activities	-	-	-	-	459

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	(282,250)
Investment in memorabilia	(11,100)	(225,000)	(44,000)	(27,500)	(1,021,650)
Net cash used in investing activities	(11,100)	(225,000)	(44,000)	(27,500)	(1,303,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,000	230,300	45,040	29,100	749,880
Due to the manager and other affiliates	-	-	-	-	577,500
Contribution related to Offering Closings and Asset Sales	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net cash used in financing activities	12,850	230,300	45,050	29,100	1,327,900

Net change in cash	1,750	5,300	1,050	1,600	24,459
Cash beginning of period	-	-	-	-	-
Cash end of period	1,750	5,300	1,050	1,600	24,459
Supplemental Cash Flow Information:
Membership Interest issued to Asset Seller as consideration	-	$275,028	-	-	$280,278

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Archive, LLC (the “Company”) is a Delaware series limited liability company formed on January 3, 2019.  RSE Archive Manager, LLC, a single member Delaware limited liability company formed on March 27, 2019 and owned by RSE Markets, Inc., is the manager of the Company (the “Manager”). RSE Markets, Inc. serves as the asset manager for the collection of collectible memorabilia owned by the Company and each series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of collectible memorabilia (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Asset Manager is a Delaware corporation formed on April 28, 2016. The Asset Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company, through the Manager, and the assets owned by the Company in its roles as the Asset Manager of each Series. The Asset Manager is the owner of the Manager.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single collectible memorabilia (plus any cash reserves for future operating expenses), as well as certain liabilities related to expenses pre-paid by the Asset Manager.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible memorabilia (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series qualified up to the date of this filing the broker of record received a fee (the “Brokerage Fee”) of 1.0% of the cash from offering for facilitating the sale of securities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: For all Series qualified up to the date of this filing the custody broker received a fee (the “Custody Fee”) of 0.75% of the cash from offering for facilitating the sale of securities.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $(8,041) for the period from January 3, 2019 to December 31, 2019 and had an accumulated deficit of $(8,041) as of December 31, 2019.

All of the liabilities on the balance sheet as of December 31, 2019 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. As of December 31, 2019, the Company has negative working capital of approximately $(0.6) million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Through December 31, 2019, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets. Management’s plans include anticipating that it will commence commercializing the collection in 2021. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of December 31, 2019.

F-80

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At December 31, 2019, the Company and the Series for which closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$1,450
Series #71MAYS	1971 Willie Mays Jersey	1,600
Series #RLEXPEPSI	Rolex GMT Master II	300
Series #10COBB	1910 Ty Cobb Card	1,545
Series #POTTER	1997 First Edition Harry Potter	1,095
Series #TWOCITIES	First Edition A Tale of Two Cities	1,495
Series #FROST	First Edition A Boy's Will	1,695
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,250
Series #SMURF	Rolex Submariner "Smurf"	1,100
Series #70RLEX	1970 Rolex Beta 21	1,200
Series #EINSTEIN	First Edition of Philosopher-Scientist	1,750
Series #HONUS	1909-11 Honus Wagner Card	5,300
Series #75ALI	1975 Muhammad Ali Boots	1,050
Series #71ALI	1971 “Fight of the Century” Contract	1,600
Total Series Cash Balance		22,430
RSE Archive		2,029
Total Cash Balance		$24,459

The cash on the books of RSE Archive is reserved to funding future pre-closing Operating Expenses or “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses. During the period from January 3, 2019 to December 31, 2019, the Manager has paid for certain but not all Operating Expenses related to any of the Series that have had closed offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $7,644.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or that the Manager will provide the Company or any Series with sufficient capital to meet its objectives.

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2019 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred as of December 31, 2019. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #52MANTLE Interests	Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$132,000	10/18/2019	10/25/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #71MAYS Interests	Series #71MAYS	1971 Willie Mays Jersey	$57,000	10/25/2019	10/31/2019

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Memorabilia Seller was issued 10% of Interests as part of total purchase consideration

Series #RLEXPEPSI Interests	Series #RLEXPEPSI	Rolex GMT Master II 126710BLRO	$17,800	11/1/2019	11/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #10COBB Interests	Series #10COBB	1910 E98 Ty Cobb Card	$39,000	11/8/2019	11/14/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #POTTER Interests	Series #POTTER	1997 First Edition Harry Potter	$72,000	11/15/2019	11/21/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #TWOCITIES Interests	Series #TWOCITIES	First Edition A Tale of Two Cities	$14,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #FROST Interests	Series #FROST	First Edition A Boy's Will	$13,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #BIRKINBLEU Interests	Series #BIRKINBLEU	Bleu Saphir Lizard Hermès Birkin	$58,000	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #SMURF Interests	Series #SMURF	Rolex Submariner Date "Smurf" Ref. 116619LB	$34,500	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #70RLEX Interests	Series #70RLEX	1970 Rolex Ref. 5100 Beta 21	$20,000	11/27/2019	12/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #EINSTEIN Interests	Series #EINSTEIN	First Edition of Philosopher-Scientist	$14,500	12/6/2019	12/13/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #HONUS Interests	Series #HONUS	1909-1911 T206 Honus Wagner Card	$520,000	12/13/2019	12/26/2019

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Memorabilia Seller was issued 53% of Interests as part of total purchase consideration

Series #75ALI Interests	Series #75ALI	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$46,000	12/20/2019	12/29/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #71ALI Interests	Series #71ALI	1971 “Fight of the Century” Contract	$31,000	12/20/2019	12/30/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Total at 12/31/2019	14 Series		$1,069,800

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

From time to time, the Company receives unsolicited take-over offers for the Underlying Assets. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines that if, on a case by case basis, it is in the interest of the Investors to sell the Underlying Asset. In certain instances,  the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

For the period from January 3, 2019 to December 31, 2019, no asset dispositions had been executed.

Please see Note I, Subsequent Events for additional details on closings of initial offerings or asset dispositions after December 31, 2019.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

10.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

All offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

11.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

12.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

13.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses during the period from January 3, 2019 to December 31, 2019 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

14.Operating Expenses:

Operating Expenses related to a particular memorabilia include storage, insurance, transportation (other than the initial transportation from the memorabilia location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other memorabilia specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and totaled $7,644 for the period from January 3, 2019 to December 31, 2019.

During the period from January 3, 2019 to December 31, 2019, RSE Archive incurred pre-closing Operating expenses and the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating Expenses
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$607
Series #71MAYS	1971 Willie Mays Jersey	301
Series #RLEXPEPSI	Rolex GMT Master II	225
Series #10COBB	1910 Ty Cobb Card	233
Series #POTTER	1997 First Edition Harry Potter	196
Series #TWOCITIES	First Edition A Tale of Two Cities	142
Series #FROST	First Edition A Boy's Will	140
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	215
Series #SMURF	Rolex Submariner "Smurf"	329
Series #70RLEX	1970 Rolex Beta 21	105
Series #EINSTEIN	First Edition of Philosopher-Scientist	73
Series #HONUS	1909-11 Honus Wagner Card	965
Series #75ALI	1975 Muhammad Ali Boots	86
Series #71ALI	1971 “Fight of the Century” Contract	55
RSE Archive		4,333
Total Operating Expenses		$8,005

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that certain, but not all of the post-closing Operating Expenses for the period from January 3, 2019 to December 31, 2019 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series.

F-86

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

15.Capital Assets:

Memorabilia assets are recorded at cost. The cost of the memorabilia includes the purchase price, including any deposits for the memorabilia funded by the Manager and “Acquisition Expenses,” which include transportation of the memorabilia to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats memorabilia assets as collectible and therefore the Company will not depreciate or amortize the collectible memorabilia assets going forward. The collectible memorabilia are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The collectible memorabilia assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the collectible memorabilia assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired memorabilia after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Archive” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future operating expenses.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in memorabilia assets. For the period from January 3, 2019 to December 31, 2019, the total investment in memorabilia assets was $1,584,178.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $1,584,178 of investments during the period from January 3, 2019 to December 31, 2019, $1,578,478 were related to the purchase price of, or down payments on Underlying Assets, excluding $0 related to the Underlying Assets sold. This brings the total spent on purchase price and down-payments at December 31, 2019 to $1,578,478, since the inception of the Company on January 3, 2019.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example transportation costs to transport the asset from the seller to the Company’s facility, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses are capitalized into the cost of the memorabilia as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the period from January 3, 2019 to December 31, 2019, $5,700 of Acquisition Expenses related to the registration, transportation, inspection, repair of collectible memorabilia and other acquisition related expenses were incurred, excluding $0 related to Underlying Assets sold.

The total investment in memorabilia assets as of December 31, 2019 is as follows:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

As of 12/31/2019
Capitalized Costs
	Applicable Series		Asset	Purchase Price / Down payment	Authen-tication	Other	Total
Asset 1	Series #52MANTLE	(1)	1952 Topps #311 Mickey Mantle Card	$125,000	$-	$-	$125,000
Asset 2	Series #71MAYS	(1)	1971 Willie Mays Jersey	52,500	-	-	52,500
Asset 3	Series #RLEXPEPSI	(1)	Rolex GMT Master II	16,800	-	-	16,800
Asset 4	Series #10COBB	(1)	1910 Ty Cobb Card	35,000	-	-	35,000
Asset 5	Series #POTTER	(1)	1997 First Edition Harry Potter	65,000	100	5,000	70,100
Asset 6	Series #TWOCITIES	(1)	First Edition A Tale of Two Cities	12,000	100	-	12,100
Asset 7	Series #FROST	(1)	First Edition A Boy's Will	10,000	100	-	10,100
Asset 8	Series #BIRKINBLU	(1)	Bleu Saphir Lizard Hermès Birkin	55,500	-	-	55,500
Asset 9	Series #SMURF	(1)	Rolex Submariner "Smurf"	29,500	-	-	29,500
Asset 10	Series #70RLEX	(1)	1970 Rolex Beta 21	17,900	-	-	17,900
Asset 11	Series #EINSTEIN	(1)	First Edition of Philosopher-Scientist	11,000	100	-	11,100
Asset 12	Series #HONUS	(1)	1909-11 Honus Wagner Card	500,028	-	-	500,028
Asset 13	Series #75ALI	(1)	1975 Muhammad Ali Boots	44,000	-	-	44,000
Asset 14	Series #71ALI	(1)	1971 “Fight of the Century” Contract	27,500	-	-	27,500
Asset 15	Series #APROAK	(2)	AP Royal Oak A-Series	72,500	-	-	72,500
Asset 16	Series #88JORDAN	(2)	1988 Air Jordan III Sneakers	20,000	-	-	20,000
Asset 17	Series #SNOOPY	(2)	2015 Omega Speedmaster Moonwatch	24,000	-	-	24,000
Asset 18	Series #98JORDAN	(2)	1998 Michael Jordan Jersey	120,000	-	-	120,000
Asset 19	Series #18ZION	(2)	2018 Zion Williamson Sneakers	13,500	-	-	13,500
Asset 20	Series #YOKO	(2)	First Edition Grapefruit	12,500	100	-	12,600
Asset 21	Series #APOLLO11	(2)	Apollo 11 New York Times	30,000	-	-	30,000
Asset 22	Series #APEOD	(2)	AP Royal Oak "End of Days"	28,000	-	-	28,000
Asset 23	Series #ROOSEVELT	(2)	First Edition African Game Trails	17,000	200	-	17,200
Asset 24	Series #AGHOWL	(2)	First Edition Howl and Other Poems	15,500	-	-	15,500
Asset 25	Series #56MANTLE	(2)	1956 Mickey Mantle Card	9,000	-	-	9,000
Asset 26	Series #24RUTHBAT	(2)	1924 Babe Ruth Bat	50,000	-	-	50,000
Asset 27	Series #33RUTH	(2)	1933 Babe Ruth Card	74,000	-	-	74,000
Asset 28	Series #BIRKINBOR	(2)	2015 Hermès Bordeaux Birkin	12,500	-	-	12,500
Asset 29	Series #HIMALAYA	(2)	2014 Hermès Himalaya Birkin	32,500	-	-	32,500
Asset 30	Series #SPIDER1	(2)	1963 Amazing Spider-Man #1	5,000	-	-	5,000
Asset 31	Series #BATMAN3	(2)	1940 Batman #3	18,750	-	-	18,750
Asset 32	Series #ULYSSES	(2)	1935 First Edition Ulysses	22,000	-	-	22,000
Total				$1,578,478	$700	$5,000	$1,584,178

Acquisition Expense 2019				$1,578,478	$700	$5,000	$1,584,178

Note: Excludes $0 of capitalized acquisitions costs related to Underlying Assets sold.

(3)Offering for Series Interests closed at December 31, 2019 and Underlying Asset owned by applicable Series.

(4)At December 31, 2019 owned by RSE Archive, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

16.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership Interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At December 31, 2019, the following offerings for Series Interests had closed:

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	10/25/2019	$132,000	$1,320	$3,090	$990	$126,600
Series #71MAYS	1971 Willie Mays Jersey	10/31/2019	57,000	570	1,830	500	54,100
Series #RLEXPEPSI	Rolex GMT Master II	11/6/2019	17,800	178	22	500	17,100
Series #10COBB	1910 Ty Cobb Card	11/14/2019	39,000	390	1,510	500	36,600
Series #POTTER	1997 First Edition Harry Potter	11/21/2019	72,000	720	-	540	70,740
Series #TWOCITIES	First Edition A Tale of Two Cities	11/21/2019	14,500	145	55	500	13,800
Series #FROST	First Edition A Boy's Will	11/21/2019	13,500	135	865	500	12,000
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	11/27/2019	58,000	580	170	500	56,750
Series #SMURF	Rolex Submariner "Smurf"	11/27/2019	34,500	345	2,905	500	30,750
Series #70RLEX	1970 Rolex Beta 21	12/9/2019	20,000	200	50	500	19,250
Series #EINSTEIN	First Edition of Philosopher-Scientist	12/12/2019	14,500	145	855	500	13,000
Series #HONUS	1909-11 Honus Wagner Card	12/26/2019	520,000	5,200	5,572	3,900	505,328
Series #75ALI	1975 Muhammad Ali Boots	12/30/2019	46,000	460	-	500	45,040
Series #71ALI	1971 “Fight of the Century” Contract	12/30/2019	31,000	310	1,090	500	29,100
Total			$1,069,800	$10,698	$18,014	$10,930	$1,030,158

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

17.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of December 31, 2019.

RSE Archive, LLC, as the master series of the Company and RSE Archive Manager, LLC, the Manager of the Company, intend to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

18.Earnings (loss) / income per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

As of the period from January 3, 2019 to December 31, 2019, the following Series had closed offerings and the (losses) / income per membership Interest as per the table below:

Earnings (Loss) Per Membership Interest (EPMI)
			12/31/2019
Applicable Series	Asset	Membership Interests	Net (Loss) / Income	EPMI
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	1,000	$(607)	$(0.61)
Series #71MAYS	1971 Willie Mays Jersey	2,000	(301)	(0.15)
Series #RLEXPEPSI	Rolex GMT Master II	2,000	(225)	(0.11)
Series #10COBB	1910 Ty Cobb Card	1,000	(233)	(0.23)
Series #POTTER	1997 First Edition Harry Potter	3,000	(196)	(0.07)
Series #TWOCITIES	First Edition A Tale of Two Cities	200	(142)	(0.71)
Series #FROST	First Edition A Boy's Will	200	(140)	(0.70)
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,000	(215)	(0.21)
Series #SMURF	Rolex Submariner "Smurf"	2,000	(329)	(0.16)
Series #70RLEX	1970 Rolex Beta 21	1,000	(105)	(0.10)
Series #EINSTEIN	First Edition of Philosopher-Scientist	2,000	(73)	(0.04)
Series #HONUS	1909-11 Honus Wagner Card	10,000	(965)	(0.10)
Series #75ALI	1975 Muhammad Ali Boots	2,000	(86)	(0.04)
Series #71ALI	1971 “Fight of the Century” Contract	2,000	(55)	(0.03)

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

From time to time, individual officers and affiliates of the Manager may make loans to the Company to facilitate the purchase of memorabilia assets prior to the closing of a Series’ offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the broker of record and the custody broker and their respective affiliates, from the proceeds of a closed offering, the memorabilia would then transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another memorabilia assets.

As of December 31, 2019, no loans were outstanding to either officers or affiliates of the Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE D –DEBT

On April 30, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $1.5 million revolving line of credit with Silicon Valley Bank. The LoC allowed the Asset Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense is paid monthly by the Asset Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Asset Manager and the Company cancelled the LoC and the Asset Manager repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $2.25 million demand note (the “DM”) with Upper90. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. It is anticipated that the Asset Manager will replace the DM with a more permanent piece of debt from Upper90 at essentially the same terms sometime in the second quarter of 2020.

As of December 31, 2019, $1,560,000 debt plus $7,800 of accrued interest was outstanding under the DM. Of the $1,560,000 outstanding, $565,000 were related to memorabilia assets and the remainder to assets of the affiliate of the Asset Manager, per the table below:

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	#ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	#BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	#HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of an affiliate of the Asset Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular memorabilia asset and Operating Expenses related to the management of such memorabilia assets.

Fees and expenses related to the purchase of an underlying memorabilia asset include Offering Expenses, Acquisition Expenses Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying memorabilia assets or the number of memorabilia, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the collection of memorabilia will be allocated amongst the Series whose underlying memorabilia are part of the commercialization events, based on the value of the underlying memorabilia assets. No revenues attributable directly to the Company or any Series have been generated during the period from January 3, 2019 to December 31, 2019.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the custody broker from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

v)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

vi)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

vii)Thereafter, at least 50% of Free Cash Flow (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

viii)The Manager may receive up to 50% of Free Cash Flow in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2019, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series.

F-96

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX

As of December 31, 2019, each individual Series has elected to be treated as a corporation for tax purposes.

No provision for income taxes for the period from January 3, 2019 to December 31, 2019 has been recorded for any individual Series as all individual Series incurred net losses.  Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at December 31, 2019 are fully offset by a valuation allowance, and therefore, no tax benefit applicable to the loss for each individual Series for the years ended December 31, 2019 has been recognized. Losses incurred after January 1, 2019 do not expire for federal income tax purposes.

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Archive has elected to be treated as a partnership; thus, for the period from January 3, 2019 to December 31, 2019 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

Period from January 3, 2019 to December 31, 2019:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2019, consisting of net operating losses, were as follows:

Federal Loss Carry-forward
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

Restriction on Sale of Series #HONUS

•Without the Company’s prior written consent (which may be withheld in the Company’s sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller’s Equity Interest.

•Without the Asset Seller’s prior written consent, the Company will not sell the Underlying Asset within 36-months of the Closing.

•The Company will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10 year period following the Closing, the Company (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event the Company exercises this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

•If the Underlying Asset is sold within 5 years of the Closing, the Company will use commercially reasonable efforts to include as a condition in the sale agreement relating to such sale that purchaser of the Underlying Asset must lend the Underlying Asset to the Asset Seller for 60 days per calendar year for a 24-month period post-sale.  The Company will have no further obligation to the Asset Seller once the Company sells the Underlying Asset.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all offerings, which have closed after the date of the financial statements through March 31, 2020.

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #88JORDAN Interest	Series Michael Jordan 1988 Sneakers	1988 Michael Jordan Nike Air Jordan III Sneakers	$ 22,000	1/19/2020	1/27/2019	Closed

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #56MANTLE Interest	Series 1956 Topps Mickey Mantle Card	1956 Topps #135 Mickey Mantle Card	$ 10,000	1/3/2020	3/11/2020	Closed

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager

• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BIRKINBOR Interest	Series Hermès Bordeaux Porosus Birkin Bag	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$ 52,500	2/14/2020	2/20/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #33RUTH Interest	Series 1933 Goudey Babe Ruth Card	1933 Goudey #144 Babe Ruth Card	$ 77,000	2/21/2020	2/26/2020	Closed	• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
Series #SPIDER1 Interest	Series 1963 Amazing Spider-Man #1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BATMAN3 Interest	Series 1940 Batman #3	1940 D.C. Comics Batman #3 CGC NM 9.4	$78,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #AGHOWL Interest	Series Howl and Other Poems	First Edition Howl and Other Poems	$19,000	3/6/2020	3/11/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ROOSEVELT Interest	Series African Game Trails	First Edition African Game Trails	$19,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ULYSSES Interest	Series Ulysses	1935 First Edition Ulysses	$25,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #98JORDAN Interest	Series Michael Jordan Jersey	1998 Michael Jordan Jersey	$128,000	3/13/2020	3/22/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager

• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Disposition

On February 1, 2020, the Company received an unsolicited take-over offer for Series “Fight of The Century” Contract, the Underlying Asset for Series #71ALI, in the amount of $40,000. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offer and has determined that it is in the interest of the Investors to sell the Series “Fight of The Century” Contract. The purchase and sale agreement was executed on February 7, 2020.

F-101

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE J - RESTATEMENT

During the period from January 3, 2019 to December 31, 2019, the Company incorrectly included the non-cash membership interests issued  as part of the total consideration issued by the Company to the  sellers of Series #HONUS and Series #71MAYS, in the statements of cash flows, for each of these two individual Series and in the consolidated statement of the Company.  As a result, the Cash Flows from Investing Activities and Cash Flows from Financing Activities for these two Series and the consolidated amounts have been restated to appropriately reflect the amount of cash consideration that was (i) paid for the specific assets and recorded as Investment in Memorabilia in Cash Flows from Investing Activities, and (ii) received by the Series through the offering of membership interests and recorded as Proceeds from Sale of Membership Interest in Cash Flows from Financing Activities.  The error had no effect on the consolidated balance sheets, consolidated statements of operations, and consolidated statements of members’ equity (deficit).

The specific adjustments related to each Series and the total consolidated amounts of the Company in the Statement of Cash Flows follows:

	Series #HONUS
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($500,028)	$275,028	($225,000)
Net cash used in investing activities	($500,028)	$275,028	($225,000)

Cash flows from financing activities:
Proceeds from sale of membership interests	$505,328	($275,028)	$230,300
Net cash provided by financing activities	$505,328	($275,028)	$230,300

	Series #71MAYS
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($52,500)	$5,250	($47,250)
Net cash used in investing activities	($52,500)	$5,250	($47,250)

Cash flows from financing activities:
Proceeds from sale of membership interests	$54,100	($5,250)	$48,850
Net cash provided by financing activities	$54,100	($5,250)	$48,850

	Consolidated
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($1,301,928)	$280,278	($1,021,650)
Net cash used in investing activities	($1,584,178)	$280,278	($1,303,900)

Cash flows from financing activities:
Proceeds from sale of membership interests	$1,030,158	($280,278)	$749,880
Net cash provided by financing activities	$1,608,178	($280,278)	$1,327,900

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Amended and Restated Operating Agreement for RSE Archive, LLC (3)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Operating Agreement for RSE Archive Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation (1)

Exhibit 4.1 – Amended and Restated Form of Subscription Agreement (4)

Exhibit 6.1 – Amended and Restated Form of Asset Management Agreement (9)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Purchase Option Agreement in respect of Series #10COBB Asset (1)

Exhibit 6.4 – Purchase Option Agreement in respect of Series #52MANTLE Asset (1)

Exhibit 6.5 – Purchase Option Agreement in respect of Series #71ALI Asset (1)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #71MAYS Asset (1)

Exhibit 6.7 – Purchase Option Agreement in respect of Series #98JORDAN Asset (1)

Exhibit 6.8 – Purchase Option Agreement in respect of Series #AGHOWL Asset (1)

Exhibit 6.9 – Purchase Option Agreement in respect of Series #EINSTEIN Asset (1)

Exhibit 6.10 – Purchase Option Agreement in respect of Series #FROST Asset (1)

Exhibit 6.11 – Purchase Option Agreement in respect of Series #POTTER Asset (1)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #ROOSEVELT Asset (1)

Exhibit 6.13 – Purchase Option Agreement in respect of Series #TWOCITIES Asset (1)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #ULYSSES Asset (1)

Exhibit 6.15 – Purchase Option Agreement in respect of Series #YOKO Asset (1)

Exhibit 6.16 – Purchase Agreement in respect of Series #70RLEX Asset (3)

Exhibit 6.17 – Purchase Agreement in respect of Series #RLEXPEPSI Asset (3)

Exhibit 6.18 – Purchase Agreement in respect of Series #SMURF Asset (5)

Exhibit 6.19 – Purchase Agreement in respect of Series #APEOD Asset (5)

Exhibit 6.20 – Purchase Agreement in respect of Series #APROAK Asset (5)

Exhibit 6.21 – Purchase Option Agreement in respect of Series #15PTKWT Asset (5)

Exhibit 6.22 – Purchase Agreement in respect of Series #18ZION Asset (5)

Exhibit 6.23 – Purchase Agreement in respect of Series #75ALI Asset (5)

Exhibit 6.24 – Purchase Agreement in respect of Series #88JORDAN Asset (5)

Exhibit 6.25 – Purchase Agreement in respect of Series #APOLLO11 Asset (5)

Exhibit 6.26 – Purchase Agreement in respect of Series #BIRKINBLEU Asset (5)

Exhibit 6.27 – Purchase Agreement in respect of Series #SNOOPY Asset (6)

Exhibit 6.28 – Purchase Option Agreement in respect of Series #HONUS Asset (6)

Exhibit 6.29 – Purchase Agreement in respect of Series #24RUTHBAT Asset (7)

Exhibit 6.30 – Purchase Agreement in respect of Series #33RUTH Asset (7)

Exhibit 6.31 – Purchase Agreement in respect of Series #56MANTLE Asset (7)

Exhibit 6.32 – Purchase Option Agreement in respect of Series #BIRKINBOR Asset (7)

Exhibit 6.33 – Purchase Option Agreement in respect of Series #HIMALAYA Asset (7)

Exhibit 6.34 – Purchase Option Agreement in respect of Series #SPIDER1 Asset (7)

Exhibit 6.35 – Purchase Option Agreement in respect of Series #BATMAN3 Asset (7)

Exhibit 6.36 – Purchase Agreement in respect of Series #BOND1 Asset (8)

Exhibit 6.37 – Purchase Agreement in respect of Series #CATCHER Asset (8)

Exhibit 6.38 – Purchase Agreement in respect of Series #LOTR Asset (8)

Exhibit 6.40 – Purchase Agreement in respect of Series #AMZFNT1 Asset (8)

Exhibit 6.41 – Purchase Agreement in respect of Series #HULK1 Asset (8)

Exhibit 6.42 – Purchase Agreement in respect of Series #BATMAN1 Asset (8)

Exhibit 6.43 – Purchase Agreement in respect of Series #55CLEMENTE Asset (8)

Exhibit 6.44 – Purchase Agreement in respect of Series #38DIMAGGIO Asset (8)

Exhibit 6.45 – Purchase Agreement in respect of Series #RUTHBALL1 Asset (8)

Exhibit 6.46 – Purchase Agreement in respect of Series #86JORDAN Asset (9)

Exhibit 6.47 – Purchase Agreement in respect of Series #GMTBLACK1 Asset (9)

III-1

Exhibit 6.48 – Purchase Agreement in respect of Series #SHKSPR4 Asset (9)

Exhibit 6.49 – Purchase Agreement in respect of Series #50JACKIE Asset (9)

Exhibit 6.50 – Purchase Agreement in respect of Series #POKEMON1 Asset (9)

Exhibit 6.51 – Purchase Option Agreement in respect of Series #FANFOUR1 Asset (9)

Exhibit 6.52 – Purchase Agreement in respect of Series #CHURCHILL Asset (9)

Exhibit 6.53 – Purchase Agreement in respect of Series #ANMLFARM Asset (9)

Exhibit 6.54 – Purchase Option Agreement in respect of Series #CAPTAIN3 Asset (9)

Exhibit 6.55 – Purchase Option Agreement in respect of Series #SUPER21 Asset (9)

Exhibit 6.56 – Purchase Option Agreement in respect of Series #SOBLACK Asset (9)

Exhibit 6.57 – Purchase Option Agreement in respect of Series #FAUBOURG Asset (9)

Exhibit 6.58 – Purchase Option Agreement in respect of Series #BIRKINTAN Asset (9)

Exhibit 6.59 – (15)

Exhibit 6.60 - Purchase Agreement in respect of Series #56TEDWILL Asset (10)

Exhibit 6.61 - Purchase Agreement in respect of Series #03LEBRON Asset (10)

Exhibit 6.62 - Purchase Agreement in respect of Series #03JORDAN Asset (10)

Exhibit 6.63 - Purchase Agreement in respect of Series #68MAYS Asset (10)

Exhibit 6.64 - Purchase Agreement in respect of Series #51MANTLE Asset (10)

Exhibit 6.65 - Purchase Option Agreement in respect of Series #85MARIO Asset (10)

Exhibit 6.66 - Purchase Agreement in respect of Series #TKAM Asset (10)

Exhibit 6.67 - Purchase Option Agreement in respect of Series #TMNT1 Asset (10)

Exhibit 6.68 - Purchase Agreement in respect of Series #LINCOLN Asset (10)

Exhibit 6.69 - Purchase Agreement in respect of Series #61JFK Asset (10)

Exhibit 6.70 - Purchase Option Agreement in respect of Series #GATSBY Asset (10)

Exhibit 6.71 - Purchase Option Agreement in respect of Series #NEWTON Asset (10)

Exhibit 6.72 - Purchase Agreement in respect of Series #BATMAN6 Asset (10)

Exhibit 6.73 - Purchase Agreement in respect of Series #STARWARS1 Asset (10)

Exhibit 6.74 - Purchase Agreement in respect of Series #DAREDEV1 Asset (10)

Exhibit 6.75 - Purchase Option Agreement in respect of Series #ALICE Asset (11)

Exhibit 6.76 - Purchase Agreement in respect of Series #14DRC Asset (11)

Exhibit 6.77 - Purchase Agreement in respect of Series #05LATOUR Asset (11)

Exhibit 6.78 - Purchase Agreement in respect of Series #16PETRUS Asset (11)

Exhibit 6.79 - Purchase Agreement in respect of Series #16SCREAG Asset (11)

Exhibit 6.80 - Purchase Option Agreement in respect of Series #HALONFR Asset (11)

Exhibit 6.81 - Purchase Agreement in respect of Series #03KOBE Asset (11)

Exhibit 6.82 - Purchase Agreement in respect of Series #86RICE Asset (11)

Exhibit 6.83 - Purchase Agreement in respect of Series #AVENGERS1 Asset (11)

Exhibit 6.84 - Purchase Agreement in respect of Series #SUPER14 Asset (11)

Exhibit 6.85 - Purchase Agreement in respect of Series #94JETER Asset (11)

Exhibit 6.86 - Purchase Agreement in respect of Series #62MANTLE Asset (11)

Exhibit 6.87 - Purchase Agreement in respect of Series #DUNE Asset (11)

Exhibit 6.88 - Purchase Agreement in respect of Series #TOS39 Asset (11)

Exhibit 6.89 - Purchase Option Agreement in respect of Series #2020TOPPS Asset (11)

Exhibit 6.90 - Purchase Agreement in respect of Series #93DAYTONA Asset (11)

Exhibit 6.91 - Purchase Agreement in respect of Series #TORNEK Asset (11)

Exhibit 6.92 - Purchase Agreement in respect of Series #57STARR Asset (11)

Exhibit 6.93 - Purchase Agreement in respect of Series #57MANTLE Asset (11)

Exhibit 6.94 - Purchase Agreement in respect of Series #39TEDWILL Asset (11)

Exhibit 6.95 - Purchase Agreement in respect of Series #37HEISMAN Asset (12)

Exhibit 6.96 - Purchase Agreement in respect of Series #JUSTICE1 Asset (12)

Exhibit 6.97 - Purchase Agreement in respect of Series #AF15 Asset (12)

Exhibit 6.98 - Purchase Agreement in respect of Series #59JFK Asset (12)

Exhibit 6.99 - Purchase Agreement in respect of Series #CLEMENTE2 Asset (12)

Exhibit 6.100 - Purchase Agreement in respect of Series #SPIDER10 Asset (12)

Exhibit 6.101 - Purchase Agreement in respect of Series #GRAPES Asset (12)

Exhibit 6.102 - Purchase Agreement in respect of Series #09TROUT Asset (12)

Exhibit 6.103 - Purchase Agreement in respect of Series #JOBSMAC Asset (12)

III-2

Exhibit 6.104 - Purchase Agreement in respect of Series #AVENGE57 Asset (12)

Exhibit 6.105 - Purchase Agreement in respect of Series #PICNIC Asset (12)

Exhibit 6.106 - Purchase Agreement in respect of Series #79STELLA Asset (12)

Exhibit 6.107 - Purchase Agreement in respect of Series #KEROUAC Asset (13)

Exhibit 6.108 - Purchase Agreement in respect of Series #09BEAUX Asset (13)

Exhibit 6.109 - Purchase Agreement in respect of Series #13BEAUX Asset (13)

Exhibit 6.110 - Purchase Agreement in respect of Series #09RBLEROY Asset (13)

Exhibit 6.111 - Purchase Agreement in respect of Series #00MOUTON Asset (13)

Exhibit 6.112 - Purchase Agreement in respect of Series #11BELAIR Asset (13)

Exhibit 6.113 - Purchase Agreement in respect of Series #06BRM Asset (13)

Exhibit 6.114 - Purchase Agreement in respect of Series #17DUJAC Asset (13)

Exhibit 6.115 - Purchase Agreement in respect of Series #00NEWMAN Asset (13)

Exhibit 6.116 - Purchase Agreement in respect of Series #NASA1 Asset (13)

Exhibit 6.117 - Purchase Agreement in respect of Series #03KOBE2 Asset (13)

Exhibit 6.118 - Purchase Agreement in respect of Series #FAUBOURG2 Asset (13)

Exhibit 6.119 - Amended and Restated Upper90 Secured Demand Promissory Term Note (16)

Exhibit 6.120 - Purchase Agreement in respect of Series #03TACHE Asset (17)

Exhibit 6.121 - Purchase Agreement in respect of Series #04LEBRON Asset (17)

Exhibit 6.122 - Purchase Agreement in respect of Series #THOR Asset (17)

Exhibit 6.123 - Purchase Agreement in respect of Series #85NES Asset (17)

Exhibit 6.124 - Purchase Agreement in respect of Series #WILDGUN Asset (17)

Exhibit 6.125 - Purchase Agreement in respect of Series #88MARIO Asset (17)

Exhibit 6.126 - Purchase Agreement in respect of Series #GOLDENEYE Asset (17)

Exhibit 6.127 - Purchase Agreement in respect of Series #13MUSIGNY Asset (17)

Exhibit 6.128 - Purchase Agreement in respect of Series #DIMAGGIO2 Asset (17)

Exhibit 6.129 - Purchase Agreement in respect of Series #85JORDAN Asset (17)

Exhibit 6.130 - Purchase Agreement in respect of Series #00BRADY Asset (17)

Exhibit 6.131 - Purchase Agreement in respect of Series #34GEHRIG Asset (17)

Exhibit 6.132 - Purchase Agreement in respect of Series #69KAREEM Asset (17)

Exhibit 6.133 - Purchase Agreement in respect of Series #16KOBE Asset (17)

Exhibit 6.134 - Purchase Agreement in respect of Series #MOONSHOE Asset (18)

Exhibit 6.135 - Purchase Agreement in respect of Series #70AARON Asset (18)

Exhibit 6.136 - Purchase Agreement in respect of Series #13GIANNIS Asset (18)

Exhibit 6.137 - Purchase Agreement in respect of Series #03LEBRON2 Asset (18)

Exhibit 6.138 - Purchase Agreement in respect of Series #BULLSRING Asset (18)

Exhibit 6.139 - Purchase Agreement in respect of Series #09COBB Asset (18)

Exhibit 6.140 - Purchase Agreement in respect of Series #18LAMAR Asset (18)

Exhibit 6.141 - Purchase Agreement in respect of Series #51HOWE Asset (18)

Exhibit 6.142 - Purchase Agreement in respect of Series #86FLEER Asset (18)

Exhibit 6.143 - Purchase Agreement in respect of Series #58PELE Asset (18)

Exhibit 6.144 - Purchase Agreement in respect of Series #58PELE2 Asset (18)

Exhibit 6.145 - Purchase Agreement in respect of Series #04MESSI Asset (18)

Exhibit 6.146 - Purchase Agreement in respect of Series #99TMB2 Asset (18)

Exhibit 6.147 - Purchase Agreement in respect of Series #98KANGA Asset (18)

Exhibit 6.148 - Purchase Agreement in respect of Series #FEDERAL Asset  (18)

Exhibit 6.149 - Bill of Sale in respect of Series #59BOND (19)

Exhibit 6.150 - Bill of Sale in respect of Series #62BOND (19)

Exhibit 6.151 - Purchase Agreement in respect of Series #DEATON (19)

Exhibit 6.152 - Purchase Agreement in respect of Series #XMEN1 (19)

Exhibit 6.153 - Bill of Sale in respect of Series #ICECLIMB (19)

Exhibit 6.154 - Purchase Agreement in respect of Series #PUNCHOUT (19)

Exhibit 6.155 - Purchase Agreement in respect of Series #POKEBLUE (19)

Exhibit 6.156 - Bill of Sale in respect of Series #98GTA (19)

Exhibit 6.157 - Bill of Sale in respect of Series #FOSSILBOX (19)

Exhibit 6.158 - Bill of Sale in respect of Series #96CHARZRD (19)

Exhibit 6.159 - Bill of Sale in respect of Series #JUNGLEBOX (19)

III-4

Exhibit 6.160 - Bill of Sale in respect of Series #01TIGER (19)

Exhibit 6.161 - Upper90 Credit and Guaranty Agreement (19)

Exhibit 6.162 – Purchase Agreement in respect of Series #48JACKIE Asset (20)

Exhibit 6.163 – Bill of Sale in respect of Series #66ORR Asset (20)

Exhibit 6.164 – Bill of Sale in respect of Series #71TOPPS Asset (20)

Exhibit 6.165 – Bill of Sale in respect of Series #79GRETZKY Asset (20)

Exhibit 6.166 – Bill of Sale in respect of Series #84JORDAN Asset (20)

Exhibit 6.167 – Bill of Sale in respect of Series #91JORDAN Asset (20)

Exhibit 6.168 – Bill of Sale in respect of Series #92JORDAN Asset (20)

Exhibit 6.169 – Bill of Sale in respect of Series #94JORDAN Asset (20)

Exhibit 6.170 – Bill of Sale in respect of Series #96JORDAN Asset (20)

Exhibit 6.171 – Bill of Sale in respect of Series #96JORDAN2 Asset (20)

Exhibit 6.172 – Bill of Sale in respect of Series #03JORDAN2 Asset (20)

Exhibit 6.173 – Bill of Sale in respect of Series #03LEBRON3 Asset (20)

Exhibit 6.174 – Bill of Sale in respect of Series #09CURRY Asset (20)

Exhibit 6.175 – Bill of Sale in respect of Series #14KOBE Asset (20)

Exhibit 6.176 – Bill of Sale in respect of Series #14CARR Asset (20)

Exhibit 6.177 – Bill of Sale in respect of Series #OPEECHEE Asset (20)

Exhibit 6.178 – Bill of Sale in respect of Series #APPLE1 Asset (20)

Exhibit 6.179 – Bill of Sale in respect of Series #VANHALEN Asset (20)

Exhibit 6.180 – Bill of Sale in respect of Series #MOSASAUR Asset (20)

Exhibit 6.181 – Purchase Agreement in respect of Series #98ZELDA Asset (20)

Exhibit 6.182 – Bill of Sale in respect of Series #59FLASH Asset (20)

Exhibit 6.183 – Bill of Sale in respect of Series #WOLVERINE Asset (20)

Exhibit 6.184 – Bill of Sale in respect of Series #DOMINOS Asset (20)

Exhibit 6.185 – Bill of Sale in respect of Series #BROSGRIMM Asset (20)

Exhibit 6.186 – Purchase Agreement in respect of Series #CONGRESS Asset (20)

Exhibit 6.187 – Purchase Agreement in respect of Series #1776 Asset (20)

Exhibit 6.188 – Bill of Sale in respect of Series #MARADONA Asset (21)

Exhibit 6.189 – Purchase Agreement in respect of Series #85JORDAN2 Asset (21)

Exhibit 6.190 – Purchase Agreement in respect of Series #17MAHOMES Asset (21)

Exhibit 6.191 – Purchase Agreement in respect of Series #05MJLJ Asset (21)

Exhibit 6.192 – Bill of Sale in respect of Series #09TROUT2 Asset (21)

Exhibit 6.193 – Bill of Sale in respect of Series #85MJPROMO Asset (21)

Exhibit 6.194 – Bill of Sale in respect of Series #76PAYTON Asset (21)

Exhibit 6.195 – Bill of Sale in respect of Series #18LUKA Asset (21)

Exhibit 6.196 – Bill of Sale in respect of Series #81MONTANA Asset (21)

Exhibit 6.197 – Purchase Agreement in respect of Series #60MANTLE Asset (21)

Exhibit 6.198 – Purchase Agreement in respect of Series #DIMAGGIO3 Asset (21)

Exhibit 6.199 – Bill of Sale in respect of Series #NICKLAUS1 Asset (21)

Exhibit 6.200 – Bill of Sale in respect of Series #58PELE3 Asset (21)

Exhibit 6.201 – Bill of Sale in respect of Series #09CURRY2 Asset (21)

Exhibit 6.202 – Bill of Sale in respect of Series #96KOBE Asset (21)

Exhibit 6.203 – Bill of Sale in respect of Series #68RYAN Asset (21)

Exhibit 6.204 – Bill of Sale in respect of Series #ROCKETBOX Asset (21)

Exhibit 6.205 – Bill of Sale in respect of Series #95TOPSUN Asset (21)

Exhibit 6.206 – Bill of Sale in respect of Series #99CHARZRD Asset (21)

Exhibit 6.207 – Bill of Sale in respect of Series #POKEDEMO Asset (21)

Exhibit 6.208 – Bill of Sale in respect of Series #POKELUGIA Asset (21)

Exhibit 6.209 – Bill of Sale in respect of Series #POKEMON2 Asset (21)

Exhibit 6.210 – Bill of Sale in respect of Series #NEOBOX Asset (21)

Exhibit 6.211 – Bill of Sale in respect of Series #GYMBOX Asset (21)

Exhibit 6.212 – Purchase Agreement in respect of Series #POKEYELOW Asset (21)

Exhibit 6.213 – Bill of Sale in respect of Series #86DK3 Asset (21)

Exhibit 6.214 – Purchase Agreement in respect of Series #WZRDOFOZ Asset (21)

Exhibit 6.215 – Bill of Sale in respect of Series #FANFOUR5 Asset (21)

III-4

Exhibit 6.216 – Purchase Agreement in respect of Series #HUCKFINN Asset

Exhibit 6.217 – Purchase Agreement in respect of Series #HGWELLS Asset

Exhibit 6.218 – Purchase Agreement in respect of Series #MARX Asset

Exhibit 6.219 – Purchase Agreement in respect of Series #WALDEN Asset

Exhibit 6.220 – Bill of Sale in respect of Series #RIVIERA Asset

Exhibit 6.221 – Bill of Sale in respect of Series #85LEMIEUX Asset

Exhibit 6.222 – Bill of Sale in respect of Series #80TOPPS Asset

Exhibit 6.223 – Bill of Sale in respect of Series #TOPPSTRIO Asset

Exhibit 6.224 – Bill of Sale in respect of Series #03LEBRON4 Asset

Exhibit 6.225 – Bill of Sale in respect of Series #87JORDAN Asset

Exhibit 6.226 – Bill of Sale in respect of Series #98JORDAN2 Asset

Exhibit 6.227 – Bill of Sale in respect of Series #07DURANT Asset

Exhibit 6.228 – Purchase Agreement in respect of Series #GRIFFEYJR Asset

Exhibit 6.229 – Bill of Sale in respect of Series #HENDERSON Asset

Exhibit 6.230 – Purchase Agreement in respect of Series #08LEBRON Asset

Exhibit 6.231 – Purchase Agreement in respect of Series #03LEBRON5 Asset

Exhibit 6.232 – Bill of Sale in respect of Series #49ROYCAMP Asset

Exhibit 6.233 – Bill of Sale in respect of Series #65NAMATH Asset

Exhibit 6.234 – Bill of Sale in respect of Series #80ALI Asset

Exhibit 6.235 – Bill of Sale in respect of Series #85ERVING Asset

Exhibit 6.236 – Bill of Sale in respect of Series #56AARON Asset

Exhibit 6.237 – Bill of Sale in respect of Series #67CAREW Asset

Exhibit 6.238 – Bill of Sale in respect of Series #LJKOBE Asset

Exhibit 6.239 – Bill of Sale in respect of Series #61MANTLE Asset

Exhibit 6.240 – Bill of Sale in respect of Series #47JACKIE Asset

Exhibit 6.241 – Bill of Sale in respect of Series #60ALI Asset

Exhibit 6.242 – Purchase Agreement in respect of Series #AC23 Asset

Exhibit 6.243 – Purchase Agreement in respect of Series #BATMAN2 Asset

Exhibit 6.244 – Purchase Agreement in respect of Series #FLASH123 Asset

Exhibit 6.245 – Purchase Agreement in respect of Series #POKEMON3 Asset

Exhibit 6.246 – Purchase Agreement in respect of Series #POKEMONRED Asset

Exhibit 6.247 – Purchase Agreement in respect of Series #SMB3 Asset

Exhibit 6.248 – Purchase Agreement in respect of Series #01HALO Asset

Exhibit 6.249 – Purchase Agreement in respect of Series #SLASH Asset

Exhibit 6.250 – Purchase Agreement in respect of Series #SANTANA Asset

Exhibit 6.251 – Purchase Agreement in respect of Series #AJONES Asset

Exhibit 6.252 – Purchase Agreement in respect of Series #IOMMI Asset

Exhibit 6.253 – Purchase Agreement in respect of Series #MEGALODON Asset

Exhibit 6.254 – Bill of Sale in respect of Series #GWLOTTO Asset

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 8.2 – Custodian Agreement with DriveWealth, LLC (5)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Amended and Restated Testing the Water Materials (3)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 19, 2019

(3)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 16, 2019

(4)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 4, 2019

(5)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 21, 2019

(6)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on November 15, 2019

III-4

(7)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on December 5, 2019

(8)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on February 7, 2020

(9)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on March 31, 2020

(10)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on May 26, 2020

(11)Previously filed as an exhibit to the Company’s Form1-A/A filed with the Commission on July 10, 2020

(12)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 7, 2020

(13)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 15, 2020

(14)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on September 28, 2020

(15)Exhibit 6.59 has been restated and replaced in its entirety with Exhibit 6.119

(16)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on October 8, 2020

(17)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on October 15, 2020

(18)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on November 10, 2020

(19)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on December 10, 2020

(20)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on December 31, 2020

(21)Previously filed as an Exhibit to the Company’s Form1-A/A filed with the Commission on February 11, 2021

III-4

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE ARCHIVE MANAGER, LLC

By: RSE Markets, Inc., its managing member

By: /s/ George J. Leimer

Name: George J. Leimer

Title: Chief Executive Officer

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	March 16, 2021
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	March 16, 2021
RSE ARCHIVE MANAGER, LLC By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	March 16, 2021